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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARY

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-160849

PROSPECTUS SUPPLEMENT NO. 6

American Defense Systems, Inc.
5,695,505 Shares
Common Stock

        This prospectus supplement no. 6 supplements our prospectus dated August 10, 2009, as supplemented by prospectus supplement no. 1 dated August 14, 2009, prospectus supplement no. 2 dated August 27, 2009, prospectus supplement no. 3 dated September 22, 2009, prospectus supplement no. 4 dated October 27, 2009 and prospectus supplement no. 5 dated November 2, 2009, that relates to the offer and sale of 5,695,505 shares of common stock that may be sold from time to time by the selling stockholders identified in the prospectus. We will not receive any proceeds from the sale of common stock covered by the prospectus.

        Our common stock is traded on the NYSE Amex under the symbol EAG. The closing sales price for our common stock on April 22, 2010 was $0.35 per share.

        This prospectus supplement is being filed to include the information set forth in the amendments to our Annual Report on Form 10-K for the year ended December 30, 2008, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the Securities and Exchange Commission on April 15, 2010, which are attached below. This prospectus supplement should be read in conjunction with the prospectus, as supplemented by prospectus supplement nos. 1 through 5.

        Investing in our securities involves risks. You should consider the risks that we have described in Risk Factors beginning on page 2 of the prospectus before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus, prospectus supplement nos. 1 through 5 or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 23, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K/A

(Amendment No. 1)

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2008

Commission File Number 001-33888

AMERICAN DEFENSE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-0357690 (I.R.S. Employer Identification No.)

230 Duffy Avenue
Hicksville, NY 11801
(516) 390-5300
(Address including zip code, and telephone number, including area code, of principal executive offices)

Securities registered pursuant to Section 12(g) of the Act:
Common stock, par value $.0001 per share

Securities registered pursuant to Section 12(b) of the Act:
None

(Title of Class)

        Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

        Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

        The aggregate market value of the common stock held by nonaffiliates of the registrant (29,813,323 shares) based on the $1.07 closing price of the registrant's common stock as reported on the NYSE Amex on June 30, 2008, was approximately $31,900,255.61. For purposes of this computation, all officers, directors and 10% beneficial owners of the registrant are deemed to be affiliates. Such determination should not be deemed to be an admission that such officers, directors or 10% beneficial owners are, in fact, affiliates of the registrant.

        As of March 31, 2009, there were 39,760,752 outstanding shares of the registrant's common stock.

EXPLANATORY NOTE

        This Amendment No. 1 on Form 10-K/A ("Amendment No. 1") to our Annual Report on Form 10-K for the year ended December 31, 2008, initially filed with the Securities and Exchange Commission on April 15, 2009 (the "Original Filing"), is being filed to restate our consolidated financial statements at, and for the year ended, December 31, 2008 and the notes related thereto and the related sections of the Management's Discussion and Analysis of Financial Condition and Results of Operations. Management, with the concurrence of the Audit Committee of our Board of Directors, has concluded that the financial statements included in the Original Filing should be restated and no longer be relied upon due to (i) incorrect balance sheet classification of our Series A Convertible Preferred Stock and related investor warrants, (ii) incorrect balance sheet classification of our Assets from Discontinued Operations and Liabilities from Discontinued Operations, (iii) incorrect recording of the dividends on our Series A Convertible Preferred Stock as dividends rather than as interest expense on our statement of operations, (iv) the capitalization of certain legal expenditures on our balance sheet that should have been expensed on our statement of operations, (v) certain costs relating to the registration and exchange listing of our common stock originally included in additional paid in capital on our balance sheet that should have expensed on our statement of operations, and (vi) incorrect balance sheet classification of an asset from a prior asset acquisition. See Note 2 in the Notes to Consolidated Financial Statements included in this Amendment No. 1 for a discussion of the corrections and a reconciliation of amounts previously reported to those shown herein.

        In addition to the foregoing, with respect to Part III, Item 11, the registrant inadvertently omitted a statement that it was incorporating by reference certain information relating to its directors from its definitive proxy statement which involved the election of directors filed with the SEC on April 17, 2009. Rather than inserting the incorporation by reference statement in this Amendment No. 1, the registrant is inserting the subject disclosure herein. The registrant also has made minor edits to Part III, Item 11 that are intended to correct typographical or other errors, but that are not deemed to be material. The registrant has also added a number of contracts and agreements that may be deemed to be material contracts as of December 31, 2008, as new exhibits to this Amendment No. 1.

        Although this Amendment No. 1 sets forth the Original Filing in its entirety, this Amendment No. 1 only amends and restates (i) Items 7 and 8 of Part II of the Original Filing, in each case, solely as a result of, and to reflect the restatement, (ii) Item 9A of Part II to update our assessment of our internal controls and procedures at December 31, 2008 to reflect the effects of the restatement, (iii) Item 11 of Part III to include the director information and other revisions noted above, and (iv) Item 15 of Part IV to include our restated financial statements, certain additional contracts (as noted above) and to reflect the filing of currently dated certifications of our chief executive officer and chief financial officer. No other information in the Original Filing is amended hereby.

        Except for the foregoing amended and restated information, this Amendment No. 1 continues to describe conditions as of the date of the Original Filing, and we have not updated the disclosures contained herein to reflect events that occurred at a later date.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

        We believe that some of the information contained in this report on Form 10-K constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can indentify these statements by forward-looking words such as "may," "expect," "project," "anticipate," "contemplate," "believe," "estimate," "intend," "plan," and "continue" or similar words. You should read statements that contain these words carefully because they:

  •
  discuss future expectations;

  •
  contain projections of future results of operations or financial condition; or

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  state other "forward-looking" information.

        We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this report provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

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  our reliance on the U.S. government for a substantial amount of our sales and growth;

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  decreases in U.S. government defense spending;

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  our ability to contract further with the U.S. Department of Defense;

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  our ability to comply with complex procurement laws and regulations;

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  competition and other risks associated with the U.S. government bidding process;

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  changes in the U.S. government's procurement practices;

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  the Company's ability to obtain and maintain required security clearances;

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  our ability to realize the full amount of revenues reflected in our backlog;

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  the redemption of our Series A Convertible Preferred Stock at the election of the holders of such stock at a time when we do not have sufficient funds to consummate the redemption;

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  our reliance on certain suppliers; and

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  intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual future results to differ materially from those projected or contemplated in the forward-looking statements.

        All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. You should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this report could have a material adverse effect on us.

PART I

Item 1.    Business

BUSINESS

General Information

        Our business address is 230 Duffy Avenue, Hicksville, New York 11801, and our telephone number is 516-390-5300. Our website is www.adsiarmor.com. The information contained in, or that can be accessed through, our website is not part of this annual report.

History

        American Defense Systems, Inc. was incorporated in December 2002 and commenced business in January 2003 upon the acquisition of our now wholly-owned subsidiary, A.J. Piscitelli & Associates, Inc., or AJPA. Anthony Piscitelli, our President and CEO, founded AJPA, which developed and distributed security-related products, in 1994.

Company Overview

        We are a provider of customized transparent and opaque armor solutions for tactical and non-tactical transport vehicles and construction equipment used by the military.

        We also provide physical security products for architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground. In 2008, we began active marketing of our tactical training products and services that consist of our live-fire interactive T2 Tactical Training System, and our American Institute for Defense and Tactical Studies.

        We focus primarily on research and development, design and engineering, fabrication and providing component integration. Our armor solutions are used in retrofit applications for equipment already in service, and we work with original equipment manufacturers to provide armor solutions for new equipment purchased by the military. Similarly, our architectural hardening and other physical security products are incorporated in new construction, but are more often deployed in existing structures and facilities ranging from secure commercial buildings to military bases and other facilities.

        Our technical expertise is in the development of lightweight composite ballistic, blast and bullet mitigating materials used to fortify and enhance capabilities of existing and in-service equipment and structures. Transparent armor is able to be seen through, and is commonly fabricated as a laminate of glass and other transparent polymers such as polycarbonate and acrylic. Opaque armor cannot be seen through, and can be fabricated from a variety of materials including steel, aluminum, ceramic and fiberglass.

        We serve primarily the defense market and our sales are highly concentrated within the United States (U.S.) government. Our customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

        Our recent historical revenues have been generated primarily from a small number of contracts for the armoring of construction vehicles used by the military. To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

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  increase exposure to military platforms in the U.S. and internationally;

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  form strategic partnerships with original equipment manufacturers (OEMs);

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  develop strategic alliances;

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  capitalize on increased homeland security requirements and non-military platforms;

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  increase marketing efforts relating to our new tactical training products and services;

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  focus on an advanced research and development program to capitalize on increased demand for new armor materials; and

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  capitalize on government proposed economic stimulus programs focusing on enhancing critical infrastructure with security related requirements.

Market Opportunity

        The war on terror and conflicts in Iraq and Afghanistan have resulted in increased spending by the U.S. Department of Defense. A portion of those spending increases have resulted from increased demand for high-quality, lightweight transparent and opaque armor solutions as a result of the U.S. military's need to deal with asymmetric warfare. Increased requirements for physical security in the U.S. and abroad also have driven demand for these products The U.S. Department of Defense is the world's largest purchaser of armored equipment and "add-on" or "up-armor" kits added to vehicles. The U.S. military's transformation initiative to address asymmetric warfare includes on-going modification of existing equipment and integration of new armor products in future vehicles. Asymmetric warfare refers to the use of unconventional tactics, such as guerilla warfare, urban explosive devices, and targeting civilians and non-military infrastructure, to counter the overwhelming conventional military superiority of an adversary.

        The U.S. government uses civil engineering and material handling equipment (or CE/MHE) as part of the infrastructure rebuilding process in Iraq and Afghanistan. CE/MHE is used to demolish compromised or condemned properties; to level unstable structures and roadways for the health and safety of the adjacent civilian population and for the preparation of new structure foundations; to trench the ground for new sewer, water, gas and telecommunication lines; to grade, scrap and roll new roadways; and to load and unload materials and goods used to support civilian and military operations.

        Various branches of the U.S. military, including the U.S. Marine Corps, the U.S. Navy and the U.S. Army, use many different types of CE/MHE equipment that require armoring packages, including graders, scrapers, rollers, vib-rollers, compacters, cranes, all terrain cranes, bulldozers, loaders, backhoes, tele-handlers, skid steers, all terrain fork lifts, trams (a loader/forklift combination), cement mixers, excavators, water trucks, utility trucks, shipping container lifts and convoy trucks. Armor packages are required for this equipment and many unique forms of military equipment such as high speed, high mobility loaders, backhoes and other military-specific CE/MHE equipment. Because of such a wide variety of equipment and their attendant armoring requirements, we believe that long-term parts support will be necessary.

        We have identified several trends which we believe are driving growth in military spending and other government and private sector spending on protecting critical assets, an objective which our products and solutions address. These trends include:

        Growth of the Military's Programs to Maintain and Upgrade Current Equipment.    Combat operations in Afghanistan and Iraq have placed tremendous demands on military equipment and vehicles. Over the past several years a significant portion of the U.S. Army's equipment has been deployed to the Middle East where environmental conditions are harsh. Vehicle and equipment usage in this area of operation significantly exceeds peacetime usage. U.S. Department of Defense maintenance reset programs are designed to reverse the effects of combat wear-and-tear on equipment by repairing and refurbishing the vehicles in accordance with military maintenance standards. Based upon our expertise of the maintenance standards relating to armor, our products and solutions are designed to meet, and in some cases exceed, such standards.

        Increased Military Spending to Upgrade Armor.    The U.S. Army Tank Automotive and Armaments Command (TACOM) and the U.S. Marine Corps have significant requirements for upgrading and modernizing equipment with the next generation of armor for equipment used in base construction and rebuilding areas. Upgrades and modernization of tactical wheeled vehicles fleets will include armor requirements and an opportunity to provide our products and survivability technologies to manufacturers supplying vehicles to the military, law enforcement and commercial security market.

        Continued Spending to Secure Vulnerable Targets and Critical Infrastructure.    In addition to armoring vehicles and equipment in Iraq and Afghanistan, the U.S. government is also working rapidly to better secure vulnerable targets and critical infrastructure in the U.S. and around the world in response to perceived terrorist threats. The U.S. Department of State is currently upgrading security on embassies and consulates. Such upgrades often include transparent armor applications and physical security products ranging from blast resistant curtain walls and doors, security stations, bollards and steel gates.

        Enactment of U.S. Government Economic Stimulus Programs containing Infrastructure Security Requirements.    The U.S. government has recently enacted economic stimulus programs focusing on enhancing critical infrastructure with security related requirements. In addition, the recent terrorist activity in Mumbai, India, has resulted in increased architectural hardening opportunities in the resort and hotel industries, which include an opportunity to provide our security products, which have been developed for the U.S. Government and military customers and have been battle-tested in Iraq and Afghanistan, to meet the need of these industries.

Our Strengths

        As a result of our in-house capability to design, engineer, integrate and support military specific solutions that address mission-critical force protection needs across the U.S. Department of Defense, we are able to produce custom armor solutions and components to address specific customer requirements.

        Capabilities in Armor Technologies.    We focus on the research, development, design, engineering, fabrication and integration of transparent and opaque armor solutions and have created proprietary technologies that we believe compare favorably against the performance characteristics of all known competing products. We have the ability to offer end-to-end solutions and to assist customers across a project's life cycle from the definition of project requirements to design, development and testing and long-term maintenance and support. We have developed thirty-four common size armor windows and fifty-one different add-on armor (or AoA) kits for construction and material handling equipment. We are actively pursuing integration of our common parts into Joint Light Tactical Vehicles and other vehicle programs.

        Positioned for Favorable Industry Trends.    Asymmetric warfare requires a rapidly mobile force and close proximity engagement. In order to fight the war on terror more effectively, armed forces must be capable of tracking small groups of enemy through varying terrain and to quickly assemble, secure and move bases. We believe our solutions directly address these requirements by armoring vehicles and equipment already in Iraq and Afghanistan. As a result, we believe we are positioned to grow as the U.S. Department of Defense continues to transform its forces, placing greater demands on existing equipment and infrastructure.

        Work with High Profile Customers.    We currently support the U.S. Army TACOM Life Cycle Management Command (or TACOM), the U.S. Marine Corps, the U.S. Navy and high profile commercial customers. Because of our work with these customers (although there are no assurances that we will continue to receive work from them) and the success of our products in Iraq and Afghanistan, we have gained a significant level of brand recognition. We believe this recognition provides us with enhanced credibility with respect to our ability to successfully design and deliver armor solutions when competing for new business. In addition, based on our experience working collaboratively with these high profile customers, including under battefield conditions, we believe we have developed clearer visibility into future opportunities and emerging requirements relating to armor needs of the DoD, the Department of Homeland Security, the Department of State and Department of Energy. This visibility, we believe, allows us to better prepare to pursue these opportunities through product planning, teaming relationships and research and development.

        Full Solution Provider.    Our core capabilities include research and development, design and engineering, fabrication and providing component integration, with particular expertise in engineering, ballistics, government contracts, program management and logistics. Customers rely on us for assistance throughout the stages of a project. For example, the U.S. Marine Corps awarded us a contract for seven 644E-TRAM forklift/bucket loaders and asked us to design a complete armor cab solution under an Urgent Needs Requirement (UNS). We successfully completed the design, fabrication, production, inspection and delivery of the 644E-TRAM, including designing opaque and transparent crew protection kits, or CPKs, within 40 days.

        Scalable Business Model.    Our business model is focused on research and development, design and engineering, fabrication, and providing component integration. We out-source our proprietary designs to vendors that meet our selective standards which then manufacture components, allowing us to quickly take advantage of economies of scale. By outsourcing the manufacture of components, we believe that we are able to work on multiple programs of larger scale, including those with aggressive timelines, while maintaining high quality standards. Our technical specialists in engineering, ballistics, program management and logistics work closely with manufacturers to ensure that our quality standards are met.

        Notwithstanding this business model, in some cases, we may seek to supplement our manufacturing capacity with respect to certain key materials, such as glass, or fabrication capacity with respect to certain armor solutions in order to accomplish cost and time efficiencies. We may accomplish through internal growth, or through selective acquisitions of smaller companies. We currently do not have any definitive agreement to acquire any companies.

        Experienced Management Team.    Our management team is comprised of senior and middle managers that average more than 22 years of military, architectural, construction and engineering experience. We believe through the experience and customer service of our senior managers and technical specialists in engineering, ballistics, government contracts, program management and logistics, we have developed long-standing customer relationships and knowledge of our customers' mission-critical requirements.

Our Growth Strategy

        Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

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  increase exposure to military platforms in the U.S. and internationally;

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  form strategic partnerships with original equipment manufacturers (OEMs);

  •
  develop strategic alliances;

  •
  capitalize on increased homeland security requirements and non-military platforms;

  •
  increase marketing efforts relating to our new tactical training products and services;

  •
  focus on an advanced research and development program to capitalize on increased demand for new armor materials; and

  •
  capitalize on government proposed economic stimulus programs focusing on enhancing critical infrastructure with security related requirements.

        Increase Exposure to Military Platforms in the U.S. and Internationally.    We are a provider of armor solutions for tactical and non-tactical transport military vehicles and construction equipment for TACOM, the U.S. Marine Corps Systems Command and the U.S. Navy Seabees. We are actively pursuing opportunities to provide additional armor solutions for military platforms, both in the U.S. and abroad. To execute upon this growth strategy, we are engaging strategic advisors who have held key military positions to advise us on product development and market segment focus, and enhancing our presence at industry trade shows and adding additional direct sales personnel to follow-up on leads generated from such trade shows and other business development contacts.

        We also are placing greater emphasis on learning future trends and concepts for armoring military platforms to assist in formulating business development strategies with respect to these new platforms. These efforts will consist of increasing participation of senior management, research and development and sales and marketing personnel in these activities, and also will impact our strategies to form strategic partnerships with OEMs, develop strategic alliances, and pursue opportunities to supply homeland security requirements and other non-military platforms.

        We have a team dedicated to pursue sales opportunities internationally. Currently, this team focuses on the Europe and Middle East markets. Our strategy in these international markets is to work with reputable sales agents and representatives in various geographic areas, who can support our sales efforts by providing us with immediate, established access to these markets. We expect that the number of projects we bid will increase in 2009 and 2010. As we pursue international business, we anticipate that an increasing portion of our business activities will become subject to U.S. export control laws.

        Form Strategic Partnerships with Original Equipment Manufacturers (OEMs).    We have designed and fielded armor solutions for equipment built by material handling and civil engineering equipment manufacturers such as John Deere and JCB. We are aggressively pursuing strategic partnership opportunities with OEMs to provide us with opportunities to include our armor solutions in armored vehicles they produce, as well as to serve as an alternate manufacturing entity for OEMs seeking to meet tight product delivery timeframes. To this end, we are seeking to further develop our existing relationships with OEMs as well as create new relationships. We are currently seeking partnership opportunities with OEMs to manufacture a prototype vehicle for DoD. The costs relating to these efforts are part of the expenses we are incurring for enlarging our sales and marketing capabilities, increasing our trade show participation and visibility and our emphasis on following future trends and concepts, as described above.

        We recently have entered into non-disclosure agreements with a number of OEMs to explore the foregoing opportunities. Because of the early stage of most of these discussions, we are not able to determine when definitive agreements with OEMs may be executed, the costs of any resulting work or to predict when we would generate revenues from OEM business.

        Develop Strategic Alliances.    In addition to pursuing OEM relationships, we also are pursuing strategic alliances with defense contractors and teaming agreements with leading manufacturers of tactical wheeled vehicles and construction and material handling equipment to increase our visibility and sales opportunities and to share resources. In particular, we are seeking companies with product and services niches that are complementary to our own. Partnering with such companies would allow us to bid on a greater number of contracts where we do not possess all of the product or service expertise required, and participate in a wider variety of programs and projects.

        Except as described below, our discussions with other potential partners are at early stages and so we are unable to predict when we would enter into definitive agreements with any them. Moreover, the submission of bids following the entry into teaming agreements or other strategic alliances are subject to uncertainty as to whether the bid we are involved with will be selected by the issuing agency. The foregoing makes estimating the timeframe in which we would realize revenues from these efforts difficult.

        Capitalize on Increased Homeland Security Requirements and Non-Military Platforms.    The creation of the U.S. Department of State, U.S. Department of Homeland Security has increased the U.S. government's focus on strengthening domestic infrastructure for homeland security. We have a number of products and solutions that have application to architectural protection and domestic safety, as well as to the protection of civilian, correctional and law enforcement personnel, including blast and ballistic resistant glass and glazing, and our vehicle barriers, trans-barrier system, forced entry blast resistant curtain wall and doors and mobile ballistic shield. We are increasing our marketing efforts with respect to these products and our services in the design, fabrication and installation of transparent and opaque armored products, to U.S. Department of Homeland Security, state and local governments, law enforcement and the private sector, including the construction industry.

        To market our products to these customers, we are leveraging our past successful installations of blast and ballistic resistant glass products at a national stock exchange and a national broadcasting company, the use of our bullet resistant glass solutions by a U.S. federal enforcement agency, and the brand recognition we have developed with the success of our products in Iraq and Afghanistan. During 2008, we increased our sales personnel dedicated to pursuing these non-military sales opportunities to 12, who focus on sales of our physical security products. Also during 2008, we increased the number of support personnel for this initiative, including architects and engineers.

        Focus on an Advanced Research and Development Program to Capitalize on Increased Demand for New Armor Materials.    In the transparent armor market new materials are being introduced along with new composite manufacturing methods to reduce the high cost of some composite materials, such as glass ceramics, Alon, Spinel and Sapphire when combined with other materials such as polycarbonate. In combination with our efforts to place greater emphasis on learning future trends and concepts for armoring military platforms, we intend to utilize our expertise in the research and development of new armor makeup to explore the incorporation of these new materials in our existing and future products and solutions.

        The adoption of armor products with new materials or manufactured using new composite methods generally is a long process with periods of research and development, prototyping, testing by third party laboratories and customer acceptance. For this reason, we are unable to estimate when we may realize revenues from products containing new armor materials.

        We are pursuing each of the above growth strategies simultaneously. Over the next 12 months, we expect to see revenue from our efforts to expand our exposure to military platforms in the U.S., as these efforts generally are an expansion of our historical business development activities. While revenue from foreign customers have been insignificant to date, we are projecting our revenue from international sales to become significant in the first half of 2010.

        The results of our strategy to increase non-military sales to the U.S. Department of Homeland Security and the private sector will be dependent in part, upon how quickly we are able to expand our sales and marketing personnel dedicated to such sales opportunities. Based on our current sales force, we project our revenue from non-military sales to become significant beginning in the second half of 2009 and continuing through 2010.

        Relative to our other growth strategies, we believe our focus on advanced research and development of new armor materials will lag in terms of directly resulting in revenue increases over the next 12 months. Given the increasing demands by customers for lighter, yet stronger armoring solutions, we believe it is important that we keep pace with new developments in the armoring market. Moreover, we believe that demonstrating our commitment to industry advances as well as the depth of our engineering and design expertise benefits our reputation and ability to consummate sales.

Products and Services

        We offer a variety of products and solutions incorporating our transparent and opaque armor solutions. We also have a number of products in development.

  Current Products and Services

        Crew Protection Kits (CPKs).    We design, engineer, fabricate prototypes, integrate the production of and deliver CPKs to customers in crates and pallets or install completed CPKs on vehicles. Installation may occur domestically or abroad as specified by a contract's requirements. CPKs provide comprehensive armor protection of operator compartments through the integration of opaque armor, transparent armor, specialized insulation, ingress/egress windows, combat locks and other specialized hardware, customized air conditioning units, customized windshield wipers, alternators and, for wheeled vehicles, improved tires. Our technicians are able to quickly train military personnel to install the kits themselves. Our technicians and military personnel have successfully installed our up-armor kits at bases in the Iraq, Kuwait and Afghanistan and the United States.

        VistaSteel Transparent Armor.    VistaSteel transparent armor incorporates the process of bonding polycarbonate and glass under pressure and heat, producing a tough and resilient laminated glass and providing a defensive barrier to protect against firearms, physical attack and explosive blasts. The VistaSteel transparent armor product is sold in varying thicknesses depending on the type and level of defense required by the customer. These products have the properties of superior protection while utilizing thinner laminates. We can provide VistaSteel in spall or no-spall configurations as well as providing de-frosting and de-icing and films for architectural applications. Spall refers to the fragments of armor material that can be released from the inner surface of armor when the outer surface is impacted by a weapon's blast or projectile. For example, upon impact from a blast or projectile on one side of the armor material, the other side may release fragments of the armor material, such as glass shards, which may impact the personnel or equipment being protected.

        VistaSteel Opaque Armor.    VistaSteel opaque armor is utilized in conjunction with VistaSteel transparent armor to form comprehensive up-armor or add-on armor kits. A vehicle armor kit consists of full perimeter protection including front and rear vehicle armor, doors with operable and non-operable windows, windshields, rear windows, roof and undercarriage protection. These kits are engineered and installed on a wide variety of military vehicles, including many variations of the High Mobility Multipurpose Wheeled Vehicle.

        VistaGuard Windows.    VistaGuard windows are Forced Entry Blast Resistant (FEBR) windows, window frames and transparent armor assemblies used to mitigate forced entry, ballistic and terrorist threats in high visibility targets.

        Forced Entry Blast Resistant Curtain Wall.    A full scale (approximately 6' × 8') FEBR window and frame has been constructed for potential use in U.S. embassies and other federal facilities around the world. The prototype FEBR window and frame have successfully completed DoS testing.

        Portable Transparent Ballistic Shield (PTBS).    We have responded to interest by police agencies, correctional agencies and other security agencies for a bullet-resistant, transparent mobile shield for use as a protection device in hostage negotiation and other hostile situations. PTBSs have been sold to law enforcement agencies in New York, the U.S. Department of Veterans Affairs and overseas client.

        Trans-Barrier System.    We have developed a transparent armor shield to mount to the top of existing Jersey Barriers to provide ballistic and blast protection while maintaining openness and visibility to any location or facility requiring enhanced and expandable fragmentation protection.

        Heated Ballistic Ships' Window.    Prototype windows have been provided for evaluation for use on an Australian ship. The windows are ITO (Indium Tin Oxide) coated. The coating heats when an electrical current is applied. The coating is virtually invisible and can also incorporate RF or EMI filters.

        Proprietary Hardware.    Our hinges, rotary and slam latch, combat lock and egress window have been extensively tested by the U.S. Department of Defense for survivability and vulnerability testing through live-fire arena testing and Fragmentation Simulation Projectile, or FSP, exploitation tests.

        Vehicle Anti-Ram Barriers.    Our vehicle anti-ram barriers are designed to prevent vehicles from passing through a designated area. Barriers include concrete cylinders secured to the ground, called bollards, steel gates and steel wedges that deploy out of the ground.

        T2 Tactical Training System.    Our T2 Tactical Training System is a live-fire interactive training range system that provides law enforcement officers, SWAT team members, tactical specialists and military operators with the opportunity to hone their firearms and combat skills, with their own weapons and ammunition, in conjunction with realistic video scenarios broadcast on a large screen, incorporating environmental factors such as heat, cold, sound and light effects. Among other options, the T2 can be customized to provide training to war fighters or law enforcement personnel. The T2 also is used in conjunction with the training provided in our American Institute for Defense and Tactical Studies described below.

        The American Institute for Defense and Tactical Studies.    The American Institute for Defense and Tactical Studies hosts courses and seminars taught by the world's preeminent subject matter experts in the fields of Counterterrorism, Fundamentalist Islam and Middle Eastern Mindset, Dignitary Protection, IED Terrorist Tradecraft, Emergency Tactical Medicine, Post Suicide-Bombing Command and Incident Response, Forensics, and Hand-to-Hand Combat. These specialists, many of whom are former operators and unit commanders, bring their knowledge and combat experience to today's frontline law enforcement officers, military war fighters and tactical professionals.

  Products in Development

        Lightweight Combat Helmet.    We are continuing development of a combat helmet with improved ballistic capabilities and reduced weight. Initial prototypes were completed in 2008 and research continues on helmet weight reduction. We continue development to reduce the areal density, investigate the effect of a projectile's angle as it strikes the helmet, or shot obliquity, and the effect on the inside of a helmet upon impact from a projectile or blast, or "behind armor" effects.

        Lightweight SAPI.    We are working with certain of our vendors to produce a lightweight Small Arms Protective Insert (or SAPI) to reduce the overall combat load of a soldier or Marine. New methods of producing and encapsulating ceramic materials are being investigated and tested.

        Lightweight Armor Systems.    At the request of TACOM and the U.S. Marine Corps, we are evaluating solutions to maintain the same ballistic protection but significantly reduce the weight of our current Crew Protection Kits (CPK) and third party crew protection kits on High Mobility Multipurpose Wheeled Vehicles (or HMMWV's). Testing is underway of several different composite systems that will achieve this weight reduction. Samples are being evaluated for small arms, fragmentation and overall stability of the material under normal and adverse operation conditions. As part of the new armor configuration we are evaluating the possibility of extending the armor to incorporate rocket propelled grenade (or RPG) protection without the need for "Bar" armor, which is a type of armor mounted on the outside of a vehicle often resembling a fence that disrupts the RPG by either crushing it, preventing optimal detonation from occurring or by damaging the fusing mechanism preventing detonation. Testing is anticipated to be complete during the second quarter of 2009.

        Transparent Armor.    We are in the final stage of environmental testing of a modified version of our transparent armor that is intended to comply with all of the new test requirements, including the high temperature ballistics, of TACOM's Transparent Armor Purchase Document (ATPD 2352P).

        Although none of the foregoing products in development are expected to require outside funding, we continue to seek opportunities to obtain supplemental research grants that may benefit our product development.

  Product Testing

        Our armor products and solutions are tested extensively, both during the research and development phase and during customer evaluation of product materials, prototypes and production vehicles. These tests have been and continue to be conducted at many premier U.S. Department of Defense labs including Aberdeen Proving Grounds and the Naval Air Weapons Station at China Lake, as well as at testing facilities at the University of Dayton, Southwest Research Institute, Chesapeake Testing and Oregon Ballistic Labs and in active military combat situations in Iraq and Afghanistan.

        Testing includes ballistic and blast protection testing (both on the armor itself and the edges, seams and other related structures), determination of ease of use by soldiers (e.g., opening doors, rolling down windows, entrance or exit of vehicles) and automotive testing to evaluate the effect of the armor solution's weight and other characteristics on the vehicle's road handling, wear and tear on mechanical parts, stress points caused by the extra weight, and drive shafts and power trains. Because we generally do not pursue contracts where we do not already know or have a high degree of confidence that our existing product or planned application of our product solution satisfies or will satisfy the customer's requirements, our products and solutions usually pass customer testing. When desired results are not obtained, we sometimes are required to effect minor redesigns of the product.

        Our physical security products are also tested extensively. Effective February 1, 2009, the U.S. Department of State, no longer conducts anti-ram vehicle barrier testing but now evaluates products that have been tested under the American Society for Testing and Materials (or ASTM) standards for the selection and approval for use at the U.S. Department of State facilities. Accordingly, our anti-ram vehicle barrier products are tested at ASTM certified facilities in accordance with the new ASTM standards. Similarly, our forced entry, blast and bullet resistant products are tested at independent testing facilities approved by the U.S. Department of State.

Operations and Manufacturing

        Our personnel includes technical specialists in engineering, ballistics, government contracts, program management and logistics who participate in the research and development of our add-on armor (AoA) solutions. Our technical specialists work collaboratively with customers in order to determine mission specific requirements. Through feedback from the technical specialists, the appropriate products are customized to fit contract specifications.

        We purchase most of the components and materials used in our products from various suppliers. Of these suppliers, Action Group supplies approximately 35%, and Standard Bent Glass and Red Dot each supply between 10% and 15% of our overall supply needs. The primary materials used in the manufacturing of our products are polycarbonate glass and steel. These materials are generally available from a number of different suppliers. The bulk of such raw material is purchased from relatively few sources of supply, and in particular, Action Group supplies all of our steel pieces and hardware, and Standard Bent Glass supplies all of our glass requirements. Red Dot supplies all of our vehicle air conditioning and heating equipment for our CPKs. We believe, however, that alternative sources are readily available and are currently evaluating different suppliers to diversify supply sources.

        We have implemented a Quality Assurance Procedure for vendor management in order to obtain the highest quality materials with minimal lead times. In order for a vendor to be utilized by us they are screened for quality assurance, prior dealings with our company and our personnel, reputation in the industry, professional affiliations and quality of product. Our Project Managers and/or engineers will perform a production site inspection of an approved vendor. A copy of the Approved Vendors' quality assurance plan and/or International Organization for Standardization (ISO) certification is retained. Additionally, we began the application process to obtain the ISO 9001 certification in 2008 and expect to have the certification in 2009.

        We have also implemented Quality Control Procedures for the identification of non-conforming materials, corrective actions and preventative actions. Each step of production entails review and inspection by a trained and experienced Area Manager. The Area Manager coordinates with the Project Manager and, where applicable, ensures that quality assurance procedures and standards are applied. When required, the Project Manager and/or members of the Engineering Department conduct site visits of Approved Vendor facilities to review quality assurance and inspect goods during the production of the goods.

        We carry inventory items to ensure availability of new or replacement parts as needed. This is standard within the industry as it may take several weeks or months to receive parts. In addition, this allows us the ability to provide spare parts upon request.

        We continually improve the effectiveness of the quality management system through use of quality policy, quality objectives, audit results, analysis of data, and corrective and preventative actions. The effectiveness of the quality management system is reviewed during periodic management reviews.

Advertising and Marketing

        Most business development activities are implemented through strong client relationships maintained by our technical or professional management staff. We believe that these personnel have the best understanding of client's needs and the effect of local or client-specific issues, laws and regulations. Our senior and middle managers hold frequent meetings with existing and potential clients, and federal, state or local agencies, give presentations to civic and professional organizations and give seminars on current technical topics. Our entire staff continuously networks to broaden our client base in core services. We continue to explore various domestic and international relationships to increase our sales and market penetration.

        Our business development group develops corporate marketing materials, market research, promotional and professional activities, including appearances at trade shows, direct mailings and public relations. We conduct sales strategy meetings in which we track the development of new programs and identify and coordinate collective resources to meet our objectives. We continuously identify new markets that are consistent with our service offerings and develop and implement strategies to research, anticipate, and position for future procurements.

        We actively participate in shows involving defense operations and technology, military vehicles, law enforcement technology and military force protection, including the Association of the U.S. Army Annual Conference and Winter Symposium, Marine Expo, and Tactical Wheeled Vehicle conferences. Additionally, our marketing efforts include our web site, preparation and distribution of brochures, advertising focused on the military and law enforcement communities, and live-fire exhibitions demonstrating our product capabilities. We do not use independent referral sources to assist in identifying opportunities for our products and services and we do not pay any referral fees. In 2008, we began to evaluate potential sales agents and manufacturer's representatives whom we expect to provide us with immediate access into different geographic markets.

Research and Development

        Our research and development efforts are focused on improving and enhancing our existing products, solutions and processes, as well as developing new products and applications. Our core competency is in proprietary transparent and opaque armor solutions. While third party contractors often manufacture our products, it is our proprietary designs, engineering and research and development process that differentiates us from our competitors. Over the past year, we have been able to increase the fragmentation performance of the glass used in our CPK's with minor increase in weight while still remaining compatible with our current glass framing system.

        Our on-going research and development includes evaluations of ceramic materials including alumina, silicon carbide, Sapphire, boron carbide and Alon for use in future lightweight CPK's and personal protective equipment. We believe that these materials, among others, will be used in our continuing efforts to:

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  enhance combat helmets with greater ballistic protection;

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  produce a new, lightweight line of ballistic eye and face protective equipment for use by military and civilian law enforcement;

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  continue development of our mobile, transparent police shield as well as a lightweight, ballistic hand-carried shield that provides greater visibility and lower weight than existing shields; and

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  enhance our existing glass laminates to further control deformation and improve fragmentation performance.

        We have recently acquired an autoclave suitable for producing test samples of both opaque and transparent armor. This will enable us to rapidly conduct testing and revise formulations to suit each new requirement without the turnaround time required when outsourcing such sample testing. The autoclave is currently under installation and is expected to be fully operational by the end of the second quarter or beginning of the third quarter of 2009.

        We are constructing a ballistic test range, expected to be completed around the time the autoclave installation is completed. The test range will allow us to rapidly test samples on site and avoid the time, cost and labor to use an outside testing facility. While our range will be equipped to perform the testing in accordance with recognized test standards, we will continue to use independent laboratories for clarification to avoid appearances of conflict of interest.

Security Clearances

        We also maintain and hold the requisite facility and personal security clearances allowing the company to obtain and perform contracts requiring access to classified information. Cleared employees are typically difficult to identify, recruit and retain and usually command a significant premium to non-cleared employees with similar capabilities and backgrounds.

Intellectual Property

        We rely primarily on trade secrecy to protect our technologies that we believe are proprietary. However, our management believes that patents are important for technologies where trade secrecy alone is not a reliable source of protection.

        We have sought and intend to continue to seek patent protection for our inventions and rely upon patents, trade secrets, know-how, and continuing technological innovations to develop and maintain a competitive advantage. To protect these rights, know-how and trade secrets, we typically require employees, consultants, collaborators and advisors to enter into confidentiality agreements with us, generally stating that they will not disclose any confidential information about us to third parties for a certain period of time, and will otherwise not use confidential information for anyone's benefit but ours. We cannot assure you that any of our confidentiality and non-disclosure agreements will provide meaningful protection of our confidential or proprietary information in the case of unauthorized use or disclosure.

        The patent positions of companies like ours involve complex legal and factual questions and, therefore, their enforceability cannot be predicted with any certainty. We cannot assure you that any patents will issue on any of our pending patent applications. The patents licensed to us, and those that may issue or be licensed to us in the future, may be challenged, invalidated or circumvented, and the rights granted thereunder may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may independently develop similar technologies or duplicate any technology developed by us. Additionally, we cannot assure you that we will not incur significant costs and expenses, including the cost of litigation in the future, to defend our rights under our patents and non-disclosure agreements.

        We also own trademarks and copyrights relating to our products and services. Although we can compete in any of our product markets regardless of our intellectual property, we believe the protection afforded by our intellectual property provides us with important advantages over our competitors.

Customers and Certain Contracts

        We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense and to a much lesser extent other U.S. government, law enforcement and corrections agencies as well as multinational companies.

        During 2007, three contracts with the U.S. Department of Defense represented approximately 95% of our revenue, a five year TACOM Indefinite Delivery/Indefinite Quantity (or IDIQ) contract and a two year TACOM contract, both of which commenced in 2005, and a two year U.S. Marine Corps contract which commenced in 2007. During 2008, the foregoing TACOM IDIQ and U.S. Marine Corps, as well as several purchase orders from JCB, represented approximately 85% of our revenue. We expect that during 2009, the TACOM IDIQ contract and purchase orders from JCB will continue to represent a significant portion of our revenue, and that our subcontract with CH2M Hill Constructors, Inc. to furnish and install blast doors at a U.S. Army base will also represent a significant amount of our 2009 revenue.

        While we believe we have satisfied and continue to satisfy the terms of these government contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of these contracts were canceled or there are significant reductions in expected orders under any of the contracts, our revenues could decrease significantly and our business could be severely harmed.

Backlog

        Our backlog as of December 31, 2008, which consisted substantially of contracts with the U.S. government, was $57.0 million, and our backlog as of December 31, 2007 was $48 million. Of our $57.0 million of backlog as of December 31, 2008, we expect that $45.0 million will be filled in 2009.

        We define backlog as the future revenue we expect to receive from our contracts. The contracts included in our backlog are firm fixed price contracts where we act as either the prime or as a subcontractor and IDIQ contracts. Our revenue estimates for a particular contract, including IDIQ contracts, are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. We do not include estimated revenue from contract options that have not been exercised. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. In particular, the receipt of revenues reflected in our backlog estimates for the following twelve months will generally be more certain than our backlog estimate for periods thereafter.

        We have not historically tracked our "funded" backlog, which we define as amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation. Although we are aware of appropriations made with respect to our U.S. government contracts, our primary government customers in 2007 and 2008 have the ability to reallocate the funds within such appropriations among various projects and contracts included in a given appropriation. Subject to this reallocation possibility and the definition of "backlog" above, our funded backlog as of December 31, 2008 was $57.0 million.

Competition

        We are subject to significant competition that could impact our ability to gain market share, win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational defense and aerospace firms as well as small businesses.

        Some of our primary direct competitors are the following:

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  BAE Systems/Armor Holdings, a multi-national defense and security company headquartered in London, England, which provides security products, armored vehicles, vehicle armor systems and security risk management services;

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  Ibis Tek, located in Pennsylvania, which provides laminated glass security products;

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  Sieraccin Corporation, located in California, which provides light weight transparencies for aviation and security applications;

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  Ceradyne, Inc., located in California, which provides ceramics for industrial, automotive and armor applications;

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  Armor Works, located in Arizona, which provides body armor, vehicle armor and aircraft armor systems; and

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  Plasan Sasa, an Israeli company which provides armor protection products for vehicles and aircraft and naval armor systems.

        Similarly, we face strong competition in the physical security products market. Some of our primary direct competitors in this market are the following:

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  Delta Scientific Corporation, located in California, which provides, among other things, a full line of anti-ram barriers;

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  B&B Armor Corporation, Inc., located in Texas, which provides security gates and barriers;

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  Norshield Security Product, located in Alabama, which provides bullet, blast and attack resistant products;

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  Ross Technology Corporation, located in Pennsylvania, which provides forced entry/ballistic resistant and blast resistant products; and

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  Fabrication Designs, Inc., located in Maryland, which provides forced entry and bullet resistant doors, windows, louvers, and guard booths.

        We believe the principal factors that generally determine a company's competitive advantage in these markets are:

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  engineering and design capabilities;

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  broad product functionality;

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  customer service, execution and responsiveness;

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  sales and marketing capabilities; and

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  reputation in the industry.

        We believe that we compete favorably with respect to each of these factors. In particular, we believe our design and engineering expertise in providing fully integrated ballistic and blast protected armor products provides an advantage over our competitors who provide protection against only selected ballistic threats. We also believe that our experience creating armor solutions for applications other than in military and construction vehicles (such as bullet and blast resistant glass and glazing for infrastructure applications, forced entry blast resistant curtain walls and mobile ballistic shields) and our strategy to research and explore new armor materials and their potential applications in new and existing armor solutions, gives us a competitive advantage over our competitors who focus primarily on existing armor materials or vehicle or military applications.

        Many of our products have a number of applications, such as our thirty-four common size armor windows and fifty-one different add-on armor (AoA) kits for construction and material handling equipment. We believe that the broad functionality and application of our products and product components provides us with a competitive advantage over certain of our competitors whose products are applied in more narrow applications.

        We have a motivated sales and marketing team, many of whom have a substantial military background in addition to extensive government contract sales experience. Many of our senior managers and technical experts have long-standing customer relationships and knowledge of our customers' mission-critical requirements. We believe this experience and these relationships gives us a competitive advantage. In order to enhance our revenue opportunities and grow our business, however, we believe we need to supplement our sales and marketing capabilities and intend to increase the number of our direct sales personnel.

        We focus on order execution and on-time delivery of products and solutions. Our employees understand that the products they design, sell and service save the lives of U.S. military personnel protecting and rebuilding our foreign interests. We believe this strengthens our commitment to customer service generally, and in particular with our U.S. government customers, and gives us a competitive advantage. These factors, combined with the success of our products in Iraq and Afghanistan and our work with the TACOM, U.S. Marine Corps, U.S. Navy and high profile commercial customers, have given us a significant level of brand recognition. Moreover, we were nominated by the TACOM as one of the top small business contractors working on federal contracts in 2007, and we were awarded the U.S. Small Business Administration's Prime Contractor of the Year for Region II in 2007. We believe these factors enhance our credibility with respect to our ability to successfully design and deliver armor solutions when competing for new business.

        Although we believe we compete favorably against our competitors with respect to the above principal competitive factors in the armoring and physical security products market, many of our competitors have considerably greater financial, marketing and technological resources. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive. Each of these factors could make it difficult for us to win new contracts and compete successfully.

Regulation

        Our operations and products are subject to extensive government regulation, supervision, and licensing under various federal, state, local and foreign statutes, ordinances and regulations. Certain governmental agencies such as the Environmental Protection Agency, or EPA, Occupational Safety and Health Administration, or OSHA, and the Department of Labor, or DOL monitor our compliance with their regulations, require us to file periodic reports, inspect our facilities and products, and may impose substantial penalties for violations of the regulations.

        The majority of our business is conducted under long term contracts which are administered by the U.S. Department of Defense. These contracts are subject to product and facility inspection by the Defense Contract Monitoring Agency, or DCMA, as well as auditing by the Defense Contract Audit Administration, or DCAA.

        While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, there can be no assurance that we will be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a materially adverse effect on our business, financial condition, and results of operations.

Environmental Matters

        We are subject to federal, state, local and foreign laws and regulations regarding protection of the environment, including air, water, and soil. Our business involves the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials, such as solvents, lubricants, degreasing agents, gasoline and resin. We must comply with certain requirements for the use, management, handling, and disposal of these materials. We currently maintain insurance for debris removed but do not currently maintain insurance for pollutant cleanup. If we are found responsible, however, for any hazardous contamination, any fines or penalties we may be required to pay or any clean up we are required to perform could be very costly. Even if we are charged and later found not responsible for such contamination or clean up the cost of defending the charges could be high. If either of the foregoing occurs, our business results from operations and financial condition could be materially adversely affected. We do not believe we have any material environmental liabilities or that compliance with environmental laws, ordinances, and regulations will, individually or in the aggregate, have a material adverse effect on our business, financial condition, or results of operations.

Insurance Coverage

        We maintain insurance coverage against losses, including fire, casualty and theft, for each of our locations in amounts we believe to be adequate.

Employees

        All corporate functions are based in our headquarters. As of March 31, 2009, we had approximately 86 full-time employees and 4 part-time employees, and 4 consultants. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. To continue expanding our revenues we will require additional staffing and support, particularly in the areas of administrative, engineering, sales and administration.

Series A Convertible Preferred Stock Financing

        We entered into a Securities Purchase Agreement ("Purchase Agreement") on March 7, 2008 to sell shares of our Series A Convertible Preferred Stock ("Series A Preferred") and warrants ("Investor Warrants") to purchase shares of our common stock, and to conditionally sell shares of our common stock, to three investors. The investors have agreed to purchase an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock, and to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants is $15,000,000 and the aggregate purchase price for the common stock is $500,000.

        An initial closing under the Purchase Agreement was held on March 7, 2008 in which an aggregate of 10,975 shares of Series A Preferred and Investor Warrants to purchase up to 2,743,706 shares of Common Stock were issued for an aggregate purchase price of $10,975,000. After the payment of investor expenses of $60,000 and the $658,500 cash portion of the placement agent fee described below, we received net proceeds of $10,256,500.

        A subsequent closing under the Purchase Agreement was held on April 4, 2008 in which an additional 4,025 shares of Series A Preferred and Investor Warrants to purchase up to 1,006,294 shares of common stock were issued for an aggregate purchase price of $4,025,000. After the payment of the $241,500 cash portion of the placement agent fee described below, we received net proceeds of $3,783,500.

        In connection with sale of the Series A Preferred and Investor Warrants under the Securities Purchase Agreement described above, our placement agent for the transaction is entitled to a cash fee equal to 6.0% of the gross proceeds and warrants to purchase that number of shares of common stock equal to 6.0% of the number of shares of common stock issued in the financing. For the initial closing above, the placement agent received a cash payment of $658,500 (6.0% of $10,975,000) and warrants to purchase 493,872 shares of Common Stock (6.0% of the sum of (i) 5,487,500, the initial number of shares of Common Stock into which the Series A Preferred issued in the March 7, 2008 closing may be converted and (ii) 2,743,706, the initial number of shares of common stock that may be purchased under the Investor Warrants issued in the March 7, 2008 closing). At the April 4, 2008 closing, the placement agent received an additional cash payment of $241,500 (6.0% of $4,025,000) and warrants to purchase up to 181,128 shares of Common Stock (6.0% of the sum of (1) 2,012,500, the initial number of shares of Common Stock into which the Series A Preferred issued in the April 4, 2008 closing may be converted and (2) 1,006,294, the initial number of shares of common stock that may be purchased under the Investor Warrants issued in the April 4, 2008 closing).

        In connection with the application to list shares of our common stock on the American Stock Exchange (now known as the NYSE Amex), We entered into a Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008 (or Consent Agreement), with the holders of our Series A Preferred (or Series A Preferred Stockholders), in which the parties agreed that we would not be permitted to issue shares of common stock as dividends on, or upon conversion of, the Series A Preferred or upon the exercise of the Warrants in excess of a specified number of shares without the approval of the our stockholders. In the Consent Agreement, we covenanted, for the fiscal year ending

December 31, 2008 (A) to achieve (i) Revenues (as that term is defined in the Consent Agreement) equal to or exceeding $50,000,000 and (ii) Consolidated EBITDA (as that term is defined in the Consent Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to the Series A Preferred Stockholders, our operating results for such period, no later than February 15, 2009 (we refer to these covenants collectively as the "Financial Covenants"). We have not met these covenants. The Consent Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2008.

        The Consent Agreement purports to provide that the breach of the Financial Covenants set forth above are each deemed a "Triggering Event" under Section 3(a)(vii) of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (or Certificate of Designations), giving the Series A Preferred Stockholders the right to require us to redeem all or a portion of such holder's Series A Preferred shares at a price per share as calculated pursuant to Section 3(b)(i) of the Certificate of Designations. One of the Series A Preferred Stockholders notified us that in the event the Financial Covenants were not met and in the absence of an agreement to resolve such failure, they intended to exercise their redemption right with respect to all of their shares of Series A Preferred. We previously negotiated the key terms of a resolution to the foregoing with the Series A Preferred Stockholders, and, to that end entered into Term Sheets with the Series A Preferred Stockholders dated February 13, 2009 (or Term Sheets). Pursuant to the Term Sheets, the Series A Preferred Stockholders would have consented to amend the Consent Agreement to delete the Financial Covenants and exchange their shares of Series A Preferred for (i) shares of a new Series B Preferred, (ii) secured notes and (iii) certain amounts in cash. The Term Sheets were filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 17, 2009. The Certificate of Designations was filed as an exhibit to our Registration Statements on Form 10 and Form 8-A filed with the SEC on March 21, 2008 and May 23, 2008, respectively.

        Pursuant to the Term Sheets, the Series A Preferred Stockholders would have consented to amend the Consent Agreement to delete the Financial Covenants and exchange their shares of Series A Preferred for (i) shares of a new Series B Preferred, (ii) secured notes and (iii) certain amounts in cash.

        In order to allow the parties to negotiate definitive agreements relating to the foregoing and to consummate the same, the Series A Preferred Stockholders had agreed, subject to the terms and conditions set forth in the letters of forbearance entered into with the Series A Preferred Stockholders on February 13, 2009, to forbear from exercising their rights and remedies, including without limitation the right to cause the redemption of the Series A Preferred shares as a result of breaches of the Consent Agreement described above, until the earlier of (a) the date on which any Triggering Event (as defined in the Certificate of Designations), other than a breach of the Financial Covenants, shall occur or exist and (b) February 27, 2009. The forbearance agreements were filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 17, 2009.

        The forbearance period expired effective February 27, 2009 and we have continued working with the Series A Preferred Stockholders to resolve the foregoing. However, on April 14, 2009, we received a notice of Triggering Event redemption purportedly pursuant to a redemption option provided under the Certificate of Designations (or Notice of Triggering Event Redemption) from a Series A Preferred Stockholder that holds approximately 94% of such preferred stock. The Series A Preferred Stockholder has demanded that we immediately redeem 14,025 shares of our Series A Preferred, which constitutes all of the shares of Series A Preferred held by such Series A Preferred Stockholder, at an aggregate price of $15,427,500.00. The Series A Preferred Stockholder has also demanded that we pay $470,317.81 as dividends they assert have accrued from January 1, 2009 through April 13, 2009, on their Series A Preferred at the cash dividend rate of 12%, as well as $70,000 in legal fees and expenses the stockholder states that it has incurred in connection with the negotiations relating to the breach of the Financial Covenants pursuant to the forbearance letter dated February 13, 2009. Due to restrictions on the payment of dividends under our revolving line of credit with TD Bank, we have not paid dividends on the Series A Preferred for 2009.

        We currently do not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the stockholder described above, and restrictions under our revolving line of credit would nevertheless prohibit any such redemption. If, however, we are required to redeem such Series A Preferred, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing is prohibitive, our business would be significantly harmed. Please see "Item 1A. Risk Factors—We are currently in breach of certain financial covenants relating to our Series A Convertible Preferred Stock, and the holder of approximately 94% of our Series A Convertible Preferred Stock has exercised its right to cause us to redeem such shares of stock, which right purportedly has been triggered because of such breach. If we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing were prohibitive, our business would be significantly harmed." Please see "Item 1A. Risk Factors—We are currently in breach of certain financial covenants relating to our Series A Convertible Preferred Stock, and the holder of approximately 94% of our Series A Convertible Preferred Stock has exercised its right to cause us to redeem such shares of stock, which right purportedly has been triggered because of such breach. If we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing were prohibitive, our business would be significantly harmed" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

Available Information

        We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonable practicable after such material is electronically filed with or furnished to the SEC. Our website is www.adsiarmor.com.

Item 1A.    Risk Factors

        Our business, industry and common stock are subject to numerous risks and uncertainties. The discussion below sets forth all of such risks and uncertainties that are material. Any of the following risks, if realized, could materially and adversely affect our revenues, operating results, profitability, financial condition, prospects for future growth and overall business, as well as the value of our common stock.

Risks Relating to Our Company

We depend on the U.S. Government for a substantial amount of our sales and our growth in the last few years has been attributable in large part to U.S. wartime spending in support of troop deployments in Iraq and Afghanistan. If such troop levels are reduced significantly, our business may be harmed; and if we do not continue to experience demand for our products within the U.S. Government, our business may fail.

        We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Customers for our products include the U.S. Department of Defense, including the U.S. Marine Corps and TACOM, and the U.S. Department of Homeland Security. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending.

        U.S. defense spending historically has been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country's safety, such as in Iraq and Afghanistan. As these threats subside, spending on the military tends to decrease. Accordingly, while U.S. Department of Defense funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the war on terror and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, and the new administration has signaled that this pressure will most likely impact the defense budget. A decrease in U.S. government defense spending, including as a result of planned significant U.S. troop level reductions in Iraq or Afghanistan, or changes in spending allocation could result in our government contracts being reduced, delayed or terminated. Reductions in our government contracts, unless offset by other military and commercial opportunities, could adversely affect our ability to sustain and grow our future sales and earnings within the U.S. Department of Defense.

Our revenues in 2008 have been concentrated in a small number of contracts obtained through the U.S. Department of Defense and the loss of, or reduction in estimated revenue under, any of these contracts, or the inability to contract further with the U.S. Department of Defense could significantly reduce our revenues and harm our business.

        During 2008, two contracts with the U.S. Department of Defense represented approximately 75% of our revenue. While we believe we have satisfied and continue to satisfy the terms of these contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of these two contracts were canceled, there are significant reductions in expected orders under any of the contracts, or we were unable to contract further with the U.S. Department of Defense, our revenues could significantly decrease and our business could be severely harmed.

We are currently in breach of certain financial covenants relating to our Series A Convertible Preferred Stock, and the holder of approximately 94% of our Series A Convertible Preferred Stock has exercised its right to cause us to redeem such shares of stock, which right purportedly has been triggered because of such breach. If we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing is prohibitive, our business would be significantly harmed.

        In connection with our application to list shares of our common stock on the American Stock Exchange (now known as the NYSE Amex), we entered into a consent agreement with the holders of our Series A Convertible Preferred Stock. We did not meet the financial performance targets set forth in the consent agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2008. Our breach purportedly gives the holders of the Series A Convertible Preferred Stock the right to require us to redeem all or a portion of their shares of such stock. We have filed Current Reports on Form 8-K with the SEC on February 17, 2009 and March 4, 2009 regarding the foregoing. On April 14, 2009, we received a notice from the holder of approximately 94% of our Series A Convertible Preferred Stock that it is exercising such redemption right. The Series A Convertible Preferred Stockholder has also demanded that we pay them 12% dividends they assert accrued from January 1, 2009 to April 13, 2009, on its Series A Convertible Preferred Stock, in cash, as well as certain of their legal fees in connection with related matters. We currently do not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the stockholder described above, and restrictions under our revolving line of credit with our primary lender would nevertheless prohibit any such redemption. If, however, we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing were prohibitive, our business would be significantly harmed. See "Item 1. Business Series A Convertible Preferred Financing" and "Item 7.

Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for additional information.

We are required to comply with complex procurement laws and regulations, and the cost of compliance with these laws and regulations, and penalties and sanctions for any non-compliance could adversely affect our business.

        We are required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how we do business with our customers and impose added costs on our business. Among the more significant laws and regulations affecting our business are the following:

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  The Federal Acquisition Regulations: Along with agency regulations supplemental to the Federal Acquisition Regulations, comprehensively regulate the formation, administration and performance of federal government contracts;

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  The Truth in Negotiations Act: Requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

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  The Cost Accounting Standards and Cost Principles: Imposes accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and

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  Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

        Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. We also routinely perform internal reviews. As a result of these reviews, we may learn that we are not in compliance with all of the terms of our contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including

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  Termination of contracts;

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  Forfeiture of profits;

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  Cost associated with triggering of price reduction clauses;

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  Suspension of payments;

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  Fines; and

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  Suspension or debarment from doing business with federal government agencies.

        If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition, or operating results could be materially harmed. In addition, we are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized release or access to classified information by foreign nationals.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in the acquisition of commercial contracts.

        A significant portion of our contracts and task orders with the U.S. government is awarded through a competitive bidding process. We expect that much of the business we seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or IDIQ contracts, General Services Administration, or GSA schedule contracts and other government-wide acquisition contracts, or GWACs. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring us to make sustained post-award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

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  the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

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  the substantial cost and managerial time and effort that we may spend to prepare bids and proposals for contracts that may not be awarded to us;

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  the need to estimate accurately the resources and cost structure that will be required to service any contract we award; and

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  the expense and delay that may arise if our or our partners' competitors protest or challenge contract awards made to us or our partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

        If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected, and that could cause our actual results to be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts would cause our actual results to be adversely affected.

The U.S. government may reform its procurement or other practices in a manner adverse to us.

        Because we derive a significant portion of our revenues from contracts with the U.S. government or its agencies, we believe that the success and development of our business will depend on our continued successful participation in federal contracting programs. The current administration has signed a Memorandum for the Heads of Executive Departments and Agencies on Government Contracting, which orders significant changes to government contracting, including the review of existing federal contracts to eliminate waste and the issuance of government-wide guidance to implement reforms aimed at cutting wasteful spending and fraud. The federal procurement reform called for in the Memorandum requires the heads of several federal agencies to develop and issue guidance on review of existing government contracts and authorizes that any contracts identified as wasteful or otherwise inefficient be modified or cancelled. If any of our contracts were to be modified or cancelled, our actual results could be adversely affected and we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any modification or cancellation of our contracts. In addition, there may be substantial costs or management time required to respond to government review of any of our current contracts, which could delay or otherwise adversely affect our ability to compete for or perform contracts. Further, if the ordered reform of the U.S. Government's procurement practices involves the adoption of new cost-accounting standards or the requirement that competitors submit bids or perform work through teaming arrangements, that could be costly to satisfy or could impair our ability to obtain new contracts. The reform may also involve the adoption of new contracting methods to GSA or other government-wide contracts, or new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from other new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair our ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for us to implement and, as a result, could harm our operating results.

Our contracts with the U.S. government and its agencies are subject to audits and cost adjustments.

        U.S. government agencies, including the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contracts and government contractors' incurred costs, administrative processes and systems. Certain of these agencies, including the DCAA, review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the adequacy of our internal control systems and policies, including our purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these events could cause our actual results to be adversely affected.

A portion of our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or re-bid on certain contracts.

        Obtaining and maintaining personal security clearances (or PCLs) for employees involves a lengthy process, and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could terminate the contract or decide not to exercise available options, or to not renew it. To the extent we are not able to engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect our business.

        A facility security clearance (or FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. Department of Defense component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain facility security clearances has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information. The loss of our facility security clearance, could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We may not realize the full amount of revenues reflected in our backlog, which could harm our operations and significantly reduce our future revenues.

        There can be no assurances that our backlog estimates will result in actual revenues in any particular fiscal period because our customers may modify or terminate projects and contracts and may decide not to exercise contract options. We define backlog as the future revenue we expect to receive from our contracts. We include potential orders expected to be awarded under IDIQ contracts. Our revenue estimates for a particular contract are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. Our backlog includes estimates of revenues the receipt of which require future government appropriation, option exercise by our clients and/or is subject to contract modification or termination. At December 31, 2008, our backlog was approximately $57.0 million, of which $45.0 is estimated to be realized in 2009. These estimates are based on our experience under such contracts and similar contracts, and we believe such estimates to be reasonable. However, we believe that the receipt of revenues reflected in our backlog estimate for the following twelve months will generally be more certain than our backlog estimate for periods thereafter. If we do not realize a substantial amount of our backlog, our operations could be harmed and our future revenues could be significantly reduced.

We have breached certain financial covenants under our revolving line of credit with TD Bank and the partial or complete loss of such revolving line may impact our ability to timely meet our working capital requirements.

        On April 1, 2009, we received a Notice of Default from our primary lender, TD Bank, resulting from the violation of certain financial covenants. The bank has stated that it is not presently taking action to enforce its rights and remedies under our existing revolving line of credit with the bank, however they are not waiving their rights under any exiting or future defaults or events of default. The bank has indicated that it will continue to make advances under the credit line, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice. In the event the bank does refuse to make one or more advances, we may unexpectedly be unable to meet our working capital obligations which could harm our reputation and our business.

U.S. government contracts often contain provisions that are typically not found in commercial contracts and that are unfavorable to us, which could adversely affect our business.

        U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

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  terminate existing contracts for convenience, as well as for default;

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  establish limitations on future services that can be offered to prospective customers based on conflict of interest regulations;

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  reduce or modify contracts or subcontracts;

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  cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

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  decline to exercise an option to renew a multi-year contract;

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  claim intellectual property rights in products provided by us; and

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  suspend or bar us from doing business with the federal government or with a governmental agency.

The ownership, control or influence of our company by foreigners could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

        We are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive information. If we were to come under foreign ownership, control or influence, our clearances could be revoked and our U.S. government customers could terminate, or decide not to renew, our contracts, and such a situation could also impair our ability to obtain new contracts and subcontracts. Any such actions would reduce our revenues and harm our business.

We depend on our suppliers and three, in particular, currently provide us with approximately 55% to 65% of our supply needs. If we can not obtain certain components for our products or we lost our key supplier, we might have to develop alternative designs that could increase our costs or delay our operations.

        We depend upon a number of suppliers for components of our products. Of these suppliers, Action Group supplies approximately 35% and Standard Bent Glass and Red Dot each supply between 10% and 15% of our overall supply needs. Moreover, Action Group supplies all of our steel pieces and hardware, Standard Bent Glass supplies all of our glass requirements and Red Dot supplies all of our vehicle air conditioning and heating equipment for our CPKs. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised through the loss of, or impairment of the relationship with, any of our three key suppliers or otherwise, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct processes we use to build our transparent and opaque armored products. We may not be able to manufacture one or more of our products for a period of time, which could materially adversely affect our business, results from operations and financial condition.

If we fail to keep pace with the ever-changing market of security-related defense products, our revenues and financial condition will be negatively affected.

        The security-related defense product market is rapidly changing, with evolving industry standards. Our future success will depend in part upon our ability to introduce new products, designs, technologies and features to meet changing customer requirements and emerging industry standards; however, there can be no assurance that we will successfully introduce new products or features to our existing products or develop new products that will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely affect our business. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. Should we fail to keep pace with the ever-changing nature of the security-related defense product market, our revenues and financial condition will be negatively affected.

        We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new and adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies. Due to the design complexity of our products, we may in the future experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our offerings will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing technologies which gain market acceptance in advance of our products.

We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

        Our products are used in applications where the failure to use our products properly or their malfunction could result in bodily injury or death. We may be subject to personal liability claims and our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of the products. Any future claim against us for personal injury or property damage could materially adversely affect the business, financial condition, and results of operations and result in negative publicity. We currently maintain insurance for this type of liability as well as seek SAFETY Act certification for our products where we deem appropriate. However, even if we do purchase insurance, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover. Even if we are not found liable, the costs of defending a lawsuit can be high.

We are subject to substantial competition and we must continue research and development to remain competitive.

        We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to win new contracts and we may not be able to compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

        We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, discharge and disposal of, hazardous or toxic substances or wastes to manufacture our products. We must comply with certain requirements for the use, management, handling, and disposal of these materials. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. Authorities may also force us to suspend production, alter our manufacturing processes, or stop operations if we do not comply with these laws and regulations.

We may not be able to adequately safeguard our intellectual property rights and trade secrets from unauthorized use, and we may become subject to claims that we infringe on others' intellectual property rights.

        We rely on a combination of patents, trade secrets, trademarks, and other intellectual property laws, nondisclosure agreements and other protective measures to preserve our proprietary rights to our products and production processes. We currently have a number of U.S. pending patent applications.

These measures afford only limited protection and may not preclude competitors from developing products or processes similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

        Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights could be expensive, require management's attention and might not bring us timely or effective relief.

        Furthermore, third parties may assert that our products or processes infringe their patent rights. Our patents, if granted, may be challenged, invalidated or circumvented. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution or sale of allegedly infringing products. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms, if at all.

We depend on management and other key personnel and we may not be able to execute our business plan without their services.

        Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We presently maintain "key man" insurance on Anthony Piscitelli, our President and Chief Executive Officer. We believe that, as our activities increase and change in character, additional experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to attract and retain them.

We depend on the use of our operating facilities, which currently are nearing capacity. To the extent our growth strategy is successful, our operations could require additional space by the end of 2009 which, if not obtained on a cost-effective basis, could adversely affect our results of operations and financial conditions.

        Our success depends on the use of current operating facilities. However, the use of our facilities is quickly becoming maximized. To the extent our growth strategy is successful, we may require the acquisition or lease of additional property by the end of 2009 in order to effectively increase operating capabilities. Obtaining additional space may result in the investment of substantial time and capital and may not prove cost-effective, which could harm our results of operations and financial condition.

We may partner with foreign entities, and domestic entities with foreign contacts, which may affect our business plans.

        We recognize that there may be opportunities for increased product sales in both the domestic and global defense markets. We have recently initiated plans to strategically team with foreign entities as well as domestic entities with foreign business contacts in order to better compete for both domestic and foreign military contracts. In order to implement these plans, we may incur substantial costs which may include additional research and development, prototyping, hiring personnel with specialized skills, implementing and maintaining technology control plans, technical data export licenses, production, product integration, marketing, warehousing, finance charges, licensing, tariffs, transportation and other costs. In the event that working with foreign entities and/or domestic entities with foreign business contacts proves to be unsuccessful, this may ineffectively use our resources which may affect our profitability and the costs associated with such work may preclude us from pursuing alternative opportunities.

        If international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business. International business is sensitive to changes in the in the budgets and priorities of international customers, which may be driven by potentially volatile worldwide economic conditions, regional and local economic and political factors, as well as U.S. foreign policy. International sales will also expose us to local government laws, regulations and procurement regimes which may differ from U.S. Government regulation, including import-export control, exchange control, investment and repatriation of earnings, as well as to varying currency and other economic risks. International contracts may also require the use of foreign representatives and consultants or may require us to commit to financial support obligations, known as offsets, and provide for penalties if we fail to meet such requirements. As a result of these and other factors, we could experience award and funding delays on international projects or could incur losses on such projects, which could negatively impact our results of operations and financial condition.

We are presently classified as a small business and the loss of our small business status may adversely affect our ability to compete for government contracts.

        We are presently classified as a small business as determined by the Small Business Administration based upon the North American Industry Classification Systems (NAICS) industry and product specific codes which are regulated in the United States by the Small Business Administration. While we do not presently derive a substantial portion of our business from contracts which are set-aside for small businesses, we are able to bid on small business set-aside contracts as well as contracts which are open to non-small business entities. It is also possible that we may become more reliant upon small business set-aside contracts. Our continuing growth may cause us to lose our designation as a small business, and additionally, as the NAICS codes are periodically revised, it is possible that we may lose our status as a small business and may sustain an adverse impact on our current competitive advantage. The loss of small business status could adversely impact our ability to compete for government contracts, maintain eligibility for special small business programs and limit our ability to partner with other business entities which are seeking to team with small business entities that may be required under a specific contract.

We intend to pursue international sales opportunities which may require export licenses and controls.

        In order to pursue international sales opportunities, we have initiated a program to obtain product classifications, commodity jurisdictions, licenses, technology control plans, technical data export licenses and export related programs. Due to our diverse products, it is possible that some products may be subject to classification under the United States State Department International Traffic in Arms Regulations (ITAR). In the event that a product is classified as an ITAR-controlled item, we will be required to obtain an ITAR export license. While we believe that we will be able to obtain such licenses, the denial of required licenses and/or the delay in obtaining such licenses may have a significant adverse impact on our ability to sell products internationally. Alternatively, our products may be subject to classification under the United States Commerce Department's Export Administration Regulations (EAR). We also anticipate that we may be required to comply with international regulations, tariffs and controls and we intend to work closely with experienced freight forwarders and advisors. We anticipate that an internal compliance program for international sales will require the commitment of significant resources and capital.

We have made, and expect to continue to make, strategic acquisitions and investments, and these activities involve risks and uncertainties.

        In pursuing our business strategies, we continually review, evaluate and consider potential investments and acquisitions. In evaluating such transactions, we are required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, acquisitions and investments involve certain other risks and uncertainties, including the difficulty in integrating newly-acquired businesses, the challenges in achieving strategic objectives and other benefits expected from acquisitions or investments, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and the potential loss of key employees of the acquired businesses.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position or results of operations.

        We are defendants in a number of litigation matters. These matters may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in the litigation matters to which we have been named a party and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our financial condition, results of operations and liquidity.

Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

        We are subject to income taxes in the United States. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain sales or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Additionally, changes in the geographic mix of our sales could also impact our tax liabilities and affect our income tax expense and profitability.

Risks Relating to Our Common Stock

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

        Effective internal controls are necessary for us to provide accurate financial reports. We are beginning to evaluate how to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports.

        There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

        The market price of our common stock could fluctuate significantly as a result of:

  •
  quarterly variations in our operating results;

  •
  cyclical nature of defense spending;

  •
  interest rate changes;

  •
  changes in the market's expectations about our operating results;

  •
  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

  •
  changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;

  •
  operating and stock price performance of other companies that investors deem comparable to us;

  •
  news reports relating to trends in our markets;

  •
  changes in laws and regulations affecting our business;

  •
  material announcements by us or our competitors;

  •
  sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

  •
  general economic and political conditions such as recessions and acts of war or terrorism.

        Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor's investment in the company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

        We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, our credit facility restricts our ability to pay cash dividends. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our stock.

        Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

  •
  establish a classified board of directors so that not all members of our board of directors are elected at one time;

  •
  provide that directors may only be removed "for cause" and only with the approval of 66 2/3 percent of our stockholders;

  •
  provide that only our board of directors can fill vacancies on the board of directors;

  •
  require super-majority voting to amend our bylaws or specified provisions in our certificate of incorporation;

  •
  authorize the issuance of "blank check" preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

  •
  limit the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to adopt, amend, or repeal our bylaws, subject to the rights of our stockholders to do the same by super-majority vote of stockholders; and

  •
  establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

        In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company.

        These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Item 2.    Properties

        Our headquarters are located at 230 Duffy Avenue, Hicksville, NY 11801, where our executive, administrative and engineering offices are located and which encompass our engineering and fabrication facilities. We also lease properties in Virginia, North Carolina and Michigan. We do not own any real property.

        We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations. We believe that our facilities are adequately covered by insurance.

Item 3.    Legal Proceedings

        On July 10, 2007, we filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor's President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court's order, we filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney's fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The discovery process is continuing and trial is currently set for August 25, 2009.

        On February 29, 2008, Roy Elfers, a former employee commenced an action against us for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. We filed an answer to the complaint and will be commencing discovery. Meritorious defenses to the claims exist and we intend to vigorously defend this action.

        On March 4, 2008, Thomas Cusack, our former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, we filed a response to the charges. We believe the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced a second action against us for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May 7, 2008, we served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack's breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock. On October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, we filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud. The parties are to commence documentary discovery, which will be followed by depositions. Meritorious defenses to the claims exist and we intend to vigorously defend this action.

Item 4.    Submission of Matters to a Vote of Security Holders

        A special meeting of our stockholders was held on December 12, 2008. The sole proposal set forth in our Definitive Proxy Statement, filed with the SEC on November 14, 2008, proposed the approval of the potential issuance of an aggregate of more than 7,858,358 shares of our common stock upon conversion of, and as stock dividends on, our then outstanding Series A Convertible Preferred Stock and upon the exercise of the investor warrants issued in connection with the issuance of such Preferred

Stock. The proposal was approved by the holders of a majority of our common stock and Series A Convertible Preferred Stock. Results of the voting were as follows:

	For	Against	Abstain
Common Stock	16,820,526	2,135,814	15,160
Series A Convertible Preferred Stock (on an as converted to common stock basis, subject to the voting limitations set forth in the Certificate of Designation relating to such preferred stock)	4,869,646	—	—
Totals:	21,690,172	2,135,814	15,160

PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market for Common Stock

        Our Class common stock has been traded on the NYSE Amex (formerly known as the American Stock Exchange) under the symbol "EAG" since May 30, 2008. The following table sets forth, for the calendar quarter indicated, the quarterly high and low closing sale prices of our common stock, as reported on the NYSE Amex.

	High	Low
Fiscal Year Ended December 31, 2008
Second quarter	$1.80	$1.01
Third quarter	$1.22	$0.83
Fourth quarter	$1.02	$0.43

        As of March 31, 2009, there were approximately 292 record holders of our common stock and three record holders of our Series A Convertible Preferred Stock. These figures do not reflect persons or entities that hold their stock in nominee or "street" name through various brokerage firms.

Dividends

        We have not paid any dividends on our common stock to date and do not anticipate paying any dividends in the foreseeable future. We intend to retain future earnings, if any, in the operation and expansion of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deemed relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Equity Compensation Plan Information

        As of December 31, 2008, the following equity securities of our company are authorized for issuance, aggregated as follows, pursuant to our compensation plans (including individual compensation arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	1,995,000	$1.67/share	2,880,000
Equity compensation plans not approved by security holders	—	—	—

Unregistered Sales of Equity Securities and Use of Proceeds

        On December 1, 2008, we completed a private placement of a maximum of 200,000 shares of our common stock at $2.00 per share. We issued to investors an aggregate of 102,750 shares of our common stock and received gross proceeds of $205,500. We did not use a private placement agent in connection with this offering.

        With respect to the sales of our common stock described above, we relied on the exemption provided by Section 4(6) of the Securities Act and Regulation D promulgated thereunder ("Regulation D"). The purchasers of securities acquired securities for their own account for investment purposes only and not for resale unless registered under the Securities Act or pursuant to an exemption from such registration. As required by Rule 506 of Regulation D, the purchasers who are not accredited investors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment and have been provided the information specified in Rule 502 of Regulation D.

Item 6.    Selected Financial Data

        We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 6.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this annual report In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this annual report, particularly in "Risk Factors" in Item 1A.

Overview

        We are a provider of customized transparent and opaque armor solutions for tactical and non-tactical transport vehicles and construction equipment used by the military.

        We also provide physical security products for architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground.

        In 2008, we launched our new live-fire interactive T2 Tactical Training System and have begun active marketing of the system. T2 provides law enforcement officers, SWAT team members, tactical specialists and military operators with the opportunity to hone their firearms and combat skills, with their own weapons and ammunition, in conjunction with realistic video scenarios broadcast on a large screen, incorporating environmental factors such as heat, cold, sound and light effects. In addition to installation fees for T2 systems, we anticipate additional revenue opportunities for service and support of T2 facilities once installed, and expect to offer training in the T2 as part of our American Institute for Defense and Tactical Studies.

        Also in 2008, in conjunction with the T2, we began offering courses and seminars through our tactical training institute, the American Institute for Defense and Tactical Studies. Course offerings include training in the fields of Counterterrorism, Fundamentalist Islam and Middle Eastern Mindset, Dignitary Protection, IED Terrorist Tradecraft, Emergency Tactical Medicine, Post Suicide-Bombing Command and Incident Response, Forensics and Hand-to-Hand Combat.

        We focus primarily on research and development, design and engineering, fabrication and providing component integration. Our armor solutions are used in retrofit applications for equipment already in service, and we work with original equipment manufacturers to provide armor solutions for new equipment purchased by the military. Similarly, our architectural hardening and other physical security products are incorporated in new construction, but are more often deployed in existing structures and facilities ranging from secure commercial buildings to military bases and other facilities.

        Our technical expertise is in the development of lightweight composite ballistic, blast and bullet mitigating materials used to fortify and enhance capabilities of existing and in-service equipment and structures. We serve primarily the defense market and our sale are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense (or DoD) and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

        Our recent historical revenues have been generated primarily from two large contracts and a series of purchase orders from a single customer. To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

  •
  increase exposure to military platforms in the U.S. and internationally;

  •
  form strategic partnerships with original equipment manufacturers (OEMs);

  •
  develop strategic alliances;

  •
  capitalize on increased homeland security requirements and non-military platforms;

  •
  increase marketing efforts relating to our new tactical training products and services; and

  •
  focus on an advanced research and development program to capitalize on increased demand for new armor materials.

        We are pursuing each of these growth strategies simultaneously, and expect one or more of them to result in additional revenue opportunities within the next 12 months.

Sources of Revenues

        We derive our revenues by fulfilling orders under master contracts awarded by branches of the United States military, law enforcement and corrections agencies and private companies involved in the defense market. Under these contracts, we provide customized transparent and opaque armor products for transport and construction vehicles used by the military, group protection kits and spare parts. We also derive revenues from sales of our physical security products and retail sales of our tactical products.

        As noted in the section entitled "Business—Backlog," of our $57.0 million of contract backlog as of December 31, 2008, we estimate that $45.0 million will be filled in 2009. Accordingly, in order to maintain our current revenue levels and to generate revenue growth, we will need to win more contracts with the U.S. government and other commercial entities, achieve significant penetration into critical infrastructure and public safety protection markets, and successfully further develop our relationships with OEM's and strategic partners. Notwithstanding the possible significant troop reductions in Afghanistan and Iraq, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In addition, we are exploring interest in armored construction equipment in other countries with mine-infested regions.

        We continue to aggressively bid on projects and are in preliminary talks with a number of international firms to pursue long-term government and commercial contracts, including with respect to Homeland Security. While no assurances can be given that we will obtain a sufficient number of contracts or that any contracts we do obtain will be of significant value or duration, we are confident that we will continue to have the opportunity to bid and win contracts as we have in 2007 and 2008.

Cost of Revenues and Operating Expenses

        Cost of Revenues.    Cost of revenues consists of parts, direct labor and overhead expense incurred for the fulfillment of orders under contract. These costs are charged to expense upon completion and acceptance of an order. Costs of revenue also includes the costs of protyping and engineering, which are expensed upon completion of an order as well. These costs are included as costs of revenue because they are incurred to modify products based upon government specifications and are reimbursable costs within the contract. These costs for the production of goods under contract are expensed when they are complete. We allocate overhead expenses such as employee benefits, computer supplies, depreciation for computer equipment and office supplies based on personnel assigned to the job. As a result, indirect overhead expenses are included in cost of revenues and each operating expense category.

        Sales and Marketing.    Expenses related to sales and marketing consist primarily of compensation for our sales and marketing personnel, sales commissions and incentives, trade shows and related travel.

        As our revenues increase, we plan to continue to invest heavily in sales and marketing by increasing the number of direct sales personnel in order to add new customers and increase sales to our existing customers. We also plan to expand our marketing activities in order to build brand awareness and generate additional leads for our growing sales personnel. We expect that in 2009, sales and marketing expenses will increase in absolute dollars but will decrease as a percentage of revenues.

        Research and Development.    Research and development expenses are incurred as we perform ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. Such expenses typically include compensation and employee benefits of engineering and testing personnel, materials, travel and costs associated with design and required testing procedures associated with our product line. We expect that in 2009, research and development expenses will increase in absolute dollars as we upgrade and extend our service offerings and develop new protections products, but will remain relatively consistent or decrease slightly as a percentage of revenues. Research and development costs are charged to expense as incurred.

        General and Administrative.    General and administrative expenses consist of compensation and related expenses for executive, finance, accounting, administrative, legal, professional fees, other corporate expenses and allocated overhead. We expect that in 2009, general and administrative expenses will increase in absolute dollars but decrease as a percentage of revenues.

Critical Accounting Policies

        Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

        We believe that of our significant accounting policies, which are described in Note 1 to the consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

        Revenue and Cost Recognition.    We recognize revenue in accordance with the provisions of the Securities and Exchange Commission (SEC) Staff Accounting Board (SAB) No. 104, "Revenue Recognition", which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller's price to the buyer is fixed and determinable and (d) collectability is reasonably assured. Under this provision, revenue is recognized upon delivery and acceptance of the order.

        We recognize revenue and report profits from purchases orders filled under master contracts under the completed contract method. Purchase orders received under master contracts may extend for periods in excess of one year. Contract costs are accumulated as deferred assets and billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of December 31, 2008, there were no such provisions made.

        All costs associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred asset called "Costs in Excess of Billings on Uncompleted Contracts." Upon completion of a purchase order, such associated costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.

        All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred liability called "Billings in Excess of Costs on Uncompleted Contracts". Upon completion of a purchase order, all such associated billings would be reclassified from the balance sheet to the statement of operations as revenues. Due to the structure of our contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as deferred liabilities as of December 31, 2008.

        Stock-Based Compensation.    Stock based compensation consists of stock or options issued to employees, directors and contractors for services rendered. We accounted for the stock issued using the estimated current market price per share at the date of issuance. Such cost was recorded as compensation in our statement of operations at the date of issuance.

        In December 2007, we adopted our 2007 Incentive Compensation Plan pursuant to which we have issued and intend to issue stock-based compensation from time to time, in the form of stock, stock options and other equity based awards. Our policy for accounting for such compensation in the form of stock options is as follows:

        We have adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS No. 123R). In accordance with SFAS No. 123R, we will use the Black-Scholes option pricing model to measure the fair value of our option awards granted after June 15, 2005. The Black-Scholes model requires the input of highly subjective assumptions including volatility, expected term, risk-free interest rate and dividend yield. In 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107 (SAB No. 107) which provides supplemental implementation guidance for SFAS No. 123R.

        Because we have only recently become a public entity, we will have a limited trading history. The expected term of an award is based on the "simplified" method allowed by SAB No. 107, whereby the expected term is equal to the midpoint between the vesting date and the end of the contractual term of the award. The risk-free interest rate will be based on the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the awards. We have not paid and do not anticipate paying a dividend on our common stock in the foreseeable future and accordingly, use an expected dividend yield of zero. Changes in these assumptions can affect the estimated fair value of options granted and the related compensation expense which may significantly impact our results of operations in future periods.

        Stock-based compensation expense recognized will be based on the estimated portion of the awards that are expected to vest. We will apply estimated forfeiture rates based on analyses of historical data, including termination patterns and other factors.

        We recognized $84,247 and $ 6,800 in stock compensation expense as of December 31, 2008 and December 31, 2007, respectively.

Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

        The Series A Convertible Preferred Stock (or Series A Preferred) is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should we issue future common stock at a lesser price. As a result, we have elected to record a hybrid instrument, preferred stock and conversion option together, at fair value. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

        The proceeds from the issuance of the Series A Convertible Preferred Stock and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value." Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a loss. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $9,832,497. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $3,626,977. These liabilities were subsequently adjusted to fair value as of December 31, 2008, which resulted in a net gain of $2,900,799. As of December 31, 2008, the Series A Preferred liability was $10,981,577.

        Investor Warrants.    The warrants issued with the Series A Preferred (or Investor Warrants) meet the criteria under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". Under SFAS 133, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. On March 7, 2007, the date of initial issuance, we recorded a derivative liability of $1,142,503. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $398,023. These liabilities were subsequently adjusted to fair value as of December 31, 2008, which resulted in a net gain of $1,450,117. As of December 31, 2008, the Investor Warrant liability was $90,409.

        The Investor Warrants meet the criteria under EITF 01-6 "The Meaning of Indexed to a Company's Own Stock", which provides guidance as to whether a contract is indexed to a company's own stock. However, since the warrants do not meet the criteria for reporting as an equity instruments under EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the fair value of the Investor Warrants is included as a noncurrent liability.

        Placement Agent Warrants.    The warrants issued to the Placement Agent with respect to the sale of the Series A Preferred and Investor Warrants (or Placement Agent Warrants) were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants are recorded at fair value at the date of issuance. Under EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", we satisfy the criteria for classification of the Placement Agent Warrants as equity. We have recorded the corresponding amount recorded as a Deferred Financing Cost. Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as an other asset and is amortized as additional financing costs over the term of the Series A Preferred using the interest method. At the date of each issuance, we recorded $1,033,433 and $418,559 in deferred financing costs and amortized $429,267 as interest expense as of December 31, 2008.

        Please see "Item 1. Business—Series A Convertible Preferred Financing" for additional information.

Comparison of Years Ended December 31, 2008 and 2007

        Revenues.    Revenues for 2008 from continuing operations were approximately $35.6 million, a decrease of $700,000 or 2%, from revenues of approximately $36.3 million for 2007. The decrease in revenues from 2007 to 2008 was due primarily to changing economic conditions that were experienced by the Company during its fourth quarter. As a result, fewer orders were placed and orders that were in process experienced delays, which resulted in their ultimate completion in 2009. In particular, approximately $10 million of revenue expected in the fourth quarter of 2008 was pushed into the first half of 2009 because of fund allocation by two of our largest customers with respect to purchases of our products. Revenues from discontinued operations increased from $154,000 in 2007 to approximately $1.3 million for an increase of approximately $1.1 million. The increase in revenue is due to twelve months of revenue included in 2008, versus two months in 2007.

        Cost of Revenues.    Cost of revenues from continuing operations for 2008 was approximately $24.7 million, an increase of $2.4 million, or 11%, over cost of revenues of $22.3 million for 2007. The cost of revenues increase from 2007 to 2008 was primarily attributed to higher costs incurred in 2008 relating to the physical security product business, which was not in existence in 2007. In addition, the increase was related to our increased production costs under the Marine Corps sales contract in 2008. The Company also experienced increases in costs of revenues from discontinued operations of approximately $600,000 in 2008 from $84,000 in 2007. This increase of $516,000 or 614% was due to the twelve months of activity during 2008 versus only two months in 2007.

        Gross Profit Margin.    The gross profit margin from continuing operations for the years ended December 31, 2008 was approximately $11 million, or 30.9% of revenue, as compared to $14 million, or 38.6% of revenue, for the year ended December 31, 2007. The decrease in gross profit of approximately $3.1 million, which resulted from our operations, was due primarily to the following:

  •
  Significantly higher sales under our U.S. Marine Corps contract in 2008 of product with lower gross profit margins;

  •
  Lower gross profit margins associated with the physical security product business in 2008, which was not in existence during 2007; and

  •
  Decreased sales of spare parts by approximately $500,000 from 2007 to 2008. The cost of revenue associated with these parts is significantly less than other products.

        Sales and Marketing Expenses.    Sales and marketing expenses from continuing operations for 2008 were approximately $2.72 million, an increase of $.74 million or 37%, over sales and marketing expenses of approximately $1.98 million for 2007. The increase was due to an increase of $500,000 in employee related costs from the hiring of sales and marketing and executive personnel to focus on developing existing and new customer relationships, trade shows and related travel. There were no sales and marketing expenses for discontinued operations.

        Research and Development Expenses.    Research and development expenses from continuing operations for 2008 were approximately $788,000, an increase of approximately $176,000, or 28.8%, over research and development expenses of $612,000 for 2007. During 2008, we incurred higher research and development costs associated with the testing and improvement of existing products, and continued work on our products in development. There were no research and development expenses for discontinued operations.

        General and Administrative Expenses.    General and administrative expenses from continuing operations for 2008 were $7.22 million, an increase of $3.35 million, or 80%, over general and administrative expenses of $3.87 million for 2007. This increase was primarily due to expansion expenses incurred, primarily during the first three months of 2008. During this period, we expanded the facilities at our Hicksville, New York headquarters to include the entire building, adding additional fabrication and administrative space. We previously occupied approximately 70% of the building in which our headquarters is located and now occupy the entire building. Due to our expansion, we also incurred increases in general and liability insurance, rent and general supplies, of approximately $800,000. We also incurred additional general and administrative expenses associated with the facilities for our physical security product business of approximately $175,000. We also incurred significant legal, merger and acquisition, and accounting costs associated with the registration of our common stock with the SEC under the Securities Exchange Act of 1934, the NYSE Amex and our asset acquisition during the first quarter of 2008, which were approximately $2.5 million. General and administrative expenses for discontinued operations were approximately $262,000 for 2008, an increase of approximately $169,000 or 180% over general and administrative expenses for 2007 of $93,000. This increase was due to the twelve months of operations being included in 2008 but only two months included in 2007.

        General and Administrative Salaries Expense—General and administrative salaries expense from continuing operations for 2008 and 2007 was $4.75 million and $3.17 million, respectively. The increase of $1.58 million or 40% was the result of increases in personnel associated with the expansion of our facility and acquisition of our physical security product business. As of December 31, 2008, there were 41 employees classified as general and administrative personnel, versus 29 employees as of December 31, 2007. The general and administrative salaries expense from discontinued operations was approximately $350,000 in 2008 versus $15,000 in 2007, for a decrease of $335,000 or 223%. The increase was due to twelve months of operations included in 2008 versus only two months in 2007.

        Depreciation expense—Depreciation expense from continuing operations was approximately $842,000 for 2008 compared to $392,000 for 2007, or an increase of approximately $450,000 or 110%. The increase was the result of the expansion of the Hicksville, New York building during 2008, which resulted in higher depreciation expense of approximately $400,000. We also acquired additional property and equipment associated with our physical security product business, which resulted in additional depreciation expense of approximately $50,000. Depreciation expense for discontinued operations was not material as of December 31, 2008 or 2007.

        Interest expense—Interest expense was approximately $2.3 million for 2008 compared to $40,000 in 2007, an increase of $2.26 million or 5650%. The interest expense for 2008 includes approximately $866,000 related to the placement agent and investor warrants, $1.1 million of dividends paid to the holders of our Series A Convertible Preferred Stock and approximately $350,000 of interest expense associated with financing activities. There were no such expenses incurred during 2007.

Comparison of Years Ended December 31, 2007 and 2006

        Revenues.    Revenues for 2007 from continuing operations were approximately $36.3 million, an increase of $11.3 million or 40%, over revenues of approximately $25 million for 2006. The increase in revenues from 2006 to 2007 was due primarily to our fulfilling and shipping more orders under our existing 5 Year TACOM IDIQ contract and other existing contracts. In addition to new contracts awarded in 2007, we also increased our product offerings and orders for spare parts for existing contracts. Revenues from discontinued operations were not material for 2007 and no such revenue was generated in 2006.

        Cost of Revenues.    Cost of revenues for 2007 from continuing operations was approximately $22.4 million, an increase of $4.9 million, or 28%, over cost of revenues of $17.5 million for 2006. The cost of revenues increase from 2006 to 2007 was primarily attributed to higher costs incurred in 2007 relating to our fulfilling and shipping more orders under existing and new contracts. In addition, we increased our costs of revenues in 2007 due to increased product offerings and orders for spare parts. Cost of Revenues from discontinued operations were not material for 2007 and no such costs of revenues were generated in 2006.

        Gross Profit Margin.    The gross profit margin from continuing operations for the years ended December 31, 2007 was approximately $14 million, or 38.5% of revenue, as compared to $7.7 million, or 30.6% of revenue, for the year ended December 31, 2006. The increase in gross profit of approximately $6.3 million, which resulted from our operations, was due primarily to the following:

  •
  Direct costs of approximately $500,000 were incurred from the South Carolina facility that was opened and closed during 2006. This location was closed as of January 1, 2007 and, therefore, no direct costs were incurred as a result;

  •
  During 2007, we increased sales of spare parts by approximately $2.6 million. The cost of revenue associated with these parts is significantly less than other products; and

  •
  We completed more orders for products with a higher gross profit margin in 2007 versus 2006.

Gross profit margins from discontinued operations were not material for 2007. There was no impact on gross profit margins from discontinued operations for 2006.

        Sales and Marketing Expenses.    Sales and marketing expenses for 2007 from continuing operations were approximately $1.98 million, an increase of $1.41 million or 247%, over sales and marketing expenses of approximately $570,000 for 2006. The increase was due to an increase of $1.2 million in employee related costs from the hiring of sales and marketing and executive personnel to focus on developing existing and new customer relationships, trade shows and related travel. There were no sales and marketing expenses from discontinued operations in 2007 or 2006.

        Research and Development Expenses.    Research and development expenses for 2007 from continuing operations were approximately $612,000, an increase of approximately $491,000, or 406%, over research and development expenses of $121,000 for 2006. During 2007, we incurred higher research and development costs associated with the testing and improvement of existing products, along with development of new products. There were no research and development expenses for discontinued operations 2007 or 2006.

        General and Administrative Expenses.    General and administrative expenses for 2007 from continuing operations were $3.87 million, an increase of $3 million, or 73%, over general and administrative expenses of $2.4 million for 2006. This increase was primarily due to the increase in employee related costs associated with our expansion and increase in personnel. We significantly expanded our office and warehouse facilities, incurring additional facility and lease expense from 2006 to 2007. We also had increases during 2007 due to changes in classifications of expenses that were considered to be general and administrative as opposed to costs of revenues, as recorded in 2006. General and administrative expenses from discontinued operations were not material for 2007 and no such expenses were generated in 2006.

        General and Administrative Salaries Expense—General and administrative salaries expense for 2007 and 2006 from continuing operations was $3.17 million and $1.7 million, respectively. This increase of $1.47 million or 80% was primarily due to the increase in employee related costs associated with our expansion and increase in personnel expenses for 2007. The general and administrative salaries expense from discontinued operations was not material for 2007 and no such expenses were generated in 2006.

        Depreciation expense—Depreciation expense for 2007 from continuing operations was approximately $392,000 for 2007 compared to $230,000 for 2006, or an increase of approximately $162,000 or 70%. During 2007, we had expended approximately $650,000 for equipment, vehicles and leasehold improvements, which resulted in an increased depreciation expense for the year. The depreciation expense for 2007 was not material and no such expenses were generated in 2006.

Liquidity and Capital Resources

        As December 31, 2008, our principal sources of liquidity were cash and cash equivalents totaling approximately $375,000, net accounts receivable of approximately $4.98 million and costs in excess of billings of approximately $7.14 million. The primary sources of our liquidity during 2008 have come from operations and proceeds received from the sale of our shares of Series A Convertible Preferred Stock warrants to purchase our common stock.

        On March 7, 2008, we entered into an agreement to sell shares of our Series A Convertible Preferred Stock and warrants to purchase our common stock, and to conditionally sell shares of our common stock, to three investors. The aggregate purchase price of the preferred stock and warrants was $15.0 million and the aggregate purchase price of the common stock was to be $0.5 million. An initial closing on the sale of the preferred stock and warrants was held on March 7, 2008 in which we received gross proceeds of $10,975,000. A second closing took place on April 4, 2008 in which we received gross proceeds of $4,025,000. The Company and investors determined not to consummate the conditional sale of the common stock.

        In May 2007, we entered into a loan agreement with Commerce Bank, N.A. (now known as TD Bank) pursuant to which we have access to a $12.0 million revolving credit facility, and had access to a term loan of up to $3.0 million through October 2007. As of the end of December 31, 2008, approximately $70,000 was outstanding under the term loan. There were no other draws upon the term loan. The credit facility is secured by all of our assets, and bears interest at a variable rate equal to LIBOR plus a margin of between 1.75% and 2.45%. We have not yet drawn on any funds available under the revolving credit facility.

        As of December 31, 2007, our principal sources of liquidity were cash and cash equivalents totaling approximately $1.43 million, net accounts receivable of approximately $6.71 million and costs in excess of billings of approximately $5.0 million. The primary source of our liquidity and capital resources has come from operations.

        We believe that our current cash, cash equivalents and short-term investments together with our expected cash flows from operations and available credit line will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures for at least the next 12 months, subject to the matters concerning TD Bank and the Series A Preferred redemptions, discussed below.

        On April 1, 2009, we received a Notice of Default from our primary lender, TD Bank, resulting from the violation of certain financial covenants. The bank has stated that it is not presently taking action to enforce its rights and remedies under our existing revolving line of credit with the bank, however they are not waiving their rights under any exiting or future defaults or events of default. The bank has indicated that it will continue to make advances under the credit line, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice. In the event the bank does refuse to make one or more advances, we may unexpectedly be unable to meet our working capital obligations which could harm our reputation and our business. The bank has demanded that we provide unaudited consolidated financial statements and a cash flow forecast within 20 days after each month end. We currently are evaluating alternative financing sources.

        On April 14, 2009, we received a Notice of Triggering Event Redemption purportedly pursuant to a redemption option provided under the Series A Convertible Preferred Stock Certificate of Designations from the holder of approximately 94% of our Series A Convertible Preferred Stock, resulting from the breach of certain financial covenants and the purported occurrence of a Triggering Event (as defined under the Series A Convertible Preferred Stock Certification of Designations) resulting from such breach. The Series A Preferred Stockholder has demanded that we immediately redeem 14,025 shares of our Series A Convertible Preferred Stock, which constitutes all of the shares of such preferred stock held by the stockholder, at an aggregate price of $15,427,500.00. The Series A Preferred Stockholder has also demanded that we pay $470,317.81 as dividends it asserts have accrued from January 1, 2009 through April 13, 2009, on its preferred stock at the cash dividend rate of 12%, as well as $70,000.00 in legal fees and expenses the stockholder states that it has incurred in connection with the negotiations relating to the breach of the financial covenants pursuant to the forbearance letter dated February 13, 2009. Due to restrictions on the payment of dividends under our revolving line of credit with TD Bank, we have not paid dividends on the Series A Preferred for 2009.

        We currently do not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the stockholder described above, and restrictions under our revolving line of credit would nevertheless prohibit any such redemption. If we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If, however, we are unable to obtain such financing or the cost of obtaining such financing is prohibitive, our business would be significantly harmed. See "Item 1. Business—Series A Convertible Preferred Financing" and "Item 1A Risk Factors—We are currently in breach of certain financial covenants relating to our Series A Convertible Preferred Stock, and the holder of approximately 94% of our Series A Convertible Preferred Stock has exercised its right to cause us to redeem such shares of stock, which right purportedly has been triggered because of such breach. If we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing is prohibitive, our business would be significantly harmed" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for additional information.

        We currently are seeking larger facilities in North Carolina suitable for the expected increase in activity of our physical security products business. We believe such facilities are readily available but expect that larger facilities will increase our expenses.

        Cash Flows from Operating Activities.    Net cash used in operating activities was approximately $(10.5) million for the fiscal year ended December 31, 2008 compared to net cash used in operating activities of approximately $(1.8) million as of December 31, 2007. Net cash used in operating activities in 2008 consisted primarily of changes in our operating assets and liabilities of approximately $(2.5) million, including changes in accounts receivable, cost in excess of billing, prepaid expense, accounts payable and accrued liabilities. The changes in accounts receivable and costs in excess of billing of $1.73 million and $(2.13) million, respectively, reflects the increased payments received from our customers and increases in projects in process as of December 31, 2008. Our prepaid expenses increased approximately $160,000 due to amounts paid in advance for operating and marketing expenses. In addition, the changes in accounts payable and accrued liabilities reflect the related increase in expenses incurred, with no funds paid out. Net cash used in operating activities for the fiscal year ended December 31, 2007 consisted primarily of changes in operating assets and liabilities of approximately $(6.8) million, including changes in accounts receivable, cost in excess of billing, accounts payable and accrued liabilities. These changes in accounts receivable and cost in excess of billing resulted from the increase in projects completed and invoices issued to customers.

        As of December 31, 2008, we have net operating loss carryforwards of approximately $4.6 million available to reduce future taxable income. We expect that if we generate taxable income and/or we are not allowed to use net operating loss carryforwards, our cash generated from operations will be adequate to meet our income tax obligations.

        Net Cash Used In Investing Activities.    Net cash used in investing activities for the fiscal year ended December 31, 2008 and 2007 was approximately $(4.5) million and $(1.4) million, respectively. Net cash used in investing activities during these periods consisted primarily of cash paid for the acquisition of equipment, leasehold improvements related to the expansion of the office and cash paid out for the acquisition of assets in excess of cash received.

        Net Cash Provided by Financing Activities.    Net cash provided by financing for fiscal year ended December 31, 2008 and 2007 was approximately $13.7 million and $50,000, respectively. Net cash provided by financing activities during 2008 consisted primarily of proceeds of $15.0 million received from the sale of Series A Preferred Stock offset by approximately $1.4 million paid in deferred financing costs, net proceeds of $99,000 received from the sale of the Company's common stock and proceeds received from the exercise of warrants for common stock and approximately $190,000 received from the term loan and line of credit, offset by repayments of short term financing of approximately $170,000. Net cash used in financing activities during 2007 consisted proceeds from short term financing of $140,000, which were offset by repayments of short term financing of approximately $90,000.

Contractual Obligations

        We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide tabular disclosure of contractual obligations under this Item 7.

Item 7A.    Quantitative and Qualitative Disclosure about Market Risk

        We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 7A.

Item 8.    Financial Statements and Supplementary Data

        Our consolidated financial statements and related notes required by this item are set forth as a separate section of this report. See Part IV, Item 15 of this Form 10-K.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 9A.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer determined that a material weakness exists with respect to our reporting of complex and non-routine transactions. As a result of this material weakness, on November 20, 2009 we determined that restatements were required for our financial statements in our Annual Report for the year ended December 31, 2008 and our Quarterly Reports for the quarters ended March 31, 2009 and June 30, 2009.

        To address this material weakness, we have engaged outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

        As a result of the material weakness identified with respect to our reporting of complex transactions, our Chief Executive Officer and Chief Financial Officer the have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

        There were no changes in our internal controls over financial reporting during the quarter ended December 31, 2008 that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Management's Report on Internal Control Over Financial Reporting

        This annual report does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm with respect to our internal controls due to a transition period established by rules of the SEC for newly public companies.

Limitations on the Effectiveness of Controls

        Our management, including our CEO and CFO, does not expect that our Disclosure Controls and internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, with American Defense Systems have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls.

        The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Item 9B.    Other Information

        None.

 PART III

Item 10.    Directors, Executive Officers and Corporate Governance

        The directors, executive officers and certain significant employees of ADSI are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S-K, Item 401, within the time periods described in that regulation.

        The following table contains information with respect to our directors and executive officers:

Name	Age	Position
Anthony J. Piscitelli	61	Chairman of the Board, President and Chief Executive Officer
Gary Sidorsky	50	Chief Financial Officer and Director
Fergal Foley	51	Chief Operating Officer and Director
Curtis M. Taufman	42	Senior Vice President, Engineering and Architecture
Charles R. Pegg	53	Vice President, Operations
Victor La Sala	62	Senior Vice President, Research & Development
Russell Scales	59	Senior Vice President, Business Development
Roger Ward	43	Vice President, Investor Relations
Robert C. Aldrich	62	Chief Security Officer
Richard P. Torykian, Sr.	69	Director
Alfred M. Gray	80	Director
Christopher D. Brady	54	Director
Stephen R. Seiter	64	Director
Victor Trizzino	67	Director
Pasquale J. D'Amuro	52	Director

        Anthony J. Piscitelli has served as our Chairman of the Board and Chief Executive Officer since our founding in 2002, and as our President since our founding through June 2004 and again from August 2005 to the present. Mr. Piscitelli was the Chairman of the Board and Chief Executive Officer of A. J. Piscitelli & Associates, Inc., our predecessor and wholly owned subsidiary, since its formation in 1994. Mr. Piscitelli has over 26 years of industry experience and has been active in all phases of the security business. Mr. Piscitelli received his Bachelor of Arts degree in Political Science from St. Johns University and a Master's Degree in Political Science from the City University of New York at Queens College. Mr. Piscitelli received the FBI's Commendation for Meritorious Citizenship in 1986 and is a member of various professional organizations including the American Correctional Association, the American Jail Association, the American Society for Industrial Security, the International Society of Security Professionals, and the Protective Glazing Council of America. Mr. Piscitelli was recently made a member of the American College of Forensic Examiners for Homeland Security Level V.

        Gary Sidorsky has served as Director and our Chief Financial Officer since December 2007 and December 2006, respectively, and from January to December 2006 served as our Controller. Mr. Sidorsky has 26 years of accounting experience with both accounting firms and manufacturing companies. He served as Accounting Manager for Diam International, a leading global manufacturer of merchandising displays, from September 2003 to January 2006. Mr. Sidorsky received his Bachelor of Art degree from Quinnipiac University and MBA from Dowling College. He has also earned course certificates in Finance for Executives from the University of Chicago School of Business and Logistics from the Defense Systems Acquisition Management (DSAM).

        Fergal Foley has served as a Director and our Chief Operating Officer since December 2007 and June 2007, respectively. Mr. Foley retired from the New York Amy National Guard in October 2006 and promoted to Brigadier General on the State Retired List. His key military assignments included serving as Executive Officer of the National Guard Regional Training Institute from 1996 to 1999. He was later assigned as Deputy Brigade Commander from 1999 to 2003. On September 11, 2001 through September 29, 2001, Mr. Foley served as the Chief of Staff and Acting Commander for the Joint Task Force "Operation World Trade Center." In 2003, he was selected for Brigade Command in New York City and remained there until 2005. In October 2008, Mr. Foley was appointed by the Governor of New York as Commander of the New York State Defense Force. He remained as Facility Manager as a federal employee until June 2007. From May 1986 to Febrary 1990, Mr. Foley worked in the private sector as the President of Dutchess Conty Transportation Services, and from April 1982 to May 1986 as a sales manager for an electronic component distribution company. He currently serves on the National Guard Association Homeland Security Task Force. Mr. Foley earned an Associates Degree in Business Management from Canton College (SUNY), a Bachelor of Science degree and Master of Public Administration degree from Marist College, and a Master of Science degree from the U.S. Army War College.

        Curtis M. Taufman has served as our Senior Vice President of Engineering and Architecture and our Vice President of Engineering since March 18, 2008 and July 2005, respectively. From April 2004 to July 2005, Mr. Taufman served as our Chief Operating Officer. From 1996 to 2004, Mr. Taufman was an associate at James La Salsa & Associates, an architectural engineering firm. Mr. Taufman received his Bachelors of Architecture degree from the New York Institute of Technology. Mr. Taufman is a registered architect in New York, New Jersey and Vermont and maintains NCARB certification.

        Charles Pegg has served as our Vice President of Program Management since October 2005. From May 2005 to October 2005, Mr. Pegg served as Program Coordinator for Davis Defense Group, a defense contractor. Prior to that, from February 2003 to May 2005, he served as Program Coordinator for KC Trading, a defense contractor company. Mr. Pegg served twenty years in the United States Marine Corps, and retired in 1994 at the rank of Gunnery Sergeant. Mr. Pegg has attended various collegiate courses offered at Northern Virginia Community College and Pepperdine University.

        Victor La Sala has served as our Senior Vice President and our Vice President of Research and Development since March 18, 2008 and June 2005, respectively. Mr. La Sala also served as our Director of Engineering from March 2004 to June 2005. Prior to that, from January 1990 to March 2004, Mr. La Sala served as Managing Partner for James, La Sala & Associates, LLP, an architectural engineering firm, and as Partner for EnerTec Consulting Engineers from February 1984 to December 1989. From May 1974 to February 1984, Mr. La Sala served as Fire Protection Engineer and Safety Specialist at the U.S. General Services Administration, Public Buildings Service. Mr. La Sala also worked at Grumman Aerospace from June 1968 to October 1970 as a Spacecraft Design Engineer for the design of the Lunar Module Spacecraft. Mr. La Sala received his Bachelors of Science degree in Aerospace Engineering from Polytechnic Institute of Brooklyn and a Master of Arts degree in Occ. Safety and Health from New York University.

        Russell Scales has served as our Senior Vice President and our Vice President of Business Development since March 18, 2008 and June 2007, respectively. He served as our Chief Operating Officer from September 2006 to June 2007. Mr. Scales has over 25 years of experience in senior-level management encompassing business development, distribution systems and administration. From September 2001 to August 2006, Mr. Scales served as Director of Sales/Marketing Business Development for Tomsed Corporation, an international manufacturer/provider of physical security systems. Prior to working at Tomsed, Mr. Scales served for two years, as President of Schaefer Interstate Inc., eight years as President of Enviro-Guard Ltd. and five years as VP of Sales and marketing of the Campbell Soup Company's Triangle Health and Fitness Systems Division. Mr. Scales received his Bachelor of Science degree from East Carolina University.

        Roger Ward has served as our Vice President of Investor Relations since November 2007. From January 2007 to November 2007, Mr. Ward also served as our Director of Marketing. From August

1999 to December 2006, Mr. Ward served as Product Communications Coordinator for Mellon Investor Services LLC, a leading stock transfer agent. Mr. Ward has spent the majority of the last 21 years in the financial industry. Mr. Ward has extensive experience in the fields of marketing, customer service, project and product management, corporate training, demutualization, trade show coordination, and collateral design and production. Mr. Ward received his Bachelor of Arts degree in English from Rider University. Mr. Ward is a son-in-law of Mr. Piscitelli, our Chairman of the Board and Chief Executive Officer.

        Robert C. Aldrich has served as our Chief Security Officer since October 1, 2007. From June 1971 to June 2001, Mr. Aldrich was an agent and retired as a Supervisory Special Agent of the Federal Bureau of Investigation (FBI). During the administration of five Commandants of the Marine Corps (CMC), Mr. Aldrich served as Special Consultant to the CMC as Program Manager in special missions training and law enforcement liaison. During the September 11, 2001 terrorist attack on the Pentagon, Mr. Aldrich was the USMC National Coordinator for Law Enforcement, Public Safety and Civil Support, which established a key nexus with local, state, and federal law enforcement and public safety authorities for shaping and implementing Marine Corps policies for combating terrorism, continuity of operations, critical infrastructure protection and support to civil authorities. Mr. Aldrich received his Bachelor of Science degree from the University of South Carolina and is a fellow at the Potomac Institute for Policy Studies. Mr. Aldrich served as Senior Advisor for the Civitas Group, Washington, D.C. and has advisory roles with Archaio, L.L.C. and Cavalry Security Group. From November 1966 to September 1969, Mr. Aldrich was in active duty military service and served in the U.S. Army Special Forces with service in Vietnam (from 1968 to 1969). In 2005, the Secretary of the Navy awarded Mr. Aldrich the Distinguished Public Service Award, the Navy's highest civilian recognition for public service.

        Richard P. Torykian, Sr. has been a member of our Board of Directors since December 2007. Mr. Torykian currently serves as a Director at Lazard Freres & Company. He is a member of the Board of Sponsors, Mercy Hospital, Rockville Centre, NY and was the founding chairman of the Chaminade High School Development Fund and advisor to the Catholic Big Brothers of New York City. He is a Trustee Emeritus of the Intrepid Sea-Air-Space Museum headquartered aboard the USS Intrepid. Mr. Torykian received his BA in Chemistry from St. Michaels College, MS in Chemistry from St. Joseph's University and MBA in Finance from Adelphia University. Mr. Torykian has been a member of the Board of Directors of Ceramic Protection Corporation, a Toronto Exchange Company, since August 2007.

        Alfred M. Gray has been a member of our Board of Directors since January 2008. General Gray currently is a Senior Fellow and the Chairman of the Board of Regents at Potomac Institute for Policy Studies, a non-profit public policy research institute. Since 2000, General Gray has been a member of the Board of Directors of SENSIS Corp., a privately held commercial and defense radar company, Information Assurance Inc., a privately held information assurance and security company. He is also the Chairman of the Board of Directors of SYS Technologies, Inc., an information solution company whose shares trade on the NYSE Amex, and GlobeSecNine, a privately held financial investment firm. General Gray received his Bachelor of Science degree from the University of the State of New York. He received Honorary Doctorates of Law degrees from Lafayette College and Monmouth University. He also received Honorary Doctorate degrees from Norwich University, the Defense Intelligence College, and Franklin University. General Gray also attended the Marine Corps Command and Staff College and Army War College. In 1991, General Gray retired from the U.S. Marine Corps after 41 years of service. From 1987 until 1991, he served as member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps and an advisor to the President. Mr. Gray currently serves as the Chairman of Injured Marine Semper Fi Fund and the Marine Youth Fitness Foundation. He is also the Chancellor of the Marine Military Academy and a director of the Marine Corps Law Enforcement Foundation.

        Christopher D. Brady has been a member of our Board of Directors since April 2008. Since 1994, Mr. Brady has served as Chairman and Managing Director for the Chart Group, a banking firm. He also serves as a director of Antwerp, LLC, Antwerp International, LP, Chart Capital Placements, Ltd. and Farpoint, Ltd. which are investments and affiliates of the Chart Group. Mr. Brady is a member of Board of Directors of Templeton Emerging Markets Investment Trust PLC, Miami International Holdings, Bitrage, SeaMobile and U.S. Helicopter Corporation. Mr. Brady received his M.B.A. from Columbia University and Bachelor of Arts in American History from Middlebury College.

        Stephen R. Seiter has been a member of our Board of Directors since April 2008. Mr. Seiter currently serves as President, Chief Executive Officer and Director of the Board of Park Place Holdings LLC, a privately held automobile storage and restoration company, and SBC Realty LLC, a privately held real estate holding company. He is also the Chairman of the Board of Directors of Ultima Health Products Co., LLC, a privately held soft drink company. From 1990 to 2005, Mr. Seiter served as President and Chief Executive Officer of Seiter & Miller Advertising, an advertising agency. Mr. Seiter received his B.A. and M.B.A. from the University of Washington. He also attended the U.S. Army War College. From 1984 to 2004, Mr. Seiter served in the N.Y. Army National Guard and retired with the rank of Major General. He is currently a trustee of the Naval War College Foundation.

        Victor F. Trizzino has been a member of our Board of Directors since April 2008. Since December 2002, Mr. Trizzino has served as Vice President of Business Development for Valiant Solutions, Inc., a privately owned workforce management solutions provider. Mr. Trizzino's prior business experience includes serving in various executive management positions at Standard Microsystems Corporation (NASDAQ GS: SMSC) from 1980 through 1995, and as President and Chief Executive Officer, and a member of the board of directors from 1988 through 1995. From 1995 to 2002, Mr. Trizzino provided consulting services to organizations in various business sectors. Mr. Trizzino received his Bachelor of Business Administration Degree from Iona College.

        Pasquale J. D'Amuro has been a member of our Board of Directors since April 2008. Since April 2005, Mr. D'Amuro has served as Chairman and Chief Executive Officer for Giuliani Security & Safety, a security consulting and investigative firm. Prior to that, from May 1979 to March 2005, he worked at the Federal Bureau of Investigation (FBI). On March 31, 2005, Mr. D'Amuro retired as the Assistant Director-In-Charge of the FBI's New York office. He received his Bachelor of Business Administration in Accounting from Niagara University and Honorary Doctorate of Laws from Mercy College. He is currently a trustee of Mercy College.

Certain Significant Employees

        The following information is supplied with respect to certain of our significant employees:

        Jeffrey H. Helgeson has served as our Senior Project Engineer since January 2005. He is responsible for program management, product development and testing. From January 1997 to January 2005, Mr. Helgeson was an aerospace test engineer with the GASL division of Alliant Techsystems Inc. (ATK-GASL), a leading research institute, and from June 1994 to January 1997, a mechanical engineer with Burns and Roe Enterprises, an architectural engineering firm. Mr. Helgeson received Bachelors and Masters degrees in Mechanical Engineering from The Cooper Union.

        John Tuozzolo has served as our Design Specialist since May 2005. Mr. Tuozzolo is responsible for designing, communicating and following up design information to the CAD operators, and managing prototype fabrication in-house and externally. From August 1992 to May 2005, Mr. Tuozzolo was a designer, inspector and fabricator at Macro Tool and Machine, a prototyping and production machine shop and makers of the Siegel Tooling Systems line of machine shop fixturing components. Mr. Tuozzolo received his Bachelors Degree in Computer Science from Mount Saint Mary College and an Associate Degree in Drafting and Design from Indian River Community College.

Information Relating to Corporate Governance and the Board of Directors.

        Our bylaws authorize our board of directors to appoint its members one or more committees, each consisting of one or more directors. Our board of directors have established three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

        The members of each committee is set forth below.

  Audit Committee:

  Victor Trizzino (Chairman)
  Stephen Seiter
  Christopher Brady (through March 20, 2009)
  Alfred Gray (since April 14, 2009)

  Compensation Committee:

  Stephen Seiter (Chairman)
  Pasquale D'Amuro
  Alfred Gray

  Nominating and Corporate Governance Committee:

  Stephen Seiter (Chairman)
  Victor Trizzino
  Alfred Gray

        All of our audit, compensation and nominating and corporate governance committee members are independent as such term is defined under the NYSE Amex Company Guide. In addition, except as discussed below, all of our audit committee members meet the independence standards under the Exchange Act, and one member of the committee, Victor Trizzino, qualifies as an "audit committee financial expert" as defined under that Act.

        In March 2009, Chart Group Advisors LLC, a subsidiary of an entity controlled by Christopher Brady, entered into a consulting arrangement where the Chart Group is to advise our company with respect to certain financial and capitalization matters. The arrangement is not for a fixed term and can be terminated at any time upon ten days' notice, but it is not expected to continue for longer than six months. The Chart Group is to be paid $10,000 per month with a minimum total of $60,000. The other independent members of our board of directors have approved the arrangement with the Chart Group. However, such independent board members have also determined that Mr. Brady no longer satisfies the independence requirements to serve on our audit committee, of which Mr. Brady had been a member since April, 2008, and as of March 20, 2009, Mr. Brady is no longer a member of the committee. As of April 14, 2009, Alfred Gray has been appointed as a member of our audit committee to fill the vacancy created by the resignation of Mr. Brady.

  Audit Committee

        Our audit committee has responsibility for, among other things, assisting our board of directors in its oversight of:

  •
  the integrity of our financial statements;

  •
  our independent registered public accounting firm's qualifications and independence;

  •
  the performance of our independent registered public accounting firm; and

  •
  any related person transactions.

        The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors will be approved in advance by our audit committee.

        The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

  Compensation Committee

        Our compensation committee has responsibility for, among other things:

  •
  reviewing and recommending approval of compensation of our executive officers;

  •
  administering our equity incentive compensation plans; and

  •
  reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee has responsibility for, among other things:

  •
  identifying and recommending nominees for election to our board of directors;

  •
  developing and recommending to our board of directors our corporate governance principles; and

  •
  overseeing the evaluation of our board of directors and management.

        Our Board of Directors has adopted charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, describing the authority and responsibilities delegated to each committee by the board of directors. Our board of directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.adsiarmor.com, the charter of each Committee, our Code of Business Conduct and Ethics and a Whistleblower Policy. These documents are also available in print to any stockholders requesting a copy in writing from our corporate secretary at our executive offices set forth in this report. We intend to disclose any amendments to or waivers of a provision of our Code of Business Conduct and ethics made with respect to our directors or executive officers on our website.

Process for Selecting Nominees to the Board of Directors

        Our Nominating and Corporate Governance Committee does not have a specific policy for consideration of nominees recommended by security holders. However, security holders can recommend a prospective nominee for the Board of Directors by writing to our corporate Secretary at our corporate headquarters and providing the information required by the our bylaws, along with any additional supporting materials the security holder considers appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We prepare Section 16 forms on behalf of our directors and officers based on the information provided by them.

        Based solely on review of this information, we believe that, during the fiscal year ended December 31, 2008, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except for (i) a Form 3 for Pasquale D'Amuro to report his appointment as director that occurred on April 11, 2008 that was reported on September 2, 2008, (ii) a Form 4 for Roger Ward to report the acquisition of shares that occurred on August 29, 2008 that was reported on September 3, 2008, (iii) a Form 4 for Fergal Foley to report the acquisition of shares by his wife that occurred on September 5, 2008 that was reported on September 10, 2008, (iv) a Form 4 for Stephen Seiter to report the acquisition of shares that occurred on September 11, 2008 that was reported on September 30, 2008, (v) a Form 4 for Alfred Gray to report the acquisition of shares by his wife that occurred on September 12, 2008 that was reported on October 7, 2008 and (vi) a Form 4 for Richard Torykian to report the acquisition of an option to purchase shares that occurred on July 31, 2008 that was reported on October 10, 2008 and (vii) a Form 4 for Roger Ward to report the acquisition of an option to purchase shares that occurred on October 31, 2008 that was reported on November 13, 2008.

Item 11.    Executive Compensation

        As a small reporting company as defined by Rule 12b-2 of the Exchange Act, we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to this Item 11. Under the scaled disclosure obligations, we are not required to provide the Compensation Discussion and Analysis, Compensation Committee Report and Compensation Committee Interlock and Insider Participation Disclosure, and certain other tabular and narrative disclosures relating to executive compensation.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by our chief executive officer and the two other executive officers who, based on their total compensation, received more than $100,000 and were the most highly compensated in 2008. We refer to these individuals collectively as the named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)(5)	All Other Annual Compensation ($)	Total ($)
Anthony J. Piscitelli(1)	2007	$368,606		$50,000		—	$184,298	$22,000	$624,904
Chairman of the Board, President and Chief Executive Officer	2008	$388,838		$75,000		—	$4,574	$57,058	$525,470

Fergal Foley(2)	2007	$73,077	(3)	$5,000	(3)	$100,000	$15,972	—	$194,049
Chief Operating Officer and Director	2008	$260,488		$62,500		—	$4,574	$506	$328,068

Gary Sidorsky(4)	2007	$167,919		$10,000		$100,000	$15,972	—	$293,891
Chief Financial Officer and Director	2008	$187,442		$58,500		—	$4,574	$9,759	$260,275

(1)
Mr. Piscitelli's other annual compensation is comprised of (i) $21,000 of insurance premiums with respect to life insurance, and (ii) $36,058 for unused vacation.

(2)
Mr. Foley's other annual compensation is comprised of insurance premiums with respect to life insurance.

(3)
The amounts reflect Mr. Foley' compensation from June 2007 to December 2007. He joined our company in June 2007.

(4)
Mr. Sidorsky's other annual compensation is comprised of (i) $932 of insurance premiums with respect to life insurance, and $8,827 for unused vacation in 2007.

(5)
Amounts reported represent the compensation cost to be recognized for financial statement reporting purposes in accordance with SFAS 123R, utilizing the following assumptions: (a) Risk free rate of 4.23% (b) Volatility of 45% (c) Forfeiture rate of 10% and (d) Dividends of 0. Additional information can be found on Page F-18, Note 5 of the Consolidated Financial Statements.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information regarding equity based compensation to our named executive officers in 2008.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Anthony J. Piscitelli	10/8/2008	—	25,000	$2.00	$4,574
Fergal Foley	10/8/2008	—	25,000	$2.00	$4,574
Gary Sidorsky	10/8/2008	—	25,000	$2.00	$4,574

(1)
See the "Option Exercises and Stock Vested" table below for information concerning the option awards.

(2)
Amounts reported represent the compensation cost to be recognized for financial statement reporting purposes in accordance with SFAS 123R, utilizing the following assumptions: (a) Risk free rate of 4.23% (b) Volatility of 45 (c) Forfeiture rate of 10% and (d) Dividends of 0. Additional information can be found on Page F 18, Note 5 of the Audited Financial Statements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exciserable(1)	Number of Securities Underlying Unexercised Options Unexciserable(1)	Option Exercise Price per share	Option Expiration Date
Anthony J. Piscitelli	150,000	600,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015
Gary Sidorsky	13,000	52,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015
Fergal Foley	13,000	52,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015

(1)
All of the options that will expire on December 14, 2014 were granted on December 14, 2007, and vest at the rate of 20% per year with the first 20% vested on December 14, 2008. All of the options that will expire on October 8, 2015 were granted on October 8, 2008, vest at the rate of 20% per year with the first 20% vesting upon the first anniversary of the grant date.

 EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

        Anthony Piscitelli.    We entered into an employment agreement with Anthony Piscitelli effective January 1, 2007. Pursuant to his employment agreement, Mr. Piscitelli serves as our chief executive officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Piscitelli's annual base salary under the employment agreement for 2009 is approximately $415,000, which amount shall be, in good faith, reviewed and increased by our board of directors at least annually or more frequently upon his request. The employment agreement also provides that Mr. Piscitelli shall be paid an annual bonus each fiscal year, which shall not be less than an amount equal to 2.5% of our increase in net income before extraordinary and non-recurring items and income taxes over the prior fiscal year. He is also eligible for additional performance based bonuses.

        Gary Sidorsky.    We entered into the employment agreement with Gary Sidorsky effective January 1, 2007, as amended on January 9, 2009. Pursuant to his employment agreement, Mr. Sidorsky serves as our chief financial officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Sidorsky's annual base salary under the employment agreement for 2009 is approximately $211,000, which amount shall be reviewed on an annual basis by our chief executive officer and increased from time to time in an amount determined by our chief executive officer. The employment agreement also provides that Mr. Sidorsky shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in our EBITDA over the preceding fiscal year.

        Fergal Foley.    We entered into an employment agreement with Fergal Foley effective January 9, 2009. Pursuant to his employment agreement, Mr. Foley continues to serve as our chief operating officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Foley's annual base salary under the employment agreement for 2009 is approximately $294,000, which amount shall be reviewed on an annual basis by our board of directors and increased from time to time in an amount determined by our board of directors. The employment agreement also provides that Mr. Foley shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in our EBITDA over the preceding fiscal year.

        Each of the foregoing employment agreements provide for payments or other benefits upon the termination of the executive's employment under specified circumstances and/or in the event of a change in control of our company, as described below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Anthony Piscitelli.    Under our employment agreement with Mr. Piscitelli, if we terminate him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Piscitelli: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Piscitelli's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Piscitelli's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) removes him from our board of directors by a majority vote of the board or otherwise, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Piscitelli without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Piscitelli (i) all compensation, expenses and other amounts owed to him as of the date of termination, (ii) a lump sum amount equal to (a) the prior year's bonus(es) or any portion thereof remaining unpaid as of termination, and (b) two times the average of the two prior years' bonuses, and (iii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, our obligation to continue paying Mr. Piscitelli his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years. In addition, in the event of such termination, we will be obligated to provide Mr. Piscitelli office space for a period of 24 months or, if shorter, through the date he commences other employment, and, at our option (x) provide Mr. Piscitelli 1,000,000 shares of our common stock or (y) immediately purchase all of his shares of our common stock, including the foregoing 1,000,000 shares.

        If Mr. Piscitelli dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death. In addition, we would be obligated to pay to his family all unpaid prior years' bonuses, plus a bonus for the then current year equal to his prior year's bonus pro rated for the number of months he was employed during such year.

        If Mr. Piscitelli becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, a lump sum equal to one year's annual salary then in effect, all unpaid prior years' bonuses, and a bonus for the then current year equal to his prior year's bonus pro rated for the number of months he was employed during such year. We are obligated under the employment agreement to carry sufficient disability insurance to provide Mr. Piscitelli with three years of his annual base salary in effect upon his termination for disability as well as life-time health insurance. To the extent the payments and benefits are unavailable under the terms of our insurance policies, we are obligated to provide such payments and benefits to him directly.

        If Mr. Piscitelli is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Piscitelli is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Piscitelli under the employment agreement without regard to such excise tax.

        Gary Sidorsky.    Under our employment agreement with Mr. Sidorsky, if we terminate him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Sidorsky: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Sidorsky's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Sidorsky's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) terminates Mr. Piscitelli's employment with our company without cause or Mr. Piscitelli terminates his employment for good reason, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Sidorsky without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Sidorsky (i) all compensation, expenses and other amounts owed to him as of the date of termination, and (ii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, our obligation to continue paying Mr. Sidorsky his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years.

        If Mr. Sidorsky dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        If Mr. Sidorsky becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        Pursuant to the employment agreement, if Mr. Sidorsky is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Sidorsky is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Sidorsky under the employment agreement without regard to such excise tax.

        Fergal Foley.    Under our employment agreement with Mr. Foley, if we terminates him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Foley: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Foley's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Foley's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) terminates Mr. Foley's employment with our company without cause or Mr. Foley terminates his employment for good reason, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Foley without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Foley (i) all compensation, expenses and other amounts owed to him as of the date of termination, and (ii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, the our obligation to continue paying Mr. Foley his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years.

        If Mr. Foley dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        If Mr. Foley becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, and shall thereafter has no further obligation to pay him compensation unless required by applicable law.

        If Mr. Foley is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Foley is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Foley under the employment agreement without regard to such excise tax.

Director Compensation and Other Information

        Directors are paid an annual retainer of $40,000, which is paid as $10,000 for each full and partial quarter that a person serves as a member of our board of directors, plus a fee per meeting attended of $1,500 for each board meeting attended in person, and granted 25,000 shares of our common stock annually. Each non-employee director serving on our audit committee or compensation committee is paid an additional $10,000 per year. In addition, the chairman of each of the audit committee and the compensation committee receives an annual award of $5,000.

        We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors. Employees who also serve as directors receive no additional compensation for their services as a director.

        The following table details the compensation earned by our non-employee directors in 2008:

Director Compensation—2008

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation		Total ($)
Richard P. Torykian, Sr.	$34,500		—	—	$185,965	(2)	$220,465
General Alfred M. Gray	$54,500		—	—	—		$54,500
Christopher D. Brady(3)	$44,500		—	—	—		$44,500
Stephen R. Seiter	$44,500		—	—	—		$44,500
Victor Trizzino	$44,500		—	—	—		$44,500
Pasquale J. D'Amuro	$44,500		—	—	—		$44,500
Thomas Berthel(4)	$20,000	(5)	—	—			$20,000

(1)
Includes $100,000 in cash, 25,000 shares of common stock issued at $2.00 per share for a total of $50,000, 25,000 shares of common stock issued at $1.02 per share for a total of $25,500 and an option to purchase 175,000 shares of our common stock which Mr. Torykian received under a separate consulting agreement. The dollar value of option represents the compensation cost to be recognized for financial statement reporting purposes in accordance with SFAS 123R, utilizing the following assumptions: (a) Risk free rate of 4.23% (b) Volatility of 45% (c) Forfeiture rate of 10.0% and (d) Dividends of $0. Additional information can be found on Page F-19, Note 5 of the Consolidated Financial Statements.

        Please refer to "Certain Relationship and Related Party Transactions" for additional information.

(2)
Mr. Brady resigned from our board of directors on September 18, 2009.

(3)
Mr. Berthel resigned from our board of directors on April 30, 2008. As of December 31, 2008, Mr. Berthel has an option to purchase 250,000 shares of our common stock, which he received as compensation for director services in 2007.

(4)
Pursuant to the Director Agreement dated July 23, 2007 between Mr. Berthel and the Company, Mr. Berthel was to be paid a quarterly director fee in the amount of $15,000 in advance at the beginning of each calendar quarter.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table provides information concerning beneficial ownership of our common stock and Series A Preferred Stock (on an as converted to common stock basis) as of March 31, 2009, by:

  •
  each holder of more than 5% of our common stock;

  •
  our chief executive officer and each of the two other most highly compensated executive officers as of December 31, 2008 whose combined salary and bonus was over $100,000;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 39,760,752 shares of common stock outstanding as of March 31, 2009.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 31, 2009, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of the our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the principal address of each of the persons below is c/o American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Anthony J. Piscitelli(1)	8,197,394	20.5%
Gary Sidorsky(2)	114,750	*
Fergal Foley(3)	155,225	*
Richard P. Torykian, Sr.	225,000	*
Alfred M. Gray(4)	50,000	*
Christopher D. Brady	25,000	—
Stephen R. Seiter	27,500	*
Victor Trizzino	33,500	—
Pasquale J. D'Amuro	25,000	—
All directors and officers as a group (15 persons)(1)(2)(3)(4)(5)	10,192,277	25.5%
Other 5% Stockholder
West Coast Opportunity, LLC(6)	4,412,953	9.99%

*
An asterisk indicates that the total beneficial ownership or the total voting power of our common stock (in each case, including shares subject to options and warrants that may be exercised within 60 days of March 31, 2009) is less than 1%.

(1)
Includes 150,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009.

(2)
Includes 150 shares of common stock owned by Mr. Sidorsky's daughter, of which Mr. Sidorsky disclaims beneficial ownership. The beneficial ownership information includes 13,000 and 500 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009 by Mr. Sidorsky and his daughters, respectively.

(3)
Includes 10,000 shares of common stock owned by Mr. Foley's wife, of which Mr. Foley disclaims beneficial ownership. The beneficial ownership information includes 13,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009.

(4)
Includes 25,000 shares of common stock owned by Mr. Gray's wife, of which Mr. Gray disclaims beneficial ownership.

(5)
Includes 1,024,975, 138,333, 10,000, 105,000 and 25,000 shares of common stock owned by Curtis Taufman, Russell Scales, Charles Pegg, Roger Ward and Victor La Sala, respectively. The beneficial ownership information includes 15,000, 5,000, 8,000, 5,000, 3,500 and 15,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009 by Curtis Taufman, Roger Ward, Charles Pegg, Russell Scales, Robert Aldrich and Victor La Sala, respectively.

(6)
West Coast Opportunity, LLC owns 14,025 shares of our Series A Preferred Stock that is initially convertible into 7,012,500 shares of our common stock and warrants to purchase up to 3,506,250 shares of our common stock. However, the terms of the Series A Convertible Preferred Stock and such warrants prevent their conversion and exercise, respectively, if the holders thereof (together with their affiliates) would own in excess of 9.99% of our outstanding common stock after such conversion or exercise. The address of West Coast Opportunity, LLC is c/o West Coast Asset Management, Inc., 2151 Alessandro Drive, Suite 100, Ventura, California 93001.

Item 13.    Certain Relationships and Related Transactions, and Director Independence

        Other than the transactions described under the heading "Executive Compensation" (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2008 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        Erik Torykian, son of Richard Torykian, has served as our Director of Law Enforcement and Tactical Training since July 14, 2008. His annual base salary is $125,000, and he has not received any other compensation from us.

        In February 2008, we entered into a Consulting Services Agreement with Berthel Fisher & Company Financial Services, Inc. ("Berthel Fisher"). As consideration for the assistance by Thomas Berthel, a registered representative of Berthel Fisher and a member of our board of directors from April 2007 to April 2008, in negotiating the terms of an investment banking agreement which led to an investment in our company, we agreed to pay Berthel Fisher a fee equal to one percent of the dollar amount of such investment. The agreement provides that if we do not receive funds by February 28, 2009, no payment shall be due. Through February 2009, we received gross proceeds of $15 million in investments covered by the agreement and paid $150,000 to Berthel Fisher under the agreement.

        In connection with the Series A Convertible Preferred Stock financing on March 7, 2008, the following officers agreed not to sell in excess of 10% of, their current holdings of common stock: Anthony Piscitelli, president and chief executive officer; Gary Sidorsky, chief financial officer; Fergal Foley, chief operating officer; Victor La Sala, senior vice president of research and development; John Rutledge, senior project director; and Curtis Taufman, senior vice president of engineering and architecture. Please see "Item 1. Business—Series A Convertible Preferred Financing" for additional information.

        On August 5, 2008, we entered into an amendment to the Consulting Agreement (the "Amendment") with Richard Torykian, which is effective as of July 23, 2008. The Amendment clarifies that we will pay to Mr. Torykian an award fee of 5% of the fees paid to us by a customer under a contract or subcontract obtained by us in which (1) Mr. Torykian initiated the relationship between our company and the customer under such contract or subcontract or (ii) any person first introduced by Mr. Torykian to our company initiated such relationship between the company and the customer (each, a "Qualifying Contract"). As of the effective date of the Amendment, we had not entered into any Qualifying Contracts. In addition, we have paid a one time fee of $99,999 representing consulting fee adjustments for 2007 and as payment of quarterly fees for the first two quarters of 2008, a quarterly fee of $25,000 and granted an option to purchase 175,000 shares of our common stock with an exercise price equal to the fair market value of a share of our common stock on each July 31 during the term of the Consulting Agreement. The Consulting Agreement, as amended by the Amendment, will be effective until July 31, 2011 unless earlier terminated by either party.

        In March 2009, Chart Group Advisors LLC, a subsidiary of an entity controlled by Christopher Brady, entered into a consulting arrangement where the Chart Group is to advise our company with respect to certain financial and capitalization matters. The arrangement is not for a fixed term and can be terminated at any time upon ten days' notice, but it is not expected to continue for longer than six months. The Chart Group is to be paid $10,000 per month with a minimum total of $60,000.

        Although we do not have a separate conflicts policy other than that set forth in our amended and restated certificate of incorporation, we comply with Delaware law with respect to transactions involving potential conflicts. Delaware law requires that all transactions between us and any director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our board of directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

Director Independence

        Our board of directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Brady, D'Amuro, Gray, Seiter and Trizzino are independent directors, as "independence" is defined in the NYSE Amex Company Guide, because they have no relationship with us that would interfere with their exercise of independent judgment. Refer to "Information Relating to Corporate Governance and the Board of Directors" for a discussion of Mr. Brady's independence status.

Item 14.    Principal Accounting Fees and Services

        Jewett, Schwartz, Wolfe and Associates, an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal year ended December 31, 2008.

        The aggregate fees billed to us by Jewett, Schwartz, Wolfe and Associates for the fiscal years ended December 31, 2007 and 2008 are as follows:

	2007	2008
Audit(1)	$35,000	$92,500
Audit-Related Fees(2)	$17,000	$47,750
Tax Fees(3)	$12,750	$26,000

Total	$64,750	$166,250

(1)
Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements.

(2)
Audit-Related Fees consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category "Audit Fees."

(3)
Tax Fees represent amounts billed for tax compliance and advisory services.

        The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

        To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

        Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

Item 15.    Exhibits and Financial Statement Schedules

Exhibit Numbers	Exhibits
3.1	Form of Amended and Restated Certificate of Incorporation(4)
3.2	Form of Amended and Restated Bylaws(2)
3.3	Certificate of Designation of Series A Convertible Preferred Stock(2)
4.1	Form of common stock certificate(1)
4.2	Form of 2005 and 2006 financial advisor warrant(1)
4.3	Form of 2008 investor warrant(2)
4.4	Form of 2008 placement agent warrant(2)
4.5	Form of Series A Convertible Preferred Stock Certificate(2)
10.1	Agreement of Lease, dated 9/23/2004, between the Registrant and Industrial Management LLC(1)
10.2	Amendment to Lease, dated 5/31/2006, between the Registrant and Industrial Management LLC(1)
10.3	Second Amendment to Lease dated 2/1/2007, between the Registrant and Industrial Management LLC(1)
10.4	Contract between the Registrant and Marine Corps Systems Command dated 2/15/07, as amended by the Modification of Contract, dated 9/17/2007(1)
10.5	Contract between the Registrant and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, dated 10/7/2005, as amended(1)
10.6	Contract between the Registrant and the U.S. Army Tank and Automotive Command, Life Cycle Management Command, dated 10/21/2005, as amended(1)
10.7	Contract between the Registrant and NAVFAC Southwest Specialty Center Contracts Core, dated 6/7/2007, as amended(1)
10.8	Subcontract between CH2M Hill Constructors, Inc. and American Physical Security Group, LLC(9)
10.9	Employment Agreement with Anthony J. Piscitelli dated 1/1/2007(1)
10.10	Amendment to Employment Agreement with Gary Sidorsky dated 1/9/2009(8)
10.11	Employment Agreement with Gary Sidorsky dated 1/1/2007(1)
10.12	Employment Agreement with John Rutledge dated 1/1/2007(1)
10.13	Employment Agreement with Curtis Taufman dated 1/1/2007(1)
10.14	Employment Agreement with Fergal Foley dated 1/9/2009(8)

Exhibit Numbers	Exhibits
10.15	Agreement between the Registrant and Stifel, Nicolaus & Company, Inc., dated 8/29/2006(1).
10.16	Agreement between the Registrant and Action Group(2).
10.17	2007 Incentive Compensation Plan(1).
10.18	Loan Agreement, dated May 2, 2007, with Commerce Bank, N.A.(2).
10.19	Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008(5).
10.20	Form of Voting Agreement for Anthony Piscitelli, Gary Sidorsky and Curtis Taufman(5).
10.21	Letter Agreement between the Registrant and West Coast Opportunity Fund, LLC, dated May 29, 2008(6).
10.22	Letter Agreement between the Registrant and Centaur Value Fund, LP and United Centaur Master Fund dated May 29, 2008(6)
10.23	Securities Purchase Agreement, dated March 7, 2008(2).
10.24	Form of Lock-Up Agreement for Anthony Piscitelli, Gary Sidorsky, Fergal Foley, Victor La Sala, John Rutledge and Curtis Taufman(2).
10.25	Consulting Services Agreement between the Registrant and Berthel Fisher & Company Financial Services, Inc. dated February 29, 2008(3).
10.26	Amendment No. 1 to Independent Consulting Agreement between Richard Torykian and the Registrant dated July 23, 2008(7).
10.27	Independent Consulting Agreement between the Registrant and Richard Torykian dated August 1, 2007(3).
10.28	Asset Purchase Agreement among the Registrant, Tactical Applications Group and Lisa Sue Quinlan dated November 15, 2007(3).
10.29	Side letter between the Registrant and West Coast Opportunity Fund, LLC dated March 28, 2008(3).
10.30	Form of Incentive Stock Option Agreement under the 2007 Incentive Compensation Plan.*
10.31	Form of Non-Qualified Stock Option Agreement under the 2007 Incentive Compensation Plan.*
10.32	Employment Agreement with Victor LaSala dated January 1, 2007.*
10.33	Employment Agreement with Chuck Pegg dated January 1, 2007.*
10.34	Employment Agreement with Robert Aldrich dated August 1, 2008.*
10.35	Contract No. W56HZV-08-C-0311 between the Company and the U.S. Army TACOM, effective as of March 10, 2008.*
21.1	Subsidiaries of Registrant(10).
23.1	Consent of Jewett, Schwartz, Wolfe & Associates.*
24.1	Power of Attorney(10).

Exhibit Numbers	Exhibits
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.*
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.*
32.2	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002.*

*
Filed herewith

(1)
Previously filed as an Exhibit to the Form 10, filed on February 11, 2008.

(2)
Previously filed as an Exhibit to Amendment No. 1 to the Form 10, filed on March 21, 2008.

(3)
Previously filed as an Exhibit to Amendment No. 2 to the Form 10, filed on April 11, 2008.

(4)
Previously filed as an Exhibit to Amendment No. 3 to the Form 10, filed on April 22, 2008.

(5)
Previously filed as an Exhibit to the Current Report on Form 8-K filed on May 27, 2008.

(6)
Previously filed as an Exhibit to the Current Report on Form 8-K filed on May 30, 2008.

(7)
Previously filed as an Exhibit to the Current Report on Form 8-K filed on August 8, 2008.

(8)
Previously filed as an Exhibit to the Current Report on Form 8-K filed on January 15, 2009.

(9)
Previously filed as an Exhibit to the Current Report on Form 8-K filed on January 16, 2009.

(10)
Previously filed as an Exhibit to the Form 10-K filed on April 15, 2009.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.
Dated: April 15, 2010	By:	/s/ ANTHONY J. PISCITELLI Anthony J. Piscitelli Chief Executive Officer and President

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ ANTHONY J. PISCITELLI Anthony J. Piscitelli	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 15, 2010
/s/ GARY SIDORSKY Gary Sidorsky	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	April 15, 2010
/s/ FERGAL FOLEY Fergal Foley	Chief Operating Officer and Director	April 15, 2010
* Alfred M. Gray	Director	April 15, 2010
* Pasquale J. D'Amuro	Director	April 15, 2010
* Richard P. Torykian	Director	April 15, 2010
* Stephen R. Seiter	Director	April 15, 2010
* Victor Trizzino	Director	April 15, 2010

*By:	/s/ GARY SIDORSKY Gary Sidorsky, Attorney-in-fact

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
American Defense Systems, Inc. and Subsidiaries

        We have audited the accompanying consolidated balance sheets of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders' equity`, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

        As more fully described in Note 2 to the consolidated financial statements, the Company determined that certain account balances and the presentation of financial information were not accurately presented in the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. These include modifying its presentation of the Series A Convertible Preferred Stock and Investor Warrants from long term liabilities to current liabilities, reclassifying an indefinite lived intangible asset from a current asset to a long term asset, reclassifying its assets and liabilities associated with its discontinued operations from long term to short term, the presentation of and reclassifying certain legal expenses recorded as prepaid to deferred financing costs on its Consolidated Balance Sheet as of December 31, 2008. In addition, the Company reclassified legal costs incurred in connection with its registration statement, initially recorded as a charge against additional paid in capital, and certain legal other costs, initially recorded as prepaid legal expense, to legal expense on its Consolidated Statement of Operations. The Company also reclassified dividends paid in connection with Series A Convertible Preferred Stock from dividends to interest expense on its Consolidated Statement of Operations. Accordingly, the consolidated balance sheet as of December 31, 2008 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended have been restated to reflect corrections to previously reported amounts.

/s/ JEWETT, SCHWARTZ, WOLFE & ASSOCIATES

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
Hollywood, Florida
March 13, 2009
Except for Notes 8 and 11 as to
which the date is April 14, 2009 and Note 2
as to which the date is April 14, 2010

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Restated)
ASSETS
CURRENT ASSETS
Cash	$374,457	$1,434,373
Accounts receivable, net	4,981,150	6,711,161
Inventory	621,048	436,379
Prepaid expenses and other current assets	2,088,801	1,856,063
Costs in excess of billings on uncompleted contracts	7,143,089	5,011,974
Deferred tax asset, net	—	4,136,982
Deposits	437,496	608,020
Assets of discontinued operations	736,613	416,414

TOTAL CURRENT ASSETS	16,382,654	20,611,366
PROPERTY and EQUIPMENT, net	3,743,936	1,125,028
DEFERRED FINANCING COSTS, net	1,500,533	—
NOTES RECEIVABLE	925,000	—
INTANGIBLE ASSETS	606,000	—
GOODWILL	450,000	1,680,361
DEFERRED TAX ASSET	1,167,832	—
OTHER ASSETS	159,560	138,000

TOTAL ASSETS	$24,935,515	$23,554,755

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,480,652	$4,350,741
Accrued expenses	755,615	804,486
Line of credit and short term debt	76,832	49,950
Due to related party	—	12,741
Due to Tactical Applications Group	—	1,000,000
Deferred tax liability	—	3,965,150
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	10,981,577	—
Warrant liability	90,409	—
Liabilities of discontinued operations	736,613	73,859

TOTAL CURRENT LIABILITIES	15,121,698	10,256,927

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common Stock, $.001 par value: 100,000,000 shares authorized, 39,585,960 and 39,207,950 shares issued and outstanding as of December 31, 2008 and 2007, respectively	39,586	39,208
Additional paid in capital	11,096,031	10,274,602
(Accumulated deficit) retained earnings	(1,321,800)	2,984,018

TOTAL SHAREHOLDERS' EQUITY	9,813,817	13,297,828

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,935,515	$23,554,755

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007
	(Restated)
CONTRACT REVENUES EARNED	$35,588,849	$36,316,994
COST OF REVENUES EARNED	24,702,714	22,342,582

GROSS PROFIT	10,886,135	13,974,412

OPERATING EXPENSES
General and administrative expenses	7,223,196	3,874,749
General and administrative salaries	4,758,968	3,170,250
Marketing	2,722,224	1,976,538
Research and development	788,100	612,547
Settlement of litigation	57,377	469,488
Depreciation	842,532	392,115
Loss on disposal of fixed assets	—	136

Total operating expenses	16,392,397	10,495,823

INCOME (LOSS) FROM OPERATIONS	(5,506,262)	3,478,589

OTHER INCOME (EXPENSE)
Unrealized gain on adjustment of fair value Series A convertible preferred stock classified as a liability	2,900,799	—
Unrealized gain on investor warrant liability	1,450,117	—
Other income (expense)	8,551	(51,658)
Interest expense	(1,222,205)	(39,111)
Interest expense—mandatory redeemable preferred stock	(1,081,081)	—
Interest income	117,312	101,955
Finance charge	(22,598)	—

Total other income (expense)	2,150,895	11,186

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,355,367)	3,489,775
INCOME TAX PROVISION (BENEFIT)	(996,000)	362,481

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,359,367)	3,127,294
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
Income (Loss) from operations of discontinued division	(230,834)	12,721
Loss from disposal of discontinued division	(1,915,903)	—

	(2,146,737)	12,721

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(4,506,104)	3,140,015
Basic and Fully Diluted Net Loss Per Share Attributable to Common Shareholders	$(0.11)	$0.08

Weighted Average Shares Outstanding—Basic and Diluted	39,416,278	38,801,840

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS—Basic and Diluted
Income (Loss) from continuing operations	$(0.06)	$0.08

(Loss) from discontinued operations	$(0.05)	$0.00

Net income (loss)	$(0.11)	$0.08

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock $.001 par			Retained Earnings (Accumulated Deficit)
			Additional Paid in Capital		Shareholders' Equity
	Shares	Par Value
BEGINNING BALANCE AT DECEMBER 31, 2006	38,312,950	38,313	9,123,697	(155,998)	9,006,012
Shares issued for:
Conversion of notes payable	—	—	—	—	—
Compensation	610,000	610	609,390	—	610,000
Services	35,000	35	34,965	—	35,000
Warrant exercise	—	—	—	—	—
Tactical Applications Group	250,000	250	499,750	—	500,000
Stock option based compensation	—	—	6,800	—	6,800
				—	—
Net income	—	—	—	3,140,016	3,140,016

BEGINNING BALANCE AT DECEMBER 31, 2007	39,207,950	39,208	10,274,602	2,984,018	13,297,828
Shares issued for:
Investors	153,010	153	99,101	—	99,254
Compensation	—	—	—	—	—
Services	125,000	125	127,375	—	127,500
Warrant exercise	—	—	—	—	—
APSG acquisition	100,000	100	199,900	—	200,000
Stock option based compensation	—	—	84,247	—	84,247
Placement agent warrants	—	—	511,092	—	511,092
Equity impact of Tactical Applications Group diverstiture			(200,286)	200,286	—
Net loss (Restated)	—	—	—	(4,506,104)	(4,506,104)

ENDING BALANCE AT DECEMBER 31, 2008 (Restated)	39,585,960	$39,586	$11,096,031	$(1,321,800)	$9,813,817

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2008 and 2007

	2008	2007
	(Restated)
Cash flows from operating activities:
Net income (loss)	$(4,506,104)	$3,140,016
Adjustments to reconcile net income (loss) to net cash used in continuing operating activities:
Change in fair value associated with preferred stock and Warrants Liabilities	(4,350,916)	—
Common stock issued in lieu of cash for compensation and services	—	645,000
Stock based compensation expense	211,747	6,800
Amortization of deferred financing costs	422,902	—
Amortization of discount on Series A preferred stock	429,267	—
Depreciation and amortization	842,532	392,115
Loss on disposal of fixed assets	—	136
Deferred tax	(996,000)	896,794
Changes in operating assets and liabilities:
Accounts receivable	1,730,011	(2,428,543)
Inventories	(184,669)	(383,029)
Deposits and other assets	170,524	(528,620)
Cost in excess of billing on uncompleted contracts	(2,131,115)	(3,549,059)
Prepaid expenses and other assets	(157,730)	(1,145,166)
Accounts payable and accrued expenses	(1,918,960)	1,175,523
Due to related party	(12,741)	12,741

Net cash used in operating activities	(10,451,252)	(1,765,292)

Cash flows from continuing investing activities:
Purchase of equipment	(3,461,440)	(887,723)
Advances for future acquisitions	(21,560)	—
Investment in affiliate	—	(40,000)
Intangible asset	(606,000)	—
Cash paid for acquisition in excess of cash received	(400,000)	(485,795)

Net cash used in investing activities	(4,489,000)	(1,413,518)

Cash flows from continuing financing activities:
Proceeds from notes payable	113,158	140,000
Proceeds from line of credit	76,832	—
Repayments of short term financing	(169,452)	(90,050)
Proceeds from the sale of common stock	99,254	—
Proceeds from sale of Series A Convertible Preferred Shares, net of capitalization costs of $1,050,000	15,000,000	—
Deferred financing costs	(1,412,343)	—

Net cash provided by financing activities	13,707,449	49,950

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the years ended December 31, 2008 and 2007

	2008	2007
	(Restated)
Discontinued operations
Cash provided by (used in) operating activities	$172,887	$(388,069)

Net cash used in discontinued operations	172,887	(388,069)

NET INCREASE (DECREASE) IN CASH	(1,059,916)	(3,516,929)
CASH AT BEGINNING OF YEAR	1,434,373	4,951,302

CASH AT END OF PERIOD	$374,457	$1,434,373

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,451,228	$39,111

Cash paid for taxes	$537,493	$—

Supplemental disclosure of non-cash financing activities
Stock options issued in lieu of cash for compensation	$84,247	$6,800

Stock issued in lieu of cash for compensation	$127,500	$645,000

Dividends paid in cash	$800,252	$—

Fair value of placement agent warrants	$511,742	$—

        Assets and liabilities received in acquisition of Tactical Applications Group and American Anti-Ram, Inc.

	AAR	TAG
Fixed assets	$30,000	$69,948
Inventory	$150,000	$301,078
Goodwill	$450,000	$1,680,361
Accounts payable and accrued expense	$(30,000)	$(28,966)
Notes payable	$—	$(36,626)
Shares issuable in connection with acquisition	$(200,000)	$(500,000)
Cash paid in connection with acquisition	$(400,000)	$(500,000)
Amounts due to Tactical Application Group, Inc.	$—	$(1,000,000)
Amounts due to American Anti-Ram, Inc.	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

        American Defense Systems, Inc. (the "Company" or "ADSI") was incorporated under the laws of the State of Delaware on December 6, 2002.

        On May 1, 2003, the stockholder of A. J. Piscitelli & Associates, Inc. ("AJP") exchanged all of his issued and outstanding shares for shares of American Defense Systems, Inc. The exchange was accounted for as a recapitalization of the Company, wherein the stockholder retained all the outstanding stock of American Defense Systems, Inc. At the time of the acquisition American Defense Systems, Inc. was substantially inactive.

        On November 15, 2007, the Company entered into an Asset Purchase Agreement with Tactical Applications Group ("TAG"), a North Carolina based sole proprietorship, and its owner. TAG has a retail establishment located in Jacksonville, North Carolina that supplies tactical equipment to military and security personnel. As discussed more fully in Note 8, the operations of TAG were discontinued on January 2, 2009.

        In January 2008, American Physical Security Group, LLC ("APSG") was established as a wholly owned subsidiary of the Company for the purposes of acquiring the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. This acquisition represents a new product line for the Company. APSG is located in North Carolina.

Nature of Business

        The Company designs and supplies transparent and opaque armor solutions for both military and commercial applications. Its primary customers are United States government agencies and general contractors who have contracts with governmental entities. These products, sold under Vista trademarks, are used in transport and fighting vehicles, construction equipment, sea craft and various fixed structures which require ballistic and blast attenuation.

        The Company also provides engineering and consulting services, develops and installs detention and security hardware, entry control and monitoring systems, intrusion detection systems, and security glass. The Company also supplies vehicle anti-ram barriers. Its primary customer for these services and products are the detention and security industry.

Principles of Consolidation

        The consolidated financial statements include the accounts of American Defense Systems, Inc. and its wholly-owned subsidiaries, A.J Piscitelli & Associates, Inc. and American Physical Security Group, LLC. The accounts of TAG have been presented as discontinued operations as discussed more fully in Note 8. All significant intercompany accounts and transactions have been eliminated in consolidation.

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1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Terms and Definitions

ADSI	American Defense Systems, Inc. (the "Company")
AJP	A.J. Piscitelli & Associates, Inc., a subsidiary
APB	Accounting Principles Board
ARB	Accounting Review Board
APSG	American Physical Security Group, LLC, a subsidiary
EITF	Emerging Issues Task Force
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
FSP	FASB Staff Position
GAAP	Generally Accepted Accounting Principles
PCAOB	Public Companies Accounting Oversight Board
SAB	Staff Accounting Bulletin
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
TAG	Tactical Applications Group, a subsidiary
YTD-2008	The year ended December 31, 2008

Use of Estimates

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for revenue recognition, income taxes and accrued liabilities among others. Actual results could differ materially from those estimates.

        Significant estimates for all periods presented include cost in excess of billings, liabilities associated with the Series A Preferred Stock and Investor Warrants and valuation of deferred tax assets.

Revenue and Cost Recognition

        The Company recognizes revenue in accordance with the provisions of SAB 104, "Revenue Recognition", which states that revenue is realized and earned when all of the following criteria are met:

  (a)
  persuasive evidence of the arrangement exists,

  (b)
  delivery has occurred or services have been rendered,

  (c)
  the seller's price to the buyer is fixed and determinable and

  (d)
  collectibility is reasonably assured.

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        Under this provision, revenue is recognized upon satisfactory completion of specified inspection, wherein by contract, customer acceptance and delivery occurs and title passes to the customer.

Contract Revenue

  Cost in Excess of Billing

        All costs associated with uncompleted customer purchase orders under contract are recorded on the balance sheet as a current asset called "Costs in Excess of Billings on Uncompleted Contracts." Such costs include direct material, direct labor, and project-related overhead. Upon completion of purchase order, costs are then reclassified from the balance sheet to the statement of operations as costs of revenue. A customer purchase order is considered complete when a satisfactory inspection has occurred, resulting in customer acceptance and delivery.

  Billing in Excess of Cost

        All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a current liability called "Billings in Excess of Costs on Uncompleted Contracts." Upon completion of the purchase order, all such billings are reclassified from the balance sheet to the statement of operations as revenues. Due to the structure of the Company's contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as liabilities as of December 31, 2008 or 2007. Contract retentions are included in accounts receivable.

Retail Revenue

        The Company recognizes revenue from its retail location upon point of sale. Due to the nature of the merchandise sold, the Company does not accept returns and, therefore, no provision for returns has been recorded as of December 31, 2008 or 2007. As a result of the discontinuing of TAG operations, the Company does not anticipate generating retail revenue in the future. As discussed in Note 8, revenue generated in 2008 and 2007 from TAG retail operations was $1,306,449 and $154,562, respectively.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentrations

        Cash and cash equivalents are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

        The Company received certain of its components from sole suppliers. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products. The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

        For the years ended December 31, 2008 and 2007, the Company derived 97% and 99% of its revenues from various U.S. government entities.

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Inventories

        Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Equipment

        Equipment is stated at cost less accumulated depreciation. Depreciation is provided using a straight-line method over an estimated useful life of three to five years. Expenditures for repairs and maintenance are charged to expense as incurred.

Long-Lived Assets

        The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

        In accordance with SFAS 142, "Goodwill and Other Intangible Assets," goodwill, represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the company, which does not qualify as an identifiable intangible asset. The Company does not amortize the goodwill balance.

        The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. The Company has recorded goodwill associated with the asset purchase agreements with TAG and APSG in the amount of $450,000 and $1,680,361 as of December 31, 2008 and 2007. The Company recognized a net goodwill impairment of $1,000,000 within the discontinued operations of TAG.

Advertising Costs

        The Company expenses all advertising costs as incurred.

Earnings per Share

        Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and

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1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and restricted common stock.

Fair Value of Financial Instruments

        Fair value of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities.

Income Taxes

        The Company accounts for income taxes according to SFAS 109 "Accounting for Income Taxes" which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

        The Corporation adopted the provisions of FIN 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109," effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company's financial statements.

        The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Recent accounting pronouncements

Business Combinations

        In December, 2007, the FASB issued SFAS 141 (revised 2007), "Business Combinations" (hereinafter "SFAS No. 141 (revised 2007)"). This statement establishes principles and requirements for how an acquirer a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, b) recognizes and measures the

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1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The scope of SFAS 141 (revised 2007) is broader than the scope of SFAS 141, which it replaces. The effective date of SFAS 141 (revised 2007) is for all acquisitions in which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement is not expected to have an immediate material effect on the Company's consolidated financial condition or results of operations.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB 51

        In December, 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51." This statement establishes accounting and reporting standards that require a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position with equity, but separate from the parent's equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, c) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, d) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value and e) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The effective date of this standard is for fiscal years and interim periods beginning on or after December 15, 2008. The adoption of this statement is not expected to have an immediate material effect on the Company's consolidated financial condition or results of operations.

Disclosure about Derivative Instruments and Hedging Activities

        In March 2008, the FASB issued SFAS 161, "Disclosure about Derivative Instruments and Hedging Activities," an amendment of FASB Statement No. 133, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS 161 on the Company's consolidated financial statements.

Determination of the Useful Life of Intangible Assets

        In April 2008, the FASB issued FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets,", which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under FASB 142 "Goodwill and Other Intangible Assets." The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007) "Business Combinations" and other U.S. generally accepted accounting principles. The Company is currently evaluating the potential impact of FSP FAS 142-3 on its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Hierarchy of Generally Accepted Accounting Principles

        In May 2008, the FASB issued SFAS 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

        In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for the Company as of January 1, 2009 and early adoption is not permitted. The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

        In June 2008, the FASB ratified EITF 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock." EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

        In June 2008, the FASB issued FSP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards' service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

        In October 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active." This FSP clarifies the application of SFAS 157, "Fair Value Measurements," in a market that is not active. The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The impact of adoption was not material to the Company's consolidated financial condition or results of operations.

Equity Method Investment Accounting Considerations

        In November 2008, the FASB issued EITF 08-6, "Equity Method Investment Accounting Considerations." EITF 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method. Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence. EITF 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-6 on its consolidated financial position and results of operations.

Accounting for Defensive Intangible Assets

        In November 2008, the FASB issued EITF 08-7, "Accounting for Defensive Intangible Assets." EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement. EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities. EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF 08-7 on its consolidated financial position and results of operations.

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity's Consolidated Subsidiary

        In November 2008, the FASB issued EITF 08-8, "Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity's Consolidated Subsidiary." EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity's consolidated subsidiary is indexed to the reporting entity's own stock. EITF 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," or from being within the scope of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of EITF 08-8 on its consolidated financial position and results of operations.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

        In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities."

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1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

This FSP amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," to require public entities to provide additional disclosures about transfers of financials assets. FSP FAS 140-4 also amends FIN 46(R)-8, "Consolidation of Variable Interest Entities," to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity. FSP FAS 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users. FSP FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged. The Company is currently assessing the impact of FSP FAS 140-4 on its consolidated financial position and results of operations.

Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises

        In December 2008, the FASB issued FSP FIN 48-3, "Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises." FSP FIN 48-3 defers the effective date of FIN 48, "Accounting for Uncertainty in Income Taxes," for certain nonpublic enterprises as defined in SFAS 109, "Accounting for Income Taxes." However, nonpublic consolidated entities of public enterprises that apply U.S. generally accepted accounting principles (GAAP) are not eligible for the deferral. FSP FIN 48-3 was effective upon issuance. The impact of adoption was not material to the Company's consolidated financial condition or results of operations.

Employers' Disclosures about Postretirement Benefit Plan Assets

        In December 2008, the FASB issued FSP FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets." This FSP amends SFAS 132(R), "Employers' Disclosures about Pensions and Other Postretirement Benefits," to provide guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan. FSP FAS No. 132(R)-1 also includes a technical amendment to SFAS 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009. The technical amendment was effective upon issuance of FSP FAS 132(R)-1. The Company is currently assessing the impact of FSP FAS 132(R)-1 on its consolidated financial position and results of operations.

2. RESTATEMENT OF FINANCIAL INFORMATION

        On November 20, 2009, the Company's management and the Audit Committee of its Board of Directors concluded that the Company's consolidated financial statements as of and for the year ended December 31, 2008 should be restated and should no longer be relied upon as a result of certain errors discovered as described below.

Series A Convertible Preferred Stock:

        On April 14, 2009, the Company received a Notice of Triggering Event Redemption from the holder of 94% of the Series A Convertible Preferred Stock. The notice demanded the full redemption of the holders' shares of Series A Convertible Preferred Stock pursuant to a right to require the Company to redeem shares of Series A Convertible Preferred Stock provided under the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock. The redemption right

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. RESTATEMENT OF FINANCIAL INFORMATION (Continued)

purportedly was triggered by the Company's breach of certain covenants under a Consent and Agreement, dated May 23, 2008, between the Company and holders of the Series A Convertible Preferred Stock, which agreement and covenants are discussed in Note 11. Although such redemption notice had been received, the Series A Convertible Preferred Stock continued to be reflected as a long term liability as of December 31, 2008 due to restrictions that precluded the Company from satisfying such demand. These restrictions were imposed pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the Company's state of incorporation, which would prohibit the Company from satisfying such redemption demand due to its lack of sufficient surplus, as such term is defined under the DGCL. In addition, the Company was restricted, under its revolving line of credit with TD Bank, from effecting such a redemption. Based on these external restrictions, management determined that the Company could not have satisfied the redemption demand without violating Delaware law and its contractual obligations under its credit facility with TD Bank.

        Management has reconsidered the classification of the Series A Convertible Preferred Stock and determined that, notwithstanding the legal and contractual restrictions to satisfying the demanded redemption, the obligation to redeem such preferred stock purportedly remained outstanding. Accordingly, management concluded that the Series A Convertible Preferred Stock should be classified as a current liability as of December 31, 2008, rather than a long term liability, in accordance with paragraph 5 of Statement of Financial Accounting Standard 78, which indicates that liabilities due within one year should be presented within the financial statements as current liabilities.

Investor Warrants:

        The company has restated its financial statements as of December 31, 2008 to reclassify its derivative warrant liability associated with its warrants issued to the investors in the Series A Convertible Preferred Stock (see Note 8). The warrant contains features that allow the holder to request that the Company repurchase the warrant upon the occurrence of certain events as defined in the warrant. The Company re-evaluated the classification of this liability and determined that the warrant holders' right to "put" the warrant to the Company represented the ability to request cash on demand and as such should be classified as a current liability. The Company previously recorded the warrant liability as a long term liability.

Intangible Asset:

        The Company has restated its financial statements as of December 31, 2008 to reclassify an indefinite lived intangible asset of $606,000 from its acquisition of the assets of American Anti-Ram (See Note 7) to a long term asset. Previously this intangible asset was recorded as a current asset included in prepaid expenses and other current assets

Certain legal expenses:

        The Company has restated its financial statements as of December 31, 2008 and for the year then ended to reclassify and expense certain legal fees that were originally capitalized in prepaid expenses and other current assets. The legal expenses pertained to fees incurred related to a lawsuit and certain costs incurred in connection with the Series A Convertible Preferred Stock. The litigation fees of approximately $227,000 should have been expensed as incurred and while the Series A Convertible Preferred Stock fee of approximately $222,700 should have been capitalized as deferred financing costs asset rather than as a current asset as of December 31, 2008. This revision was and continues to be immaterial to the statement of operations for the year ended December 31,2008, however upon a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. RESTATEMENT OF FINANCIAL INFORMATION (Continued)

SAB 99 "Materiality" and SAB 108 "Considering Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements" analysis performed subsequently by management, it was deemed necessary to record this adjustment to keep the 2009 interim period financial statements from being materially misstated.

Assets from Discontinued Operations and Liabilities from Discontinued Operations:

        In order to reflect the nature of the assets and liabilities associated with the Company's discontinued operations, Management and its Audit Committee have reclassified its balance sheet presentation from long term to short term as of December 31, 2008. This change was made to reflect that such assets and liabilities would be realized within a period of less than one year.

Dividends Paid:

        The company has restated its financial statements as of December 31, 2008 to reclassify on its Statement of Operations its presentation of dividends accrued on its Series A Convertible Preferred Stock. Under SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", the Company is required to present dividends paid to its Preferred Stockholders as interest expense due to the mandatory redemption feature on its Series A Convertible Preferred Stock. The Company re-evaluated its presentation of Preferred Stock Dividends on its Statement of Operations and reclassified $1,081,081 in dividends paid to interest expense.

Registration Costs:

        The Company has restated its financial statements as of and for the year ended December 31, 2008 to reclassify $1,561,000 of costs related to the registration of the Company's common stock with the SEC and listing on the American Stock Exchange. The $1,561,000 costs were originally recorded against the Company's additional paid in capital and reflected accordingly in the Company's 2008 financial statements. Based on additional analyses and research of the $1,561,000 costs, the Company has concluded that a more appropriate and conservative accounting treatment would have been to expense such costs as incurred, rather than charged directly against the Company's additional paid in capital. Consequently, the Company has determined it should restate its financial statements and expense the $1,561,000 costs when incurred. Management also notes there is no affect on total stockholders' equity as a result of the restatement. However, the restatement will increase the net loss for the year ended December 31, 2008 and more accurately reflect retained earnings (accumulated deficit) and additional paid in capital and will result in retained earnings being an accumulated deficit.

        Management has conducted an additional review of whether the matters above were material under SAB 99, and SAB 108, for the 2008 period. Management determined that the above errors were material for the year ended December 31, 2008. Accordingly, management recommended to the Audit Committee that a restatement was required.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. RESTATEMENT OF FINANCIAL INFORMATION (Continued)

        The following table show the effects of the restatement on the Company's consolidated balance sheet as of December 31, 2008:

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2008
	As Previously Recorded	As Restated
ASSETS
CURRENT ASSETS
Prepaid expenses and other current assets	$3,144,601	$2,088,801
Assets of discontinued operations	—	736,613

TOTAL CURRENT ASSETS	16,701,841	16,382,654
DEFERRED FINANCING COSTS, net	1,277,833	1,500,533
INTANGIBLE ASSETS	—	606,000
ASSETS OF DISCONTINUED OPERATIONS	736,613	—

TOTAL ASSETS	$25,162,615	$24,935,515

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	$—	$10,981,577
Warrant liabilities	—	90,409
Liabilities of discontinued operations	—	736,613

TOTAL CURRENT LIABILITIES	3,313,099	15,121,698

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	10,981,577	—
Warrant liabilities	90,409	—
Liabilities of discontinued operations	736,613	—

TOTAL LIABILITIES	15,121,698	15,121,698
SHAREHOLDERS' EQUITY
Additional paid in capital	9,534,616	11,096,031
Retained earnings (accumulated deficit)	466,715	(1,321,800)

TOTAL SHAREHOLDERS' EQUITY	10,040,917	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,162,615	$24,935,515

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. RESTATEMENT OF FINANCIAL INFORMATION (Continued)

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	As of December 31, 2008
	As Previously Recorded	As Restated
OPERATING EXPENSES
General and administrative expenses	$5,789,681	$7,223,196

Total operating expenses	14,958,882	16,392,397

INCOME (LOSS) FROM OPERATIONS	(4,072,747)	(5,506,262)

OTHER INCOME (EXPENSE)
Interest expense	(866,484)	(1,222,205)
Interest expense—mandatory redeemable preferred stock	—	(1,081,081)

Total other income (expense)	3,587,697	2,150,895

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(485,051)	(3,355,367)
INCOME FROM CONTINUING OPERATIONS	510,949	(2,359,367)
NET INCOME (LOSS)	(1,635,788)	(4,506,104)
Preferred Stock Dividends	(1,081,801)	—
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,717,589)	$(4,506,104)

Basic and Fully Diluted Net Loss Per Share Attributable to Common Shareholders	$(0.06)	$(0.11)

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in Excess of Billings and Billing in Excess of Costs

        The cost in excess of billings on uncompleted contracts reflects the accumulated costs incurred on contracts in production but not completed. Upon completion, inspection and acceptance by the customer, the contract is invoiced and the accumulated costs are charged to statement of operations as costs of revenues. During the production cycle of the contract, should any progress billings occur or any interim cash payments or advances be received, such billings and/or receipts on uncompleted contracts are accumulated as billings in excess of costs. The Company fully expects to collect net costs incurred in excess of billing and periodically evaluates each contract for potential disputes related to contract overruns and uncollectable amounts. There was no bad debt expense recorded for the years ended December 31, 2008 and 2007.

        Net costs incurred in excess of billing consisted of the following as of December 31, 2008 and December 31, 2007

	2008	2007
Cost in excess of billings on uncompleted contracts	$7,143,089	$5,011,974
Billings and/or receipts on uncompleted contracts	—	—

Net costs incurred in excess of billing on uncompleted contracts	$7,143,089	$5,011,974

Backlog

        The estimated gross revenue on work to be performed on backlog was $57 million on December 31, 2008 and $48 million on December 31, 2007.

Accounts Receivable

        The Company records accounts receivable related to its long-term contracts, based on billings or on amounts due under the contractual terms. Accounts receivable consist primarily of receivables from completed contracts and progress billings on uncompleted contracts. Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Any amounts considered recoverable under the customer's surety bonds are treated as contingent gains and recognized only when received.

        Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred. At December 31, 2008 and December 31, 2007, the Company had $4,981,150 and $6,711,161, respectively, of accounts receivable, of which the Company considers all to be fully collectible. There was no bad debt expense recorded for the years ended December 31, 2008 and 2007.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. PROPERTY AND EQUIPMENT

        Property and equipment at December 31, 2008 and 2007 consisted of the following:

	For the years ended December 31,
	2008	2007
Leasehold improvements	$1,749,367	$609,257
General equipment	666,120	326,142
Light vehicles and trailers	221,247	218,168
T2 Demonstration range and firearms	744,454	47,290
Office equipment	855,294	533,226
Furniture and fixtures	163,658	73,367
Aircraft	868,750	—

	5,268,890	1,807,450
Less: accumulated depreciation and amortization	1,524,954	682,422

	$3,743,936	$1,125,028

        For the years ended December 31, 2008 and 2007, the Company recorded $842,532 and $392,115 in depreciation and amortization expense, respectively.

        The Company maintains its firearms under the custodianship of an individual in accordance with New York State law. The firearms are used for testing and demonstrating the effectiveness of the Company's bullet resistant and blast mitigation products.

5. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Southern California Gold Products d/b/a Gypsy Rack

        On July 10, 2007, the Company filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor's President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court's order, the Company filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney's fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. No further, significant actions have occurred since that date and the matter is still pending resolution at December 31, 2008.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. COMMITMENTS AND CONTINGENCIES (Continued)

Employment Dispute

        On December 6, 2006, the former Chief Financial Officer commenced an action against the Company for breach of contract arising from his termination of employment in the Eastern District of Ohio. The matter was transferred on defendant's motion to the United States District Court, Eastern District of New York. The Complaint seeks damages in excess of $500,000 inclusive of interest. In April 2008, the parties reached a settlement of $200,000 in this matter.

Breach of Contract

        On February 29, 2008, a former employee commenced an action against the Company for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. The Company filed an answer to the complaint and will be commencing discovery. Meritorious defenses to the claims exist and the Company intends to vigorously defend this action.

Breach of Contract

        On March 4, 2008, the Company's former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. The Complaint seeks damages in excess of $3,000,000. The Company believes the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, a second action was commenced against the Company for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May, 7 2008, the Company served a motion to dismiss the complaint, which is fully submitted to the Court. No amounts have been accrued for damages as the Company believes meritorious defenses to the claims exist. The Company intends to vigorously defend this action. No further, significant actions have occurred and the matter is still pending resolution at December 31, 2008.

Operating Leases

        The Company occasionally rents various storage facilities and equipment from unrelated parties for in-progress jobs. The Company rents these items on a short-term basis.

        For the years ended December 31, 2008 and 2007, the Company incurred rent expense for its short-term rentals of $67,168 and $1,049,738, respectively.

        The Company entered into a five-year lease commencing on September 23, 2004 for corporate offices, R&D center, and warehouse facility. This lease was amended in January 2007 to include the rental of additional space. This amendment extends the existing lease through September 2011. Future minimum rental commitments for the years ended December 31 are as follows:

2009	$969,004
2010	998,074
2011	765,273

Total	$2,732,351

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements

        In 2007, the Company entered into employment agreements with its Chief Executive Officer and Chief Financial Officer for an initial term of five years, which is automatically extended by one additional year unless either party provides written notice of non-renewal. The agreements provide for annual bonuses and entitlement to participate in the Company's stock option plan, medical insurance benefits and payments of the term-life insurance and disability insurance premiums for the benefit of the individuals during the term of the agreements.

        On January 1, 2007, the Company entered into an employment agreement with its Chief Executive Officer that provided for an initial annual salary of $375,000, subject to review and increase at the direction of the Board of Directors. The agreement also provides for an annual bonus which is equal to not less than 2.5% of the Company's increase in net income before extraordinary and non-recurring items and income taxes over the prior fiscal year. The agreement also provides for additional performance based bonuses.

        On January 1, 2007, the Company entered into an employment agreement with its Chief Financial Officer for an initial annual salary of $153,000, subject to review and increase by the Company's Chief Executive Officer. The agreement provides for an annual bonus of 1.25% of the increase in the EBITDA over the prior fiscal year. This agreement was amended on January 1, 2009 to increase the annual bonus to 2.5% of the increase in EBITDA over the prior fiscal year.

        On January 9, 2009, the Company entered into an employment agreement with its Chief Operating Officer for an initial salary of $294,000, subject to review and increase at the direction of the Board of Directors. The agreement also provides for an annual bonus which is equal to not less than 2.5% of the Company's increase in net income before extraordinary and non-recurring items and income taxes over the prior fiscal year. The agreement also provides for additional performance based bonuses.

Financing

        As of December 31, 2008 and 2007, the Company has access to $12 million and $15 million dollars of financing, respectively, with TD Bank, f/k/a Commerce Bank as follows:

  (A)
  A $3 Million Term Loan—Under this loan, the Company pays interest of 2.0% over the libor rate. There was no balance on this loan as of December 31, 2007. The Company did not renew the loan under the terms of the agreement.

  (B)
  $12 Million Line of Credit—This line of credit allows the Company to borrow up to $12 Million dollars, limited to 80 - 85% of the total accounts receivable. Under the line of credit, the Company is charged interest at 1.75% over the libor rate. The line of credit repayment terms are due upon demand. The balance as of December 31 2008 and 2007 was $76,832 and $49,950, respectively.

Employee Benefit Plan

        The company sponsors the American Defense Systems, Inc. 401 (k) Plan ("the Plan") established in December 2004 to provide retirement benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary contributions for eligible employees.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. COMMITMENTS AND CONTINGENCIES (Continued)

        Employee contributions are limited to a maximum annual amount as set periodically by the Internal Revenue Service. Under the Plan the Company may make discretionary matching contributions. As of December 31, 2008, the Company did not make any matching contributions, however a Safe Harbor Matching Contribution in the amount of approximately $160,000 was made. There were no such matching contributions made for the year ended December 31, 2007.

6. STOCKHOLDERS' EQUITY

Warrants

        As part of the February 2005 private offering, the Company issued purchase warrants for up to 808,462 shares of common stock at the purchase price of $1.00 per share to the placement agent which will expire September 1, 2010. The original warrants issued in connection with the offering expired on August 31, 2006.

        The following is a summary of stock warrants outstanding at December 31, 2008 and December 31, 2007.

	Warrants	Exercise Price	Value if Exercised
Beginning balance	808,462	1.00	$808,462
Exercised	(34,782)	1.00	(34,782)
Forfeited or expired	—	1.00	—

Ending balance	773,680	1.00	$773,680

        In accordance with SFAS 123 "Accounting for Stock-Based Compensation," and SFAS 148 "Accounting for Stock-Based Compensation—Transition and Disclosure", the Company accounts for the stock warrants using the fair value method.

        The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free	3.22%
Expected volatility	10 - 20%
Expected life	1.5 Years - 5.5 Years
Expected dividends	—

        Based on the assumptions noted above, the fair market value of the warrants was valued at $330,475, which has been reflected in the Statement of Stockholders' Equity as of December 31, 2005. No value was attributed to warrants in 2007 or 2008.

Stock Option Plan

        On December 3, 2007, the Company adopted the American Defense Systems, Inc. 2007 Incentive Compensation Plan. Under this plan, stock options may be granted to employees, officers, consultants or others who provide services to the Company.

        On December 14, 2007, 1,645,000 stock options were granted to officers and employees of the Company.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. STOCKHOLDERS' EQUITY (Continued)

        An additional 75,000 stock options were granted to employees of the Company on February 20, 2008.

        On July 23, 2008, The Company entered into an Independent Consulting Agreement which included the option to purchase 175,000 shares of the Company's common stock with an exercise price equal to the fair market value of a share of the Company's common stock on each July 31 during the term of the Consulting Agreement. The Consulting Agreement will be effective until July 31, 2011 unless earlier terminated by either party.

        During October 2008, the Company issued 100,000 options as compensation to officers and employees. The exercise price per share is $2, and the options will vest at the rate of 20% per year with the first 20% vesting upon the first anniversary of the grant date. They will expire between October 8, 2015 and October 31, 2015, as applicable.

        The following is a summary of stock options outstanding at December 31, 2008 and December 31, 2007.

Beginning balance—December 31, 2007	1,645,000
Options issued	350,000
Exercised	—
Forfeited or expired	—

Ending balance—December 31, 2008	1,995,000

        The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free	4.23%
Expected volatility	45.00%
Forfeiture rate	10.00%
Expected life	5 Years
Expected dividends	—

        Based on the assumptions noted above, the fair market value of the options issued was valued at $447,489, of which $84,247 and $6,800 has been expensed in the Statement of Operations as of December 31, 2008 and 2007, respectively.

Shares issued for services

        The Company issued 610,000 shares to employees for compensation during 2007. These shares were valued at $610,000. There were no such shares issued during 2008.

        The Company issued 35,000 shares in exchange for property and board of director services during 2007. These shares were valued $35,000. No such shares were issued during 2008.

Shares issued in connection with Asset Purchase Agreement

        In January 2008, the Company acquired the assets of American Anti-Ram, a manufacturer of crash tested vehicle barricades. The purchase price for this acquisition included cash and 100,000 shares of Company stock, valued at $2 per share. Upon completion of the asset acquision, the Company transferred the acquired assets of American Anti-Ram, Inc. to its wholly owned subsidiary APSG.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. STOCKHOLDERS' EQUITY (Continued)

        In November 2007, the Company issued 250,000 shares, valued at $2 per share, in connection with its acquisition of the assets and liabilities of TAG.

7. ACQUISITION

American Anti-Ram, Inc.

        In January 2008, the Company acquired the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. The terms of the purchase agreement specified an initial purchase price of $600,000 plus an additional payment to be determined, based on performance. On the date of acquisition, $100,000 of the initial purchase price has been paid in cash and 100,000 shares of ADSI stock, valued at $2 per share, were issued. The Company has paid the remaining $300,000 as of December 31, 2008 which completes the $600,000 initial cash purchase price. The performance portion of the purchase price will be negotiated based on the aquiree's performance.

        The Company acquired approximately $150,000 in net assets in this acquisition. Of the initial purchase price of $600,000, $150,000 of the consideration had been allocated to assets and liabilities based internal assessments, resulting in $450,000 initially allocated to goodwill. The primary driver that generates goodwill is the value of the opportunity to enter the barricade business, which does not qualify as an identifiable intangible asset.

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS

        The Company entered into a Securities Purchase Agreement ("Purchase Agreement") on March 7, 2008 to sell shares of its Series A Convertible Preferred Stock ("Series A Preferred") and warrants ("Investor Warrants") to purchase shares of its common stock, and to conditionally sell shares of the Company's common stock, to three investors. The investors have agreed to purchase an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock, and to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants is $15,000,000 and the aggregate purchase price for the common stock is $500,000.

        An initial closing under the Purchase Agreement was held on March 7, 2008 in which an aggregate of 10,975 shares of Series A Preferred and Investor Warrants to purchase up to 2,743,706 shares of Common Stock were issued for an aggregate purchase price of $10,975,000. After the payment of investor expenses of $60,000 and the $658,500 cash portion of the placement agent fee described below, the Company received net proceeds of $10,256,500.

        A second closing occurred on April 4, 2008, in which an aggregate of 4,025 shares of Series A Preferred and Investor Warrants to purchase up to 1,006,250 shares of Common Stock were issued for a total price of $4,025,000. The Company received net proceeds of $3,743,250, which is net of fees paid to the placement agent and investor expenses of $281,750. The Company agreed with the investors in the Series A Preferred that the conditional sale of the 100,000 shares of Common Stock would not be consummated.

        In connection with sale of the Series A Preferred and Investor Warrants under the Securities Purchase Agreement described above, the Company's placement agent for the transaction is entitled to a cash fee equal to 6.0% of the gross proceeds and warrants to purchase that number of shares of common stock equal to 6.0% of the number of shares of common stock issued in the financing. For the

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS (Continued)

initial closing above, the placement agent received a cash payment of $658,500 (6.0% of $10,975,000) and warrants to purchase 493,872 shares of Common Stock (6.0% of the sum of (i) 5,487,500, the initial number of shares of Common Stock into which the Series A Preferred issued in the March 7, 2008 closing may be converted and (ii) 2,743,706, the initial number of shares of common stock that may be purchased under the Investor Warrants issued in the March 7, 2008 closing). At the April 4, 2008 closing, the placement agent received an additional cash payment of $281,750 (7.0% of $4,025,000) and warrants to purchase up to 181,128 shares of Common Stock (6.0% of the sum of (1) 2,012,500, the initial number of shares of Common Stock into which the Series A Preferred issued in the April 4, 2008 closing may be converted and (2) 1,006,294, the initial number of shares of common stock that may be purchased under the Investor Warrants issued in the April 4, 2008 closing).

Series A Convertible Preferred Stock

        The provisions for the Series A Preferred are as follows:

  Dividends on Series A Preferred

        The shares of Series A Preferred accrue a cumulative dividend at a rate of 9% per annum of the Conversion Amount, as defined below. Dividends on the Series A Preferred shall be cumulative, shall accrue, whether or not declared, and be payable quarterly in cash or, at the Company's option, payable in common stock at 10%. As of December 31, 2008, the Company has accrued $561,528 for dividends payable.

  Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of the Series A Preferred then outstanding shall be entitled to receive an amount per Series A Preferred equal to 110% of the Conversion Amount.

  Voting Rights

        Holder's of Series A Preferred are entitled to vote on an "as if" converted basis and vote with the common stockholders as required. Voting rights are subject to the maximum ownership percentage of 9.99%.

  Holder's Right to Convert

        At any time the holder of any such shares of Series A Preferred may, at such holder's option, elect to convert all or any portion of their whole number of shares of Series A Preferred held by such person into Common stock at the Conversion Rate, which is equal to the Conversion Amount divided by the Conversion Price. The Conversion Amount shall initially be equal to the Stated Value ($1,000 per share) times the number of shares subject to conversion. The Conversion Price is the Initial Conversion Price ($2.00). The conversion Price shall be reduced by (i) 4% of the Initial Conversion Price on or after May 30, 2008 if the Company's common stock is not listed on an Eligible Market and (ii) a further 1.5% of the Initial Conversion Price on each 30th day thereafter until the Company's common stock is so listed; provided, however, that all decreases shall in no event be more than 10% of

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS (Continued)

the Initial Conversion Price. The Conversion Price is also subject to certain standard anti-dilution adjustment provisions.

  Redemption at Option of Holders

        Triggering Event—Upon the occurrence of a Triggering Event, each Holder may, at such Holder's option, subject to the Limitation on Damages, require the Company to redeem all or a portion of such Holder's Series A Stock shares at a price per Preferred Share equal to the greater of (i) 110% of the Conversion Amount (or, in the case of the Triggering Events set forth in Sections 3(a)(v) and 3(a)(vi), 100% of the Conversion Amount) and (ii) the product of (A) the Conversion Rate in effect at such time and (B) the Closing Sale Price of the Company's common stock on the trading day immediately preceding such Triggering Event (the "Triggering Event Redemption Price").

        Failure to Satisfy Equity Condition—If the Equity Conditions are not satisfied as of December 31, 2008, then on any date thereafter that any Equity Condition (as defined in the Series A Preferred Certificate) is not satisfied the Holders shall have the right, in its sole discretion, to require that the Company redeem all of or any portion of such Holder's Series A Preferred shares in cash at a price equal to 100% of the Conversion Amount.

  Redemption by Company

        Mandatory redemption—If any Series A Preferred shares remain outstanding on the Maturity Date, which is December 31, 2010, the Company shall redeem all such Series A Preferred shares on the Maturity Date for an amount in cash per Preferred Share equal to the Conversion Amount.

        Optional redemption—At any time on or after the (i) 2nd anniversary of the Public Company Date (the date on which the Company's securities are initially registered under the Exchange Act), (A) the median price of the Weighted Average Price of the Company's common stock over any consecutive 30 Trading Day period is greater than $3.00 per share, (B) the median trading volume for such period is greater than 75,000 shares and (C) there shall not have been any Equity Conditions Failure or (ii) 6-month anniversary of a Qualified Public Offering and there shall not have been any Equity Conditions Failure, the Company shall have the right to redeem any or all of the Series A Preferred shares to cash in an amount equal to 100% of the Conversion Amount.

  Consent Agreement

        The Company entered into a Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008 (the "Consent Agreement"), in which the parties agreed that the Company would not be permitted to issue shares of common stock as dividends on, or upon conversion of, the Series A Preferred or upon the exercise of the Warrants in excess of a specified number of shares without the approval of the Company's stockholders. In the Consent Agreement, the Company covenanted, for the fiscal year ending December 31, 2008 (A) to achieve (i) Revenues (as that term is defined in the Consent Agreement) equal to or exceeding $50,000,000 and (ii) Consolidated EBITDA (as that term is defined in the Consent Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to to the Series A Convertible Preferred Stockholders, its operating results for such period, no later than February 15, 2009 (collectively, the "Financial Covenants").

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS (Continued)

  Accounting for the Series A Preferred

        The Series A Preferred Stock is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should the Company issue future common stock at a lesser price. As a result the Company elected to record a hybrid instrument, preferred stock and conversion option together, at fair value. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

        The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value." Therefore, after the initial recording of the Series A Stock based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a loss.

        The valuation of the Series A Preferred at December 31, 2008 is as follows:

Security	Face Value	Fair Value	Allocation of proceeds	Proceeds in excess of fair value
Series A Preferred	$15,000,000	$10,981,577	$13,459,474	2,477,897
Warrants	—	90,409	1,540,526	1,450,117

	$15,000,000	$11,071,986	$15,000,000	$3,928,014

        On April 14, 2009, the Company received a Notice of Triggering Event Redemption purportedly pursuant to a redemption option provided under the Certificate of Designation, as more fully discussed in Note 10. As such the Company reflected the Series A Preferred Stock as a current liability at December 31, 2008. The Company is precluded from satisfying such a demand, due to its lack of sufficient surplus as such term is defined under Delaware law to effect the redemption demand, and restrictions under our revolving line of credit would nevertheless prohibit any such redemption.

        For the year ended December 31, 2008, the Company has recorded a net gain on adjustment of fair value of their Series A Preferred of $2,900,799.

Investor Warrants

        In connection with the closings under the Purchase Agreement, Investor Warrants to purchase up to 3,750,000 shares of Common Stock at $2.40 per share were issued in addition to the 15,000 shares of Series A Preferred.

        The terms of the investor warrants provide the following:

  (a)
  Exercise price of $2.40 per share. If not listed on an eligible market on or before May 30, 2008, the exercise price shall be reduced $.10 and shall be further decreased by $.04 on each 30th day thereafter until such listing occurs, subject to a maximum of $.24.

  (b)
  The investor warrants are immediately exercisable upon issuance through the date that is 36 months after the Public Company date.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS (Continued)

  (c)
  A cashless exercise is available at the option of the Holders as of the Public Company date.

  (d)
  In the event of a Fundamental Transaction, the Holders may request that the Company repurchase the Warrant from the Holders by paying a cash amount equal to the Black-Scholes Value of the remaining unexercised portion on the date of the Fundamental Transaction. Fundamental Transactions are defined within the terms of the Investor Warrant Agreement.

  (e)
  The Company, at its option, has the right to require that the Holder exercise all or a portion of their Investor Warrants under terms that are defined within the Investor Warrant Agreement.

        The Investor Warrants were accounted for as follows:

  (a)
  The warrants meet the criteria under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities." Under SFAS 133, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. At the initial date of issuance, the Company recorded a derivative liability of $1,142,503, which represents the fair value of the Investor Warrants and a loss on Investor Warrants of $146,510. Upon the second closing, the Company recorded a derivative liability of an additional $398,023 and a loss on Investor Warrants of $51,836. This liability was subsequently adjusted to fair value as of December 31, 2008 and a corresponding fair value adjustment of $1,450,117 reduced the derivative liability. The total net gain on Investor Warrants as of December 31, 2008 was $1,450,117.

  (b)
  The warrants meet the criteria under EITF 01-6 "The Meaning of Indexed to a Company's Own Stock", which provides guidance as to whether a contract is indexed to a Company's own stock. However, since the warrants do not meet the criteria for reporting as an equity instruments under EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the fair value of the Investor Warrants is included as a noncurrent liability.

        In valuing the Investor Warrants associated with the Series A Preferred Stock the Company used the Black-Scholes option pricing model with the following range of assumptions:

	March 7, 2008	April 4, 2008
Expected Life	3.10 Years	2.78 Years
Risk-Free Rate	2.13%	2.85%
Expected Volatility	40%	40%
Dividend Rate	0%	0%

        The resulting values per warrant for the March 7, 2008 and the April 4, 2008 issuances were $.47 and $.07, respectively. The resulting fair value associated with the 3,750,000 Investor Warrants as of December 31, 2008 was $90,409.

Placement Agent Warrants

        In connection with the sale of the Series A Preferred and Investor Warrants, the placement agent was entitled to receive warrants (Placement Agent Warrants) to purchase a total of 6% of the number

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS (Continued)

of common stock issued in the financing or 675,000 shares. The Placement Agent Warrants were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants recorded at fair value at the date of issuance. Under EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the Company satisfies the criteria for classification of the Placement Agent Warrants as equity.

        In valuing the Placement Agent Warrants associated with the Series A Preferred the Company used the Black-Scholes option pricing model with the following range of assumptions:

	March 7, 2008	April 4, 2008
Expected Life	4 Years	4 Years
Risk-Free Rate	2.45%	2.31%
Expected Volatility	45%	45%
Dividend Rate	0%	0%

        The resulting value per warrant for both issuances was approximately $.76. The fair value associated with the 675,000 Placement Agent Warrants was $511,742.

Deferred Financing Costs

        Deferred financing costs include the corresponding amount associated with the Placement Agent Warrants as indicated above, along with all other costs associated with obtaining the Series A Preferred financing. Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as Other Assets on the balance sheet and is amortized as additional financing costs over the term of the Series A Preferred using the interest method.

        Deferred financing costs included the following:

Placement agent costs	$900,000
Investor expenses	60,000
Legal and other related costs	458,058
Fair market value of placement agent warrants	511,742

Less: amortization	(429,267)

Deferred financing costs, net	$1,500,533

9. DISCONTINUED OPERATIONS

        On January 2, 2009, the Company entered into an agreement with the prior owners of TAG to sell the assets and liabilities back to TAG. TAG was accounted for as a discontinued operation under GAAP, which requires the income statement and cash flow information be reformatted to separate the divested business from the Company's continuing operations.

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DISCONTINUED OPERATIONS (Continued)

        The following amounts represent TAG's operations and have been segregated from continuing operations and reported as discontinued operations as of December 31, 2008 and 2007.

	2008	2007
Contract Revenues Earned	$1,306,449	$154,562
Cost of Revenues Earned	(599,119)	(83,534)

Gross Profit	707,330	71,028

Operating Expenses	(611,584)	(107,843)
Other Expenses	(326,579)	49,537

Net Loss	$(230,833)	$12,722

        The following is a summary of assets and liabilities of TAG discontinued operations as of December 31, 2008 and 2007.

	2008	2007
Assets
Cash	$75,103	$45,514
Inventory	591,688	301,079
Prepaid Expenses	174
Property and Equipment, net	69,648	69,821
Deferred Financing Costs	—

Total Assets	$736,613	$416,414

Liabilities
Accounts Payable	$700,287	$37,233
Short Term Notes	36,326	36,326

Total Liabilities	$736,613	$73,559

        In accordance with the terms of the agreement, the original owners of TAG agreed to repay $1,000,000 of the original $2,000,000 in consideration as follows:

2009	$75,000
2010	$100,000
2011	$175,000
2012	$275,000
2013	$375,000

Total	$1,000,000

        The Company has included the entire amount as notes receivable on its balance sheet, of which $75,000 is included within other current assets and $925,000 is recorded as a long term notes receivable. The original owners of TAG have collateralized the note receivable with their personal residence and the 250,000 shares issued to them on the date of acquisition. These shares are being held

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DISCONTINUED OPERATIONS (Continued)

by the Company in escrow since January 2009 and will be returned upon final payment toward the note receivable.

10. INCOME TAXES

        The provision (benefit) for income taxes from continued operations for the years ended December 31, 2008 and 2007 consist of the following:

	2008	2007
Current:
Federal	$—	$—
State	—	—

Deferred:
Federal	$(2,060,462)	(218,201)
State	(681,154)	(65,000)

	(2,741,616)	(283,201)
Benefit from the operating loss carryforward	1,745,616	645,682

Provision (benefit) for income taxes, net	$(996,000)	$362,481

        The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	2008	2007
Statutory federal income tax rate	34.0%	34.0%
Increase in valuation allowance	(69.7)%	(28.5)%
State income taxes	6.0%	6.0%

Effective tax rate	(29.7)%	11.5%

        Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The net deferred tax assets and liabilities are comprised of the following:

	2008	2007
Deferred income tax asset:
Net operating loss carry-forwards	$2,163,224	$1,906,800
Accounts payable and accrued expense	—	2,230,182
Billing in excess of cost
Valuation allowance	(995,392)	—

Deferred income tax asset	$1,167,832	$4,136,982

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

	2008	2007
Deferred income tax liability:
Accounts receivable	$—	$2,684,400
Inventory	—	294,984
Prepaid expenses	—	742,558
Cost in excess of billings	—	243,208
Valuation allowance	—	—

Deferred income tax liability	$—	$3,965,150

        During 2007, the Company was required to change its method of accounting for income tax reporting purposes from cash to accrual basis. Therefore, during 2008, there were no temporary differences arising differences in tax and financial statements basis for assets or liabilities.

        The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	2008	2007
Deferred tax assets
Current	$—	$2,230,182
Non-current	1,167,832	1,906,800

Net deferred income tax asset	1,167,832	4,136,982

Deferred tax liability
Current	$—	$3,965,150
Non-current	—	—

Net deferred income tax liability	—	3,965,150

        The Company has a net operating loss carry-forward of approximately $4,600,000 available to offset future taxable income through 2021.

        The Company has recorded a valuation allowance at December 31, 2008 of 46% or $995,392. No valuation allowance was recorded as of December 31, 2007 as it was expected that the deferred tax assets and liabilities are expected to be realized. The net change in valuation allowance from 2007 to 2008 was an increase of $995,392.

        Effective January 1, 2007, the Company was required to change its method of accounting from cash-basis to accrual basis for income tax reporting purposes due to certain thresholds required by the Internal Revenue Service. As a result of this change, the Company offset all net operating losses available to them through December 31, 2006 on its 2007 income tax return.

11. SUBSEQUENT EVENT

Series A Preferred Stock

        The Company, West Coast Opportunity Fund, LLC ("WCOF"), Centaur Value Partners, LP ("Centaur Value") and United Centaur Master Fund ("United Centaur", and together with Centaur Value, "Centaur") entered into a Securities Purchase Agreement, dated March 7, 2008 (the "Purchase

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. SUBSEQUENT EVENT (Continued)

Agreement"), pursuant to which WCOF and Centaur purchased an aggregate of 15,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") and warrants to acquire an aggregate of 3,750,000 shares of the Company's common stock (the "Warrants") for an aggregate purchase price of $15,000,000.

        The Company, WCOF and Centaur entered into a Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008 (the "Consent Agreement"), in which the parties agreed that the Company would not be permitted to issue shares of common stock as dividends on, or upon conversion of, the Series A Preferred or upon the exercise of the Warrants in excess of a specified number of shares without the approval of the Company's stockholders. In the Consent Agreement, the Company covenanted, for the fiscal year ending December 31, 2008 (A) to achieve (i) Revenues (as that term is defined in the Consent Agreement) equal to or exceeding $50,000,000 and (ii) Consolidated EBITDA (as that term is defined in the Consent Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to WCOF and Centaur, its operating results for such period, no later than February 15, 2009 (collectively, the "Financial Covenants").

        The Company did not meet the Revenue and Consolidated EBITDA targets set forth in the Consent Agreement and was not in a position to disclose or certify its operating results by February 15, 2009.

        Under the Consent Agreement, the breach of the Financial Covenants are each deemed a "Triggering Event" under Section 3(a)(vii) of the Company's Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the "Certificate of Designations"), giving the holders of the Series A Preferred the right to require the Company to redeem all or a portion of such holder's Series A Preferred shares at a price per share as calculated pursuant to Section 3(b)(i) of the Certificate of Designations. The Company had negotiated the key terms of a resolution to the foregoing with WCOF and Centaur, and, to that end entered into a Term Sheet with each of WCOF and Centaur dated February 13, 2009 (the "WCOF Term Sheet" and the "Centaur Term Sheet", respectively, and, collectively, the "Term Sheets").

        In order to allow the parties to negotiate definitive agreements relating to the foregoing and to consummate the same, WCOF and Centaur had agreed, subject to the terms and conditions set forth in the letters of forbearance entered into by the Company and each of WCOF and Centaur on February 13, 2009 to forbear from exercising their rights and remedies, including without limitation the right to cause the redemption of the Series A Preferred shares as a result of breaches of the Consent Agreement described above, until the earlier of (a) the date on which any Triggering Event (as defined in the Certificate of Designations), other than a breach of the Financial Covenants, shall occur or exist and (b) February 27, 2009.

        The Forbearance Period expired effective February 27, 2009. The Company received a notice of Triggering Event redemption purportedly pursuant to a redemption option provided under the Certificate of Designation (or Notice of Triggering Event Redemption) on April 14, 2009 from a Series A Preferred Stockholder that holds approximately 94% of such preferred stock. The Series A Preferred Stockholder has demanded that the Company immediately redeem 14,025 shares of the Series A Preferred, which constitutes all of the shares of Series A Preferred held by such Series A Preferred Stockholder, at an aggregate price of $15,427,500. The Series A Preferred Stockholder has also demanded payment of $470,317 as dividends they assert have accrued from January 1, 2009

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. SUBSEQUENT EVENT (Continued)

through April 13, 2009, on their Series A Preferred at the cash dividend rate of 12%, as well as $70,000.00 in legal fees and expenses incurred in connection with the negotiations relating to the breach of the Financial Covenants pursuant to the forbearance letter dated February 13, 2009. Due to restrictions on the payment of dividends under our revolving line of credit with TD Bank, the Company has not paid dividends on the Series A Preferred for 2009.

        The Company currently does not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the Series A Preferred Stockholder, and restrictions under the Company's revolving line of credit would nevertheless prohibit any such redemption. The Company continues to value the Series A Preferred Stock and Investor Warrants at its fair value as of December 31, 2008 of $11,071,986.

TD Bank

        On April 1, 2009, the Company received a Notice of Default from TD Bank (Lender), resulting from the violation of financial covenants. The Lender has stated that they are not presently taking action to enforce its rights and remedies under the Loan documents, however they are not waiving their rights under any existing or future defaults or events of default. The Lender will continue to make advances under the Revolving Credit, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice.

        The Lender has demanded that the Company provide unaudited consolidated financial statements and a cash flow forecast within 20 days after each month end. In addition, the Lender further demands that, in accordance with the terms of the loan agreement, the Company shall not make Restricted Payments, including dividends payable on preferred stock.

EXHIBIT INDEX

Exhibit Numbers	Exhibits
10.30	Form of Incentive Stock Option Agreement under the 2007 Incentive Compensation Plan.
10.31	Form of Non-Qualified Stock Option Agreement under the 2007 Incentive Compensation Plan.
10.32	Employment Agreement with Victor LaSala dated January 1, 2007.
10.33	Employment Agreement with Chuck Pegg dated January 1, 2007.
10.34	Employment Agreement with Robert Aldrich dated August 1, 2008.
10.35	Contract No. W56HZV-08-C-0311 between the Company and the U.S. Army TACOM, effective as of March 10, 2008.
23.1	Consent of Jewett, Schwartz, Wolfe & Associates.
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 promulgated under the Securities Exchange Act of 1934.
32.2	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 10.30

AMERICAN DEFENSE SYSTEMS, INC.

INCENTIVE STOCK OPTION AGREEMENT

FOR

Agreement

1.                                       Grant of Option.  AMERICAN DEFENSE SYSTEMS, INC., a Delaware corporation (the “Company”) hereby grants, as of                            (“Date of Grant”), to (the “Optionee”) an option (the “Option”) to purchase up to                     shares of the Company’s Common Stock, $.001 par value per share (the “Shares”), at an exercise price per share equal to $2.00 (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option was issued pursuant to the Company’s 2007 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  The Option is an Incentive Stock Option, and not a Non-Qualified Stock Option.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.                                       Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.                                       Exercise Schedule.  Except as otherwise provided in Sections 6 or 10 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

20%	First anniversary of the Date of Grant
40%	Second anniversary of the Date of Grant
60%	Third anniversary of the Date of Grant
80%	Fourth anniversary of the Date of Grant
100%	Fifth anniversary of the Date of Grant

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.                                       Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.                                       Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (d) if approved by the Committee, pursuant to a “cashless exercise” procedure by delivery by the Optionee of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.                                       Termination of Option.

(a)                                  General.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)                                     unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)                                  immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)                               twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)                              (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the

2

date on which the Optionee shall die if such death shall occur during the one year period specified in Section 6(a)(iii) hereof; or

(v)                                 the seventh anniversary of the date as of which the Option is granted.

(b)                                 Cancellation.  To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date.  The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.                                       Restrictions While Stock is Not Registered.

(a)                                  Restricted Shares.  Any Shares acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 7 at all times, and only at those times, that Shares are not registered under the Securities Exchange Act of 1934, as amended (such times during which the Stock is not so registered sometimes hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Securities.”

(b)                                 No Sale or Pledge of Restricted Securities.  Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she shall not sell, pledge, encumber or otherwise transfer or dispose of, and shall not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Securities or any interest therein except in accordance with and subject to the terms of this Section 7.

(c)                                  Voluntary Transfer Repurchase Option.  If the Optionee desires to effect a voluntary transfer of any of the Restricted Securities during the Restricted Period, the Optionee shall first give written notice to the Company of such intent to transfer (the “Offer Notice”)

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specifying (i) the number of the Restricted Securities (the “Offered Shares”) and the date of the proposed transfer (which shall not be less than fifty (50) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the “Transferee”), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee.  The Offer Notice by the Optionee shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company and/or its designated purchaser.  If the Company desires to accept the Optionee’s offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to Optionee within fifty (50) days following the giving of the Option Notice.  Failing such acceptance, the Optionee’s offer shall lapse on the fifty-first day following the giving of the Option Notice.  With such written acceptance, the Company shall designate a day not later than ten days following the date of giving its notice of acceptance on which the Company or its designated purchaser shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and the Optionee shall deliver to the Company or its designated Purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.  The Company may in its sole and absolute discretion, notify the Optionee within fifty-one days following the giving of the Option Notice that it does not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice in which event any such transfer or attempted transfer by the Optionee to the Transferee shall be null and void. Upon the lapse without acceptance by the Company of the Optionee’s offer to sell the Offered Shares, and unless the Company shall provide written notice to the Optionee within fifty-one days following the giving of the Option Notice that it will not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice, the Optionee shall be free to transfer the Offered Shares not purchased by the Company or the designated purchaser to the Transferee (and no one else), for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty days thereafter, but after such period the restrictions of this Section 7 shall again apply to the Restricted Securities.  The Offered Shares so transferred by the Optionee to the Transferee shall continue to be subject to all of the terms and conditions of this Section 7 (including without limitation Section 7(f)) and the Company shall have the right to require, as a condition of such transfer, that the Transferee execute an agreement substantially in the form and content of the provisions of this Section 7, as well as any voting agreement and/or shareholders agreement required by the Company.

(d)                                 Involuntary Transfer Repurchase Option.  Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Securities, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company.  Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee.  In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto.  If during the Restricted Period any of the Restricted Securities are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Securities upon notice by the Company to the Optionee or other record holder at a price and on terms determined according to Section 7(g)

4

below, and any of the Restricted Securities so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(e)                                  Excepted Transfers.  The provisions of Sections 7(a) and (b) shall not apply to transfers by the Optionee, either during his or her lifetime or upon his or her death, to his or her spouse and/or lineal descendants, or to the trustee of any trusts for the sole benefit of the Optionee and/or the Optionee’s spouse and/or the Optionee’s lineal descendants; provided, however, that during the Restricted Period the Optionee shall continue to be subject to all of the terms and provisions of this Section 7 with respect to any remaining present or future interest whatsoever he or she may have in the transferred Restricted Securities, and, further provided that during the Restricted Period any shares transferred pursuant to this subsection (e) shall continue to be treated as Restricted Securities and the transferee of any such Restricted Securities shall likewise be subject to all such terms and conditions of this Section 7 as though such transferee were a party hereto.

(f)                                    Repurchase Option After Termination of Continuous Service.  Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Securities (including, without limitation, any Restricted Securities transferred pursuant to Section 7(e)) during the Restricted Period and after termination of the Optionee’s Continuous Service for any reason, for the purchase price and on terms specified in Section 7(g) hereof.  The Company may exercise its right to purchase or designate a purchaser of the Restricted Securities at any time (without any time limitation) after the Optionee’s termination of Continuous Service and during the Restricted Period.  If the Company chooses to exercise its right to purchase the Restricted Securities hereunder, the Company shall give its notice of its exercise of this right to the Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver, the check or promissory note for the purchase price and the Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Securities duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.

(g)                                 Repurchase Price.  For purposes of Sections 7(d) and (f) hereof, the per share purchase price of Restricted Securities shall be an amount equal to the Fair Market Value of such Share, determined by the Committee as of any date determined by the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Securities. Notwithstanding the foregoing, if the event that gives rise to the Company’s right to repurchase the Restricted Securities is the termination of Optionee’s Continuous Service by the Company or a Related Entity for Cause, the per share purchase price of the Restricted Securities shall be an amount equal to the lesser of (1) the Fair Market Value of such share (as determined in accordance with the previous sentence), and (2) the original purchase price per share the Optionee paid for such Restricted Securities. Any determination of Fair Market Value made by the Committee shall be binding and conclusive on all parties.  The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (the “Restricted Share Acquisition Date”) of the Restricted Securities, together with interest on the unpaid balance thereof at the rate equal to the

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prime rate of interest as quoted in the Wall Street Journal on the Restricted Share Acquisition Date.

(h)                                 Legends.  The certificate or certificates representing any Restricted Securities acquired pursuant to the exercise of this Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL AND REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN AN INCENTIVE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.                                       Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.                                       No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

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10.                                 Acceleration of Exercisability of Option.

(a)                                  Acceleration Upon Certain Terminations or Cancellations of Option.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b)                                 Acceleration Upon Change in Control.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.

(c)                                  Exception to Acceleration Upon Change in Control.  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 10(b).  For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

11.                                 No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

12.                                 Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

13.                                 Incentive Stock Option Treatment.  The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code.  If any provision of the Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.  If and to the extent that the number of Options granted pursuant to this Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.

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14.                                 Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

15.                                 Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 230 Duffy Avenue, Unit C, Hicksville, NY 11801, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

16.                                 Market Stand-Off Agreement.  In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

17.                                 Optionee’s Representations.  In the event that the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the            day of                                       , 2007.

COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:

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The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement.  The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:	OPTIONEE:

By:

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EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER :

COMPANY :	AMERICAN DEFENSE SYSTEMS, INC.

SECURITY :

AMOUNT :

DATE :

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a)                                  I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)                                  I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.

(d)                                 I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the

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reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e)                                  I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Purchaser:

Date:

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Exhibit 10.31

AMERICAN DEFENSE SYSTEMS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

Agreement

1.             Grant of Option.  AMERICAN DEFENSE SYSTEMS, INC., a Delaware corporation (the “Company”) hereby grants, as of                        (“Date of Grant”), to                           (the “Optionee”) an option (the “Option”) to purchase up to               shares of the Company’s common stock, $.001 par value per share (the “Shares”), at an exercise price per share equal to $2.00 (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option was issued pursuant to the Company’s 2007 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes.  The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.             Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.             Exercise Schedule.  Except as otherwise provided in Sections 6 or 10 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

20%	First anniversary of the Date of Grant
40%	Second anniversary of the Date of Grant
60%	Third anniversary of the Date of Grant
80%	Fourth anniversary of the Date of Grant
100%	Fifth anniversary of the Date of Grant

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.             Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice

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which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.             Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, or (d) if approved by the Committee, pursuant to a “cashless exercise” procedure by delivery by the Optionee of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.             Termination of Option.

(a)           General.  Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)            unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)           immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)          twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)          (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the

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date on which the Optionee shall die if such death shall occur during the one year period specified in Section 6(a)(iii) hereof; or

(v)           the seventh anniversary of the date as of which the Option is granted.

(b)           Cancellation.  To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date.  The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.             Restrictions While Stock is Not Registered.

(a)           Restricted Shares.  Any Shares acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 7 at all times, and only at those times, that Shares are not registered under the Securities Exchange Act of 1934, as amended (such times during which the Stock is not so registered sometimes hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Securities.”

(b)           No Sale or Pledge of Restricted Securities.  Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she shall not sell, pledge, encumber or otherwise transfer or dispose of, and shall not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Securities or any interest therein except in accordance with and subject to the terms of this Section 7.

(c)           Voluntary Transfer Repurchase Option.  If the Optionee desires to effect a voluntary transfer of any of the Restricted Securities during the Restricted Period, the Optionee shall first give written notice to the Company of such intent to transfer (the “Offer Notice”) specifying (i) the number of the Restricted Securities (the “Offered Shares”) and the date of the

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proposed transfer (which shall not be less than fifty (50) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the “Transferee”), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee.  The Offer Notice by the Optionee shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company and/or its designated purchaser.  If the Company desires to accept the Optionee’s offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to Optionee within fifty (50) days following the giving of the Option Notice.  Failing such acceptance, the Optionee’s offer shall lapse on the fifty-first day following the giving of the Option Notice.  With such written acceptance, the Company shall designate a day not later than ten days following the date of giving its notice of acceptance on which the Company or its designated purchaser shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and the Optionee shall deliver to the Company or its designated Purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.  The Company may in its sole and absolute discretion, notify the Optionee within fifty-one days following the giving of the Option Notice that it does not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice in which event any such transfer or attempted transfer by the Optionee to the Transferee shall be null and void. Upon the lapse without acceptance by the Company of the Optionee’s offer to sell the Offered Shares, and unless the Company shall provide written notice to the Optionee within fifty-one days following the giving of the Option Notice that it will not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice, the Optionee shall be free to transfer the Offered Shares not purchased by the Company or the designated purchaser to the Transferee (and no one else), for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty days thereafter, but after such period the restrictions of this Section 7 shall again apply to the Restricted Securities.  The Offered Shares so transferred by the Optionee to the Transferee shall continue to be subject to all of the terms and conditions of this Section 7 (including without limitation Section 7(f)) and the Company shall have the right to require, as a condition of such transfer, that the Transferee execute an agreement substantially in the form and content of the provisions of this Section 7, as well as any voting agreement and/or shareholders agreement required by the Company.

(d)           Involuntary Transfer Repurchase Option.  Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Securities, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company.  Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee.  In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto.  If during the Restricted Period any of the Restricted Securities are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Securities upon notice by the Company to the Optionee or other record holder at a price and on terms determined according to Section 7(g) below, and any of the

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Restricted Securities so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(e)           Excepted Transfers.  The provisions of Sections 7(a) and (b) shall not apply to transfers by the Optionee, either during his or her lifetime or upon his or her death, to his or her spouse and/or lineal descendants, to the trustee of any trusts for the sole benefit of the Optionee and/or the Optionee’s spouse and/or the Optionee’s lineal descendants; provided, however, that during the Restricted Period the Optionee shall continue to be subject to all of the terms and provisions of this Section 7 with respect to any remaining present or future interest whatsoever he or she may have in the transferred Restricted Securities, and, further provided that during the Restricted Period any shares transferred pursuant to this subsection (e) shall continue to be treated as Restricted Securities and the transferee of any such Restricted Securities shall likewise be subject to all such terms and conditions of this Section 7 as though such transferee were a party hereto.

(f)            Repurchase Option After Termination of Continuous Service.  Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Securities (including, without limitation, any Restricted Securities transferred pursuant to Section 7(e)) during the Restricted Period and after termination of the Optionee’s Continuous Service for any reason, for the purchase price and on terms specified in Section 7(g) hereof.  The Company may exercise its right to purchase or designate a purchaser of the Restricted Securities at any time (without any time limitation) after the Optionee’s termination of Continuous Service and during the Restricted Period.  If the Company chooses to exercise its right to purchase the Restricted Securities hereunder, the Company shall give its notice of its exercise of this right to the Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver, the check or promissory note for the purchase price and the Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Securities duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.

(g)           Repurchase Price.  For purposes of Sections 7(d) and (f) hereof, the per share purchase price of Restricted Securities shall be an amount equal to the Fair Market Value of such Share, determined by the Committee as of any date determined by the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Securities.  Notwithstanding the foregoing, if the event that gives rise to the Company’s right to repurchase the Restricted Securities is the termination of Optionee’s Continuous Service by the Company or a Related Entity for Cause, the per share purchase price of the Restricted Securities shall be an amount equal to the lesser of (i) the Fair Market Value of such Share (as determined in accordance with the previous sentence), and (ii) the original purchase price per share the Optionee paid for such Restricted Securities.  Any determination of Fair Market Value made by the Committee shall be binding and conclusive on all parties.  The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (the “Restricted Share Acquisition Date”) of the Restricted Securities, together with interest on the unpaid balance thereof at the rate equal to the

5

prime rate of interest as quoted in the Wall Street Journal on the Restricted Share Acquisition Date.

(h)           Legends.  The certificate or certificates representing any Restricted Securities acquired pursuant to the exercise of this Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL AND REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.             Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.             No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

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10.           Acceleration of Exercisability of Option.

(a)           Acceleration Upon Certain Terminations or Cancellations of Option.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b)           Acceleration Upon Change in Control.  This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.

(c)           Exception to Acceleration Upon Change in Control.  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated as described in Section 10(b).  For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

11.           No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

12.           Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

13.           Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or

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interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

14.           Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 230 Duffy Avenue, Unit C, Hicksville, NY 11801, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

15.           Market Stand-Off Agreement.  In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

16.           Optionee’s Representations.  In the event that the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the            day of                                       , 2007.

COMPANY:

AMERICAN DEFENSE SYSTEMS, INC.

By:

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The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement.  The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:	OPTIONEE:

By:

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EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	AMERICAN DEFENSE SYSTEMS, INC.

SECURITY	:

AMOUNT	:

DATE :

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(a)           I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)           I further understand that the Securities must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.

(d)           I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from

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registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e)           I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Purchaser:

Date:

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Exhibit 10.32

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is effective this 1st day of January, 2007, between American Defense Systems, Inc. (“the Company”) and Victor L. LaSala (“Executive”) (sometimes referred to herein individually as “Party” or collectively as “Parties”).

WHEREAS, the Company, having employed Executive on an ongoing basis, now wishes to formalize the relationship and employ Executive on the terms and conditions contained in this Agreement; and Executive wishes to accept such employment.

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.     DEFINITIONS.  Those words and terms that have special meanings for purposes of this Agreement are specially defined through the use of parenthetical quotations and upper-lower case lettering.

2.     EMPLOYMENT.

2.1.  Position and Term.  The Company hereby employs Executive as Vice President of Research & Development, reporting directly to the Company’s Chief Executive Officer, and Executive hereby accepts said employment and agrees to render such services to the Company on the terms and conditions set forth in this Agreement.  Unless terminated in accordance with Section 5 below, this Agreement shall terminate five (5) years from the Effective Date of this Agreement (the “Initial Term”); provided, however, that, while this Agreement is in effect, beginning one (1) year following the Effective Date and continuing on each one-year anniversary of the Agreement (the “Annual Renewal Date”), this Agreement shall be automatically extended for an additional one (1) year (“Renewal Term”), unless one of the Parties gives the other Party written notice of non-renewal (in accordance with Section 6.2 below) at least thirty (30) days before the impending Annual Renewal Date (in which event this Agreement shall continue in effect for the remainder of the then current Term).  Reference herein to “Term” shall refer both to the Initial Term and any successive Renewal Term, as the context requires.

2.2.  Duties.  During the Term, Executive shall devote his full working time, attention and best efforts to further the interests of the Company and shall perform such services for the Company as are consistent with his position.

3.     COMPENSATION AND BENEFITS.

3.1.  Base Salary.  For services rendered by Executive under this Agreement, the Company shall pay Executive a minimum base salary of $173,880 per year (“Base Salary”).  The Company’s Chief Executive Officer shall review and Executive’s Base Salary on an annual basis and may, in his sole discretion, increase the Base Salary from time to time in such amounts as may determined by him.  Said Base Salary shall be

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payable in accordance with the Company’s regular payroll practices for executive employees.

3.2.  Bonus(es).  Executive shall be entitled to the bonus or bonuses set forth in Schedule A hereto, which is incorporated by reference hereto.

3.3.  Withholding.  All payments required to be made by the Company to Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

3.4.  Stock Options.  Executive shall be eligible to participate in the Company’s Stock Option Plan as it may be amended from time to time.  All grants under the Stock Option Plan shall be made in accordance with and subject to the terms thereof.

3.5.  Benefits.  Except as otherwise provided in this Agreement, Executive shall be entitled to participate in and receive the benefits of any benefit plans, benefits and privileges given to similar level employees of the Company, to the extent commensurate with his then duties and responsibilities (“Benefit Plans”) when and if such Benefit Plans are established by the Company.  The Company shall not make any changes in such Benefit Plans that would adversely affect Executive’s rights or benefits thereunder unless such change occurs pursuant to a program applicable to all similar level employees of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other similar level employee of the Company.  With limiting the above, Executive shall be entitled to the benefits set forth in Schedule A hereto.

4.     SUPPORT AND EXPENSES

4.1.  Support.  The Company shall provide Executive with secretarial, administrative and support staff, and furnished offices and conference facilities, in the Hicksville, New York area, and in such other location, if any, in which Executive hereafter agrees to perform services on behalf of the Company, all of which shall be consistent with Executive’s duties and sufficient for the efficient performance of those duties.

4.2.  Expenses.  The Company shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with, the Company’s business, including, but not by way of limitation, traveling expenses, communication expenses, and all reasonable entertainment expenses (whether incurred at Executive’s residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Company.

5.     TERMINATION.

5.1.  Termination Due to Death.  This Agreement shall terminate automatically upon Executive’s death, in which event the Company shall promptly pay his spouse or estate, as applicable, all compensation, expenses and other amounts owed to him as of the

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date of his death and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).

5.2.  Termination Due to Disability.  The Company shall have the right to terminate Executive’s employment due to his Disability, in which event the Company shall promptly pay him all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).  “Disability” for purposes of this Section shall mean Executive is unable to perform the essential functions of his position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for at least six months in the aggregate during any twelve month period.  This definition shall be interpreted and applied consistent with the Americans with Disabilities Act and other applicable laws.

5.3.  Termination by Executive without Good Reason.  Executive shall have the right to terminate his employment at any time without Good Reason (as that term is defined in Section 5.6 below, and subject to the conditions specified in Section 5.10 below), in which event the Company shall promptly pay him all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).

5.4.  Termination by the Company Without Cause.  The Company shall have the right to terminate Executive’s employment without Cause upon sixty (60) days written notice (subject to and in accordance with Sections 5.10 and 6.2 below), in which event the Company shall: (a) on the Date of Termination, pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below); and (b) continue to pay Executive’s Base Salary (in effect as of the Date of Termination) for the remainder of the Term or for two (2) years after the Date of Termination, whichever is greater; provided however, that upon a termination pursuant to this Section 5.4 within six (6) months before the effective date of a Change in Control (as defined herein), or within eighteen (18) months following the effective date of such a Change in Control, the Company shall continue to pay Executive’s Base Salary for the remainder of the Term or for three (3) years after the Date of Termination, whichever is greater.  “Change in Control” as used in this Agreement means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Exchange Act Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the

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operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; (iii)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iv)  during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

5.5.  Termination by the Company for Cause.  The Company shall have the right to terminate Executive’s employment for Cause subject to the conditions set forth herein.  If the Company terminates Executive’s employment for Cause, the Company shall promptly pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation.  As used in this Agreement, “Cause” shall mean any of the following: (a) Executive’s conviction of a felony crime; (b) Executive’s commission of fraud against, or embezzlement or material misappropriation from, the Company; or (c) Executive’s material breach of this Agreement.  With respect to matters relating to subsections 5.5(b) and (c) herein, the Board shall give Executive prompt notice (in accordance with Section 6.2 below), and shall afford Executive thirty days after his receipt of such written notice to cure such grounds.  Cause shall be determined in good faith by the affirmative vote of a majority of the whole Board (excluding Executive if he is a member of the Board) after Executive has been provided the opportunity to make a presentation to the Board (which presentation may be with counsel).

5.6.  Termination by Executive for Good Reason.  Executive shall have the right to terminate his employment for Good Reason, in which event he shall be entitled to receive the same payments and benefits specified in Section 5.4 of this Agreement.  “Good Reason” shall mean the occurrence of any of the following without Executive’s prior express written consent: (a) the Company, or a successor as contemplated in Section 6.1

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below, breaches any material term of this Agreement; (b) the Company, or a successor as contemplated in Section 6.1 below, makes or causes a material adverse change in his functions, duties or responsibilities; (c) the Company, or a successor as contemplated in Section 6.1 below, reduces his Base Salary (as the same may be increased from time to time); (d) the Company, or a successor as contemplated in Section 6.1 below, causes or allows a material reduction in his entitlement to benefits under Section 3 above (except to the extent permitted by Section 3.5 thereof); (e) the Company, or a successor as contemplated in Section 6.1 below, requires him to work in an office more than twenty-five (25) miles from the location of his current principal executive office (except for required travel on the Company’s business to an extent substantially consistent with Executive’s business travel obligations); (f) the Company, or a successor as contemplated in Section 6.1 below, terminates Victor L. LaSala’s employment without Cause, or Victor L. LaSala terminates his employment for Good Reason; and (g) the Company, or a successor as contemplated in Section 6.1 below, fails to obtain the assumption of, and agreement to perform, this Agreement by a successor as contemplated in Section 6.1 below.  In order to terminate his employment under this Section, Executive shall: (i) give the Company written notice of termination under this Section (subject to and in accordance with Sections 5.10 and 6.2 below) within ninety (90) days of the most recent event(s) constituting grounds for termination under this Section; and (ii) give the Company thirty (30) days written notice (subject to and in accordance with Sections 5.10 and 6.2 below) of such termination, during which thirty (30) day period the Company shall be afforded the opportunity to cure the deficiencies giving rise to such termination.

5.7.  Benefits Upon Termination.  Except as otherwise provided in this Agreement, in the event of termination of Executive’s employment under Sections 5.1 through 5.6 above, Executive’s entitlement to benefits under any Benefit Plan (as defined in Section 3.5 above) shall be determined in accordance with applicable law and the provisions of such Benefit Plan.

5.8.  Termination by Mutual Consent.  Notwithstanding any of the foregoing provisions of this Section 5, if, at any time during the Term, the Parties by mutual consent decide to terminate this Agreement, they may and shall do so by separate agreement setting forth the terms and conditions of such termination.

5.9.  Withholding.  All payments required to be made by the Company to Executive under Section 5 of this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

5.10.  Notice of Termination.  Any purported termination of Executive’s employment by the Company for any reason, or by Executive for any reason, shall be communicated by a written “Notice of Termination” to the other Party.  A “Notice of Termination” shall mean a dated notice that: (a) indicates the specific termination provision in this Agreement relied on; (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; (c) specifies a Date of Termination; and (d) is given in the manner specified in Section 6.2.  “Date of Termination” shall mean the later of: (i) the

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date specified in the Notice of Termination required by this Section; and (ii) the date Notice of Termination is deemed to have been duly given in accordance with Section 6.2 of this Agreement.

6.     GENERAL PROVISIONS.

6.1.  Assignment.  The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto; the Company may not otherwise assign this Agreement or its rights and obligations hereunder.  Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

6.2.  Notice.  All Notices of Termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Company:	American Defense Systems, Inc.
230 Duffy Ave., Unit C
Hicksville, NY 11801

To Executive:	[INSERT APPLICABLE ADDRESS]

Either Party may change the address to which Notices of Termination and other communications provided for in this Agreement shall be sent to that Party, by giving the other Party notice in the manner provided in this Section.

6.3.  Indemnification.  The Company shall indemnify Executive and hold him harmless for any and all liabilities arising from the performance of his duties under this Agreement and services for the Company, subject to and in accordance with applicable law and any applicable indemnification provisions in the Company’s Articles of Incorporation and/or Bylaws.

6.4.  Tax Treatment of Payments and/or Benefits.  Each payment made pursuant to the terms of this Agreement is intended as a separate payment within the meaning of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  To the extent applicable and notwithstanding any other provision in this Agreement, this Agreement and payments or benefits hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of this Agreement; provided, however, in the event that the Company determines that any payments or benefits hereunder may be taxable to

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Executive under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery of such amount, the Company may (i) adopt such amendments to the Agreement that the Company reasonably and in good faith determines necessary or appropriate to preserve the intended tax treatment of the benefits provided under this Agreement and/or (ii) take such other actions, including delaying the payment or delivery hereunder, as the Company determines necessary or appropriate to comply with or exempt the payments or benefits from the requirements of Code Section 409A.

6.5.  Amendment and Waiver.  No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by each of the Parties for that express purpose.

6.6.  Non-Waiver of Breach.  No failure by either Party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either Party to act with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

6.7.  Severability.  In the event that any provision or portion of this Agreement, shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

6.8.  Governing Law.  The validity and effect of this Agreement and the rights and obligations of the Parties hereto shall be construed and determined accordance with the law of the State of New York without regard to its conflicts of laws or principles.

6.9.  Dispute Resolution.  Any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be resolved through good faith negotiation between the Parties.  If the Parties are unsuccessful at resolving the dispute through such negotiation, the Parties agree to attempt in good faith to resolve the dispute by mediation in New York City, New York (or such other location agreed upon between the Parties), administered by JAMS.  Either Party may commence such mediation by providing the other Party (in accordance with Section 6.2 above) and JAMS a written request for mediation, setting forth the subject of the dispute and the relief requested.  The Parties covenant that they will cooperate in good faith with JAMS and one another in selecting a mediator from JAMS panel of neutrals and in scheduling and participating in the mediation proceedings.  If the Parties are unsuccessful at resolving the dispute through such mediation, the Parties agree to final and binding arbitration in New York City, New York (or such other location agreed upon between the Parties), administered by JAMS pursuant to its Employment Arbitration Rules & Procedures (except insofar as they conflict with the express provisions of this Section) and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness.  Either Party initiating such arbitration must do so by filing a written demand for arbitration (and giving the other Party notice in accordance with Section 6.2 above) at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first.  The mediation may continue after the commencement of arbitration if the Parties so agree.  Unless otherwise agreed by the Parties, the mediator

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shall be disqualified from serving as arbitrator.  The arbitrator may, in the award, allocate all or part of the costs, fees and expenses of the arbitration, including the arbitrator’s fees and the prevailing Party’s attorneys’ fees.  Judgment on the arbitration award may be entered in any court having jurisdiction.  The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

6.10.  Entire Agreement.  This Agreement contains all of the terms agreed upon by the Company and Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the Parties dealing with such subject matter, whether oral or written.

6.11.  Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any corporation or entity with which the Company may merge or consolidate.

6.12.  Headings.  Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

6.13.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

6.14.  Executive’s Warranties.  Executive expressly warrants that he has carefully read and fully understands all the provisions of this Agreement and is hereby advised by the Company to consult with an attorney of his own choosing in deciding whether to sign this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

American Defense Systems, Inc.

By:	/s/ Anthony J. Piscitelli	/s/ Victor L. La Sala
	Anthony J. Piscitelli	Victor L. La. Sala
Chief Executive Officer

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SCHEDULE A

VICTOR L. LASALA EMPLOYMENT AGREEMENT

3.2.  Annual Bonuses.  For the 2007 fiscal year, Executive shall be entitled to earn and be paid an annual bonus (“2007 Annual Bonus”) based on his performance.  The Company shall determine, reasonably and in good faith, the amount of the 2007 Annual Bonus.  The 2007 Annual Bonus shall be paid in cash not later than the ninetieth (90th) day following the last day of the 2007 fiscal year and in a manner in accordance with the Company’s regular payroll practices for executive employees.  Beginning with the 2008 fiscal year, Executive shall be entitled to earn and be paid an annual bonus each fiscal year of 1.25% of the increase in the Company’s EBITDA over the preceding fiscal year (“Annual Bonus”).  (For example, in 2008 Executive would be entitled to 1.25% of the amount by which EBITDA for the fiscal year ended in 2008 is greater than the FYE in 2007.)  The Annual Bonus, if earned, shall be paid in cash within sixty (60) days following the date the Company’s auditors issue their audit report on the Company’s financial statements for the fiscal year with respect to which such Annual Bonus relates, and in any event not later than one hundred (120) days after the last day of such fiscal year, and in a manner in accordance with the Company’s regular payroll practices for executive employees.  The payment of the Annual Bonus shall be prorated for any partial fiscal year during the Term.  The term “EBITDA” means earnings before interest income, interest expense, taxes, depreciation and amortization of the Company’s consolidated businesses each as determined in accordance with U.S. generally accepted accounting principles.  If otherwise eligible, Executive: (a) need not be employed by the Company at the time the 2007 Annual Bonus and/or the Annual Bonus is/are calculated and/or paid out in order to receive the 2007 Annual Bonus or Annual Bonus, as applicable; and (b) is entitled to a pro-rated portion of 2007 Annual Bonus or the Annual Bonus, as applicable, if his employment terminates for any reason before the end of the applicable fiscal year.

3.5  Benefits.

3.5.1.  Vacation.  Executive shall be entitled to four (4) weeks of paid vacation each calendar year.  In the event that the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, the Company shall pay Executive for all unused vacation for the remainder of the Company’s then current fiscal year.

3.5.2.  D&O Liability Insurance.  The Company shall provide Executive with directors’ and officers’ liability insurance coverage in an amount that the Company, reasonably and in good faith, determines to be appropriate and affordable.  After the expiration of Executive’s employment and/or the termination of this Agreement, the Company shall provide Executive with directors’ and officers’ liability insurance coverage in an amount and for a period of time that the Company, reasonably and in good faith, determines to be appropriate and affordable.

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3.5.3.  Life Insurance.  The Company shall provide Executive with life insurance in accordance with the terms of any applicable life insurance plan established by the Company.

3.5.4.  Long-Term Disability Insurance.  The Company shall provide Executive with long-term disability insurance in accordance with the terms of any applicable long-term disability plan established by the Company.

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Exhibit 10.33

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is effective this 1st day of January, 2007, between American Defense Systems, Inc. (“the Company”) and Chuck Pegg (“Executive”) (sometimes referred to herein individually as “Party” or collectively as “Parties”).

WHEREAS, the Company, having employed Executive on an ongoing basis, now wishes to formalize the relationship and employ Executive on the terms and conditions contained in this Agreement; and Executive wishes to accept such employment.

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.     DEFINITIONS.  Those words and terms that have special meanings for purposes of this Agreement are specially defined through the use of parenthetical quotations and upper-lower case lettering.

2.     EMPLOYMENT.

2.1.  Position and Term.  The Company hereby employs Executive as Vice President of Program Management, reporting directly to the Company’s Chief Executive Officer, and Executive hereby accepts said employment and agrees to render such services to the Company on the terms and conditions set forth in this Agreement.  Unless terminated in accordance with Section 5 below, this Agreement shall terminate five (5) years from the Effective Date of this Agreement (the “Initial Term”); provided, however, that, while this Agreement is in effect, beginning one (1) year following the Effective Date and continuing on each one-year anniversary of the Agreement (the “Annual Renewal Date”), this Agreement shall be automatically extended for an additional one (1) year (“Renewal Term”), unless one of the Parties gives the other Party written notice of non-renewal (in accordance with Section 6.2 below) at least thirty (30) days before the impending Annual Renewal Date (in which event this Agreement shall continue in effect for the remainder of the then current Term).  Reference herein to “Term” shall refer both to the Initial Term and any successive Renewal Term, as the context requires.

2.2.  Duties.  During the Term, Executive shall devote his full working time, attention and best efforts to further the interests of the Company and shall perform such services for the Company as are consistent with his position.

3.     COMPENSATION AND BENEFITS.

3.1.  Base Salary.  For services rendered by Executive under this Agreement, the Company shall pay Executive a minimum base salary of $105,569.88 per year (“Base Salary”).  The Company’s Chief Executive Officer shall review and Executive’s Base Salary on an annual basis and may, in his sole discretion, increase the Base Salary from time to time in such amounts as may determined by him.  Said Base Salary shall be

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payable in accordance with the Company’s regular payroll practices for executive employees.

3.2.  Bonus(es).  Executive shall be entitled to the bonus or bonuses set forth in Schedule A hereto, which is incorporated by reference hereto.

3.3.  Withholding.  All payments required to be made by the Company to Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

3.4.  Stock Options.  Executive shall be eligible to participate in the Company’s Stock Option Plan as it may be amended from time to time.  All grants under the Stock Option Plan shall be made in accordance with and subject to the terms thereof.

3.5.  Benefits.  Except as otherwise provided in this Agreement, Executive shall be entitled to participate in and receive the benefits of any benefit plans, benefits and privileges given to similar level employees of the Company, to the extent commensurate with his then duties and responsibilities (“Benefit Plans”) when and if such Benefit Plans are established by the Company.  The Company shall not make any changes in such Benefit Plans that would adversely affect Executive’s rights or benefits thereunder unless such change occurs pursuant to a program applicable to all similar level employees of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other similar level employee of the Company.  With limiting the above, Executive shall be entitled to the benefits set forth in Schedule A hereto.

4.     SUPPORT AND EXPENSES

4.1.  Support.  The Company shall provide Executive with secretarial, administrative and support staff, and furnished offices and conference facilities, in the Hicksville, New York area, and in such other location, if any, in which Executive hereafter agrees to perform services on behalf of the Company, all of which shall be consistent with Executive’s duties and sufficient for the efficient performance of those duties.

4.2.  Expenses.  The Company shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with, the Company’s business, including, but not by way of limitation, traveling expenses, communication expenses, and all reasonable entertainment expenses (whether incurred at Executive’s residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Company.

5.     TERMINATION.

5.1.  Termination Due to Death.  This Agreement shall terminate automatically upon Executive’s death, in which event the Company shall promptly pay his spouse or estate, as applicable, all compensation, expenses and other amounts owed to him as of the

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date of his death and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).

5.2.  Termination Due to Disability.  The Company shall have the right to terminate Executive’s employment due to his Disability, in which event the Company shall promptly pay him all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).  “Disability” for purposes of this Section shall mean Executive is unable to perform the essential functions of his position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for at least six months in the aggregate during any twelve month period.  This definition shall be interpreted and applied consistent with the Americans with Disabilities Act and other applicable laws.

5.3.  Termination by Executive without Good Reason.  Executive shall have the right to terminate his employment at any time without Good Reason (as that term is defined in Section 5.6 below, and subject to the conditions specified in Section 5.10 below), in which event the Company shall promptly pay him all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation (unless required by applicable law).

5.4.  Termination by the Company Without Cause.  The Company shall have the right to terminate Executive’s employment without Cause upon sixty (60) days written notice (subject to and in accordance with Sections 5.10 and 6.2 below), in which event the Company shall: (a) on the Date of Termination, pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below); and (b) continue to pay Executive’s Base Salary (in effect as of the Date of Termination) for the remainder of the Term or for two (2) years after the Date of Termination, whichever is greater; provided however, that upon a termination pursuant to this Section 5.4 within six (6) months before the effective date of a Change in Control (as defined herein), or within eighteen (18) months following the effective date of such a Change in Control, the Company shall continue to pay Executive’s Base Salary for the remainder of the Term or for three (3) years after the Date of Termination, whichever is greater.  “Change in Control” as used in this Agreement means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Exchange Act Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the

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operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; (iii)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iv)  during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

5.5.  Termination by the Company for Cause.  The Company shall have the right to terminate Executive’s employment for Cause subject to the conditions set forth herein.  If the Company terminates Executive’s employment for Cause, the Company shall promptly pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation.  As used in this Agreement, “Cause” shall mean any of the following: (a) Executive’s conviction of a felony crime; (b) Executive’s commission of fraud against, or embezzlement or material misappropriation from, the Company; or (c) Executive’s material breach of this Agreement.  With respect to matters relating to subsections 5.5(b) and (c) herein, the Board shall give Executive prompt notice (in accordance with Section 6.2 below), and shall afford Executive thirty days after his receipt of such written notice to cure such grounds.  Cause shall be determined in good faith by the affirmative vote of a majority of the whole Board (excluding Executive if he is a member of the Board) after Executive has been provided the opportunity to make a presentation to the Board (which presentation may be with counsel).

5.6.  Termination by Executive for Good Reason.  Executive shall have the right to terminate his employment for Good Reason, in which event he shall be entitled to receive the same payments and benefits specified in Section 5.4 of this Agreement.  “Good Reason” shall mean the occurrence of any of the following without Executive’s prior express written consent: (a) the Company, or a successor as contemplated in Section 6.1

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below, breaches any material term of this Agreement; (b) the Company, or a successor as contemplated in Section 6.1 below, makes or causes a material adverse change in his functions, duties or responsibilities; (c) the Company, or a successor as contemplated in Section 6.1 below, reduces his Base Salary (as the same may be increased from time to time); (d) the Company, or a successor as contemplated in Section 6.1 below, causes or allows a material reduction in his entitlement to benefits under Section 3 above (except to the extent permitted by Section 3.5 thereof); (e) the Company, or a successor as contemplated in Section 6.1 below, requires him to work in an office more than twenty-five (25) miles from the location of his current principal executive office (except for required travel on the Company’s business to an extent substantially consistent with Executive’s business travel obligations); (f) the Company, or a successor as contemplated in Section 6.1 below, terminates Chuck Pegg’s employment without Cause, or Chuck Pegg terminates his employment for Good Reason; and (g) the Company, or a successor as contemplated in Section 6.1 below, fails to obtain the assumption of, and agreement to perform, this Agreement by a successor as contemplated in Section 6.1 below.  In order to terminate his employment under this Section, Executive shall: (i) give the Company written notice of termination under this Section (subject to and in accordance with Sections 5.10 and 6.2 below) within ninety (90) days of the most recent event(s) constituting grounds for termination under this Section; and (ii) give the Company thirty (30) days written notice (subject to and in accordance with Sections 5.10 and 6.2 below) of such termination, during which thirty (30) day period the Company shall be afforded the opportunity to cure the deficiencies giving rise to such termination.

5.7.  Benefits Upon Termination.  Except as otherwise provided in this Agreement, in the event of termination of Executive’s employment under Sections 5.1 through 5.6 above, Executive’s entitlement to benefits under any Benefit Plan (as defined in Section 3.5 above) shall be determined in accordance with applicable law and the provisions of such Benefit Plan.

5.8.  Termination by Mutual Consent.  Notwithstanding any of the foregoing provisions of this Section 5, if, at any time during the Term, the Parties by mutual consent decide to terminate this Agreement, they may and shall do so by separate agreement setting forth the terms and conditions of such termination.

5.9.  Withholding.  All payments required to be made by the Company to Executive under Section 5 of this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

5.10.  Notice of Termination.  Any purported termination of Executive’s employment by the Company for any reason, or by Executive for any reason, shall be communicated by a written “Notice of Termination” to the other Party.  A “Notice of Termination” shall mean a dated notice that: (a) indicates the specific termination provision in this Agreement relied on; (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; (c) specifies a Date of Termination; and (d) is given in the manner specified in Section 6.2.  “Date of Termination” shall mean the later of: (i) the

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date specified in the Notice of Termination required by this Section; and (ii) the date Notice of Termination is deemed to have been duly given in accordance with Section 6.2 of this Agreement.

6.     GENERAL PROVISIONS.

6.1.  Assignment.  The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto; the Company may not otherwise assign this Agreement or its rights and obligations hereunder.  Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

6.2.  Notice.  All Notices of Termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Company:	American Defense Systems, Inc.
230 Duffy Ave., Unit C
Hicksville, NY 11801

To Executive:	[INSERT APPLICABLE ADDRESS]

Either Party may change the address to which Notices of Termination and other communications provided for in this Agreement shall be sent to that Party, by giving the other Party notice in the manner provided in this Section.

6.3.  Indemnification.  The Company shall indemnify Executive and hold him harmless for any and all liabilities arising from the performance of his duties under this Agreement and services for the Company, subject to and in accordance with applicable law and any applicable indemnification provisions in the Company’s Articles of Incorporation and/or Bylaws.

6.4.  Tax Treatment of Payments and/or Benefits.  Each payment made pursuant to the terms of this Agreement is intended as a separate payment within the meaning of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  To the extent applicable and notwithstanding any other provision in this Agreement, this Agreement and payments or benefits hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of this Agreement; provided, however, in the event that the Company determines that any payments or benefits hereunder may be taxable to

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Executive under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery of such amount, the Company may (i) adopt such amendments to the Agreement that the Company reasonably and in good faith determines necessary or appropriate to preserve the intended tax treatment of the benefits provided under this Agreement and/or (ii) take such other actions, including delaying the payment or delivery hereunder, as the Company determines necessary or appropriate to comply with or exempt the payments or benefits from the requirements of Code Section 409A.

6.5.  Amendment and Waiver.  No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by each of the Parties for that express purpose.

6.6.  Non-Waiver of Breach.  No failure by either Party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either Party to act with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

6.7.  Severability.  In the event that any provision or portion of this Agreement, shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

6.8.  Governing Law.  The validity and effect of this Agreement and the rights and obligations of the Parties hereto shall be construed and determined accordance with the law of the State of New York without regard to its conflicts of laws or principles.

6.9.  Dispute Resolution.  Any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be resolved through good faith negotiation between the Parties.  If the Parties are unsuccessful at resolving the dispute through such negotiation, the Parties agree to attempt in good faith to resolve the dispute by mediation in New York City, New York (or such other location agreed upon between the Parties), administered by JAMS.  Either Party may commence such mediation by providing the other Party (in accordance with Section 6.2 above) and JAMS a written request for mediation, setting forth the subject of the dispute and the relief requested.  The Parties covenant that they will cooperate in good faith with JAMS and one another in selecting a mediator from JAMS panel of neutrals and in scheduling and participating in the mediation proceedings.  If the Parties are unsuccessful at resolving the dispute through such mediation, the Parties agree to final and binding arbitration in New York City, New York (or such other location agreed upon between the Parties), administered by JAMS pursuant to its Employment Arbitration Rules & Procedures (except insofar as they conflict with the express provisions of this Section) and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness.  Either Party initiating such arbitration must do so by filing a written demand for arbitration (and giving the other Party notice in accordance with Section 6.2 above) at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first.  The mediation may continue after the commencement of arbitration if the Parties so agree.  Unless otherwise agreed by the Parties, the mediator

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shall be disqualified from serving as arbitrator.  The arbitrator may, in the award, allocate all or part of the costs, fees and expenses of the arbitration, including the arbitrator’s fees and the prevailing Party’s attorneys’ fees.  Judgment on the arbitration award may be entered in any court having jurisdiction.  The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

6.10.  Entire Agreement.  This Agreement contains all of the terms agreed upon by the Company and Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the Parties dealing with such subject matter, whether oral or written.

6.11.  Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any corporation or entity with which the Company may merge or consolidate.

6.12.  Headings.  Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

6.13.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

6.14.  Executive’s Warranties.  Executive expressly warrants that he has carefully read and fully understands all the provisions of this Agreement and is hereby advised by the Company to consult with an attorney of his own choosing in deciding whether to sign this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

American Defense Systems, Inc.

By:	/s/ Anthony J. Piscitelli	/s/ Chuck Pegg
	Anthony J. Piscitelli	Chuck Pegg
Chief Executive Officer

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SCHEDULE A

CHUCK PEGG EMPLOYMENT AGREEMENT

3.2.  Annual Bonuses.  For the 2007 fiscal year, Executive shall be entitled to earn and be paid an annual bonus (“2007 Annual Bonus”) based on his performance.  The Company shall determine, reasonably and in good faith, the amount of the 2007 Annual Bonus.  The 2007 Annual Bonus shall be paid in cash not later than the ninetieth (90th) day following the last day of the 2007 fiscal year and in a manner in accordance with the Company’s regular payroll practices for executive employees.  Beginning with the 2008 fiscal year, Executive shall be entitled to earn and be paid an annual bonus each fiscal year of 1.25% of the increase in the Company’s EBITDA over the preceding fiscal year (“Annual Bonus”).  (For example, in 2008 Executive would be entitled to 1.25% of the amount by which EBITDA for the fiscal year ended in 2008 is greater than the FYE in 2007.)  The Annual Bonus, if earned, shall be paid in cash within sixty (60) days following the date the Company’s auditors issue their audit report on the Company’s financial statements for the fiscal year with respect to which such Annual Bonus relates, and in any event not later than one hundred (120) days after the last day of such fiscal year, and in a manner in accordance with the Company’s regular payroll practices for executive employees.  The payment of the Annual Bonus shall be prorated for any partial fiscal year during the Term.  The term “EBITDA” means earnings before interest income, interest expense, taxes, depreciation and amortization of the Company’s consolidated businesses each as determined in accordance with U.S. generally accepted accounting principles.  If otherwise eligible, Executive: (a) need not be employed by the Company at the time the 2007 Annual Bonus and/or the Annual Bonus is/are calculated and/or paid out in order to receive the 2007 Annual Bonus or Annual Bonus, as applicable; and (b) is entitled to a pro-rated portion of 2007 Annual Bonus or the Annual Bonus, as applicable, if his employment terminates for any reason before the end of the applicable fiscal year.

3.5  Benefits.

3.5.1.  Vacation.  Executive shall be entitled to four (4) weeks of paid vacation each calendar year.  In the event that the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, the Company shall pay Executive for all unused vacation for the remainder of the Company’s then current fiscal year.

3.5.2.  D&O Liability Insurance.  The Company shall provide Executive with directors’ and officers’ liability insurance coverage in an amount that the Company, reasonably and in good faith, determines to be appropriate and affordable.  After the expiration of Executive’s employment and/or the termination of this Agreement, the Company shall provide Executive with directors’ and officers’ liability insurance coverage in an amount and for a period of time that the Company, reasonably and in good faith, determines to be appropriate and affordable.

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3.5.3.  Life Insurance.  The Company shall provide Executive with life insurance in accordance with the terms of any applicable life insurance plan established by the Company.

3.5.4.  Long-Term Disability Insurance.  The Company shall provide Executive with long-term disability insurance in accordance with the terms of any applicable long-term disability plan established by the Company.

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Exhibit 10.34

AMERICAN DEFENSE SYSTEMS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated as of this August 1st 2008, is made by and between American Defense Systems, Inc. (“the Company”), a Delaware corporation having offices at 230 Duffy Avenue, Unit C, Hicksville, New York 11801, and Robert C. Aldrich, an individual residing at 27 Cambridge Avenue, Garden City, NY 11530 (“Executive”) (sometimes referred to herein individually as “Party” or collectively as “Parties”).

WITNESSETH:

WHEREAS, the Company and Executive desire to enter into this Agreement pursuant to which the Company and Executive shall commemorate the terms of Executive’s employment with the Company and pursuant to which Executive shall be employed by the Company;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS. Those words and terms that have special meanings for purposes of the Agreement are specially defined through the use of parenthetical quotations and upper-lower case lettering.

2.             TERMS OF EMPLOYMENT.

2.1          Employment by the Company.  Executive agrees to be employed by the Company during the Term of this Agreement upon the terms and subject to the conditions set forth herein. Executive shall serve as the Chief Security Officer of the Company, commencing as of the date first set forth above and continuing for the balance of the Agreement Term and shall have duties commensurate with his office and ability, including, but not limited to those duties set forth below in Section 2.2.

2.2          Duties.  The Executive shall use his best efforts to perform his duties on behalf of the Company. Executive is responsible for the identification, development, implementation, and management of the Company’s (global) security strategies and programs. Executive, in cooperation with Corporate Counsel and such other committee as the Board shall determine from time to time, will direct the development of a strategy to mitigate risk, maintain continuity of operations, and safeguard the organization. Executive will direct the domestic and international staff in identifying, developing, implementing, and maintaining security processes, practices, and policies throughout the Company in order to reduce risks, respond to incidents, and limit exposure and liability in all areas of information, financial, physical, personal, and reputational risk. Executive will research and deploy state-of-the-art technology solutions and innovative security management techniques to safeguard the Company’s assets. Executive will develop relationships with high-level law enforcement and international counterparts to include in-country security and international security agencies, intelligence, and private sector counterparts worldwide. Executive, through subordinate managers, will coordinate and implement site security operations, and activities to ensure protection of executives, managers, employees, customers, stockholders, visitors, etc. and physical and information assets, while ensuring optimal use of personnel and equipment. The Executive will continue to pursue professional development.

2.3          Term of Agreement. Unless terminated in accordance with Section 5 below, the term of this Agreement will be for a term of one (1) year commencing on the Effective Date of this Agreement (the “Initial Term”); and following the Initial Term the Agreement will automatically renew for an additional term of one (1) year (“Renewal Term”) on each one-year anniversary of the Agreement (the “Annual Renewal Date”), unless one of the Parties gives the other Party written notice of non-renewal (in accordance with Section 6.2 below) at least thirty (30) days before the impending Annual Renewal Date, in which event this Agreement shall terminate at the end of the then current Term. Reference herein to “Term” shall refer both to the Initial Term and any successive Renewal Term, as the context requires.

2.4          Performance of Duties. Throughout the Agreement Term, Executive shall faithfully and diligently perform Executive duties consistently with Executive position set forth in Section 2.2 of this Agreement and Executive duties determined in accordance therewith.

2.5          Place of Performance. During the Agreement Term, Executive shall be based at the Company’s offices in Hicksville, New York, or such other locations as reasonably deemed necessary by the Company.

3.             COMPENSATION AND BENEFITS.

3.1          Base Salary. The Company will compensate the Executive for services to be rendered by the Executive hereunder at a minimum per annum rate of one hundred fifty thousand dollars ($150,000) (the “Base Salary) which amount may be reviewed on an annual basis by the Chief Executive Officer and increased from time to time as determined by the Chief Executive Officer. Executive shall be classified and function as an “exempt” employee under federal and state wage and hour law. Executive’s Base Salary shall be payable in accordance with the Company’s customary payroll practices for executive employees.

3.2          Bonus. The Executive shall earn and be paid an annual bonus each fiscal year (“Annual Bonus”), as may be approved by the Chief Executive Officer, the Board of Directors and/or a duly formed compensation committee.  The payment of the Annual Bonus and any other bonus(es) shall be prorated for any partial fiscal year during the Term. The Company shall determine, reasonably and in good faith, the amount and timing of the Annual Bonus and any other bonus(es).  Executive shall also be eligible for an additional 5% performance-based bonus as determined by the Chief Executive Officer and which shall not be construed as part of the Annual Bonus.

3.3          Withholding. All payments required to be made by the Company to Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

3.4          Stock.  In addition to, and exclusive of, the above bonus payments described in this Section 3, Executive shall be receive grants of Company Common stock.  It is the intention of the parties hereto issue 100,000 shares of Common stock of the Company during the first year

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of the Executive’s contract. The initial shares will be issued in the amount of 50,000 (at $2.00/share of common stock and the second set of 50,000 shares at $2.00/share after the completion of six months of employment.  Any grants under the Stock Option Plan shall be made in accordance with and subject to the terms thereof.

3.5          Benefits.

3.5.1       Participation in Benefit Plans. Except as otherwise provided in this Agreement, Executive shall be entitled to participate in and receive benefits of any benefits plans, benefits and privileges given to similar level employees of the Company, to the extent commensurate with Executive’s then duties and responsibilities (“Benefit Plans”) when and if such Benefit Plans are established by the Company. The Company shall not make any changes in such Benefit Plans that would adversely affect Executives’ rights or benefits thereunder unless such change occurs pursuant to a program applicable to all similar level employees of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other similar level employee of the Company.

3.5.2       Vacation. Executive shall be entitled to three (3) weeks of paid vacation time each calendar year.

3.5.3       D&O Liability Insurance. The Company shall provide Executive with director’s and officer’s liability insurance coverage in an amount that the Company, reasonably and in good faith, determines to be appropriate and affordable. After expiration of the Executive’s employment and/or termination of this Agreement, the Company shall provide Executive with director’s and officer’s liability insurance coverage in an amount and for a period of time that the Company, reasonably and in good faith, determines to be appropriate and affordable.

3.5.4       Health Insurance. The Executive shall continue to receive health insurance benefits through the Federal Employees Program (FEP) and shall be entitled to receive Executive’s contribution to the FEP. In 2007, PEP Administrator set contributory amount at ($293.48 per month) or $3528 per annum. Set amount shall be paid to the Executive by the Company in one lump sum at the end of each calendar year, and if terminated for any reason, set amount shall be prorated for the number of months Executive was employed. The amount is subject to change as determined by the FEP administrator each fiscal year, and the Company will be obligated to pay the Executive an amount equal to the figure established by the FEP Administrator and on an annual basis throughout the Term.

3.5.5       Life Insurance. The Company shall provide Executive with life insurance in accordance with the terms of any applicable life insurance plan established by the Company.

3.5.6       Long-Term Disability Insurance. The Company shall provide Executive with long-term disability insurance in accordance with the terms of any applicable long-term disability plan established by the Company.

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4.             SUPPORT AND EXPENSES.

4.1          Telecommute. The Company shall authorize the Executive to telecommute from Executive’s residence during those times when it is not advantageous to travel to the office and at times where personal safety is a concern (example: hazardous or extreme weather conditions or a homeland security alert is issued).

4.2          Expenses. The Company shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with, the Company’s business, including, but not by way of limitation, traveling expenses, communications expenses, and all reasonable entertainment expenses (whether incurred at Executive’s residence, while traveling, or otherwise), subject to such reasonable documentation and other limitations as may be established by the Company.

5.             TERMINATION.

5.1          Termination Due to Death. The Company shall have the right to terminate Executive’s employment by reason of death, in which event the Company shall promptly pay his spouse or estate, as applicable, all compensation, expenses and other amounts owed to Executive as of the Date of Termination (as defined in Section 5.10 below).

5.2          Termination Due to Disability. The Company shall have the right to terminate Executive’s employment due to his Disability, in which event the Company shall promptly pay him all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below).

5.3          Termination by Executive without Good Reason. Executive shall have the right to terminate Executive employment at any time without Good Reason (as that term is defined in Section 5.6 below, and subject to the conditions specified in Section 5.10 below), in which event the Company shall promptly pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall no further obligation to pay Executive compensation (unless required by applicable law).

5.4          Termination by the Company without Cause. The Company shall have the right to terminate Executive’s employment without Cause upon thirty (30) days written notice (subject to and in accordance with Sections 5.10 and 6.2 below), in which event the Company shall, on the Date of Termination, pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 and 6.2 below) and shall continue to pay Executive’s Base Salary (in effect as of the Date of Termination) for six (6) months.

5.5          Termination by the Company For Cause. The Company shall have the right to terminate the Executive’s employment for Cause subject to the conditions set forth herein. If the Company terminates Executive’s employment for Cause, the Company shall promptly pay Executive all compensation, expenses and other amounts owed to him as of the Date of Termination (as defined in Section 5.10 below) and thereafter shall have no further obligation to pay him compensation. As used in this Agreement, “Cause” shall mean any of the following: (a) Executive’s conviction of, or plea of nolo contendere to, a felony or an act of moral turpitude; (b) Executive’s commission of fraud against or embezzlement of material misappropriation from the

4

Company, or (c) dishonesty or theft by Executive in connection with his duties or in the course of his employment with the Company; (d) Executive’s willful misconduct in the performance of Executive’s duties; (e) any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company; or (f) Executive’s breach of confidentiality or material breach of this Agreement. With respect to relating to subsections 5.5(d) herein, the Board of Directors shall give Executive prompt notice (in accordance with Section 6.2 below), and shall afford Executive thirty (30) days after his receipt of such written notice to cure such grounds.

5.6          Termination by Executive for Good Reason. Executive shall have the right to terminate Executive employment for Good Reason, in which event Executive shall be entitled to receive the same payments and benefits specified in Section 5.4 of this Agreement. “Good Reason” shall mean the occurrence of any of the following without Executives’ prior express written consent the Company: (a) breaches any material term of this Agreement; (b) makes or causes a material adverse change in his functions, duties or responsibilities; or (c) materially reduces his Base Salary.  In order to terminate Executive’s  employment under this section, Executive shall (i) give the Company thirty (30) days written notice under this Section (subject to and in accordance with Sections 5.10 and 6.2 below) within ten (10) days of the most recent event(s) constituting grounds for termination under this Section during which thirty (30) day period the Company shall be afforded the opportunity to cure the deficiencies giving rise to such termination.

5.7          Benefits Upon Termination. Except as otherwise provided in this Agreement, in the event of termination of Executive’s employment under Section 5.1 through 5.6 above, Executive’s entitlement to benefits under any Benefit Plan (as defined in Section 3.5 above) shall be determined in accordance with applicable law and the provisions of such Benefit Plan.

5.8          Termination by Mutual Consent. Notwithstanding any of the foregoing provisions of this Section 5, if, at any time during the Term, the Parties by mutual consent decide to terminate this Agreement, They may and shall do so by separate agreement setting forth the terms and conditions of such termination.

5.9          Withholding. All payments required to be made by the Company to Executive under Section 5 of this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as must be withheld pursuant to any applicable law or regulation.

5.10        Notice of Termination. Any purported termination of Executive’s employment by the Company for any reason, or by Executive for any reason, shall be communicated by a written “Notice of Termination” to the other Party. A “Notice of Termination” shall mean a dated notice that: (a) indicates the specific termination provision in this Agreement relied on; (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; (c) specifies a Date of Termination; and (d) is given in the manner specified in Section 6.2. “Date of Termination” shall mean the later of: (i) the date specified in the Notice of Termination required by this Section; and (ii) the date Notice of Termination is deemed to have been duly given in accordance with Section 6.2 of this Agreement.

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6.             CONFIDENTIALITY.

6.1          The Executive acknowledges that during the period of employment, Executive will have access to and possession of trade secret, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its parents, subsidiaries, and affiliates and their respective clients.  The Executive recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access to and knowledge thereof are essential to the performance of the Executive’s duties to the Company.  During the Employment Period and thereafter, Executive will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information relating to the Company, its parents, subsidiaries, affiliates, or its clients, except at the request or the Company.  To the extent that Executive has signed any other confidentiality agreement, such agreement continues in full force and effect.

6.2          The term “Confidential Information” means confidential data and confidential information relating to the business of the Company, its parents, subsidiaries, and affiliates and their respective clients, that is or has been disclosed to Executive or of which Executive became aware as a consequence of or through Executive’s employment with the Company and that has value to the Company and is not generally known to the competitors of the Company and includes but is not limited to information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning the Company’s business or operations plans, strategies, portfolio, prospects or objectives, structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices, and operations; research and development, financial records and information, and client lists.

6.3          The Executive further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, Third Party Information unless expressly authorized by the Company in writing.

6.4          The Executive further agrees to store and maintain all Confidential Information in a secure place.  On the termination of the relationship, Executive agrees to deliver all records, data, information, and other documents produced or acquired during the period of employment, and all copies thereof, to the Company.  Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company.  Upon termination of the relationship, Executive agrees to make no further use of any Confidential Information on his or her own behalf or on behalf of any other person or entity other than the Company.

6.5          Assignment of Inventions and Intellectual Property.  In consideration of Executive’s employment, Executive acknowledges and agrees that the Company shall have exclusive, unlimited ownership rights to all materials, information and other items created,

6

prepared, derived or developed in connection with or arising from Executive’s employment relationship with the Company, whether individually or jointly with others, whether original or considered enhancements, improvement or modifications, whether or not completed, and whether or not protectable as trade secrets, service or trademarks, or through patent, copyright, mask work or any other intellectual, industrial or other form of property protection or proprietary rights (“Inventions”).  Executive further agrees that all Inventions shall be deemed made in the course and scope of Executive’s employment with the Company and shall belong exclusively to the Company, with the Company having the sole right to obtain, hold and renew, in its own name and for its own benefit, all registrations and other protections that may be available by contract, license, law, equity and/or regulation.  To the extent that exclusive title or ownership rights do not originally vest in the Company as contemplated, Executive hereby irrevocably assigns, transfers and conveys (and agrees to assign, transfer and convey in the future) to the Company all such rights.  Executive agrees to give the Company all reasonable assistance and execute all documents reasonably necessary to assist and enable the Company to perfect, preserve, enforce, register and record its rights.  To the extent that Executive has signed any other assignment of inventions agreement, such agreement continues in full force and effect.

1.             Agreement Not to Compete

1.1          The Executive agrees with the Company that the services which the Executive will render during the Employment Period are unique, special and of extraordinary character, that the Company will be substantially dependent upon such services to develop and market its products and to earn a profit, and that the application of the Executive’s knowledge and services to any competitive business would be substantially detrimental to the Company.  Accordingly, in consideration for employment by the Company and compensation and other benefits pursuant to this Agreement, and any compensation the Executive may receive after her employment is terminated, the Executive will not compete or interfere with the Company or any affiliate of the Company (or any of their successors or assigns), directly or indirectly during the Employment Period or for the six (6) month period following termination of Executive’s employment (the “Restricted Period”).

The term “compete” as used herein means to engage in, assist, or have any interest in, including without limitation as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity that is, or that is about to become engaged in, any activity that is in competition with, or competes with the Company, provided that the Executive shall not be deemed to “compete” with the Company if he does not perform any duties or services for the competing entity that relate, directly or indirectly, to managing, producing, soliciting or selling services, programs or products that provide similar functions to any of the Company’s services, programs or proposed products.

1.2          Furthermore, during the Restricted Period, Executive shall not, directly or indirectly, with respect to the Company (including any parents, subsidiaries or affiliates of the Company), or any successors or assigns:

(a)           Solicit any of the Company’s customers except on the Company’s behalf, or direct any current or prospective customer to anyone other than the Company for goods or services that the Company provides;

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(b)           Directly or indirectly influence any of the Company’s employees to terminate their employment with the Company or accept employment with any of the Company’s competitors; or

(c)           Interfere with any of the Company’s business relationships, including without limitation those with customers, suppliers, consultants, attorneys, or other agents, whether or not evidenced by written or oral agreements.

1.3          The Executive agrees that any breach of this Section 8 shall cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that (i) the Executive shall not be entitled to any further payments due under the terms of this Agreement, and (ii) any stock option granted but not exercised shall be void and have no further force or effect.  Furthermore, in addition to any other remedies that may be available, the Company shall have the right to seek specific performance and injunctive relief as set forth in this Agreement, without the need to post a bond or other security.

1.4          The Executive further acknowledges that the covenants contained in this Section are a material part of this Agreement and if this Agreement is terminated for any reason, the Executive will be able to earn a livelihood without violating these provisions.

2.             Return of Company Property

When the Executive leaves the employ of the Company, the Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns.  The Executive further agrees that any property situated on the Company’s premises and owned by the Company, including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

3.             Legal and Equitable Remedies

Because the Executive’s services are personal and unique and because the Executive may have access to and become acquainted with the Proprietary Information of the Company, and because the parties agree that irrepressible harm would result in the event of a breach of Sections 6, 7, 8, and 9 by the Executive, the Company may not have an adequate remedy at law, the Company will have the right to enforce Sections 6, 7, 8, and 9 and any of their provisions by injunction, restraining order, specific performance or other injunction relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.  The Company’s remedies under this Section 10 are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

7.             GENERAL PROVISIONS.

7.1          Notice. All Notices of Termination and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or

8

mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below.

To the Company:	American Defense Systems, Inc.
230 Duffy Avenue, Unit C
Hicksville, NY 11801

To Executive:	Robert C. Aldrich
27 Cambridge Avenue
Garden City, NY 11530

Either Party may change the address to which Notices of Termination and other communications provided for in this Agreement shall be sent to that Party, by giving the other Party notice in the manner in this Section.

7.2          Assignment. The Company shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto; the Company may not otherwise assign this Agreement or its rights and obligations hereunder. Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

7.3          Prior Agreements. Executive has disclosed and provided a copy of Executive’s independent contractor agreement with Potomac Institute For Policy Studies, 901 N. Stuart St., Suite 200, Arlington, VA 22203 and independent contractor agreement with Archaio, L.L.C., 575 Madison Avenue, 10th Floor, New York, NY 10022 to the Chief Executive Officer and Corporate Counsel for review and Corporate Counsel interprets that execution of this Agreement will not violate or conflict ( “conflict of interest”) with or result in a breach or termination of any provision of, or constitute a default under any other agreement.

7.4          Continuing Status. Executive understands that his employment is conditioned upon satisfactory completion of a background check and supplements thereto from time to time. Executive represents that there is nothing in his background that would prevent such satisfactory completion as related to the duties of his position described herein. Further, Executive represents that, if any litigation, civil or criminal, is filed against him during the course of his employment under this Agreement, he shall notify the Company within five (5) business days of such filing.

7.5          Indemnification. The Company shall indemnify Executive and hold him harmless for any and all liabilities arising from the performance of his duties under this Agreement and services for the Company, subject to and in accordance with applicable law and any applicable indemnification provisions in the Company’s Articles of Incorporation and/or Bylaws.

7.6          Tax Treatment of Payments and/or Benefits. Each payment made pursuant to the terms and Agreement is intended as a separate payment within the meaning of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

9

To the extent applicable and notwithstanding any other provisions of this Agreement, this Agreement and payments and benefits hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulation or other guidance that may be issue after the Effective Date of this Agreement; provided however, in the event that the Company determines that any payments or benefits hereunder may be taxable to Executive under Code 409A and related Treasury guidance prior to the payment and/or delivery of such amount, the Company, may (I) adopt such amendments to the Agreement that the Company reasonably and in good faith determines necessary or appropriate to preserve the intended tax treatment of the benefits provided under this Agreement and/or (ii) take such other actions, including delaying the payment or delivery hereunder, as the Company determines necessary or appropriate to comply with or exempt the payments or benefits from the requirements of Code Section 409A.

7.7          Amendment and Waiver. No amendment of modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by each of the Parties.

7.8          Non-Waiver of Breach. No failure by either Party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either Party to act with regard thereto, shall be considered to be a waiver of any such obligation or of any future breach.

7.9          Severability. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and such remaining provisions shall be construed as if such invalid or unenforceable provisions had never been a part hereof. If a court of competent jurisdiction determines that the length of time, geographical restrictions or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the parties agree that the court shall reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the Parties hereto agree that the restrictions of this Agreement shall remain in full force and effect.

7.10        Governing Law. The validity and effect of the Agreement and the rights and obligations of the Parties hereto shall be construed and determined in accordance with the law of the State of New York without regard to its conflicts of laws and principles.

7.11        Dispute Resolution. Any controversy, dispute or claim arising out of our relating to this Agreement or breach thereof shall first be resolved through good faith negotiation between the Parties. If the Parties are unsuccessful at resolving the dispute through such negotiation, the Parties agree to attempt in good faith to resolve the dispute by mediation in New York City, New York (or such other location agreed upon between the Parties), administered by JAMS. Either Party may commence such mediation by providing the other Party (in accordance with Section 6.2 above) and JAMS a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties covenant that they will cooperate in good faith with JAMS and one another in selecting a mediator from JAMS panel of neutrals and in scheduling and participating in the mediation proceedings. If Parties are unsuccessful at

10

resolving the dispute through such mediation, the Parties agree to final and binding arbitration in New York City, New York (or such other location agreed upon between the Parties) administered by JAMS pursuant to its Employment Arbitration Rules & Procedures (except insofar as they conflict with the express provisions of this Section) and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Either Party initiating such arbitration must do so by filing a written demand for arbitration (and giving the other Party notice in accordance with Section 6.2 above) at any time following the initial mediation session or forty-five (45) clays after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the Parties so agree. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator. The Arbitrator may, in the award, allocate all or part of the costs, fees, and expenses of the arbitration, including the arbitrator’s fees and prevailing Party’s attorneys’ fees. Judgment on the arbitration award may be entered in any court having jurisdiction. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

7.12        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any corporation or entity with which the Company may merge or consolidate.

7.13        Headings. Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

7.15        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

7.16        Executive’s Warranties. Executive expressly warrants that Executive has carefully read and fully understands all the provisions of this Agreement and is hereby advised by the Company to consult an attorney of his own choosing in deciding whether to sign this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

The Company:	American Defense Systems, Inc.

	By:	/s/ Ferg Foley 8/1/2008
Ferg Foley
COO

Executive:	By:	/s/ Robert Aldrich 8/1/2008
Robert C. Aldrich

11

Exhibit 10.35

AWARD/CONTRACT

1.  This Contract is Rated Order Under DPAS (15 CFR 350)

DOA4

2.  Contract No.

W56HZV-08-C-0311

3.  Effective Date

3/10/2008

4.  Requisition/Purchase Request/Project No.

SEE SCHEDULE

5.  Issued By   Code W56HZV

U.S. ARMY TACOM LCMC

AMSTA-AQ-ASRC

MATTHEW R. JEWEL (586)573-2737

WARREN, MICHIGAN 48397-5000

HTTP://CONTRACTING.TACOM.ARMY.MIL

WEAPON SYSTEM:  WPN SYS:  IM

Email:  MARIA.R.JEWEL@US.ARMY.MIL

6.  Administered by (If Other Than Item 5)  Code S3309A

DCMA LONG ISLAND

605 STEWART AVENUE

GARDEN CITY, NY   11530-4761

SCD B   PAS NONE   ADP PT HQ0337

7.  Name And Address Of Contractor (No., Street, City, County, State and Zip Code)

AMERICAN DEFENSE SYSTEMS, INC.

230 DUFFY AVE. UNIT C

HICKSVILLE, NY 11801-3641

8.  Delivery:

OTHER (SEE BELOW)

9.  Discount For Prompt Payment

10.      Submit Invoices (4 Copies Unless Otherwise Specified) To the Address Shown In:

ITEM 12

11.      Ship To/Mark For

SEE SCHEDULE

12.      Payment Will Be Made By   Code HQ0337

DFAS - COLUMBUS CENTER

DFAS - CO/NORTH ENTITLEMENT OPERATION

P.O. BOX 182266

COLUMBUS  OH  43218-2266

13.      Authority For Using Other Than Full and Open Competition:

14.      Accounting and Appropriation Data

ACRN:  AA 21   72035000071C1C09P51108931E1   S20113   W56HZV

15A.   Item No.

SEE SCHEDULE

15B.    Supplies/Services

CONTRACT TYPE:  FIRM-FIXED-PRICE

CONTRACT EXPIRATION DATE:  2008JUL15

15C.    Quality

KIND OF CONTRACT:  SYSTEM ACQUISITION CONTRACTS

15D.   Unit

15E.    Unit Price

15F.    Amount

15G.  $2,218,395.13

16.      Table of Contents

SOLICITATION/CONTRACT FORM (PAGE 1)

SUPPLIES OR SERVICES AND PRICES/COSTS (PAGE 3)

DESCRIPTION/SPECS./WORK STATEMENT (PAGE 14)

INSPECTION AND ACCEPTANCE (PAGE 17)

DELIVERS OR PERFORMANCE (PAGE 26)

CONTRACT ADMINISTRATION DATE (PAGE 31)

SPECIAL CONTRACT REQUIREMENTS (PAGE 33)

CONTRACT CLAUSES (PAGE 35)

LIST OF ATTACHMENTS (PAGE 45)

17.      Contractor’s Negotiated Agreement (Contractor is required to sign this document and return copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (h) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18.      ☒ Award (Contractor is not required to sign this document.) Your offer on Solicitation Number W5SHZVO8R0282,including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A.   Name And Title Of Signer (Type Or Print)

19B.    Name Of Contractor

19C.    Date signed

20A.   Name Of Contracting Officer

GREGORY M. DIXON

GREGORY.M.DIXON@US.ARMY.MIL   (586) 574-6873

20B.    United States of America

20C.    Dated Signed

CONTINUATION SHEET

SECTION A -  SUPPLEMENTAL INFORMATION

	Regulatory Cite	Title	Date

A-1	52.204-4850	ACCEPTANCE APPENDIX	MAR/2006
(TACOM)

(a)   Contract Number W56H2V-08-C-0311 is awarded to American Defense Systems, Inc. The Government accepts your proposal dated 19 February 2008 and revised on 20 February, 2008 in response to Solicitation Number: W56HZV-08-R-0282, signed by John F. Rutledge III, Sr. VP Military Marketing and Research and Gary Evans, Program Manager of your company.

(b)   The contractor, in its proposal, provided data for various solicitation clauses, and that data has been added in this contract.

(c)   Any attachments not included within this document will be provided by TACOM-Warren directly to the administrative contracting officer (ACO] via e-mail, as required. Technical data packages that are only available on CD-ROM will be mailed by TACOM-Warren to the ACO. Within one week of this award, any office not able to obtain attachments from TACOM’a website (https://contracting.tacom.army.mil/) and still requiring a copy, can send an email request to the buyer listed on the front page of this contract.

(d)  The following Amendment(s) to the solicitation are incorporated into this contract: 0001 dated 08 February 2008.

(End of Clause)

	Regulatory Cite	Title	Date

A-2	52.201-4000	TACOM-WARREN OMSUDSPERSON	JAN/2006
(TACOM)

Information regarding the TACOM-Warren Ombudsperson is located at the website http://contracting.tacom.army.mil/acqinfo/ombudspersco.htm

[End of Clause]

	Regulatory Cite	Title	Date

A-3	52.217-4911	NOTICE OF URGENT REQUIREMENT	NOV/2001
(TACOM)

TACOM considers this requirement to he urgent. Timely performance and delivery are essential. Deliveries ahead of schedule are encouraged whenever they can be offered without additional cost to the Government. The Contractor is requested to immediately contact the buyer or contracting officer identified on the cover page of this document to notify them of any pending or potential problems and/or suggestions for contract streamlining that would enable faster deliveries.

[End of Provision]

Amendment 0001 to Request for Proposal W56HZV-08-R-0282 is issued to:

1.     Extend the proposal due date by one (1) week from 12 February 2008 close of business to 19 February 2008 1:00 pm local time.

2.     All other terms and conditions remain unchanged.

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001	SECURITY CLASS: Unclassified
0001AA	1ST ARTICLE TEST REPORT	1	EA	$19,081.47000	$19,081.47
	NOUN: HYEX FAT REPORT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0045 $ 19,082.47
0001AB	1ST ARTICLE TEST REPORT	1	EA	$19,081,47000	$19,081.47
	NOUN: H100C FAT REPORT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0060 $ 19,081.47
0001AC	1ST ARTICLE TEST REPORT	1	EA	$19,081.47000	$19,081.47
	NOUN: ATLAS FAT REPORT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0075 $ 19,081.47
0002	SECURITY CLASS: Unclassified
0002AA	HYEX - CREW PROTECTION KIT	18	EA		$936,305.46
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: CREW PROTECTION KIT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	FOB Origin
	Part Number DTA184000
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 18 DAYS AFTER AWARD - 0090 $936,305.46
	The unit price for the HYEX CPK is $52,016.97
	(End of narrative F001)

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002AB	HYEX -PLL	18	LO		$66,127.50
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: PRESCRIBED LOAD LIST PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Prescribed Load List (PLL) packages to be overpacked with Crew Protection Kit (CPX)
	(End of narrative B002)
	FOB Origin
	(End of narrative B002)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 18 DAYS AFTER AWARD - 0090 $66,127.50
	The unit price for HYEX PLL is $3673.75
	(End of narrative F001)
0002AC	HYEX -ASL	4	LO		$149,324.00
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: AUTHORIZED STOCKAGE LIST PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	FOB Origin
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 4 DAYS AFTER AWARD - 0220 $149,324.00
	The unit price for HYEX ASL is $37,331.00
	(End of narrative F001)
0003	SECURITY CLASS: Unclassified
0003AA	H100 - CPK	7	EA		$407,361.85
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: CREW PROTECTION KIT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	FOB Origin
	Part Number DTA184075
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 7 DAYS AFTER AWARD - 0105 $407,361.85
	The unit price for H100C-CPK is $58,194.55
	(End of narrative F001)
0003AB	H100C - PLL	7	LO		$27,767.74
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: PRESCRIBED LOAD LIST PRON: P176F2622T PRON AMD: 01

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	ACRN: AA AMS CD: 51108992013
	Prescribed Load List (PLL) packages to be overpacked with Crew Protection Kit (CPK)
	(End of narrative B001)
	FOB Origin
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 7 DAYS AFTER AWARD - 0105 $27,767.74
	The unit price for H100C-PLL is $3,966.82
	(End of narrative F001)
0003AC	H100C-ASL	2	LO		$56,360.440

CLIN CONTRACT TYPE: Firm-Fixed Price

NOUN:  AUTHORIZED STOCKAGE LIST

PRON.  P176F2622T   PRON AMD: 01

ACRN:  AA

AMS CD 51108992013

FOB Origin

(End of narrative B001)

Inspection and Acceptance

INSPECTION:  Origin

ACCEPTANCE:  Origin

Deliveries or Performance

DEL REL CD  001

QUANTITY  2

DAYS AFTER AWARD  0120

$56,360.44

The unit price for H100C-ASL is $28,180.22

(End of narrative F001)

0004	SECURITY CLASS: Unclassified
0004AA	ATLAS - CPK	6	EA		$329,421.06
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: CREW PROTECTION KIT PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	FOB Origin
	Part Number DTA183586
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 6 DAYS AFTER AWARD - 0105 $329,421.06

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	The unit price for ATLAS-CPK is $54,903.51
	(End of narrative F001)
0004AB	ATLAS - PLL	6	LO		$14,455.56
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: PRESCRIBED LOAD LIST PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Prescribed Load List (PLL) packages to be overpacked with Crew Protection Kit (CPK)
	(End of narrative B001)
	FOB Origin
	(End of narrative B002)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 6 DAYS AFTER AWARD - 0105 $14,455.56
	The unit price for ATLAS-PLL is $2,409.26
	(End of narrative F001)
0004AC	ATLAS - ASL	2	LO		$144,744.94
	CLIN CONTRACT TYPE: Firm-Fixed-Price NOUN: AUTHORIZED STOCKAGE LIST PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	FOB Origin
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DEL REL CD - 001 QUANTITY - 2 DAYS AFTER AWARD - 0120 $144,744.94
	The unit price for ATLAS-ASL is $72,372.47
	(End of narrative F001)
0005	TRAVEL				$10,864.80
	SECURITY CLASS: Unclassified
	CLIN CONTRACT TYPE: Cost Contract PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	All travel costs shall be IAW Joint Travel Regulations and are cost reimbursement only, no profit or fee.
	(End of narrative B001)
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DLVR SCR REL CD - 001 QUANTITY - 0 PREF COMPL DATE - UNDEFINITIZED $10,864.80
0006	DATA ITEMS
	SECURITY CLASS: Unclassified
A001	CONTRACT DATA REQUIREMENTS LIST	1	EA	$5,550.44000	$5,550.44
	NOUN: QUALITY CONTROL PLAN SECURITY CLASS: Unclassified

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	PRON: P1_6F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0010
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION
A002	CONTRACT DATA REQUIREMENTS LIST	1	EA	$4,415.12000	$4,415.12
	NOUN: PACKAGING DATA SECURITY CLASS: Unclassified PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0020
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION
A003	CONTRACT DATA REQUIREMENTS LIST	1	EA	$2,522.93000	$2,522.93
	NOUN: SPECIAL PACKAGING INSTRUCTION SECURITY CLASS: Unclassified PRON: P17_F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0010
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION
A004	CONTRACT DATA REQUIREMENTS LIST	1	EA	$1,639.90000	$1,639.90
	NOUN: MATERIAL SAFETY DATA SHEET SECURITY CLASS: Unclassified PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DAYS AFTER AWARD - 0010
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION
A005	CONTRACT DATA REQUIREMENTS LIST	1	EA	$504.59000	$504.59
	NOUN: TRIP REPORT SECURITY CLASS: Unclassified PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DEL DATE - AS REQUIRED
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
	DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION
A006	CONTRACT DATA REQUIREMENTS LIST	1	EA	$3,784.39000	$3,784.39
	NOUN: WEEKLY STATUS REPORT SECURITY CLASS: Unclassified PRON: P176F2622T PRON AMD: 01 ACRN: AA AMS CD: 51108992013
	Packaging and Marking
	Inspection and Acceptance INSPECTION: Origin ACCEPTANCE: Origin
	Deliveries or Performance DOC REL CD - 001 MILSTRIP SUPPL ADDR - 000000 SIG CD MARK FOR TP CD - 3 DEL REL CD - 001 QUANTITY - 1 DEL DATE - AS REQUIRED
	FOB POINT: Destination
	SHIP TO: (Y00000) - SHIPPING INSTRUCTIONS FOR CONSIGNEE (SHIP-TO) WILL BE FURNISHED PRIOR TO THE SCHEDULED DELIVERY DATE FOR ITEMS REQUIRED UNDER THIS REQUISITION

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1     Purpose and Scope

The contractor shall produce the HYEX, H100C, and ATLAS Crew Protection Kit (CPK).

C.2     Requirements

C.2.1 The Contractor shall produce the CPK’s using a government developed Level II drawing package supplied as GFI.

C.2.1.1 The contractor is required to have access to classified information. The contractor shall have established the appropriate facilities and management controls in place to send receive and store classified material up to the secret level. The contractor shall have assigned to this effort personnel who have valid security clearances to the secret level, in accordance with the attached DD254.

C.2.1.2 Government Furnished Material/Information, Labor or Facilities:

HYEX, H100C, and ATLAS CPK Level II Drawing Package

HYSE, H100C, and ATLAS CPK Packaging Drawing Package

HYEX, H100C, and ATLAS CPK installation instructions

Authorized Stockage List (ASL} of HYEX, H100C, and ATLAS CPK items

Prescribed Load List (PLL) of HYEX, H100C, and ATLAS CPK items

Spare Parts List (SPL) for the HYEX, H100C, and ATLAS CPK

HYEX, H100C, and ATLAS vehicles

TACOM-managed items list for NYEX, H100C, and ATLAS

C.2.1.2.1 The Government furnished drawing packages were developed using Pro E Wildfire 3.0 software. The contractor shall have the capability to access and utilize the information contained in the drawing packages.

C.2.1.3 The contractor shall produce high demand parts identified on the CPKs Prescribed Load List (PLL). The PLL items shall be overpacked with each CPK.

C.3 Production Effort

C.3.1 Hardware

C.3.1.1 The contractor shall report material lead time issues that may impact schedule to the Government immediately after they are discovered. The contractor will make recommendations for alternate approaches.

0.3.1.2 The contractor shall produce a first article CPK and use it for trial installation on non-armored HYEX, HIO0C, and ATLAS vehicles using installation instructions provided as GFI to verify production design and component hardware form, fit, and function. The Government will pay for transportation to and from the contractor facility. The first article trial installation shall occur:

45 days after contract award for the HYEX

60 days after contract award for the H100C

75 days after contract award for the ATLAS

The Government shall, at its option, attend the first article test (FAT).

C.3.1.2.1 The Contractor shall ensure the installed FAT CPK does not interfere with the vehicles operational capabilities.

C.3.1.3 The contractor shall produce:

18 HYEX kits delivered 30 days after FAT approval
7 H100C kits delivered 30 days after FAT approval
6 ATLAS kits delivered 30 days after FAT approval

The contractor shall produce the kits with PLL items. See Section F, Required Delivery Schedule, for delivery schedule of FAT CPK, production CPK and ASL delivery.

C.3.2 Kit Assembly

C.3.2.1 The kits shall be packaged per a government developed drawing package supplied as GFI. The contractor shall prepare and package a bill of material with each CPK. The contractor shall package government developed installation instructions with each CPK. The installation instructions shall be provided as GFI.

C3.2.2   The contractor shall provide for inside storage of kits until shipment is directed.  Kits will be stored at no additional cost to the Government for 60 days.  The Government shall take possession of the kits within 60 days.

C.4        Quality Assurance

C.4.1 Quality Planning: For the purpose of this Crew Protection Kit hardware acquisition the contractor shall develop and document a control plan that defines (CURL A001);

a.     inspections to be performed at the various stages of component production

b.     quality objectives to be obtained

c.     process charts that describe the process flow

d.     inspection and test activities specific to this effort

e.     criteria for product acceptance

f.      documented work instructions that detail specific tasks, this shall include but is not limited to:

a.     Specifications and standards that directly effect product quality

b.     Painting

c.     Welding

d.     Training

e.     Control of non-conforming product

f.      Unique Customer requirements

C.4.2 Final Inspection: The contractor is responsible for performing all inspections as specified in the control plan, reference C.4.1. The Crew Protection Kits shall be subjected to a complete final inspection by the contractor utilizing a contractor developed and Government approved Final Inspection Record (FIR). The Government may elect to witness and or participate in the contractors final inspection.

C.4.3 Deficiencies: All deficiencies disclosed during the final inspection and test shall be documented on the contractors deficiency sheet and included as part of the FIR prior to offering the vehicle for Government Acceptance. The contractor shall also provide failure analysis and the corrective action taken to eliminate the root cause of noted deficiencies.

C.5 Packaging Development

C.5.1 The contractor shall, for component items pertaining to the HYEX, H100C, and ATLAS, develop and provide the government LMI packaging data for all provisioned TACOM-managed items (i.e., P coded items other than PR or PR). The contractor shall provide new or corrected LMI-packaging data for any revision created by a Configuration change. With each data submission, the contractor shall include verification support data for each of the LMI-packaging data items, which shall provide the government a reasonable means to determine the adequacy of the contractor prepared packaging analysis and data submittal.

C.5.1.1 Excluded items are those items with packaging data already in the TACOM Packaging File PACQ, FEDLOG, FLIS, and those assigned a Contractor and Government Entity Code (CAGE) of: 1T416, 21450, 80204, 96906, 10060, 24617, 80205, 99227, 80244, 81343, 81348, 81349, 81352, and 88044. Also Excluded are items for: (1) not mission capable supply, (2) depot operational consumption, and (3} not-forstock supply.

C.5.1.2 Packaging/Logistics Data Entry. Contractor shall develop, maintain and update packaging data TAW CURL A002. LMI packaging data is required IAW MIL-PRF-49506 and will provide for the entry of information to the computer data base known as the TACOM Packaging Data File. The Packaging Data Entry shall be in an ASCII delimited text format using commas and delimiters.

0.5.1.3 At contractors request, the government can provide MS ACCESS application to contractor that provides data formatting and edit features for coding of packaging data products IAW MIL-STD-2073-1D.

C.5.2 Contractor shall develop Special Packaging Instructions (SPI) for only new P-coded managed items describing the packaging processes and materials IAW MIL-STD-2073-1D. Packaging processes and materials shall be described for cleaning, drying, preserving, unit, intermediate (as applicable), and exterior packing, marking, and unitizations. Figures and narrative data shall be developed to describe the form, fit, and function of packaging in sufficient detail for reproduction. The SPI shall provide required narrative instruction or figures, plus measures for prevention of corrosion and deterioration, also include first in last out loading procedures and applicable blocking and bracing procedures. The contractor shall submit SPI IAW CDRL A003.

C.5.2.1 Validation Testing of Preservation Processing and Packaging. The contractor shall validate packaging for each SPI IAW appendix F of MIL-STD-2073-1D and CURL A003. The test report shall he provided concurrently with the SPI submittal, and shall include photographic records of package and testing.

C.5.3 A Contractor shall provide a Material Safety Data Sheet {MSDS, for each hazardous material item IAW. CURL A004. Packaging and Marking for hazardous material shall be IAW MIL-STD-2073-1D Standard Practice for Military Packaging, Appendix J, Table J. Ia Specialized Preservation Code HM and the Joint Service Regulation AFMAN24-204/TM38-250 for Military Air Shipment.

C.5.4 Any Engineering Change Proposal (ECP) that impacts the kit configuration packaging shall be provided by the contractor. The ECP shall be complete and shall include packaging impact statement and assessments for items requiring special handling, storage or condemnation, HAZMAT, shelf life, and transportability problem items. The Contractor shall deliver the packaging impact statement IAW ECP contractual requirements.

C.6 Spare Parts Support

C.6.1 The contractor shall produce and package repair and spare parts using a government developed ASL. The ASL and packaging requirements shall be provided as GFI.

C.6.2 The contractor shall receive and process replacement parts orders, and shall ship replacement parts at Government direction.

C.7. Travel: Travel may be required to support this contract. The contractor will be responsible for travel to or from the following locations: TACOM, Warren, MI, XMCO, Warren, MI. Travel is authorized to visit various vendors for production meetings and production qualification. Any travel in this regard will be pre-approved by the COR or Contracting Officer or his/her designated representative. Travel is COST ONLY. The contractor shall provide a written certification, prior to travel, that sufficient funds are available on the travel CLIN to complete travel. All travel costs shall be in accordance with Joint Travel Regulations (JTR) and are cost reimbursement only (no profit or fee). A trip report after travel is required and must be submitted to the COR within five (5) days after completion of travel. The trip report shall be prepared in the contractors format (CDRL A005).

C.8 Program Reviews/Documentation: The Contractor shall provide a weekly status report (CDRL A006, DI-MGMT-80368) in narrative format of all significant issues/activities and any problems that occurred. The contractor shall conduct a verbal weekly review of all such efforts with the COR, Contracting Officer, and other PM CE/MHE managers through VTC or teleconference.

C.9 Contracting Officers Representative: The COR is an individual designated in accordance with DFARS 201.60202 and is authorized in writing by the contracting officer to perform specific technical functions. The contracting officer has designated Mr. Wayne Kraenz/ein 586- 574-8021 wayne.kraenzleinaus.army.mil” as the contracting officer’s representative for this contract. The Contactor will receive a copy of the written designation after task order award that will specify the extent of the COR’s authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quantity, delivery or any other term or condition of this contract.

*** END OF NARRATIVE C0001 ***

	Regulatory Cite	Title	Date
C-1	52.211-4072	TECHNICAL DATA PACKAGE INFORMATION	JAN/2005

The following “X”d item applies to this solicitation:

☒ There is no Technical Data Package (TDP) included with this solicitation. See Section C.2.1.2 of the Solicitation.

☐ The TDP for this solicitation is on a CD ROM and must be ordered. Ordering instructions can be obtained at Uniform Resource locator (URL): http://contracting.tacom.army.mil/bidreq.htm

☐ This solicitation contains one, or, more Web located TDPs. If multiple Contract Line Item Numbers (CLINs) are listed, each one will have its own URL just under the COIN listing. The URL will take you to that CLIN’s Web located TOP. To access the TDP, you will have to copy or type the link’s URL into your web browser address bar at the top of the screen.

Note: To copy a link from a .pdf file, click on the “Text Select Tool,” then highlight the URL, copy and paste it into your browser, and hit the enter key.

CLIN: n/a

TDP Link (URL): n/a

[End of Clause]

SECTION E - INSPECTION AND ACCEPTANCE

E.1 Quality Assurance

E.1.1 Quality Policy: The contractor shall have a documented quality program that as a minimum meets the requirements of ISO 9001-2000 or equivalent. All work to be performed within the scope of this SOW shall be conducted by qualified personnel in accordance with his approved Quality Control Plan (QCP).

E.1.1.1 Program Analysis: The contractor shall conduct internal audits at planned intervals to determine conformance to the documented quality program plan. In addition,

The Government reserves the right to conduct inventory and product and process audits of the contractors quality system to ensure it is effectively implemented and maintained.

E.1.2 Quality Records: The contractor shall establish and maintain records that are legible and identifiable to the Crew Protection Kit hardware acquisition. Such records shall be filed and indexed in a logical fashion that will allow for easy and timely retrieval. QA records may include but not limited to;

•                  Quality work plans and revisions

•                  Analysis recordsG

•                  Review documentation

•                  Final deliverable reports

•                  Qualification and training

•                  Software records

•                  Inspection documentation

•                  Results of internal audits

All records of inspection, examinations, certifications, tests, supplier audits, and purchase orders shall be retained by the contractor for a period of 5 years after contract close out. These records shall be made available to the Government upon request. In addition, where product or process deficiencies have occurred, the contractors records shall provide documentation that fully describes the root cause of deficiencies and corrective actions taken.

E.1.3 Identification and Resolution of Conditions Adverse to Quality: A condition adverse to quality shall be identified when a requirement of the control plan or government developed Level II drawing package and performance criteria is not met or when workmanship is considered suspect. Such conditions shall be documented and reported in accordance to the contractors approved deficiency reporting system. The contractors Lead Quality Assurance representative shall determine if the adverse condition is significant enough to initiate a stop work order. If a stop work order is initiated the Lead QA representative will notify the contractors Project Leader and appropriate Government Quality Assurance Representative. A significant condition is one that if left uncorrected could have a serious effect on mission capability or public safety. For all conditions that are adverse to quality, including significant conditions, the contractors Project Leader shall ensure that a team is assemble to perform an investigation to determine the extent and impact of the condition, take appropriate remedial action, determine root cause and take action to prevent recurrence of the condition. The contractors QA Lead shall notify the Government QA representative who shall either concur or non-concur with the proposed short term and long term corrective action. Corrective actions shall be closed in a timely manner, not to exceed 30 days and verified by the designated Government QA representative.

E.1.4 Welding. The contractor and or supplier may utilize their current documented welding program. As a minimum the contractor and or supplier must provide, the name of the welding process to be utilized, the quality requirements used for managing all aspects of the welding process, a clear definition of the weld inspection criteria, including depth of inspections and all other documentation pertinent for controlling the welding program. The contractor shall also identify the guide lines utilized for qualifying welding processes and personnel. The contractor shall submit this information for Government review and approval prior to performing welding operations on armor components.

E.1.4.1 Welding Inspection: For the purpose of this SOW, weld quality and workmanship shall be verified by qualified personnel trained to perform weld inspections. Acceptable training may be based:

\’b7         on current or previous certification as an AWS Certified Welding Inspector,

\’b7         current or previous qualification by the Canadian Welding Bureau (CWB),

\’b7         An Engineer or technician who has formal training or experience in, metals fabrication, inspection and testing, and is competent in the use of weld inspection techniques/equipment.

E.1.4.2 Weld Acceptance: Visual inspection and acceptance for non-ballistic applications shall be performed in accordance to the following weld Codes:

\’b7         AWS D1.1 Structural Welding Code, Steel

\’b7         AWS D1.2 Structural Welding Code, Aluminum

E.1.4.3 The contractor shall assure all paint inspections are documented and comply with the Quality Assurance Requirements in section 4 of MIL-C-53072.

*** END OF NARRATIVE E0001 ..***

	Regulatory Cite	Title	Date
E-1	52.246-2	INSPECTION OF SUPPLIES - FIXED PRICE	AUG/1996
E-2	52.246-16	RESPONSIBILITY FOR SUPPPLIES	APR/1984
E-3	52.209-4000 (TACOM)	NOTICE REGARDING FIRST ARTICLE TEST SAMPLE	MAR/2000

(a)        The approved first article items, as described elsewhere in this contract, consist of a quantity of 0 that will be consumed or destroyed in testing. Any items consumed or destroyed in testing shall not be delivered as part of the contractually required quantity as set forth in the schedule. The cost of any items that are consumed or destroyed shall be included in the overall offer or contract price. A quantity of 1 that successfully passes all specified tests, less the destructive tests, if any, SHALL serve as a manufacturing standard for the remainder of the contract.

(b)        A manufacturing standard is an item, which conforms to all technical performance requirements. A manufacturing standard will serve as 1) an aid in identifying configuration changes not controlled by the contractual design. 2) as an aid in identifying any process changes, or 3) as the approved workmanship sample, when required, unless alternate samples are submitted for specific characteristics by the Contractor and approved by the Government.

(c)        The manufacturing standard will only be used to supplement contractual acceptance/rejection criteria for those process characteristics that require approved workmanship samples. For other characteristics, if configuration or process changes are identified in production units, the contractor will notify the contracting officer for disposition. Manufacturing items that serve as a manufacturing standard may be delivered as part of the contractual quantity with the last shipment made under this contract provided it meets all contractual requirements existing at time of delivery.

[End of Clause]

	Regulatory Cite	Title	Date
E-4	52.242-4013 (TACOM)	BALLISTIC TESTING	NOV/2005

(a) In addition to inspection requirements set forth in applicable drawings and/or specifications, the specification(s) indicated below shall apply to this contract:

V50 Ballistic Testing, Document NATO AEP-55 Vol 1 ED 1. This document is the procedure for evaluating the protection level, which is the only ballistic test to be performed.

(b) The above specifications require Ballistic Testing unless specifically waived by drawing or other contractual document. Prior to production and during production, if required by specification, the quantity of test samples required by any of the above specifications shall be accompanied by test data required by individual specification. The test data shall include:

(1)         Declared chemical analysis and chemical analysis results representing material for test (if required by specification).

(2)         Mechanical Properties Test Results if required by specification).

(3)         Charpy Impact Test results representing material for test (if required by specification).

(4)         Brinnel or Rockwell hardness test results representing material for test (if hardness values are required by specification).

(5)         Radiographic Inspection Record to include data required by ASTM E1742, including marking and acceptance requirement. (If Radiographic Inspection is required by the specification.)

(6)         Stress Corrosion Resistance Test results required by paragraph 3.4 of MIL-DTL-46063 and paragraph 3.5 of MIL-DTI-46027 (if required by the contract or specification).

(c) In addition to the requirements in paragraph (b), test plates related to qualification of weld procedure or weld repair procedure shall be accompanied by data to include information required by format of specification and shall also identify position of welding. (If Ballistic Qualification of Weld Procedure is required by specification). Unless otherwise specified by the applicable drawing/specification, or contractual clause, a minimum of one ballistic test specimen shall be prepared for each material thickness, joint design, configuration and weld procedure.

(d) Items to be tested shall be marked to include all marking requirements of the individual specification. Further, Identify P/N(s) which the test item represents.

(e) The Contractor may use its own form to supply required data specified in paragraphs (b) and (c) above.  The data shall accompany test samples and shall be forwarded to:

Commander USA ATC

Bldg 358 (ext 3-4938)

ATTN: CSTE-DTC-AT-SL-V

(D, Gessleman)

400 Colleran Rd.

APG, MD 21005-5059

IMPORTANT: Contractor must obtain approval from PCO prior to shipping test samples to APG. ALSO, the contractor shall clearly mark the Developmental Test Command Project Number on the outside of the shipping container.

*The Developmental Test Command Project Number will be provided by the PCO after the supplier notifies the PCO of the approximate shipping date of the ballistic test samples.

(f)          One copy of the required data (see paragraph (e)), not to include test samples, shall be forwarded to the U.S. Army Tank- automotive and Armaments Command, ATTN: AMSRD-TAR-D/CE, Warren, MI 48397-5000, Data shall be verified for accuracy by Government Representatives (QAR) at the Contractor’s facility.

(g)         In order for the Procuring Activity to obtain ballistic test funds in a timely manner, the contractor shall adhere to the following: At least 60 days prior to shipment of ballistic test samples, the Contractor shall furnish written notification to the U.S. Army Tank-automotive and Armaments Command, ATTN: AMSRD-TAR-D/CE, Warren, Michigan 48397-5000, with a copy furnished to the Administrative Contracting Officer advising of the approximate shipment date. This information shall include:

(1)     Prime Contractor:

(2)     Prime Contract Number:

(3)     Material Specification:

(4)     Number of Test Samples:

(5)     Heat Numbers:

(6)     Sample Weight:

(7)     Sample Dimensions:

(8)     Steel/Aluminum/Composite Manufacturer

(9)     Part Number

[End of Clause]

E-5	AI 52.8	MANDATORY SHIPPING DIRECTIONS	NOV/2007

GRD Logistics:

GRD Logistics is required to track reconstruction equipment, materials and goods imported into Iraq under the Re-building Iraq effort. Recontruction equipment is purchased by the US Government (usually by MNSTC-I, or GRD), and is designed to help rebuild the country of Iraq. The GRD Logistics tracking and inherent accountability process as assuring equipment materials and goods are able to cross Iraqi borders and move to final destination with minimal delay and at reduced risk. In order to accomplish this mission, maximum cooperation is necessary. Prompt notification and compliance with our information requirements will assist in providing advance notice to the point of entry of all inbound shipments. This process affords coordination in the movement of all convoys which will enable improved monitoring and de-conflicted convoy schedule. Prompt notification also improves security coordination through the operations center. Please ensure you complete the following steps:

Step One:

Identify who the cargo is purchased for. If the cargo supports Coalition Forces, it must be processed through the Military Transportation System (MTS). If the cargo is purchased for the explicit purpose of re-building Iraq (i.e. MNSTC-I/GRD contracts), proceed with the following steps:Upon contract award the contractor will provide the necessary logistical information required by ORD Logistics. This information can be obtained and updated as necessary by going to the GRD website: (https://www.rebuilding-iraq.net/portal/page?_pageid=95,1&_dad,=portal&_schema=PORTAL ) and selecting the Logistics tab. Immediately contact the Logistics Movement Coordination Center (LMCC) Watch Officer directly at the following e-mail address: pcolmcc@pco-iraq.net if there are any problems with this process. The contractor will find three forms listed and available under the logistics heading (Logistics Information Requirements Form, Reconstruction Levy Exemption and Form, Cargo Placards). Those forms should be individually  completed and, with the exception of the cargo placard, sent electronically to the LMCC e-mail address listed above. But the Placards are still required and need to be accomplished quickly.

The Airway Bill and Levy Exemption Form must also be correlated and sent to the below contacts as soon as possible to prevent pick-up and delivery stoppage once the cargo arrives Iraq.

mwheatleyaskylinkarabia.com	Operations Manager
fkleyn@skyIinkarabia.com	Cargo Manager
spatelOskylinkarabia.com	Logistics manager

logistics@skylinkarabia.com

The contact number is +964 7901 926 284.

The Logistics Information Requirements Form will be the first form submitted. The Logistics Information Requirements Form should be completed upon award of contract and updated as necessary. All updates and changes to this form should be sent to the same e-mail address as the original form. Additional contact information is available on the GRD website. Remember: Always reference the contract number.

Step Two:

CPA 1-47 CUSTOMS LEVY EXEMPTION AND SHIPMENT REQUIREMENTS FOR RECONSTRUCTION PROJECTS UNDER PROJECT AND CONTRACTING OFFICE (PC0) Effective 15 April 2004 Tariff Regulations pursuant to CPA Orders #54, as amended by Order #70 (Orders #54 and #70 are posted on the website), require commercial importations into Iraq to pay a 5 levy except for food, books, medicine, medical equipment, clothes and oil. Additional exemptions include NGOs, International Organizations, Reconstruction Projects under GRD, and single exempt donations. Items shipped under this contract are exempt from this Levy provided a completed Reconstruction Levy Exemption Form is attached and included with each invoice and packing slip.

In order to qualify for the exemption, the contractor is required to fill cut the Reconstruction Levy Exemption Form and attach the duty free form to each shipment of goods crossing the border into Iraq under this contract. For customs verification, the contractor must submit one copy of the completed duty free form and a copy of the first page of the primary contract to the contracting officer and the GRD Logistics Office at pcocustoms@pco-iraq.net prior to shipment. Customs will send back a stamped copy that must accompany the cargo. It is the contractors responsibility to include the stamped and approved Reconstruction Levy Exemption Form with each shipment in order to prevent customs delays. The contractor will indicate the estimated time of arrival for the cargo to the point of entry.

Step Three:

Items acquired for Iraqi Reconstruction and as per the Packing and Marking Instructions of this contract shall be packaged and marked accordingly. Cargo Placards are available from the website at: https://www.rebuilding-iraq.net/portal/page?_pageid=95,1&_dad=portal&_schema=PORTAL under the logistics tab located at the top of the page. A memorandum is posted that explains how to complete the placards. There are three placards that need to be utilized when shipping cargo into Iraq. The first placard is for shipments arriving into Baghdad International Airport (BIAP). The second is for shipments arriving into the Port of Umm Qasr. The third placard is for shipments arriving into Abu Ghraih Warehouse via ground transportation. Using these placards will ensure they are properly identified as GRD shipments and will reduce risk of loss or pilferage. Each shipment must have a cargo placard affixed to all sides of each container, pallet, or package.

Step Four:

Contractor will pre-fill AD 250 along with invoice and send either with the shipment or next day aired to Skylink Arabia to ensure paperwork arrives with or before the cargo arrival to prevent movement delays.

Shipping Checklist

1.	☐	Logistics Information Requirements Form
	☐	Identify who the cargo is purchased for
	☐	Visited the Web site for 3 Forms: Logistics Information Requirements Form, Reconstruction Levy Exemption and Form, CargoC Placards
	☐	Forms submitted to LMCC
2.	☐	Reconstruction Levy Exemption
	☐	to qualify for the exemption, the contractor is required to fill out the Reconstruction Levy Exemption Form and attach the duty free form to each shipment
	☐	Submit one copy of the completed duty free form and a copy of the first page of the primary contract to the contracting officer and the GRD Logistics Office
	☐	Is a stamped and approved Reconstruction Levy Exemption Form with each Shipment

3	☐	Cargo Placards
	☐	Visit website for cargo placards
	☐	Ensure all 3 types of placards are utilized
	☐	Does each shipment must have a cargo placard affixed to all sides of each container, pallet, or package

4	☐	Pre-fill DO 250 add to invoice and send with or ahead of shipment

It is the contractors responsibility to provide all the requested information mentioned above including the use of the identified cargo placards in sufficient time to allow for required delivery. Failure to comply with these instructions may result in a delay of the goods and materials being shipped from arriving at their final destination. Delays resulting from failure to follow the above steps may be assigned as the contractors responsibility.

[End of clause]

E-6	52.209-4012 (TACOM)	NOTICE REGARDING FIRST ARTICLE	APR/2000

(a)   Notwithstanding the provisions for waiver of first article, an additional first article sample (or portion thereof) may be ordered by the Contracting Officer in writing when (i) a major change is made to the technical data, (ii) whenever there is a lapse in production for a period in excess of one year, or (iii) whenever a change occurs in place of performance, manufacturing process, material used, drawing, specification or source of supply.

(b)   When any of the conditions above occurs, the Contractor shall notify the Contracting Officer so that a determination can be made concerning the need for the additional first article sample (or portion thereof), and instructions can be provided concerning the submission, inspection, and notification of results.

(c)   Costs of any additional testing and inspection resulting from conditions specified above shall be borne by the Contractor, unless the change was directed by the Government. Further, any production delays caused by additional testing and inspection will not be the basis for an excusable delay as defined in the default clause of this contract. Such delays shall not form the basis for adjustment in contract price or delivery schedule.

[End of Clause]

E-7	52.209-4111 (TACOM)	FIT TEST	APR/2006

1. A fit test of the item shall be performed by the contractor using an appropriate vehicle or Government approved buck. The contractor shall be responsible for locating and using a vehicle to perform the fit test, if available within a 250 mile radius of the facility where the contract quantity is being manufactured.\- The contractor may also use a Government-approved buck to perform the fit test at the manufacturing facility.\- The item shall be installed on the vehicle or approved buck to demonstrate/verify proper fit, form, and function.\- This fit test is a separate requirement imposed, in addition to examinations and/or tests specified by the drawings, specifications, Supplementary Quality Assurance Requirements, (SQAP’s) or Quality Assurance Requirement’s (OAR’s) for this contract.\- At least 20 calendar days before the scheduled fit test, the contractor shall notify the Administrating Contracting Officer, in writing, of the time and location of the test so that the Government may witness the test.), A written approval issued by the ACO’s Quality Assurance Representative (OAR) shall serve as the Government’s approval of the fit test.

2.\-\- In the event that:

(a)                        a vehicle is not available within the specified 250 mile radius, AND

(b)                       instructions/drawings for manufacture of the buck are NOT included in the Technical Data Package cited in the contract,

the testing shall be performed by the Government.\- When Government testing is applicable, the Government shall designate where the test item shall be delivered.\-

3.\-\- The approved test item shall serve as the manufacturing standard.\- It shall be delivered as part of the contractual quantity with the last scheduled shipment as provided in Section F of the contract.\- In the event the item fails the fit test, the contractor shall make all necessary adjustments/alterations and repeat the test and approval procedure (or deliver the corrected item to the Government for testing in accordance with Paragraph 2 above), at their own expense.\- The Government shall have the right to refuse to inspect and/or accept any contract quantity items offered for acceptance prior to Government approval of the fit test.

[End of Clause]

E-8	52.211-4016 (TACOM)	ARC PAINT-PRETREATMENT REQUIREMENTS FERROUS, GALVANIZED AND (TACOM) ALUMINUM SURFACES	DEC/2005

(a)      Ferrous and galvanized surfaces shall be cleaned and pretreated with a Type 1, zinc phosphate system per TT-C-490. Alternate pretreatment systems for ferrous substances must meet the performance tests specified in paragraphs 3.5.7, 3.5.8, 4.2.7, and 4.2.8 of TT- C-490.

Corrosion resistance tests on steel substrates will be conducted on a monthly basis using two test coupons. This test frequency shall begin once the process has been found to be in statistical control.

Unless otherwise specified, MIL-P-51022 and -53030 primers on steel substrates shall be salt spray tested for 336 hours (ASTM B117). All electrocoat primers on steel substrates shall be tested for 1000 hours. Test coupons shall be scraped at a 30 degree contact angle (approximate), with a one inch (approximate) metal blade such as a putty knife, between 24 and 168 hours after removal from the neutral salt spray cabinet for coupon evaluation. All TT-C-490E (Type I) zinc phosphate pretreatment systems must be documented and approved by the procuring activity prior to use. The procedure containing all the elements specified in paragraph 3.2 of TT-C-490 shall be available for review at the applicator’s facility.

The prime contractor shall notify the procuring activity no less than 45 days prior to start of pretreatment and painting that the procedure is available for review and approval, Qualification will consist of verification that the process with its controls can meet the performance requirements in the specification.

Re-qualification of the process shall be required if the process is changed outside the limits defined in the TACOM letter of system approval provided to the application facility.

Note: Zinc phosphate systems for galvanized surfaces require different controls than those for steel. Hot dipped galvanized surfaces are highly prone to chloride contamination from the galvanizing flux process. This contaminant must be removed prior to pretreatment for the coating system to pass these performance tests. The test coupons must duplicate the production painting process as closely as possible. If production is force cured, test coupons shall be cured in an identical manner.

(b)    Qualification and control of pretreatment systems for galvanized substrates shall be performed using Accelerated Corrosion Test protocol contained in GM 9540P rather than salt spray. Test coupons with pretreatment and primer only shall be cured for seven days, and then scribed through the primer to the substrate. After 40 cycles of test exposure, the test coupons shall be scraped at a 30 degree contact angle (approximate), with a one inch (approximate) metal blade such as a putty knife, both parallel and perpendicular to the scribe after removal from the test chamber for coupon evaluation. There shall be no more than 3 mm of corrosion, blistering, or loss of paint adhesion from the scribe line and no more than 5 blisters in the field with none greater than 1 mm diameter. This test shall be performed at three month intervals (two test coupons) to ensure that the process remains in control.

(c)    Aluminum substrates require a chromate conversion coating per M/L-C-5541E (or alternate, see note below). If any other alternate pretreatment is considered, it must pass 120 cycles of GM9540P with a design of experiments test matrix approved by the procuring activity. After completion of the cyclic salt environment exposure, the panels shall be scraped as described above, and shall have no more than 0.5 mm paint loss (creep-back) from the scribe. In addition, there shall be no more than 5 blisters in the field with none larger than lmm diameter. After completion of the 120 cycle corrosion resistance test evaluation, each test panel will be subjected to cross hatch tape test (ASTM D3359, method b 6 cut pattern. minimum tape adhesion rating of 45 oz. per inch of width) and shall be done no closer than 12 mm from any panel edge or the scribe. The removal of two or more complete squares of primer shall constitute failure. Any alternate system must demonstrate its ability to pass both corrosion and adhesion tests on 5 consecutive days of production to be considered acceptable.

For information purposes:

Note: The only alternative products which have demonstrated their ability to meet these requirements for 5000 and 6000 series aluminum alloys are Alodine 5200 and Alodine 5700. Documented process controls shall be established which comply with the manufacturer’s technical bulletin. Spray-to-waste systems will require fewer process controls than an immersion process.

(d)    The use of TT-C-490E Type III; Vinyl Wash Primer (DOD-P-15328) has hexavalent chromium content and high WC level. Bonderite 7400 is an approved, environmentally friendly alternative for wash primer. The application and control process shall be documented. This product is subject to the same salt spray requirements as a zinc phosphated product. The number of process controls for this product is dependent upon its method of application. The specific controls shall be in agreement with the product manufacturer’s technical bulletin to provide the level of performance required for zinc phosphated substrates. Spray-to-waste applications will require fewer process controls than an immersion process.

(e)    Acceptance of production painted parts is contingent upon the painted surface meeting the dry Mai thickness and cross hatch adhesion requirements. The CARC painted surface shall be free of any blisters, pores or coverage voids.

E-9	52.211-4029 (TACOM)	INTERCHANGEABILITY OF COMPONENTS	MAY/1994

(a) DESIGN CHANGES TO ITEMS NOT UNDER GOV’T DESIGN CONTROL. Once the Government accepts the first production test item, or accepts the first end item you deliver, (whichever comes first) you must not make design changes to any item or part that is not under Government design control.

(b) WHEN THE POLICY CAN BE WAIVED. The Procuring Contracting Officer (PCO) will consider waiving this policy at your request. If your request reaches the CO after the first production item test has been performed, then we may conduct another first production test at your expense.

(c) PRODUCTION OR DELIVERY DELAYS. Any production or delivery delays caused by this retesting will not be the basis for:

(1)   an “excusable delay” as defined in the DEFAULT clause of this contract.

(2)   be the basis for an increase in contract price or delivery schedule extension.

[End of clause]

E-10	52.211-4030 (TACOM)	BASIC APPLICATION AND TESTING REQUIREMENTS FOR CHEMICAL AGENT RESISTANT COATINGS (CARC) ON METALLIC SURFACES	DEC/2005

(a) Scope: The requirements contained herein apply whenever any CARC topcoats and primers as specified in MIL-DTL-53072 are cited in the contract.

(b) CARC Primers: Select Army Research Laboratories (ARL) approved powder coat primers can also be used as a replacement for liquid primers such as MIL-P-53022 and MIL-P-53030 primers. Any part that has rust, mill scale, or any other surface contamination must be cleaned prior to the application of any coating IAW TT-C-490.

(c) End-Item Inspection. After the complete paint finish has been applied and cured” (see note below), the Contractor shall test and inspect two units per lot for (i) workmanship, (ii) total paint film thickness, and (iii) paint adhesion. Unless otherwise agreed to between the Contractor and the Government quality assurance representative, a lot shall be defined as all units submitted for final Government acceptance at one time. The use of test panels in lieu of actual production units is prohibited.

At final inspection, the cumulative total paint film thickness of pretreatment, primer, and topcoat shall be the sum of the minimum and maximum thicknesses for individual elements of the paint finish as specified in MIL-DTL-53072. The specific number of test locations shall be agreed to by the Government quality assurance representative in advance. In addition, two locations on each sample unit shall be selected to conduct the scribe tape test. The test locations shall be routinely varied among the following:

(1)    Directly adjacent to a weld.

(2)    On or directly adjacent to a machine cut or sheared edge.

(3)    On any mechanically formed surface when lubricants/drawing compounds were used.

(4)    On paint touch-up areas.

The precise location for each scribe tape shall be in an inconspicuous location that has been accepted by the Government quality assurance representative before the test is conducted.

Upon completion of the scribe tape test, the scribe marks shall be feathered into the adjacent area and touched up with the required topcoat so that the tested area conforms to the requirements total DFT specified in MIL-DTL-53072.

*NOTE: The complete paint finish is defined as the pretreatment, primer, and topcoat applied to the substrate. Curing of the complete paint finish is dependent upon temperature, humidity, and paint film thickness. The time necessary to achieve sufficient adhesion to pass the scribe tape test must be determined by each facility. For purposes of this test, curing at ambient temperature will take 24 days. To accelerate the curing for purposes of product acceptance, the following procedure may be followed: Cure at 190 to 210 degrees Fahrenheit for three hours (this is time at temperature and is therefore material thickness dependent), followed by 7 days at 65 degrees F minimum.

(d) Test Methods:

(1)     The gage shall be capable of being calibrated. If no other calibration specification or requirement is identified elsewhere in this contract, then the gage shall he calibrated in accordance with ISO 10012.

(2)     Scribe Tape Test. Shall be IAW ASTM D 3359 Method B, six (6) cut pattern.

(e) Acceptance Criteria:

(1) Film Thickness. All applicable surfaces shall have complete paint coverage. A minimum of 95% of the surfaces shall meet the minimum and maximum, cumulative dry film thickness requirements. Failure of this test shall result in rejection of the production lot that it represents.

(2) Scribe Tape Test (Adhesion). The removal of two or more complete squares of top coat, or top coat-primer-pretreatment combination constitutes failure and the production lot is rejected. Removal of overspray does not constitute test failure.

(f) CHEMICAL AGENT RESISTANT COATING (CARC) ON WOOD COMPONENTS.

(1)     Wood shall be treated and painted IAW MIL-DTL-53072 section 3.3.4. After treatment, the wood shall provide a paintable surface as described by the paint-ability requirements of Spec TT-W-572, except that the wood species, treatment, and paint shall be the same as furnished for this contract.

(2)     After demonstrating that the paint adhesion requirements are met, and Government inspection/acceptance of this item has occurred, any subsequent flaking and peeling of paint from the wood shall not be considered a defect unless the Government establishes that the flaking and/or peeling of the paint was caused by defective workmanship in the application of the paint or the preparation of the painted surface.

[End of clause]

E-11	52.242-4008	ROUTING OF SPECIAL PROCESS APPROVALS	DEC/2005
(TACOM)

(a)   The Technical Data Package for this contract contains one or more of the following specifications:

MIL-DTL-l6232	Phosphate Coating, Heavy, Manganese or Zinc Base

TT-C-450	Chemical Conversion Coatings and Pretreatment for Ferrous Surfaces (Base for Organic Coatings)

MIL-W-12332	Welding Resistance, Spot: Weldable Aluminum Alloys

MIL-W-45210	Welding Resistance, Spot: Weldable Aluminum Alloys

*Drawing 12479550	Ground Combat Vehicle Welding Code - Steel

*Drawing 12472301	Ground Combat Vehicle Welding Code - Aluminum

* If these drawings are not available with your procurement package, you are referred to the TACOM Procurement Network for access to the documents at the following website address: http://contracting.tacom.army.mil/engr/gcv_weldingcodes.htm

(b)   The specifications listed in paragraph 1 may require you to get approval from the Government prior to production for one or more special processes involved in producing the item. The following shall apply, unless stated elsewhere in the contract:

(1)      You shall prepare the written procedures as the specification requires.

(2)      Procedures requiring Government approval shall be routed to the Administrative Contracting Officer (AC0) for review and approval. If the ACO is unable to perform a review, the ACO shall forward the procedure to the Procuring Contracting Officer (PCO) for assistance in the review and approval process. The correct address for the PCO is on the face page of this contract.

(3)       You shall cite Si) the contract number and (ii) the governing specification or standard on all procedures you submit for approval.

(4)      The DCMA will provide a copy of their approval/rejection notices to the PCO.

(5)      DCMA is required to qualify the processes of the major coating subcontractors used by the prime contractors.

[End of Clause]

E-12	52.246-4008	FINAL INSPECTION RECORD (FIR)	APR/2000
(TACOM)

(a)     The Contractor shall prepare a Final Inspection Record (FIR) in his/her own format for each vehicle under the contract. The FIR should be organized so as to be compatible with assemblies, installation, and end item performance and acceptance. The FIR shall contain all examinations and tests that are performed on a single unit during its manufacture and final inspection. The FIR shall list each vehicle characteristic or function to be inspected from the vehicle specification. As a minimum, the FIR shall have blocks for the contractor’s inspector’s initials indicating that each characteristic or function was inspected and either accepted or rejected, and another block for reinspection and acceptance of any rejected characteristic or function. Final review and acceptability shall be indicated by a signature block containing the full name and title of the company official rendering approval. The FIR shall be updated to reflect all engineering and/or manufacturing changes that impact the FIR, during the entire contract period.  The contractor shall submit the completed and certified copy of the FIR to the Government Inspector with each item inspected and offered for acceptance by the Government.

(b)   Deficiencies disclosed during inspection by the contractor shall be described in writing and included as part of the FIR.

(c)    If the contractor determines that the FIR is not appropriate for final inspection of the end item, for any reason, s/he must obtain written approval from the contracting officer prior to employing any other form for this purpose.

[End of Clause]

E-13	52.246-4019	VISUAL INSPECTION CRITERIA FOR WELDMENTS	DEC/2005
(TACOM)

(a)    Application: Ground Combat Vehicle Welding Code - Steel, Drawing Number 12479550. For this procurement, this weld code supercedes the following welding codes: MIL-STD 248, MIL-STD-2219, and ANSI/AWS D1.1.

(b)    Application: Ground Combat Vehicle Welding Code - Aluminum, Drawing Number 12472301. For this procurement, this weld code supercedes the following welding codes: MIL-STD-2219, DRAWING 12309000, and ANSI/AWS D1.2.

(c)    To access the following weld codes, please see the TACOM Procurement Network at http://contracting.tacom.army.mil/engr/gcv_weldingcodes.htm

Ground Combat Vehicle Welding Code Steel, Drawing 12479550

Ground Combat Vehicle Welding Code Aluminum, Drawing 12472301

[End of clause]

E-14	52.246-4028	INSPECTION AND ACCEPTANCE POINTS: ORIGIN	NOV/2005
(TACOM)

The Government’s inspection and acceptance of the supplies offered under this contract/purchase order shall take place at ORIGIN. Offeror must specify below the exact name, address, and CAGE of the facility where supplies to be furnished under this contract/purchase order will be available for inspection/acceptance.

INSPECTION POINT:	American Defense Systems, Inc.	31UG4
	(Name)	(CAGE)

230 Duffy Ave., Hicksville, NY 11801
(Address) (City) (State) (Zip)

ACCEPTANCE POINT:	American Defense Systems, Inc.	31004
	(Name)	(CAGE)

230 Duffy Ave,, Hicksville, NY 11801
(Address) (City) (State) (Zip)

[End of Clause]

SECTION F - DELIVERIES OR PERFORMANCE

F.1 Required Delivery Schedule

F.2 If required, the contractor shall provide the following to Aberdeen Proving Ground, Maryland according to the schedule below,

F.3 Trial Installation CPK (C.3.1.2), one CPK installed on vehicles:

45 days after contract award for the HYEX

60 days after contract award for the H100C

75 days after contract award for the ATLAS

F.4 Delivery Schedule for Production CPKs and ASL:

F.4.1 The contractor shall produce and deliver CPKs and PLLs:

18 HYEX kits delivered 30 days after FAT approval

7 H100C kits delivered 30 days after FAT approval

6 ATLAS kits delivered 15 days after FAT approval

F.4.2 The contractor shall deliver the first A5L spare part package two (2) weeks after production ends, and every two (2) weeks thereafter.

F.5 GFM shall be delivered in the following manner:

HYEX: 15 days after contract award H100C:

H100C: 30 days after contract award ATLAS:

ATLAS: 45 days after contract award

F.6 GFI shall be delivered no later than contract award.

*** END OF NARRATIVE F0001 ***

	Regulatory Cite	Title	Date

F-1	52.242-17	GOVERNMENT DELAY OF WORK	APR/1984
F-2	52.247-29	F.O.B. ORIGIN	FEB/2006
F-3	52.247-58	LOADING, BLOCKING, AND BRACING OF FREIGHT CARE SHIPMENTS	APR/1984
F-4	52.247-59	P.O.B. ORIGIN–CARLOAD AND TRUCKLOAD SHIPMENTS	APR/1984
F-5	52.247-65	F.O.B. ORIGIN, PREPAID FREIGHT SMALL PACKAGE SHIPMENTS	JAN/1991
F-6	252.211-7003	ITEM IDENTIFICATION AND VALUATION - ALTERNATE I	APR/2005
F-7	52.247-60	GUARANTEED SHIPPING CHARACTERISTICS	DEC/1989

(a) The offeror is requested to complete subparagraph (a)(1) of this clause, for each part or component which is packed or packaged separately. This information will be used to determine transportation costs for evaluation purposes. If the offeror does not furnish sufficient data in subparagraph (a)(1) of this clause, to permit determination by the Government of the item shipping costs, evaluation will be based on the shipping characteristics submitted by the offeror whose offer produces the highest transportation costs or in the absence thereof, by the Contracting Officers best estimate of the actual transportation costs. If the item shipping costs, based on the actual shipping characteristics, exceed the item shipping costs used for evaluation purposes, the Contractor agrees that the contract price shall be reduced by an amount equal to the difference between the transportation costs actually incurred, and the costs which would have been incurred if the evaluated shipping characteristics had been accurate.

(1) To be completed by the offeror:

(i) Type of container: Wood Box X, Fiber Box       , Barrel       , Reel       , Drum       , Other (Specify)

(ii) Shipping configuration: Knocked-down       , Set-up       , Nested X, Other (specify)

(iii) Size of container:        (Length), X        (Width), X        (Height)  =     Cubic Ft; TBD

(iv) Number of items per container        each TBD

(v) Gross weight of container and contents        Lbs; TBD

(vi) Palletized/skidded  ☒ Yes  ☐ No;

(vii) Number of containers per pallet/skid       ; TBD

(viii) Weight of empty pallet bottom/skid and sides       Lbs; TBD

(ix) Size of pallet/skid and contents        Lbs Cube       ; TBD

(x) Number of containers or pallets/skids per railcar       * TBD

Size of railcar

Type of railcar

(xi) Number of containers or pallets/skids per trailer                    *TBD

Size of trailer        Ft

Type of trailer

* Number of complete units (contract line item) to be shipped in carriers equipment.

(2) To be completed by the Government after evaluation but before contract award:

(i) Rate used in evaluation       ;

(ii) Tender/Tariff       ;

(iii) Item                 .

(b) The quaranteed shipping characteristics requested in subparagraph (a)(1) of this clause do not establish actual transportation requirements, which are specified elsewhere in this solicitation. The guaranteed shipping characteristics will be used only for the purpose of evaluating offers and establishing any liability of the successful offeror for increased transportation costs resulting from actual shipping characteristics which differ from those used for evaluation in accordance with paragraph (a) of this clause.

[End of Clause]

F-8	52.242-4022	DELIVERY SCHEDULE	SEP/2006
(TACOM)

(a)   Offers that propose delivery that will not clearly fall within the applicable required delivery schedule specified below MAY BE CONSIDERED NONRESPONSIVE AND NOT ELIGIBLE FOR AWARD. If you believe that the delivery schedule or quantity is unrealistic, contact the buyer listed on the cover sheet of this solicitation at least 14 days prior to solicitation closing date.

(b)   DEFINITIONS:

(1)     DAYS means the number of days after the date of contract award when you must deliver the stated quantity (QTY) of supplies.

(2)     DELIVERY is defined as follows:

FOB Origin - Contractor is required to deliver its shipment as provided in FAR 52.247-29(a)(1)-(4) by the time specified in the individual contract; or

FOB Destination - Contractor is required to deliver its shipment as provided in FAR 52.247-34(a)(l)-(2) by the time specified in the individual contract. The contractor must take into consideration the length of time necessary to deliver its shipment to the destination designated in the contract, to ensure that the item reaches its destination by the time reflected in the contract.

(C) The Government requires delivery to be made according to the following schedule:

(1) GOVERNMENT REQUIRED DELIVERY SCHEDULE WITH FIRST ARTICLE TEST (FAT)

ITEM NO.	QTY	WITHIN DAYS AFTER DATE OF CONTRACT AWARD
0002AA	18	90
0002AB	18	90
0002AC	4	120

0003AA	7	105
0003AB	7	105
0003AC	2	120

0004AA	6	105
0004AB	6	105
0004AC	2	120

(2) GOVERNMENT REQUIRED DELIVERY SCHEDULE IF THERE IS NO FIRST ARTICLE TEST (FAT), OR IF FAT IS WAIVED

ITEM NO.	QTY	WITHIN DAYS AFTER DATE OP CONTRACT AWARD
0002AA	18	45
0002AB	18	45
0002AC	4	30

0003AA	7	60
0003AB	7	60
0003AC	2	15

0004AA	6	60
0004AB	6	60
0004AC	2	15

(d) You can accelerate delivery after contract award at no additional cost to the government.

[End of Clause]

F-9	52.247-4005	SHIPMENT OF SUPPLIES AND DETENTION OF CARRIERS EQUIPMENT	AUG/2003
(TACOM)

(a) Unless otherwise directed, shipment items under this contract in following order of priority:

(1)      Government/Commercial Bill(s) of Lading or US Postal Services;

(2)      Prepaid Commercial Bill(s) of Lading with transportation charges entered as a separate item on the invoice; or

(3)      As otherwise instructed when the contract prohibits use of Government funds for transportation costs.

(b) The Contractor will request:

(1)      Government Bills of Lading and

(2)      Routing and other instructions, including Defense Transportation Regulation (DTR), DOD Regulation 4500.9-R-Part 2 Cargo Movement, as to the methods of shipment to be followed by the Contractor, or

(c) The Contractor and subcontractor(s) must allow prompt and convenient access of carrier’s equipment to loading docks or platforms where the contract items supplies will be loaded. Any charges for detention of carrier’s equipment shall be for the account of the Contractor, except when the detention is required or caused by the Government.

[End of Clause]

F-10	52.247-4010	TRANSPORTATION DATA FOR FOE ORIGIN OFFERS	FEB/1994
(TACOM)

(a)     Provide the following information for us to use in selecting the most favorable mode of shipment. Well also use this information in our evaluation of transportation costs.

Offeror represents that:

(1)   Facilities for shipping by rail

☐ are

☒ are not

available at the F.O.B. point(s) stated in this solicitation.

(2)   If rail facilities are not available at the F.O.B. point(s), the name and location of the nearest team track is:

(NAME)	(LOCATION)

(3)   Facilities for shipping by water

☐ are

☒ are not

available at the F.O.B. point(s) stated in this solicitation.

(4)   Facilities for shipping by motor

☒ are

☐ are not

available at the F.O.B. point(s) stated in this solicitation.

(5)     If there is a Contractor Reimbursable Loading Charge and you didn’t include it in the offered unit price in Section B, please indicate it below, per unit:

RAIL:                   /Unit         MOTOR:                   /Unit         WATER:                   /Unit

CAUTION: GIVE THE COST OF REIMBURSABLE LOADING CHARGE (NOT ALREADY IN THE OFFERED UNIT PRICE) ON A PER UNIT BASIS. THE UNIT OF MEASURE IS AS INDICATED ON THE SCHEDULE PAGE, SECTION B, UNDER THE UNIT COLUMN.

(b)     We will consider any charge listed above in the overall transportation evaluation of this solicitation. Unless you fill-in the above information for loading charges, we will consider all costs associated with loading to be included in the item price offered in Section B. These costs include: (i) loading, (ii) blocking, (iii) bracing, (iv) drayage, (v) switching, or (vi) any other service necessary to effect delivery F.O.B. carrier’s equipment you’ve indicated as available and we specify at time of shipment.

(c)     If rail facilities aren’t available at the designated F.O.B. point(s), rail won’t be used unless directed by the Administrative Contracting Officer (ACO). If the ACO tells you rail facilities will be used, we’ll adjust the contract price by adding the loading charge filled in above for transportation to the nearest rail facility.

(d)     IF YOU DO NOT FILL IN AN ADDITIONAL CHARGE FOR RAIL SHIPMENT ABOVE, YOU AGREE THAT THE CONTRACT PRICE ALREADY INCLUDES ALL CHARGES FOR SUCH SHIPMENTS. THEREFORE, SHIPMENT BY RAIL WILL NOT COST US ANY MORE.

[End of Clause]

F-11	52.247-4011	FOB POINT	SEP/1978
(TACOM)

Delivery on F.O.B. origin offers will be F.O.B. Carrier’s equipment, wharf, or freight station, at the Government’s option, at or near:

(1) Contractor’s Plant:	Hicksville	NY	11801	Nassau
	(City)	(State)	(ZIP)	(County)

(2) Subcontractor’s Plant:
	(City)	(State)	(ZIP)	(County)

[End of Clause]

F-12	52.247-4017 (TACOM)	DEPOT ADDRESS FOR THE APPLICABLE MODE OF SHIPMENTS IN THE CLEAR	MAR/2006

Rail/	MILSTRIP
Motor	Address	Rail	Motor	Parcel Post
SPLC*	Code	Ship To:	Ship To:	Mail To:

206721/ 209405	W25G1U	Transportation Officer Defense Dist Depot Susquehanna New Cumberland, PA	Transportation Officer Defense Dist Depot Susquehanna New Cumberland, PA	Transportation Officer Defense Dist Depot Susquehanna New Cumberland, PA 17070-5001

NOTE: All deliveries to New Cumberland MUST be scheduled at least 10 days prior to the delivery date. The carrier or contractor must call the New Cumberland DDSP customer service number, 800-307-8496 and provide the following’ information: contract number, item name, National Stock Number, total weight and cube, and vendor. All shipments to this MILSTRIP address code (W25G1U) are for mission stock and they will need to know that as well, but if you have instructions from the Contracting Officer to use MILSTRIP address code W25N14 instead, you must inform the appointment-taker that the delivery is for Consolidation and Containerization Point (CCP) stock.

875670/ 875675	W62G2T	Transportation Officer XU Def Dist Depot San Joaquin 25600 S Chrisman Rd Rec Whse 10 Tracy, Ca 95376-5000	Transportation Officer XU Def Dist Depot San Joaquin 25600 S Chrisman Rd Rec Whse 10 Tracy, Ca 95376-5000	Transportation Officer Dist Depot San Joaquin PO Box 96001 Stockton, CA 952996-0130

471995/ 471196	W31G1Z	Transportation Officer Anniston Army Depot, Bynum, AL	Transportation Officer Anniston Army Depot, Bynum, AL	Transportation Officer Anniston Army Depot Anniston, AL 36201-5021

209741/ 209770	W25G1R	Transportation Officer Letterkenny Army Depot, Culbertson, PA	Transportation Officer Letterkenny Army Depot, Chambersburg, PA	Transportation Officer Letterkenny Army Depot, Chambersburg, PA 17201-4150

661136/ 661157	W45219	Transportation Officer Red River Army Depot, Defense, TX	Transportation Officer Red River Army Depot, Texarkana, TX	Transportation Officer Red River Army Depot Texarkana, TX 75507-5000

764538/ 764535	W67523	Transportation Office Tooele Army Depot, Warner, UT	Transportation Officer Tooele Army Depot, Tooele, UT	Transportation Officer Tooele Army Depot Tooele, UT 84074-5003

***SPLC indicates Standard Point Locator Code.

NOTE: The following is applicable only when so specified in an individual order or delivery increment:

This requirement is a depot replenishment buy, a portion of which is or may be required to fill Direct Support System (DSS) requisitions. Shipment shall be made, as specified, to one or more of:

New Cumberland Army Depot

Red River Army Depot

Sharpe Army Depot

prior to shipments to any other depots as may be designated. When more than one depot is designated for DSS shipments, priority shipments will be made equally to each of the designated destinations.

Name of Offeror or Contractor:  American Defense Systems, Inc.

Section G - Contract Administration Data

0001AA	P176F2622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$19,081.47
	51108992013
	A17P50131CMC
0001AB	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$19,081.47
	51108992013
	A17P50131CMC
0001AC	P17672622T	AA	1	21	72035000071C1C091551108931E1	S20113	7ZCC39	W56HZV	$19,081.47
	51108992013
	A17P50131CMC
0002AA	P17672622T	AA	1	21	72025000071C1C09151108931E1	S20113	7ZCC39	W56HZV	$936,305.46
	51108992013
	A17P50131CMC
0002AB	P17672622T	AA	1	21	72035000071C1CORP51108931E1	S20113	7ZCC39	W56HZV	$66,127.50
	51108992013
	A17P50131CMC
0002AC	P17672622T	AA	1	21	72035000071C1C09P51108933E1	S20123	7ZCC39	W56HZV	$149,324.00
	51108992013
	A17P50131CMC
0003AA	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$407,361.85
	51108992013
	A17P50131CMC
0003AB	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$27,767.74
	51108992013
	A17P50131CMC
0003AC	P17672622T	AA	1	21	72035000071C1C09551108931E1	S20113	7ZCO39	W56HZV	$56,360.44
	51108992013
	A17P50131CMC
0004AA	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$329,421.06
	51108992013
	A17P50131CMC
0004AB	P17672622T	AA	1	21	72035000071C1C09P51208931E1	S20113	7ZCC39	W56HZV	$14,455.56
	51108992013
	A17P50131CMC
0004AC	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$144,744.94
	51108992013
	A17P50131CMC
0005	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$10,864.80
	51108992013
	A17P50131CMC
A001	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$5,550.44
	51108992013
	A17P50131CMC
A002	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$4,415.12
	51108992013
	A17P50131CMC
A003	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S20113	7ZCC39	W56HZV	$2,522.93
	51108992013
	A17P50131CMC
A004	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S29113	7ZCC39	W56HZV	$1,639.90
	51108992013
	A17P50131CMC
A005	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S29113	7ZCC39	W56HZV	$504.59
	51108992013
	A17P50131CMC
A006	P17672622T	AA	1	21	72035000071C1C09P51108931E1	S29113	7ZCC39	W56HZV	$3,784.39
	51108992013
	A17P50131CMC
								Total	$2,218,395.13

SERVICE NAME	Total by ACRN	Accounting Classification			Accounting Station	Obligated Amount
Army	AA	21	72035000071C1C09P51108931E1	S29113	W56HZV	$2,218,395.13

ACRN	EDI Accounting Classification
AA	21	070920350000	S20113	71C1C095110899201331E1	72CC39S20113	W56HZV

	Regulatory Cite	Title	Date
G-1	52.204-4011 (TACOM)	Payment Instructions for the Defense Finance and Accounting Service (DFAS)	Oct/2005

In accordance with DFARS PGI 204.7108, the contract shall be paid in accordance with DFARS PGI 204.7108(d) (S), line item specific by cancellation date.

[End of Clause]

H-2	52.246-4026 (TACOM)	LOCAL ADDRESSES FOR DD FORM 250 AND WAWF RECEIVING REPORTS	SEP/2006

(a)   All contract awards, modifications and delivery orders issued by TACOM will be issued electronically. The contractor has the option to receive theme actions either via the Worldwide Web (WWI) or Electronic Data Interchange (EDI). Many provisions/clauses that appear “by referent”, meaning only clause titles and regulation site are listed; their full texts can be found at the website http://farsite.hill.af.mil/

(b)   In order to be eligible to receive an award under this solicitation, the successful offeror meat be registered with the Department Of Defense (DOD) Central Contractor Registration (CCR). The CCR registration process may be done electronically at the World Wide web (WWW) site: http://www.ccr.gov/. (In order to be registered to use EDI, you must use the long form for registration. Certification information, including information on the EDI 838 TPP, must be furnished to the Contracting Officer within 60 calendar days after contract award to complete networking requirements within the Government.)

(c)   Worldwide Web Distribution, The contractor will receive an electronic Notice of the Award, Modification, or Delivery Order via e-mail. If you choose the WWW option, you must download the file from the appropriate TACOM webpage:

Warren: http://contracting.tacom.army.mil/awd-htm

Rock Island: http://aais.ria.army.mil/AAIS/AWDINFO/index.htm

Picatinny: http://procnet.pica.army.mil/dbi/DynCBD/award.cfm

Red River Army Depot: http://www.redriver.army.mil/contractingframes/RecentAwards.DPD.cfm

Anniston Army Depot: http://www.anadprocnet.army.mil/

(d)   Electronic Data Interchange. If you choose to receive contract awards, modifications and delivery orders through EDI, they will be delivered electronically via the Federal Acquisition Network (FACNET). Federal Standard Version 3050 of Standard X12 from the American National Standards Institute (ANSI) will be used as the format for these electronic transactions,

(1)   You must complete the EDI 838 Trading Partner Profile, and must agree (i) to subcontract with a DoD certified VAN or Value Added Service (VAS) provider, or (ii) to become DoD certified as a Value Added Network (VAN). The EDI 838 Training Partner Profile is contained in the basic CCR registration form and includes portions of the registration form which are titled “Optional”.

(2)   You must select a VAN from the official DOD approved list. DoD Certified VANs are listed at http://www.acq.osd.mil/dpap/ebiz/VANs.htm If your VAN is later removed from the official list, or if you voluntarily drop your initially selected VAN, then you must switch to a VAN that remains on the official DoD approved list. You must maintain an active account on a DoD approved VAN for the entire duration of the contract, beginning no later than the 60th day after award.

(e)   Miles otherwise specified elsewhere in the contract, all data items you are required to provide under this contract must be submitted electronically. Please go to the following webpage for detailed information about submitting your offer electronically: http://contracting.tacom.army.mil/ebidnotice.htm

(f)    Additional information can be obtained by sending a message to: DAMI_acqcenweb@conus.army.mil or by calling (586) 574-7059.

[End of Clause]

H-2	52.246-4026 (TACOM)	LOCAL ADDRESSES FOR DD FORM 250 AND WAWF RECEIVING REPORTS	SEP/2006

(a)   The Contractor may use either the Material Inspection and Receiving Report (DD 250) or Wide Area Workflow (WAWF) to process receiving reports for inspection, acceptance, and payment. Use only one method per contract; not both.

(b)   If you are using the Material Inspection and Receiving Report (DD 250), use one of the following methods to send each DO 250 pertaining to this contract to us:

(1)   Our first preference is for you to use electronic mail (e-mail), using the following e-mail address: DAMI-DD250@conus.army.mil

(2)   Our second preference is for you to use data facsimile (datafax) transmission, using this fax number: (586) 574-7788 and use “DD250 mailbox” in the “to;” block of your fax cover or header sheet.

In either method, do not mix DD250s from more than one contract in a single transmission. That is, you may submit multiple DD250s in a single transmission, but they must all be against the same contract. These copies meet the requirements for the Purchasing Office copy and the Army Inventory Control Manager copy listed in tables 1 and 2 of DFARS Appendix F. The DD250 form may be found, in three different formats, on the World Wide Web at http://www.dtic.mil/whs/directives/infomgt/forms/forminfo/forminfopage2126.html

(c)  If you are using Wide Area Workflow (WAWP) instead of DD 250s, we may require copies of the WAWP Receiving Report, Bills of Lading, or other documentation to resolve delinquencies, payment issues, or other administrative issues. If this documentation is requested, use the same email address or fax number shown in paragraph (b) above to submit the information. No copies of the WAWP Receiving Report are required unless specifically requested by the PCO, buyer, or other appropriate government official.

[End of Clause]

	Regulatory Cite	Title	Date
I-1	52.202-1	DEFINITIONS	JUL/2004
I-2	52.203-3	GRATUITIES	APR/1984
I-3	52.203-5	COVENANT AGAINST CONTINGENT FEES	APR/1984
I-4	52.202-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT	SEP/2006
I-5	52.203-7	ANTI-KICKBACK PROCEDURES	JUL/1995
I-6	52.203-8	CANCELLATION, RECISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY	JAN/2997
I-7	52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY	JAN/1997
I-8	52.203-12	LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS	SEP/2007
I-9	52.204-4	PRINTED OR COPIED DOUBLE-SIDED ON RECYCLED PAPER	AUG/2000
I-10	52.204-7	CENTRAL CONTRACTOR REGISTRATION	JUL/2006
I-11	52.209-6	PROTECTING THE GOVERNMENT’S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT	SEP/2006
I-12	52.211-5	MATERIAL REQUIREMENTS	AUG/2000
I-13	52.211-15	DEFENSE PRIORITY AND ALLOCATION REQUIREMENTS	SEP/1990
I-14	$2.215-2	AUDIT AND RECORDS-NEGOTIATIONS	JUN/1999
I-15	52.215-8	ORDER OF PRECEDENCE—UNIFORM CONTRACT FORMAT	OCT/1997
I-16	52.215-11	PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA-MODIFICATIONS	OCT/1997
I-17	52.215-13	SUBCONTRACTOR COST OR PRICING DATA—MODIFICATIONS	OCT/1997
I-18	52.225-14	INTEGRITY OF UNIT PRICES - ALTERNATE I	OCT/1997
I-19	52.225-15	PENSION ADJUSTMENTS AND ASSET REVERSIONS	OCT/2004
I-20	52.215-18	REVERSION OR ADJUSTMENT OF PLANS FOR POSTRETIREMENT BENEFITS (PRE) OTHER THAN PENSIONS	JUL/2D05
I-21	52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS	MAY/2004
I-22	52,211-9	SMALL BUSINESS SUBCONTRACTING PLAN	SEP/2007
I-23	52.219-16	LIQUIDATED DAMAGES-SUBCONTRACTING PLAN	JAN/1999
I-24	52.222-1	NOTICE TO THE GOVERNMENT OF LABOR DISPUTES	FEB/1997
I-25	52.222-19	CHILD LABOR—COOPERATION WITH AUTHORITIES AND REMEDIES	AUG/2007
I-26	52.222-21	PROHIBITION OF SEGREGATED FACILITIES	FEB/1999
I-27	52.222-26	EQUAL OPPORTUNITY	MAR/2007
I-28	52.222-35	EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS	SEP/2006
I-29	52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES	JUN/1998
I-30	52.222-37	EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS	SEP/2006
I-31	52.222-50	COMBATING TRAFFICKING IN PERSONS	AUG/2007
I-32	52.223-6	DRUG-FREE WORKPLACE	MAY/2001
I-33	52.223-14	TOXIC CHEMICAL RELEASE REPORTING	AUG/2003
I-34	52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES	FEB/2006
I-35	52.227-1	AUTHORIZATION AND CONSENT	DEC/2007
I-36	52.227-2	NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT	DEC/2007
I-37	52.229-4	FEDERAL, STATE, AND LOCAL TAXES (STATE AND LOCAL ADJUSTMENTS)	APR/2003

	Regulatory Cite	Title	Date
I-30	52.230-2	COST ACCOUNTING STANDARDS	APR/1998
I-39	52.230-6	ADMINISTRATION OF COST ACCOUNTING STANDARDS	APR/2005
I-40	52.232-1	PAYMENTS	APR/1984
I-41	52.232-8	DISCOUNTS FOR PROMPT PAYMENT	FEB/2002
I-42	52.232-11	EXTRAS	APR/1964
I-43	52.232-17	INTEREST	JUN/1996
I-44	52.232-23	ASSIGNMENT OP CLAIMS - ALTERNATE I	APR/1984
I-45	52.232-25	PROMPT PAYMENT	OCT/2003
I-46	52.233-1	DISPUTES	JUL/2002
I-47	52.233-3	PROTEST AFTER AWARD	AUG/1496
I-48	52.233-4	APPLICABLE LAW FOR BREACH OF CONTRACT CLAIM	OCT/2004
I-49	52.242-13	BANKRUPTCY	JUL/1995
I-50	52.243-1	CHANGES—FIXED PRICE	AuG/2987
I-51	52.244-5	COMPETITION IN SUBCONTRACTING	DEC/1996
I-52	52.244-6	SUBCONTRACTS FOR COMMERCIAL ITEMS	MAR/2007
I-53	52.246-23	LIMITATION OF LIABILITY	P85/1997
I-54	52.247-63	PREFERENCE FOR U.S.-FLAG AIR CARRIERS	JUN/2003
I-55	52.247-68	REPORT OF SHIPMENT (REPSHIP)	FEB/2006
I-56	52.248-1	VALUE ENGINEERING	FEB/2000
I-57	52.249-2	TERMINATION FOR CONVENIENCE OP THE GOVERNMENT (FIXED-PRICE)	MAY/2004
I-59	52.253-1	COMPUTER GENERATED FORMS	JAN/1991
I-60	252.201-7000	CONTRACTING OFFICER’S REPRESENTATIVE	DEC/1992
I-61	252.203-7001	PROHIBITION ON PERSONS CONVICTED OF FRAUD OR OTHER DEFENSE-CONTRACT-RELATED FELONIES	DEC/2004
I-62	252.204-7000	DISCLOSURE OF INFORMATION	DEC/1[9]91
I-63	252.204-7003	CONTROL OF GOVERNMENT PERSONNEL WORK PRODUCT	APR/1992
I-64	252.204-7006	BILLING INSTRUCTIONS	OCT/2005
I-65	252.205-7000	PROVISION OF INFORMATION TO COOPERATIVE AGREEMENT HOLDERS	DEC/1991
I-66	252.209-7004	SUBCONTRACTING WITH FIRMS THAT ARE OWNED OR CONTROLLED BY THE GOVERNMENT OP A TERRORIST COUNTRY	DEC/2006
I-67	252.215-7000	PRICING ADJUSTMENTS	DEC/1991
I-68	252.219-7003	SMALL BUSINESS SUBCONTRACTING PLAN (DOD CONTRACTS)	APR/2007
I-69	252.225-7001	BUY AMERICAN ACT AND BALANCE OF PAYMENTS PROGRAM	JUN/2005
I-70	252.225-7002	QUALIFYING COUNTRY SOURCES AS SUBCONTRACTORS	APR/2003
I-71	252.225-7006	QUARTERLY REPORTING OF ACTUAL CONTRACT PERFORMANCE OUTSIDE THE UNITED STATES	MAY/2007
I-72	252.225-7012	PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES	JAN/2007
I-73	252.225-7015	RESTRICTION ON ACQUISITION OF HAND OR MEASURING TOOLS	JUN/2005
I-74	252.225-7016	RESTRICTION ON ACQUISITION OF BALL AND ROLLER BEARINGS	MAR/2006
I-75	252.225-7033	WAIVER OF UNITED KINGDOM LEVIES	APR/2003
I-76	252.226-7001	UTILIZATION OF INDIAN ORGANIZATIONS, INDIAN-OWNED ECONOMIC ENTERPRISES, AND NATIVE HAWAIIAN SMALL BUSINESS CONCERNS	SEP/2004
I-77	252.227-7013	RIGHTS IN TECHNICAL DATA NONCOMMERCIAL ITEMS	NOV/1995
I-78	252.227-7014	RIGHTS IN NONCOMMERCIAL COMPUTER SOFTWARE AND NONCOMMERCIAL COMPUTER SOFTWARE DOCUMENTATION	JUN/1995
I-79	252.227-7016	RIGHTS IN BID OR PROPOSAL INFORMATION	JUN/1995

	Regulatory Cite	Title	Date
I-80	252.227-7019	VALIDATION OF ASSERTED RESTRICTIONS—COMPUTER SOFTWARE	JUN/1995
I-81	252.227-7025	LIMITATIONS ON THE USE OR DISCLOSURE OF GOVERNMENT-FURNISHED INFORMATION MARKED WITH RESTRICTIVE LEGENDS	JON/1995
I-82	252.227-7027	DEFERRED ORDERING OP TECHNICAL DATA OR COMPUTER SOFTWARE	APR/2980
I-83	252.227-7030	TECHNICAL DATA-WITHHOLDING OF PAYMENT	MAR/2000
I-84	252.227-7(37	VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA	SEP/1999
I-85	252.231-7000	SUPPLEMENTAL COST PRINCIPLES	DEC/1991
I-86	252.232-7010	LEVIES ON CONTRACT PAYMENTS	DEC/2006
I-87	252.242-7003	APPLICATION FOR U.S. GOVERNMENT SHIPPING DOCUMENTATION/INSTRUCTIONS	DEC/I991
I-88	252.243-7001	PRICING OP CONTRACT MODIFICATIONS	DEC/1991
I-89	252.243-7002	REQUESTS FOR EQUITABLE ADJUSTMENT	MAR/1998
I-90	252.244-7000	SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (DOD CONTRACTS)	JAN/2007
I-91	252.246-7000	MATERIAL INSPECTION AND RECEIVING REPORT	UAW/2008
I-92	252.246-7001	WARRANTY OF DATA	DEC/1991
I-93	252.247-7023	TRANSPORTATION OF SUPPLIES BY SEA	MAY/2002
I-94	52.209-3	FIRST ARTICLE APPROVAL — CONTRACTOR TESTING - ALTERNATES I AND II	JAN/1997

(a)  The Contractor shall test 3 unit(s) of Lot/Item Crew Protection Kite (CPRs)as specified in Section C.3.1.2 of this contract. At least 10 calendar days before the beginning of first article tests, the Contractor shall notify the Contracting Officer, in writing, of the time and location of the testing so that the Government may witness the tests.

(b)  The Contractor shall submit the first article teat report within 45, 60 and 75 calendar days from the date of this contract as specified in Section C.3.1.2 to Gregory M. Dixon marked First Article Test Report: Contract No.                                 , Lot/Item No.                               .  Within 15 calendar days after the Government receives the test report, the Contracting Officer shall notify the Contractor, in writing, of the conditional approval, approval, or disapproval of the first article. The notice of conditional approval or approval shall not relieve the Contractor from complying with all requirements of the specifications and all other terms and conditions of this contract. A notice of conditional approval Shall state any further action required of the Contractor. A notice of disapproval shall cite reasons for the disapproval.

(c)  If the first article is disapproved, the Contractor, upon Government request, shall repeat any or all first article taste. After each request for additional tests, the Contractor shall make any necessary changes, modifications, or repairs to the first article or select another first article for testing. All costs related to these tests are to be borne by the Contractor, including any and all costs for additional tests following a disapproval. The Contractor shall then conduct the tests and deliver another report to the Government under the terms and conditions and within the time specified by the Government. The Government shall take action on this report within the time specified in paragraph (b) above. The Government reserves the right to require an equitable adjustment of the contract price for any extension of the delivery schedule, or for any additional costs to the Government related to these tests.

(d)  If the Contractor fails to deliver any first article report on time, or the Contracting Officer disapproves any first article, the Contractor shall be deemed to have failed to make delivery within the meaning of the Default clause of this contract.

(e)  Unless otherwise provided in the contract. and if the approved first article is not consumed ox destroyed in testing, the Contractor may deliver the approved first article as part of the contract quantity if it meets all contract requirements for acceptance.

(f)   If the Government does not act within the time specified in paragraph (b) or (c) above, the Contracting Officer shall, upon timely written request from the Contractor, equitably adjust under the changes clause of this contract the delivery or performance date$ and/or the contract price, and any other contractual term affected by the delay.

(g)   Before first article approval, the Contracting Officer may, by written authorization, authorize the Contractor to acquire specific materials or components or to commence production to the extent essential to meet the delivery schedules. Until first article approval is granted, only costs for the first article and costs incurred under this authorization are allocable to this contract for

(1)   progress payments, or

(2)   termination settlements if the contract is terminated for the convenience of the Government, If first article teats reveal deviations from contract requirements, the Contractor shall, at the location designated by the Government, make the required changes or replace all items produced under this contract at no change in the contract price.

(h)   The Government may waive the requirement for first article approval teat where supplies identical or similar to those called for in the schedule have been previously furnished by the offeror/contractor and have been accepted by the Government. The offeror/contractor may request a waiver.

(i)    The Contractor shall produce both the first article and the production quantity at the same facility.

[End of Clause]

I-95	52.215-19	NOTIFICATION OF OWNERSHIP CHANGES	OCT/1997

(a)   The Contractor shall make the following notifications in writing:

(1) When the Contractor becomes aware that a change in its ownership has occurred, or in certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

(2) The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b)   The Contractor shall -

(1) Maintain current, accurate, and complete inventory records of assets and their costs;

(2) Provide the ACO or designated representative ready access to the records upon request;

(3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, end remaining useful lives are identified accurately before and after each of the Contractors ownership changes; and

(4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

(c)   The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k).

[End of Clause]

1-96	52.219-28	POST-AWARD SMALL BUSINESS PROGRAM REPRESENTATION	JUN/2007

(a)   Definitions. As used in this clause—

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause.

(b)   If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall represent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this Clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the Contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the Contract.

(3)   For long-term contracts

(i)    within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)   Within 60 to 120 days prior to the exercise date specified in the contract for any option thereafter.

(c)   The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAILS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/services/contractingopportunities/eizestandardatopics/

(d)   The small business size Standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e)   Except as provided in paragraph (g) of this clause, the Contractor shall make the rerepresentation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure they reflect current statue. The Contractor shall notify the contracting office by e-mail, or otherwise in writing, that the data have been validated or updated, and provide the date of the validation or Update.

(f)    If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g)   If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed;

The Contractor represents that it (     ) is,  (    ) is not a small business concern under NAICS Code assigned to contract number                                   . (Contractor to sign and date and insert authorized signer’s name and title].

[End of clause]

I-97	52.222-39	NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION DUES OR FEES	DEC/2004

(a)   Definition. As used in this clause—

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands. American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b)   Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Beard shall not be included in notices pouted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

If you do not want to pay that portion of dues or fees used to support activities not related to Collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National tabor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board Division of Information
1099 14th Street, N.W.
Washington, DC 20570
1-866-667-6572
1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB’s website at http://www.nlrb.gov

(c)   The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR Part 470, and orders of the Secretary of Labor.

(d)   In the event that the Contractor does not Comply with any of the requirements set forth in paragraphs (b), (c), or (g), the secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CPR part 470, Subpart B—Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR Part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e) The requirement to post the employee notice in paragraph (b) does not apply to—

(1)   Contractors and subcontractors that employ fewer than 15 persons;

(2)   Contractor establishments or construction work sites where no union has been formally recognized by the contractor or certified as the exclusive bargaining representative of the Contractor’s employees;

(3)   Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4)   Contractor facilities where upon the written request of the contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor’s facilities if the Deputy

Assistant Secretary finds that the Contractor has demonstrated that—

(i)    The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii)   Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5)   Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f)    The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall—

(1) Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 20210, or from any field office of the Department’s Office of Labor-Management Standards or Office of Federal contract Compliance Programs;

(2) Download a copy of the poster from the Office of Labor-Management Standards website at http://www.o/mo.dol.gov; or

(3) Reproduce and use exact duplicate copies of the Department of Labor’s official poster.

(g)   The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(0). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR Part 470, Subpart E—Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

[End of Clause]

1-98	52.223-3	HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA	JAN/1997

(a)   Hazardous material, as used in this clause, includes any material defined ae hazardous under the latest version of Federal Standard No. 113 (including revisions adopted during the term of the contract).

(b)   The offeror must list any hazardous material, as defined in paragraph (a) of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

Material (If none, insert None)                                          Identification No.

(c)   This list must be updated during performance of the contract whenever the Contractor determines that any other material to be delivered under this contract is hazardous.

(d)   The apparently successful offeror agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CPR 2910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in paragraph (b) of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not the apparently successful offeror is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result in the apparently successful offeror being considered nonresponsible and ineligible for award.

(e)   If, after award, there is a change in the composition of the item(s) or a revision to Federal Standard No. 313, which renders incomplete or inaccurate the data submitted under paragraph (d) of this clause, the contractor shall promptly notify the Contracting Officer and resubmit the data.

(f)    Neither the requirements of this clause nor any act or failure to act by the Government shall relieve the Contractor of any responsibility or liability for the safety of Government, Contractor, or subcontractor personnel or property.

(g)   Nothing contained in this clause shall relieve the Contractor from complying with applicable Federal, State, and local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

(h)   The Governments rights in data furnished under this contract with respect to hazardous material are as follows:

(1) To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to —

(i)    Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

(ii)   Obtain medical treatment for those affected by the material; and

(iii)  Have others use, duplicate, and disclose the data for the Government for these purposes.

(2)   To use, duplicate, and disclose data furnished under this clause, in accordance with subparagraph (h) (1) of this clause, in precedence over any other clause of this contract providing for rights in data.

(3)   The government is not precluded from using similar or identical data acquired from other sources.

[End of Clause]

1-99	52.223-12	OZONE-DEPLETING SUBSTANCES	MAY/2001

(a)   Definition. Ozone-depleting substance, as used in this clause, means any substance the Environmental Protection Agency designates in 40 CFR Part 82 as—

(1) Class I, including, but not limited to, chlorofluorocarbons, halons, carbon tetrachloride, and methyl. chloroform; or

(2) Class II including, but not limited to hydrochlorof/uorocarbons.

(b)   The Contractor shall label products which contain or are manufactured with ozone-depleting substances in the manner and to the extent required by 42 U.S.C. 7671j (b), (C), and (d) and 40 CFR Part 82, Subpart E, as follows;

Warning

Contains (or manufactured with, if applicable) *                                         a substance(s) which harm(e) public health and environment by destroying ozone in the upper atmosphere.

*  The Contractor shall insert the name of the subotance(s).

[End of Clause]

I-100	52.252-2	CLAUSES INCORPORATED BY REFERENCE	FEB/1998

This contract’ incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address:

http://www.arnet.gov/far/ or http://www.acq.osd.mil/dpap/dars/index.htm or https://webportal..saalt.army.mil/saalzp/procurement/afars.doc

(End of Clause)

I-101	52.252-6	AUTHORIZED DEVIATIONS IN CLAUSES	APR/1984

(a)   The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 11 clause with an authorized deviation is indicated by the addition of (DEVIATION) after the date of the clause.

(b)   The use in this solicitation or contract of any DOD FAR SUPPLEMENT (48 CFR 2) clause with an authorized deviation is indicated by the addition of (DEVIATION) after the name of the regulation.

[End of Clause]

I-102	252.211-7005	SOBSTITUTteNS FOR MILITARY OR FEDERAL SPECIFICATIONS AND STANDARDS	NOV/2005

(a)   Definition. DPI process, an used is this clause, means a management or manufacturing process that has been accepted previously by the Department of Defense under the Single Process Initiative (SPI) for use in lieu of a specific military or Federal specification or standard at specific facilities. Under SPI, these processes are reviewed and accepted by a Management Council, which includes representatives of the Contractor, the Defense Contract Management Agency, the Defense Contract Audit Agency, and the military departments.

(b)   Offerors are encouraged to propose DPI processes in lieu of military or Federal specifications and Standards cited in the solicitation. A listing of sax processes accepted at specific facilities is available via the Internet at http://guidebook.dcma.mil/20/guidebook_process.htm (paragraph 4.2),

(c)   An offeror proposing to use an SPI process in lieu of military or Federal specifications or standards cited in the solicitation shall

(1) Identify the specific military or Federal specification or standard for which the SPI process has been accepted;

(2) Identify each facility at which the offeror proposes to use the specific DPI process in lieu of military or Federal specifications or standards cited in the solicitation;

(3) Identify the contract line items, eubline items, components, or elements affected by the SPI process; and

(4) If the proposed SPI process has been accepted at the facility at which it is proposed for use, but is not yet listed at the Internet site specified in paragraph (b) of this clause, submit documentation of Department of Defense acceptance of the SPX process.

(d) Absent a determination that an DPI process is not acceptable for this procurement, the Contractor shall use the following SPI processes in lieu of military or Federal specifications or standards:

(Offeror insert information for each SPI process)

SPI Process:

Facility:

Military or Federal Specification or Standard:

Affected Contract Line Item Number, Subline Item Number, Component, or Element:

(e)   If a prospective offeror wishes to obtain, prior to the time specified for receipt of offers, verification that en SPI process is an acceptable replacement for military or Federal specifications or standards required by the solicitation, the prospective offeror

(1) May submit the information required by paragraph (d) of this clause to the Contracting Officer prior to submission of an offer; but

(2) Must submit the information to the Contracting Officer at least 20 working days prior to the date specified for receipt of offers.

[End of clause]

I-103	252.223-7001	HAZARD WARNING LABELS	DEC/1991

(a)   Hazardous material, as used in this clause, is defined in the Hazardous Material identification and Material Safety Data Clause of this contract.

(b)   The Contractor Shall label the item package (unit container) of any hazardous material to be delivered under this contract in accordance with the Hazard Communication Standard (29 CFR 1910.1200 et seq). The Standard requires that the hazard warning label conform to the requirements of the standard unless the material is otherwise subject to the labeling requirements of one of the following statutes:

(1) Federal Insecticide, Fungicide and Rodenticide Acts

(2) Federal Food, Drug and Cosmetics Act;

(3) Consumer Product Safety Act;

(4) Federal Hazardous Substances Act; or

(5) Federal Alcohol Administration Act.

(c)   The Offeror shall list which hazardous material listed in the Hazardous Material Identification and Material Safety Data clause of this contract will be labeled in accordance with one of the Acts in paragraphs (b)(1) through (5) of this clause instead of the Hazard Communication Standard. Any hazardous material not listed will be interpreted to mean that a label is required in accordance with the Hazard Communication Standard.

MATERIAL (If None, Insert None.)                                 ACT

(d)   The apparently successful Offeror agrees to submit, before award, a copy of the hazard warning label for all hazardous materials not listed in paragraph (c) of this clause. The Offeror shall submit the label with the Material Safety Data Sheet being furnished under the Hazardous Material Identification and Material Safety Data clause of this contract.

(e)   The Contractor shall also comply with MIL-STD-129, Marking for Shipment and Storage (including revisions adopted during the term of this contract).

[End of clause]

I-104	52.204-4009 (TACOM)	MANDATORY USE OF CONTRACTOR TO GOVERNMENT ELECTRONIC COMMUNICATION	MAR/2005

(a)   All references in the contract to the submission of written documentation shall mean electronic submission. All electronic submissions shall be in the formats and media described in the website;  https//contracting.tacom.army.mil/ebidnotice.htm

(b)   This shall include all written unclassified communications between the Government and the Contractor except contract awards and contract modifications which shall be posted on the internet. Return receipt, shall be used if a commercial application is available. Classified information shall be handled in full accordance with the appropriate security requirements.

(c)   In order to be contractually binding, all Government communications requiring a Contracting Officer signature must be sent from the Contracting Officer’s e-mail address. The Contractor shall designate the personnel with signature authority who can contractually bind the contractor. All binding contractor communication shall be sent from this contractor e-mail address(es).

(d)   Upon award, the Contractor shall provide the Contracting Officer with a list of e-mail addresses for all administrative and technical personnel assigned to this contract.

(e)   Unless exempted by the Procuring Contracting Officer in writing, all unclassified written communication after contract sward shall be transmitted electronically.

[End of Clause]

I-105	52.219-4070	PILOT MENTOR-PROTEGE PROGRAM	APR/2006

(a)   The Pilot Mentor-Protege Program does not apply to small business concerns.

(b)   Utilization of the Pilot Mentor-Protege Program (hereafter referred to as the Program) is encouraged. Under the Program, eligible companies approved as mentor firms enter into a mentor-protege agreement with eligible protege firms. The goal of the program is to provide appropriate developmental assistance to enhance the capabilities of the protege firm. The Mentor firm may be eligible for cost reimbursement or credit against their applicable subcontracting goals.

(c)   Mentor firms are encouraged to identify and select concerns that are defined as emerging small business concerns, small disadvantaged business, women-owned small business, RUBZone small business, service-disabled veteran-owned small business, veteran- owned small business or an eligible entity employing the severely disabled.

(d)   Pull details of the program are located at http://www.acq.osd.mil/sadbu/mentor protege/, http://sellingtoarmy.info/, DFARS Appendix I, and DFARS Subpart 219,71, “Pilot Mentor-Protege Program.”

(e)   For additional questions after reviewing the information provided, contact the Office of Small Business Programs serving your area.

[End of Clause]

SECTION J - LIST OF ATTACHMENTS

List of Addenda	Title	Date	Number of Pages	Transmitted By
Exhibit A	A001 QUALITY CONTROL PLAN	30-OCT-2007	001	EMAIL
Exhibit B	A002 PACKAGING DATA	09-NOV-2007	001	EMAIL
Exhibit C	A003 SPECIAL PACKAGING INSTRUCTIONS (SPI)	09-NOV-2007	001	EMAIL
Exhibit D	A004 MATERIAL SAFETY DATA SHEET (MSDS)	09-N0V-2007	001	EMAIL
Exhibit E	A005 TRAVEL REPORT	30-OCT-2007	001	EMAIL
Exhibit F	A006 WEEKLY STATUS REPORT	09-NOV-2007	001	EMAIL

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this co/10410n of Information Is estimated to average 110 hours par response, including the time for reviewing Instructions, searching existing data sources, gathering end Maintaining the data needed, and completing end reviewing the collection of Information. Sand comments regarding this burden estimate or any Other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should he are that notwithstanding any other provision of law, no parson shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please do not return your form to the above organization. Send completed form to the Government issuing Contracting Officer for the Contract/PR No. listed in Block E.

A. CONTRACT LINE ITEM NO.		B. EXHIBIT A	C. CATEGORY TDP	TM	OTHER X

D. SYSTEM/ITEM HYEX, H100C, ATLAS CPKss		E. CONTRACT/PR NO.		F. CONTRACTOR ADSI

1. DATA ITEM NO A001	2. TITLE OF DATA ITEM QUALITY CONTROL PLAN			3. SUBTITLE

4. AUTHORITY (Date Acquisition Document No.)		5. CONTRACT REFERENCE C.4.1		6. REQUIRING OFFICE PM FORCE PROJECTION

7. DO 250 REQ N/A	9. DIST STATEMENT REQUIRED	10. FREQUENCY ONCE	12. DATE OF FIRST SUBMISSION SEE BLOCK 16	14. DISTRIBUTION a. ADDRESSEE	b. COPIES

8. APP CODE N/A		11. AS OF DATE SEE BLOCK 18	13. DATE OF SUBSEQUENT SUBMISSION NA		Draft	Final
						Reg	Repro

16. REMARKS				‘PCO	1		1
				COR	1		1
SUBMIT ELECTRONICALLY THIRTY (30) DAYS AFTER CONTRACT AWARD. PLAN SHALL BE IN CONTRACTOR FORMAT.				PM FP	1		1

				15. Total	3		3
G. PREPARED BY Michele Gregory.		H. DATE 30 October 2007	I. APPROVED BY	J. DATE

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Forn Approved OMB NO. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Said comments regarding this burden estimate or any other aspect or tide collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704018B). Respondents should be aware that notwithstanding any other provision of law, no parson shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please do not return your form to the above organization. Send completed form to the Government issuing Contracting Officer for the Contract/PR No. listed in Block E.

A. CONTRACT LINE ITEM NO.		B. EXHIBIT A	C. CATEGORY TDP TM OTHER X

D. SYSTEM17TEA1 HYEK, H100C, ATLAS CPKs		E. CONTRACT/PR NO.		F. CONTRACTOR ADSI

1. DATA ITEM NO. A002	2. TITLE OF DATA ITEM PACKAGING DATA			3. SUBTITLE

4. AUTHORITY (Dale Acquiskian Document No) DI-ALSS-81529		5. CONTRACT REFERENCE C.5.1.2, ATTACHMENT PKG 1 & PKG 2		6. REQUIRING OFFICE AMSTA-LC-LEAP

7. DD 250 REQ LT	9. DIST STATEMENT REQUIRED	10. FREQUENCY MONTHLY	12. DATE OF MST SUBMISSION SEE BLOCK 16	14. DISTRIBUTION
				a. ADDRESSEE	b. COPIES

8. APP CODE N/A		11. AS OF DATE SEE BLOCK 16	13. DATE OP SUBSEQUENT SUBMISSION SEE BLOCK 16		Draft	Final
						Reg	Repro

16.  REMARKS
CONTRACTOR SHALL DELIVER PACKAGING LOGISTICAL DATA SUBMITTALS TAW DI-ALSS-81529 INCLUDING ATTACHMENT PKG1 AND ATTACHMENT PKG2, THE CONTRACTOR SHALL BEGIN PROVIDING DATA SUBMITTALS ELECTRONICALLY AS DELIMITED ASCII TEXT FILES COMPATIBLE WITH TACOM ELECTRONIC PACKAGING DATA SYSTEM (EPOS) 30 DAYS AFTER THE PROVISIONING CONFERENCE IS COMPLETE AND SUBSEQUENT SUBMITTALS DUE BY 25 OF EACH • MONTH UNTIL DATA IS COMPLETE (NO DATA, NO SUBMITTAL). GOVERNMENT TO REVIEW SUBMITTALS AND EITHER APPROVE OR DISAPPROVE DATA WITHIN 20 DAYS OF RECEIPT. CONTRACTOR TO RESPOND WITHIN 20 DAYS AFTER RECEIPT OF GOVERNMENT COMMENTS. REJECTED PACKAGING DATA SHALL BE REVISED BY THE CONTRACTOR WITHIN 5 DAYS UPON RECEIPT AND RESUBMITTED FOR  APPROVAL. DATA CAN BE E-MAILED TO ANTONIA.KYRIANGITNE5OUSARMY,MIL

				AMSTA-LC-LEAP	1	1

9 November 2007
G. PREPARED BY Michele Gregory.		H. DATE 9 November 2007	I. APPROVED BY	J. DATE

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of Information is estimated to average 110 hours par response, including the time for reviewing Instructions, searching existing data sources, gathering end Maintaining the data needed, and completing end reviewing the collection of Information. Sand comments regarding this burden estimate or any Other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should he are that notwithstanding any other provision of law, no parson shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please do not return your form to the above organization. Send completed form to the Government issuing Contracting Officer for the Contract/PR No. listed in Block E.

A. CONTRACT LINE ITEM NO.		B. EXHIBIT A	C. CATEGORY TDP TM OTHER X

D. SYSTEM/ITEM HYEX, H100C, ATLAS CPKs			E. CONTRACT/PR NO.	F. CONTRACTOR ADSI

1. DATA ITEM NO A005	2. TITLE OF DATA ITEM TRAVEL REPORT			3. SUBTITLE

4. AUTHORITY (Date Acquisition Document No DI-MGMT-80004			5. CONTRACT REFERENCE C.7	6. REQUIRING OFFICE PM FORCE PROJECTION

7. DO 250 REQ N/A	9. DIST STATEMENT REQUIRED	10. FREQUENCY AS REQUIRED	12. DATE OF FIRST SUBMISSION SEE BLOCK 16	14. DISTRIBUTION
				a. ADDRESSEE	b. COPIES

8. APP CODE N/A		11. AS OF DATE SEE BLOCK 16	13. DATE OF SUBSEQUENT SUBMISSION SEE BLOCK 16		Draft	Final
						Reg	Repro

16. REMARKS				PCO	1		1
				COR	1		1
SUBMIT ELECTRONICALLY FIVE (5) DAYS AFTER THE CONTRACTOR TRAVELS. REPORTS SHALL BE IN CONTRACTOR FORMAT.				PM FP	1		1

				15. Total	1		1
G. PREPARED BY Michele Gregory.		H. DATE 30 October 2007	I. APPROVED BY	J. DATE

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of Information is estimated to average 110 hours par response, including the time for reviewing Instructions, searching existing data sources, gathering end Maintaining the data needed, and completing end reviewing the collection of Information. Sand comments regarding this burden estimate or any Other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should he are that notwithstanding any other provision of law, no parson shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please do not return your form to the above organization. Send completed form to the Government issuing Contracting Officer for the Contract/PR No. listed in Block E.

A. CONTRACT LINE ITEM NO.		B. EXHIBIT A	C. CATEGORY TDP TM OTHER X OTHER X

D. SYSTEM/ITEM HYEX, H100C, ATLAS CPK		E. CONTRACT/PR NO.		F. CONTRACTOR ADSI

1. DATA ITEM NO. A003		2. TITLE OF DATA ITEM SPECIAL PACKAGING INSTRUCTIONS (SPI)		3. SUBTITLE

4. AUTHORITY (DIM Acquentfon Document No. DI-PACK-80121B		5. CONTRACT REFERENCE C.5.2 AND C.5.2.1		6. REQUIRING OFFICE AMSTA-LC-LEAP

7. DD 250 REQ LT	9. DIST STATEMENT REQUIRED	10. FREQUENCY MONTHLY	12. DATE OF FIRST SUBMISSION SEE BLOCK 16	14. DISTRIBUTION a. ADDRESSEE	b. COPIES

S. API* CODE N/A		11. AS OF DATE SEE BLOCK 16	13. DATE OF SUBSEQUENT SUBMISSION SEE BLOCK 16		Draft	Final
						Reg	Repro

16. REMARKS				AMSTA-LC-LEAP	1	1

THE CONTRACTOR SHALL PROVIDE DATA SUBMITTALS ELECTRONICALLY AS DELIMITED ASCII TEXT FILES COMPATIBLE WITH TACOM ELECTRONIC PACKAGING DATA SYSTEM (EPDS) 30 DAYS AFTER THE PROVISIONING CONFERENCE IS COMPLETE AND SUBSEQUENT SUBMITTALS DUE BY 25 OF EACH MONTH UNTIL DATA IS COMPLETE (NO DATA, NO SUBMITTAL). GOVERNMENT TO REVIEW SPI SUBMITTALS AND EITHER APPROVE OR DISAPPROVE DATA WITHIN 20 DAYS OF RECEIPT.  CONTRACTORS TO RESPOND WINTIN 20 DAYS AFTER RECEIPT OF GOVERNMENT COMMENTS.  REJECTED SPI SHALL BE REVISED BY THE COTNRACTOR WITH 5 DAYS UPON RECEIPT AND RESUBMITTED FOR APPROVAL. E-MAIL THE SPI TO ANTONIA.KYLANGITSES@US.ARMY.MIL

				15. TOTAL	1	1
G. PREPARED BY Michelle Gregory	H. DATE r9 November 2007		I. APPROVED BY	J. DATE

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this co/10410n of Information Is estimated to average 110 hours par response, including the time for reviewing Instructions, searching existing data sources, gathering end Maintaining the data needed, and completing end reviewing the collection of Information. Sand comments regarding this burden estimate or any Other aspect of this collection of information, including suggestions for reducing this burden, to Department of Defense, Executive Services Directorate (0704-0188). Respondents should he are that notwithstanding any other provision of law, no parson shall be subject to any penalty for failing to comply with a collection of information if it does not display a currently valid OMB control number. Please do not return your form to the above organization. Send completed form to the Government issuing Contracting Officer for the Contract/PR No. listed in Block E.

A. CONTRACT LINE ITEM NO.		B. EXHIBIT A	C. CATEGORY TDP TM OTHER X

D. SYSTEM/ITEM HYEX, H100C, ATLAS CPKss		E. CONTRACT/PR NO.		F. CONTRACTOR ADSI

1. DATA ITEM NO A004		2. TITLE OF DATA ITEM MATERIAL SAFETY DATA SHEET (MSDS)		3. SUBTITLE

4. AUTHORITY (Date Acquisition Document No.) OSHA 1910.1200(G)		5. CONTRACT REFERENCE C.5.3		6. REQUIRING OFFICE AMSTA-LC-LEAP

7. DO 250 REQ LT	9. DIST STATEMENT REQUIRED	10. FREQUENCY AS REQUIRED	12. DATE OF FIRST SUBMISSION SEE BLOCK 16	14. DISTRIBUTION a. ADDRESSEE	b. COPIES

8. APP CODE N/A		11. AS OF DATE SEE BLOCK 18	13. DATE OF SUBSEQUENT SUBMISSION SEE BLOCK 16		Draft	Final
						Reg	Repro

16. REMARKS				AMSTA-LC-LEAP	1	1

CONTRACTOR SHALL PROVIDE A MSDS FOR EACH HAZARDOUS MATERIAL ITEM PROCURED UNDER THIS CONTRACT 30 DAYS AFTER THE PROVISIONING CONFERENCE IS COMPLETE. NEGATIVE CORRESPONDENCE IS ACCEPTABLE.

				15. Total	1	1
G. PREPARED BY Michelle Gregory.	H. DATE 9 November 2007		I. APPROVED BY	J. DATE

 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-152610) and Form S-1 (No. 333-160849) of American Defense Systems, Inc. of our report dated March 13, 2009 (except for Notes 8 and 11 as to which the date is April 14, 2009 and Note 2 as to which the date is April 14, 2010) relating to the consolidated financial statements of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and 2007, which appears in this Form 10-K/A.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
April 15, 2010

 Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Piscitelli, certify that:

          1.     I have reviewed this annual report on Form 10-K/A of American Defense Systems, Inc.;

          2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

          4.     The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            (a)   designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            (b)   evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (c)   disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

          5.     The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            (a)   all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            (b)   any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 15, 2010

/s/ ANTHONY PISCITELLI Anthony Piscitelli Chief Executive Officer, President and Chairman

 Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Sidorsky, certify that:

          1.     I have reviewed this annual report on Form 10-K/A of American Defense Systems, Inc.;

          2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

          4.     The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            (a)   designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            (b)   evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (c)   disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

          5.     The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            (a)   all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            (b)   any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: April 15, 2010

/s/ GARY SIDORSKY Gary Sidorsky Chief Financial Officer

 Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K/A of American Defense Systems, Inc. (the "Company") for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Anthony Piscitelli, Chief Executive Officer, President and Chairman of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010	By:	/s/ ANTHONY PISCITELLI Anthony Piscitelli Chief Executive Officer, President and Chairman
	By:	/s/ GARY SIDORSKY Gary Sidorsky Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q/A

(Amendment No. 1)

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarter Ended March 31, 2009

Commission File Number 001-33888

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Duffy Avenue

Hicksville, NY 11801
(516) 390-5300

(Address including zip code, and telephone number, including area code, of principal executive offices)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

As of May 13, 2009, 39,760,952 shares of common stock, par value $0.001 per share, of the registrant were outstanding.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-Q/A filed (“Amendment No. 1”) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, initially with the Securities and Exchange Commission on May 15, 2009 (the “Original Filing”), is being filed to restate our consolidated financial statements at, and for the three month period ended, March 31, 2009 and the notes related thereto and the related sections of the Management’s Discussion and Analysis of Financial Condition and Results of Operations.  Management, with the concurrence of the Audit Committee of our Board of Directors, has concluded that the financial statements included in the Original Filing should be restated and no longer be relied upon due to (i) incorrect balance sheet classifications of our Series A Convertible Preferred Stock and warrants to purchase our common stock, and related incorrect recording of the changes in fair value of such reclassified warrants, (ii) the capitalization of certain legal expenditures on our balance sheet that should have been expensed on our statement of operations, (iii) incorrect recording of the dividends on our Series A Convertible Preferred Stock as dividends rather than as interest expense on our statement of operations, (iv) certain costs relating to the registration and exchange listing of our common stock originally included in additional paid in capital on our balance sheet that should have been expensed on our statement of operations, (v) incorrect balance sheet classification of our Assets from Discontinued Operations and Liabilities from Discontinued Operations, (vi) stock-based compensation expense with respect to stock option and common stock grants made to an employee and certain directors that should have been added to our statement of operations, and (vii) incorrect balance sheet classification of an asset from a prior asset acquisition.  See Note 2 in the Notes to Consolidated Financial Statements included in this Amendment No. 1 for a discussion of the corrections and a reconciliation of amounts previously reported to those shown herein.

This Amendment No. 1 also reflects the restatement of our consolidated financial statements at, and for the year ended, December 31, 2008 (the “2008 Financial Statements”).  The restatement of the 2008 Financial Statements was made to correct the accounting for (i) incorrect balance sheet classification of our Series A Convertible Preferred Stock and related investor warrants, (ii) incorrect balance sheet classification of our Assets from Discontinued Operations and Liabilities from Discontinued Operations, (iii) incorrect recording of the dividends on our Series A Convertible Preferred Stock as dividends rather than as interest expense on our statement of operations, (iv) the capitalization of certain legal expenditures on our balance sheet that should have been expensed on our statement of operations, (v) certain costs relating to the registration and exchange listing of our common stock originally included in additional paid in capital on our balance sheet that should have been expensed on our statement of operations, and (vi) incorrect balance sheet classification of an asset from a prior asset acquisition.  The restatement of the 2008 Financial Statements has been made in an amendment to our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on April 15, 2010 (“Form 10-K/A”).  For more information of the restatement of our 2008 Financial Statements, see Note 2 in the Notes to Consolidated Financial Statements included in this Amendment No. 1 and Note 2 in the Notes to Consolidated Financial Statements included in our Form 10-K/A.

Although this Amendment No. 1 sets forth the Original Filing in its entirety, this Amendment No. 1 only amends and restates Items 1 and 2 of Part I of the Original Filing, in each case, solely as a result of, and to reflect the restatement, and to update our assessment of our internal controls and procedures at March 31, 2009 as set forth in Part I, Item 4 to reflect the effects of the restatement, and Part II, Item 6 to reflect the filing of currently dated certifications of our chief executive officer and chief financial officer.  No other information in the Original Filing is amended hereby.

Except for the foregoing amended and restated information, this Amendment No. 1 continues to describe conditions as of the date of the Original Filing, and we have not updated the disclosures contained herein to reflect events that occurred at a later date.

PART I – FINANCIAL INFORMATION

Item 1.	Condensed Financial Statements
Consolidated Balance Sheets as of December 31, 2008 and March 31, 2009 (unaudited)
Consolidated Statements of Operations for the three months ended March 31, 2008 and 2009 (unaudited)
Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2009 (unaudited)
Notes to Consolidated Financial Statements
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 4.	Controls and Procedures

PART II – OTHER INFORMATION

Item 1.	Legal Proceedings
Item 1A.	Risk Factors
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3.	Defaults Upon Senior Securities
Item 4.	Submission of Matters to a Vote of Security Holders
Item 5.	Other Information
Item 6.	Exhibits

SIGNATURES

PART I

Item 1.    Consolidated Financial Statements

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	(Restated)	(Restated)

ASSETS

CURRENT ASSETS
Cash	$83,826	$374,457
Accounts receivable, net	6,434,888	4,981,150
Inventory	844,139	621,048
Prepaid expenses and other current assets	1,647,846	2,088,801
Costs in excess of billings on uncompleted contracts	6,562,903	7,143,089
Deposits	437,496	437,496
Assets of discontinued operations	—	736,613

TOTAL CURRENT ASSETS	16,011,098	16,382,654

PROPERTY and EQUIPMENT, net	3,569,232	3,743,936
DEFERRED FINANCING COSTS, net	1,836,820	1,500,533
NOTES RECEIVABLE	925,000	925,000
INTANGIBLE ASSET	606,000	606,000
GOODWILL	450,000	450,000
DEFERRED TAX ASSET	1,167,832	1,167,832
other assets	159,559	159,560

TOTAL ASSETS	$24,725,541	$24,935,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,181,123	$2,480,652
Accrued payroll	409,852	—
Accrued expenses	386,447	755,615
Line of credit	659,422	76,832
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	11,809,196	10,981,577
Warrant liabilities	214,432	90,409
Liabilities of discontinued operations	—	736,613

TOTAL LIABILITIES	16,660,472	15,121,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, $.001 par value: 100,000,000 shares authorized, 39,585,960 and 39,585,960 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	39,762	39,586
Additional paid in capital	10,383,344	11,096,031
Accumulated deficit	(2,358,037)	(1,321,800)

TOTAL SHAREHOLDERS’ EQUITY	8,065,069	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,725,541	$24,935,515

The accompanying notes are an integral part of these consolidated financial statements

1

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)
	(Restated)	(Restated)

CONTRACT REVENUES EARNED	$9,489,702	$8,734,909

COST OF REVENUES EARNED	5,453,109	5,335,036

GROSS PROFIT	4,036,593	3,399,873

OPERATING EXPENSES
General and administrative expenses	2,073,995	1,395,059
General and administrative salaries	1,073,037	1,136,596
Marketing	733,794	632,307
T2 expenses	113,602	—
Research and development	186,386	165,196
Settlement of litigation	—	57,377
Depreciation	241,329	134,769
Professional fees	—	514,714
Total operating expenses	4,422,143	4,036,018

LOSS FROM OPERATIONS	(385,550)	(636,145)

OTHER INCOME (EXPENSE)

Unrealized loss on adjustment of fair value Series A convertible preferred stock classified as a liability	(694,454)	(1,428,665)
Unrealized gain (loss) on warrant liabilities	80,672	(107,589)
Other expense	—	(9,046)
Interest expense	(342,730)	(55,737)
Interest expense - mandatory redeemable preferred stock	(375,000)	—
Interest income	8,646	31,123
Finance charge	—	(4,536)
Total other income (expense)	(1,322,866)	(1,574,450)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,708,416)	(2,210,595)

INCOME TAX PROVISION (BENEFIT)	—	—

LOSS FROM CONTINUING OPERATIONS	(1,708,416)	(2,210,595)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
Loss from operations of discontinued division	—	(489)
Loss from disposal of discontinued division	—	—
	—	(489)

NET LOSS	(1,708,416)	(2,211,084)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,708,416)	$(2,211,084)

Weighted Average Shares Outstanding - Basic and Diluted	39,585,960	39,124,616

EARNINGS PER SHARE - Basic and Diluted
Loss from continuing operations	$(0.04)	$(0.06)
(Loss) from discontinued operations	$—	$(0.00)
Net loss	$(0.04)	$(0.06)

The accompanying notes are an integral part of these consolidated financial statements

2

AMERICAN DEFENSE SYSTEMS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2009 and 2008

	Three Months Ended
	March 31,
	2009	2008
	(Restated)

Cash flows from operating activities:
Net loss	$(1,708,416)	$(2,211,084)

Adjustments to reconcile net loss to net cash used in continuing operating activities:
Change in fair value associated with preferred stock and warrants	613,778	1,536,254
Stock based compensation expense	154,636	33,685
Amortization of deferred financing costs	147,424	—
Discount on Series A preferred stock	142,896	—
Depreciation and amortization	241,329	134,769
Changes in operating assets and liabilities:
Accounts receivable	(1,453,738)	1,953,026
Inventories	(223,091)	(57,382)
Deposits and other assets	—	36,794
Cost in excess of billing on uncompleted contracts	580,186	(3,685,895)
Prepaid expenses and other assets	(42,764)	(103,681)
Accounts payable and accrued expenses	741,164	665,436
Due to related party	—	(91,993)

Net cash used in continuing operating activities	(806,596)	(1,790,071)

Net cash used in discontinued operations	—	(235,145)
Net cash used in operating activities	(806,596)	(2,025,216)

Cash flows from continuing investing activities:
Purchase of equipment	(66,625)	(368,238)
Advances for future acquisitions	—	(20,000)
Cash paid for acquisition in excess of cash received	—	(100,000)

Net cash used in investing activities	(66,625)	(488,238)

Cash flows from continuing financing activities:
Proceeds from notes payable	—	69,568
Proceeds from line of credit	582,590	—
Repayments of short term financing	—	(6,342)
Deferred financing costs	—	(658,500)
Proceeds from sale of Series A Convertible
Preferred Shares, net of of capitalization costs of $270,000	—	11,303,500

Net cash provided by financing activities	582,590	10,708,226

NET INCREASE (DECREASE) IN CASH	(290,631)	8,194,772

CASH AT BEGINNING OF YEAR	374,457	1,479,886

CASH AT END OF PERIOD	$83,826	$9,674,658

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$384,730	$6,163
Cash paid for taxes	$—	$—

Supplemental disclosure of non-cash financing activities
Stock options issued in lieu of cash for compensation	$29,192	$33,685
Stock issued in lieu of cash	$125,443	$—

Assets and liabilities received in acquisition American Anti-Ram, Inc.

Fixed assets		$30,000
Inventory		$120,000
Goodwill		$280,000
Accounts payable and accrued expense		$(30,000)
Notes payable		$—
Shares issuable in connection with acquisition		$(200,000)
Cash paid in connection with acquisition		$(100,000)
Amounts due to American Anti-Ram, Inc.		$(100,000)

The accompanying notes are an integral part of these consolidated financial statements

3

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Defense Systems, Inc. (the “Company” or “ADSI”) was incorporated under the laws of the State of Delaware on December 6, 2002.

On May 1, 2003, the stockholder of A. J. Piscitelli & Associates, Inc. (“AJP”) exchanged all of his issued and outstanding shares for shares of American Defense Systems, Inc. The exchange was accounted for as a recapitalization of the Company, wherein the stockholder retained all the outstanding stock of American Defense Systems, Inc. At the time of the acquisition American Defense Systems, Inc. was substantially inactive.

On November 15, 2007, the Company entered into an Asset Purchase Agreement with Tactical Applications Group (“TAG”), a North Carolina based sole proprietorship, and its owner.   TAG has a retail establishment located in Jacksonville, North Carolina that supplies tactical equipment to military and security personnel.  As discussed more fully in Note 8, the operations of TAG were discontinued on January 2, 2009.

In January 2008, American Physical Security Group, LLC (“APSG”) was established as a wholly owned subsidiary of the Company for the purposes of acquiring the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. This acquisition represents a new product line for the Company.  APSG is located in North Carolina.

Interim Review Reporting

The accompanying interim unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the  three month period ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the financial statements and footnotes thereto included in the Company’s Form 10-K/A annual report for the year ended December 31, 2008 filed on April 15, 2010.

Nature of Business

The Company designs and supplies transparent and opaque armor solutions for both military and commercial applications. Its primary customers are United States government agencies and general contractors who have contracts with governmental entities. These products, sold under Vista trademarks, are used in transport and fighting vehicles, construction equipment, sea craft and various fixed structures which require ballistic and blast attenuation.

4

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company also provides engineering and consulting services, develops and installs detention and security hardware, entry control and monitoring systems, intrusion detection systems, and security glass. The Company also supplies vehicle anti-ram barriers.  Its primary customer for these services and products are the detention and security industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Defense Systems, Inc. and its wholly-owned subsidiaries, A.J Piscitelli & Associates, Inc. and American Physical Security Group, LLC. The accounts of TAG have been presented as discontinued operations as discussed more fully in Note 8.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Terms and Definitions

ADSI	American Defense Systems, Inc. (the “Company”)
AJP	A.J. Piscitelli & Associates, Inc., a subsidiary
APB	Accounting Principles Board
ARB	Accounting Review Board
APSG	American Physical Security Group, LLC, a subsidiary
EITF	Emerging Issues Task Force
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
FSP	FASB Staff Position
GAAP	Generally Accepted Accounting Principles
PCAOB	Public Companies Accounting Oversight Board
SAB	Staff Accounting Bulletin
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
TAG	Tactical Applications Group, a subsidiary

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for revenue recognition, income taxes and accrued liabilities among others. Actual results could differ materially from those estimates.

Significant estimates for all periods presented include cost in excess of billings, liabilities associated with the Series A Preferred Stock and Warrants and valuation of deferred tax assets.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue and Cost Recognition

The Company recognizes revenue in accordance with the provisions of SAB 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met:

(a) persuasive evidence of the arrangement exists,

(b) delivery has occurred or services have been rendered,

(c) the seller’s price to the buyer is fixed and determinable and

(d) collectibility is reasonably assured.

Under this provision, revenue is recognized upon satisfactory completion of specified inspection, wherein by contract, customer acceptance and delivery occurs and title passes to the customer.

Contract Revenue

Cost in Excess of Billing

All costs associated with uncompleted customer purchase orders under contract are recorded on the balance sheet as a current asset called “Costs in Excess of Billings on Uncompleted Contracts.”  Such costs include direct material, direct labor, and project-related overhead.  Upon completion of purchase order, costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.  A customer purchase order is considered complete when a satisfactory inspection has occurred, resulting in customer acceptance and delivery.

Billing in Excess of Cost

All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a current liability called “Billings in Excess of Costs on Uncompleted Contracts.”  Upon completion of the purchase order, all such billings are reclassified from the balance sheet to the statement of operations as revenues.  Due to the structure of the Company’s contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as liabilities as of March 31, 2009 or 2008.  Contract retentions are included in accounts receivable.

Retail Revenue

The Company recognizes revenue from its retail location upon point of sale.   Due to the nature of the merchandise sold, the Company does not accept returns and, therefore, no provision for returns has been recorded as of December 31, 2008 or 2007.  As a result of the discontinuing of TAG operations, the Company does not anticipate generating retail revenue in the future. As discussed in Note 7, revenue generated for the three months ended March 31, 2009 and 2008 from TAG retail operations was $0 and $685,211, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentrations

Cash and cash equivalents are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

The Company received certain of its components from sole suppliers. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products. The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

For the three months ended March 31, 2009 and 2008, the Company derived 90% and 97% of its revenues from various U.S. government entities.

Inventories

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided using a straight-line method over an estimated useful life of three to five years. Expenditures for repairs and maintenance are charged to expense as incurred.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS 142, “Goodwill and Other Intangible Assets,” goodwill, represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the company, which does not qualify as an identifiable intangible asset.  The Company does not amortize the goodwill balance.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

Advertising Costs

The Company expenses all advertising costs as incurred.

Earnings per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and restricted common stock.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities.

During the current quarter the Company adopted the provisions related to its financial assets and liabilities measured at fair value on a recurring basis.  Current U.S. generally accepted accounting principles establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurements)

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 – Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Income Taxes

The Company accounts for income taxes according to SFAS 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

The Corporation adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109,” effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company’s financial statements.

9

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2000.

Recent accounting pronouncements

Business Combinations

In December, 2007, the FASB issued SFAS 141 (revised 2007), “Business Combinations” (hereinafter “SFAS No. 141 (revised 2007)”). This statement establishes principles and requirements for how an acquirer a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The scope of SFAS 141 (revised 2007) is broader than the scope of SFAS 141, which it replaces. The effective date of SFAS 141 (revised 2007) is for all acquisitions in which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement is not expected to have an immediate material effect on the Company’s consolidated financial condition or results of operations.

Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB 51

In December, 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” This statement establishes accounting and reporting standards that require a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position with equity, but separate from the parent’s equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, c) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, d) when a subsidiary is deconsolidated, any retained noncontrolling  equity investment in the former subsidiary be initially measured at fair value and e) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The effective date of this standard is for fiscal years and interim periods beginning on or after December 15, 2008. Since the Company has no such arrangements as of March 31, 2009, the adoption of this statement did not affect the Company’s consolidated financial condition or results of operations.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The adoption of SFAS 161 changed the disclosures of derivative instruments held by the Company.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets  under FASB 142 “Goodwill and Other Intangible Assets.”  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company has considered FSP FAS 142-3 in determining its useful life of intangible assets and has determined that the useful lives are consistent.  As a result, the Company has determined that there was no impact of FSP FAS 142-3 on its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  The Company will adopt SFAS 162 as of July 1, 2009.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion

(Including Partial Cash Settlement)

In May 2008, the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The Company has adopted this FSP as of January 1, 2009, however the is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements since no such debt instruments exist.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity’s Own Stock

In June 2008, the FASB ratified EITF 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5)  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  See Note 2 for the effect of adoption of this pronouncement on the Company’s consolidated financial position and results of operations.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 did not have a material impact on its consolidated financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Equity Method Investment Accounting Considerations

In November 2008, the FASB issued EITF 08-6, “Equity Method Investment Accounting Considerations.”  EITF 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method.  Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence.  EITF 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008.  The adoption of EITF 08-6 did not have a material impact on its consolidated financial position and results of operations.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF 08-7, “Accounting for Defensive Intangible Assets.”  EITF 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement.  EITF 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities.  EITF 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The adoption of EITF 08-7 did not have a material impact on its consolidated financial position and results of operations.

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

In November 2008, the FASB issued EITF 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.”  EITF 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock.  EITF 08-8 also clarifies whether or not

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

stock should be precluded from qualifying for the scope exception of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  EITF 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.  The adoption of EITF 08-8 did not have a material impact on its consolidated financial position and results of operations.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets.  FSP FAS 140-4 also amends FIN 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity.  FSP FAS 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users.  FSP FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged.  The adoption of FSP FAS 140-4 did not have a material impact on its consolidated financial position and results of operations.

Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises

In December 2008, the FASB issued FSP FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.”  FSP FIN 48-3 defers the effective date of FIN 48, “Accounting for Uncertainty in Income Taxes,” for certain nonpublic enterprises as defined in SFAS 109, “Accounting for Income Taxes.”  However, nonpublic consolidated entities of public enterprises that apply U.S. generally accepted accounting principles (GAAP) are not eligible for the deferral.  FSP FIN 48-3 was effective upon issuance.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Employers’ Disclosures about Postretirement Benefit Plan Assets

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.”  This FSP amends SFAS 132(R), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan.  FSP FAS No. 132(R)-1 also includes a technical amendment to SFAS 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented.  The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009.  The technical amendment was effective upon issuance of FSP FAS 132(R)-1.  The Company is currently assessing the impact of FSP FAS 132(R)-1 on its consolidated financial position and results of operations.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.      Restatements

On November 20, 2009, the Company’s management and the Audit Committee of its Board of Directors concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008, as of and for the three months ended March 31, 2009 and as of and for the three and six months ended June 30, 2010, should be restated and should no longer be relied upon as a result of certain errors discovered as described below.

Series A Convertible Preferred Stock:

On April 14, 2009, the Company received a Notice of Triggering Event Redemption from the holder of 94% of the Series A Convertible Preferred Stock. The notice demanded the full redemption of the holders’ shares of Series A Convertible Preferred Stock pursuant to a right to require the Company to redeem shares of Series A Convertible Preferred Stock provided under the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock.  The redemption right purportedly was triggered by the Company’s breach of certain covenants as of December 31, 2008 under a Consent and Agreement, dated May 23, 2008, between the Company and holders of the Series A Convertible Preferred Stock, which agreement and covenants are discussed in Note 11.  Although such redemption notice had been received, the Series A Convertible Preferred Stock continued to be reflected as a long term liability as of December 31, 2008 due to restrictions that precluded the Company from satisfying such demand.  These restrictions were imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s state of incorporation, which would prohibit the Company from satisfying such redemption demand due to its lack of sufficient surplus, as such term is defined under the DGCL.  In addition, the Company was restricted, under its revolving line of credit with TD Bank, from effecting such a redemption.  Based on these external restrictions, management determined that the Company could not have satisfied the redemption demand without violating Delaware law and its contractual obligations under its credit facility with TD Bank.

Management has reconsidered the classification of the Series A Convertible Preferred Stock and determined that, notwithstanding the legal and contractual restrictions to satisfying the demanded redemption, the obligation to redeem such preferred stock purportedly remained outstanding.  Accordingly, management concluded that the Series A Convertible Preferred Stock should be classified as a current liability as of December 31, 2008 and March 31, 2009, rather than a long term liability, in accordance with paragraph 5 of Statement of Financial Accounting Standard 78, which indicates that liabilities due within one year should be presented within the financial statements as current liabilities.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investor Warrants:

The company has restated its financial statements as of December 31, 2008 and March 31, 2009 to reclassify its derivative warrant liability associated with its detachable warrants issued to the investors in the Series A Preferred Stock (see Note 8).  The warrant contains features that allow the holder to request that the Company repurchase the warrant upon the occurrence of certain events as defined in the agreement. The Company re-evaluated the classification of this liability and determined that the warrant holder’s right to “put” the warrant to the Company represented the ability to request cash on demand and as such should be classified as a current liability. The Company previously recorded the warrant liability as a long term liability.

Assets from Discontinued Operations and Liabilities from Discontinued Operations:

In order to reflect the nature of the assets and liabilities associated with the Company’s discontinued operations Management and its Audit Committee have reclassified its balance sheet presentation from long term to short term at December 31, 2008.  This change was made to reflect that such assets and liabilities would be realized within a period of less than one year.

Adoption of EITF 07-5

Effective January 1, 2009, the Company was required to analyze its outstanding financial instruments following the guidance of EITF 07-5: and that pronouncements effect in interpreting Statement of Financial Accounting Standards (“SFAS”) Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). The Company determined that certain warrants issued in 2005, 2006 and 2008 contained provisions whereby the exercise price could be adjusted upon certain financing transactions at a lower price per share could no longer be viewed as indexed to the Company’s common stock. As such, the Company should have changed the accounting for these warrants to a “derivative” at fair value under SFAS 133. As a result the Company recorded the warrant liability at the fair value of the warrant of $166,775 as of January 1, 2009 and reclassified its issuance date fair value from additional paid-in-capital. The cumulative effect on adoption of EITF 07-5 as of January 1, 2009 is as follows:

	Additional Paid in Capital	Retained Earnings
Balance December 31, 2008	$11,096,031	$(1,321,800)
Cumulative effect of a change in accounting principle	(837,954)	672,179

Balance – January 1, 2009	$10,258,077	$(649,621)

The derivative warrant liability is recorded at fair value in each subsequent reporting period with changes in fair value recorded in the statement of operations.

Registration Costs:

The Company has restated its financial statements as of December 31, 2008 to reclass approximately $1,561,000 of costs related to the registration of the Company’s common stock with the SEC and listing on the American Stock Exchange.  The $1,561,000 costs were originally recorded against additional paid in capital reflected accordingly in the Company’s 2008 financial statements.  Based on additional analyses and research of the $1,561,000 costs, the Company has concluded that a more appropriate and conservative accounting treatment would have been to expense such costs when incurred rather than charged directly to additional paid in capital.  Consequently, the Company has determined it should restate its financial statements and expense the $1,561,000 costs when incurred for the year ended December 31, 2008.  Management also notes there is no affect on total stockholders’ equity as a result of the restatement.  However, the restatement will increase the net loss for the year ended December 31, 2008 and more accurately reflect retained earnings (accumulated deficit) and additional paid in capital and will result in retained earnings being an accumulated deficit at December 31, 2008.

Certain legal expenses:

The Company has restated its financial statements as of December 31, 2008 and for the year then ended and as of March 31, 2009 and the three months then ended to reclassify and expense certain legal fees that were originally capitalized in prepaid expenses and other current assets.  The legal expenses pertained to fees incurred related to a lawsuit.  The litigation fees of approximately $227,000 and $352,000 should have been expensed as incurred for the year ended December 31, 2008 and the three months ended March 31, 2009, respectively.  In addition $222,700 of fees associated with the Series A Preferred Stock should have been recorded as deferred financing costs rather than a current asset.  As of December 31, 2008, the amortization of these costs should also be recorded as interest expense.

Dividends Paid:

The company has restated its financial statements as of March 31, 2009 and for the three months then ended to reclassify on its Statement of Operations its presentation of dividends accrued on its Series A Preferred Stock.  Under SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the Company is required to present dividends paid to its Preferred Stockholders as interest expense due to the mandatory redemption feature on its Series A Preferred Stock.  The Company re-evaluated its presentation of Preferred Stock Dividends Accrued on its Statement of Operations and reclassified $375,000 in dividends accrued to interest expense.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitalization of certain legal expenditures and the reclassification of the dividends accrued for the Series A Preferred Stock Shareholders from “Preferred Stock dividends accrued” to “Interest Expense” on the Statement of Operations discussed above were material under Staff Accounting Bulletin No. 99, “Materiality” and Staff Accounting Bulletin No. 108, “Considering Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements” for the 2008 period.  Management determined that the above errors were material for the year ended December 31, 2008 and the three months ended March 31, 2009.  Accordingly, management recommended to the Audit Committee that a restatement was required.

Intangible Asset:

The Company has restated its financial statements as of December 31, 2008 and March 31, 2009 to reclassify an indefinite lived intangible asset of $606,000 from its acquisition of the assets of American Anti-Ram to a long term asset. Previously this intangible asset was recorded as a current asset included in prepaid expenses and other current assets.

Stock based Compensation

The Company, in reviewing its stock based compensation expense, determined that it had not recorded certain expenses totaling $125,442 for the three months ended March 31, 2009 related to the grant of common stock and stock options to an employee and certain directors.

Management has conducted an additional review of whether the matters above were material under SAB 99, and SAB 108, for the 2008 period. Management determined that the above errors were material for the year ended December 31, 2008 and three months ended March 31, 2009. Accordingly, management recommended to the Audit Committee that a restatement was required.

The effect of the restatements on specific amounts provided in the condensed consolidated financial statements is as follows:

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AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31, 2009		As of December 31, 2008
	As Previously Recorded	As Restated	As Previously Recorded	As Restated

ASSETS

CURRENT ASSETS
Prepaid expenses and other current assets	$3,539,842	$1,647,846	$3,144,601	$2,088,801
Assets of discontinued operations	—	—	—	736,613

TOTAL CURRENT ASSETS	17,819,268	16,011,098	16,701,841	16,382,654

DEFERRED FINANCING COSTS, net	1,130,409	1,836,820	1,277,833	1,500,533
INTANGIBLE ASSETS	—	606,000	—	606,000
ASSETS OF DISCONTINUED OPERATIONS	—	—	736,613	—

TOTAL ASSETS	$25,221,300	$24,725,541	$25,162,615	$24,935,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	$—	$11,809,196	$—	$10,981,577
Warrant liabilities	—	214,432	—	90,409
Liabilities of discontinued operations	—	—	—	736,613

TOTAL CURRENT LIABILITIES	4,553,018	16,660,472	3,313,099	15,121,698

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	11,809,196	—	10,981,577	—
Warrant liabilities	115,275	—	90,409	—
Liabilities of discontinued operations	—	—	736,613	—

TOTAL LIABILITIES	16,477,489	16,660,472	15,121,698	15,121,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock	39,587	39,762	—	—
Additional paid in capital	9,534,616	10,383,344	9,534,616	11,096,031
Retained earnings (accumulated deficit)	(830,392)	(2,358,037)	466,715	(1,321,800)

TOTAL SHAREHOLDERS’ EQUITY	8,743,811	8,065,069	10,040,917	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,221,300	$24,725,541	$25,162,615	$24,935,515

17

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31, 2009
	As Previously Recorded	As Restated

OPERATING EXPENSES
General and administrative expenses	$1,648,478	$2,073,995
Total operating expenses	3,996,626	4,422,143

INCOME (LOSS) FROM OPERATIONS	39,967	(385,550)

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on warrant liabilities	14,054	80,672
Interest expense	(290,320)	(342,730)
Interest expense - mandatory redeemable preferred stock	—	(375,000)
Total other income (expense)	(962,074)	(1,322,866)

LOSS FROM CONTINUING OPERATIONS	(922,107)	(1,708,416)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,297,107)	$(1,708,416)

Weighted Average Shares Outstanding - Basic and Diluted	39,585,960	39,585,960

EARNINGS PER SHARE - Basic and Diluted
Income from continuing operations	$(0.02)	$(0.04)
(Loss) from discontinued operations	$—	$—
Net income (loss)	$(0.03)	$(0.04)

18

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.              COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in Excess of Billings and Billing in Excess of Costs

The cost in excess of billings on uncompleted contracts reflects the accumulated costs incurred on contracts in production but not completed.  Upon completion, inspection and acceptance by the customer, the contract is invoiced and the accumulated costs are charged to statement of operations as costs of revenues.  During the production cycle of the contract, should any progress billings occur or any interim cash payments or advances be received, such billings and/or receipts on uncompleted contracts are accumulated as billings in excess of costs. The Company fully expects to collect net costs incurred in excess of billing and periodically evaluates each contract for potential disputes related to contract overruns and uncollectable amounts.  There was no bad debt expense recorded for the three months ended March 31, 2009 and 2008.

Net costs incurred in excess of billing consisted of the following as of March 31, 2009 and December 31, 2008

	2009	2008

Cost in excess of billings on uncompleted contracts	$6,562,903	$7,143,089
Billings and/or receipts on uncompleted contracts	—	—
Net costs incurred in excess of billing on uncompleted contracts	$6,562,903	$7,143,089

Accounts Receivable

The Company records accounts receivable related to its long-term contracts, based on billings or on amounts due under the contractual terms.  Accounts receivable consist primarily of receivables from completed contracts and progress billings on uncompleted contracts.  Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.

Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred. At March 31, 2009 and December 31, 2008, the Company had $6,434,888 and $4,981,150, respectively, of accounts receivable, of which the Company considers all to be fully collectible.  There was no bad debt expense recorded for the years ended March 31, 2009 and December 31, 2008.

19

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2009 and December 31, 2008 consisted of the following:

	2009	2008

Leasehold improvements	$1,749,367	$1,749,367

General equipment	732,745	666,120
Light vehicles and trailers	221,247	221,247
T2 Demonstration range and firearms	744,454	744,454
Office equipment	855,294	855,294
Furniture and fixtures	163,658	163,658
Aircraft	868,750	868,750
	5,335,515	5,268,890
Less: accumulated depreciation and amortization	1,766,283	1,524,954
	$3,569,232	$3,743,936

For the three months ended March 31, 2009 and 2008, the Company recorded $241,329 and $134,769 in depreciation and amortization expense, respectively.

The Company maintains its firearms under the custodianship of an individual in accordance with New York State law. The firearms are used for testing and demonstrating the effectiveness of the Company’s bullet resistant and blast mitigation products.

5.    FAIR VALUE

As required by SFAS 157, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company’s financial liabilities carried at fair value as of March 31, 2009 are the Series A Preferred and derivative warrants.  Since the Series A Preferred valuation utilizes certain unobservable inputs that are based upon estimate, including estimates on the initial stock prices, volatility based upon comparable companies and estimation of equity and debt positions, the Company considers this to be a Level III input.  The Company’s Derivative Warrants were also carried at fair value and were considered valued using a Level III input, through the date of settlement.

The following table discloses by level within the fair value hierarchy the Company’s assets and liabilities measured and reported on the Consolidated Balance Sheet:

20

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

		Fair Value Measurements at March 31, 2009
	Total	Level 1	Level 2	Level 3
Liabilitites:
Series A Preferred Shares	$11,809,196		$—	$11,809,196
Warrant Derivatives	$214,432	$—	$—	$214,432
Total Liabilities:	$12,023,628	$—	$—	$12,023,628

		Fair Value Measurements at December 31, 2008
	Total	Level 1	Level 2	Level 3
Liabilitites:
Series A Preferred Shares	$10,981,577		$—	$10,981,577
Warrant Derivatives	$90,409	$—	$—	$90,409
Total Liabilities:	$11,071,986	$—	$—	$11,071,986

The following is a reconciliation of the beginning and ending balances for the Company’s assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Description	(Level 3)
Liabilities
Balance at January 1, 2009	$11,071,986
Cumulative effect of the change in accounting principal, January 1, 2009	165,775
Change in fair value included in operations	785,867
Balance , March 31, 2009	$12,023,628

21

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.      COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Southern California Gold Products d/b/a Gypsy Rack

On July 10, 2007, the Company filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, the Company filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit.  Defendants filed an answer to the amended complaint on April 16, 2008.  Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res juditca.  We filed opposition to the motion.  The defendants motion and a subsequent application for an immediate interlocutory appeal were denied.  A mediation settlement conference was held on October 31, 2008, which was unsuccessful.  The discovery process is continuing and trial is currently set for August 25, 2009.

Breach of Contract

On February 29, 2008, a former employee commenced an action against the Company for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. The Company filed an answer to the complaint and will be commencing discovery.  Meritorious defenses to the claims exist and the Company intends to vigorously defend this action.

Breach of Contract

On March 4, 2008, the Company’s former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. The Complaint seeks damages in excess of $3,000,000. The Company believes the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, a second action was commenced against the Company for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County.  On May, 7 2008, the Company served a motion to dismiss the complaint, which is fully submitted to the Court. No amounts have been accrued for damages as the Company believes meritorious defenses to the claims

22

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

exist.  The Company intends to vigorously defend this action. No further, significant actions have occurred and the matter is still pending resolution at March 31, 2009.

Financing

As of March 31, 2009 and 2008, the Company had access to $12 million dollars of financing, respectively, with TD Bank, f/k/a Commerce Bank as follows:

$12 Million Line of Credit — This line of credit allows the Company to borrow up to $12 Million dollars, limited to 80 — 85% of the total accounts receivable.  Under the line of credit, the Company is charged interest at 1.75% over the libor rate.  The line of credit repayment terms are due upon demand.  The balances as of March 31, 2009 and 2008 were $659,422 and $76,832, respectively.

7.      STOCKHOLDERS’ EQUITY

Warrants

2005 Warrants

On June 30, 2005, in connection with the closing of its 2005 private placement offering, the Company issued purchase warrants for up to 555,790 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2005 Warrant”). Subsequent to the issuance of the 2005 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2005 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 611,369 warrants. The following is a summary of the 2005 Warrants outstanding as of March 31, 2009:

	2005 Warrants	Exercise Price
Beginning balance, January 1, 2009	576,587	$1.00
Add: Grants	—	n/a
Less: Exercised	—	n/a
Ending balance, March 31, 2009	576,587	$1.00

2006 Warrants

On October 24, 2006, in accordance with the terms and conditions of the Company’s closing of its 2005 private placement offering, the Company issued purchase warrants for up to 179,175 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2006 Warrant”). Subsequent to the issuance of the 2006 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2006 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 17,918 warrants. The following is a summary of the 2006 Warrants outstanding as of March 31, 2009:

	2006 Warrants	Exercise Price
Beginning balance, January 1, 2009	197,093	$1.00
Add: Grants	—	—
Less: Exercised	—	n/a
Ending balance, March 31, 2009	197,093	$1.00

Stock Option Plan

The following is a summary of stock options outstanding at March 31, 2009.

Beginning balance – December 31, 2008	1,995,000
Options issued	200,000
Exercised	—
Forfeited or expired	—
Ending balance – December 31, 2008	2,195,000

On January 12, 2009, we issued options to purchase an aggregate of 100,000 shares of our common stock to out consultants for services rendered.  The exercise price for each option is $2.00 per share and each option vested immediately upon the issuance.

23

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free	2.99%
Expected volatility	45.00%
Forfeiture rate	10.00%
Expected life	5 Years
Expected dividends	—

Based on the assumptions noted above, the fair market value of the options issued was valued at $13,183 as of March 31, 2009.

8.      SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS

The Company entered into a Securities Purchase Agreement (“Purchase Agreement”) on March 7, 2008 to sell shares of its Series A Convertible Preferred Stock (“Series A Preferred”) and warrants (“Investor Warrants”) to purchase shares of its common stock, and to conditionally sell shares of the Company’s common stock, to three investors. The investors have agreed to purchase an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock, and to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants is $15,000,000 and the aggregate purchase price for the common stock is $500,000.

Series A Preferred Stock

The Series A Preferred Stock is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should the Company issue future common stock at a lesser price.  As a result, the Company elected to record their hybrid instrument, preferred stock and conversion option together, at fair value in accordance with SFAS 133.  Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value.”  Therefore, after the initial recording of the Series A Stock based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a loss.

The valuation of the Series A Preferred at March 31, 2009 is as follows:

24

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Security	Face Value	Fair Value	Allocation of proceeds	Proceeds in excess of fair value
Series A Preferred	$15,000,000	$11,809,196	$13,459,474	1,650,278
Warrants	—	115,275	1,540,526	1,425,251

	$15,000,000	$11,924,471	$15,000,000	$3,075,529

On April 14, 2009, the Company received a Notice of Triggering Event Redemption purportedly pursuant to a redemption option provided under the Certificate of Designation, as more fully discussed in Note 10.  As such the Company  has reflected the Series A Preferred Stock  liability as  a current liability.  The Company is precluded from satisfying such a demand, due to its lack of sufficient surplus as such term is defined under Delaware law to effect the redemption demand, and restrictions under our revolving line of credit would nevertheless prohibit any such redemption.

For the three months ended March 31, 2009 and 2008, the Company has recorded a net loss on adjustment of fair value of their Series A Preferred of $694,454 and $1,428,665, respectively.

Investor Warrants

In connection with the closings under the Purchase Agreement, Investor Warrants to purchase up to 3,750,000 shares of Common Stock at $2.40 per share were issued in addition to the 15,000 shares of Series A Preferred.  The warrant holder has a right based on certain events to “put” the warrant back to the Company and receive cash.  As such the Company has recorded the warrant as a derivative liability at fair value with changes in fair value reported in the statement of operations in accordance with SFAS 133.

Placement Agent Warrants

In connection with the sale of the Series A Preferred and Investor Warrants, the placement agent was entitled to receive warrants (Placement Agent Warrants) to purchase a total of 6% of the number of common stock issued in the financing or 675,000 shares.  The Placement Agent Warrants were accounted for as a transaction cost associated with the issuance of the Series A Preferred.  The Placement Agent Warrants recorded at fair value at the date of issuance.  Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company satisfies the criteria for classification of the Placement Agent Warrants as equity.  The fair value associated with the 675,000 Placement Agent Warrants was $511,742.

Deferred Financing Costs

Deferred financing costs include the corresponding amount associated with the Placement Agent Warrants as indicated above, along with all other costs associated with obtaining the Series A

25

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred financing.  Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as Other Assets on the balance sheet and is amortized as additional financing costs over the term of the Series A Preferred using the interest method.

Deferred financing costs included the following:

Placement agent costs	$900,000
Investor expenses	60,000
Legal and other related costs	941,769
Fair market value of placement agent warrants	511,742
Less: amortization	(576,691)
Deferred financing costs, net	$1,836,820

9.      DISCONTINUED OPERATIONS

On January 2, 2009, the Company entered into an agreement with the prior owners of TAG to sell the assets and liabilities back to TAG.  TAG was accounted for as a discontinued operation under GAAP, which requires the income statement and cash flow information be reformatted to separate the divested business from the Company’s continuing operations.

The following amounts represent TAG’s operations and have been segregated from continuing operations and reported as discontinued operations as of March 31, 2009 and March 31, 2008.

2008

Contract Revenues Earned	$685,210
Cost of Revenues Earned	131,642
Gross Profit	553,568
Operating Expenses	(554,057)
Other Expenses	—
Net Loss	$(489)

The following is a summary of assets and liabilities of TAG discontinued operations as of March 31, 2009 and December 31, 2008.

26

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2008

Assets
Cash	$75,103
Inventory	591,688
Prepaid Expenses	174
Property and Equipment, net	69,648
Deferred Financing Costs
Total Assets	$736,613

Liabilities
Accounts Payable	$700,287
Short Term Notes	36,326
Total Liabilities	$736,613

In accordance with the terms of the agreement, the original owners of TAG agreed to repay $1,000,000 of the original $2,000,000 in consideration as follows:

2009	$75,000
2010	$100,000
2011	$175,000
2012	$275,000
2013	$375,000
Total	$1,000,000

The Company has included the entire amount as notes receivable on its balance sheet, of which $75,000 is included within other current assets and $925,000 is recorded as a long term notes receivable.  The original owners of TAG have collateralized the note receivable with their personal residence and the 250,000 shares issued to them on the date of acquisition.  These shares are being held by the Company in escrow since January 2009 and will be returned upon final payment toward the note receivable.

10.    SUBSEQUENT EVENT

Series A Preferred Stock

The Company, West Coast Opportunity Fund, LLC (“WCOF”), Centaur Value Partners, LP (“Centaur Value”) and United Centaur Master Fund (“United Centaur”, and together with Centaur Value, “Centaur”) entered into a Securities Purchase Agreement, dated March 7, 2008 (the “Purchase Agreement”), pursuant to which WCOF and Centaur purchased  an aggregate of 15,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and warrants to acquire an aggregate of 3,750,000 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $15,000,000.

27

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company, WCOF and Centaur entered into a Consent and Agreement of Series A Convertible Preferred Stockholders, dated May 23, 2008 (the “Consent Agreement”), in which the parties agreed that the Company would not be permitted to issue shares of common stock as dividends on, or upon conversion of, the Series A Preferred or upon the exercise of the Warrants in excess of a specified number of shares without the approval of the Company’s stockholders.  In the Consent Agreement, the Company covenanted, for the fiscal year ending December 31, 2008  (A) to achieve (i) Revenues (as that term is defined in the Consent Agreement) equal to or exceeding $50,000,000 and (ii) Consolidated EBITDA (as that term is defined in the Consent Agreement) equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to WCOF and Centaur, its operating results for such period, no later than February 15, 2009 (collectively, the “Financial Covenants”).

The Company did not meet the Revenue and Consolidated EBITDA targets set forth in the Consent Agreement and was not in a position to disclose or certify its operating results by February 15, 2009.

Under the Consent Agreement, the breach of the Financial Covenants are each deemed a “Triggering Event” under Section 3(a)(vii) of the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”), giving the holders of the Series A Preferred the right to require the Company to redeem all or a portion of such holder’s Series A Preferred shares at a price per share as calculated pursuant to Section 3(b)(i) of the Certificate of Designations.  The Company had negotiated the key terms of a resolution to the foregoing with WCOF and Centaur, and, to that end entered into a Term Sheet with each of WCOF and Centaur dated February 13, 2009 (the “WCOF Term Sheet” and the “Centaur Term Sheet”, respectively, and, collectively, the “Term Sheets”).

In order to allow the parties to negotiate definitive agreements relating to the foregoing and to consummate the same, WCOF and Centaur had agreed, subject to the terms and conditions set forth in the letters of forbearance entered into by the Company and each of WCOF and Centaur on February 13, 2009 to forbear from exercising their rights and remedies, including without limitation the right to cause the redemption of the Series A Preferred shares as a result of breaches of the Consent Agreement described above, until the earlier of (a) the date on which any Triggering Event (as defined in the Certificate of Designations), other than a breach of the Financial Covenants, shall occur or exist and (b) February 27, 2009.

The Forbearance Period expired effective February 27, 2009.  The Company received a notice of Triggering Event redemption purportedly pursuant to a redemption option provided under the Certificate of Designation (or Notice of Triggering Event Redemption) on April 14, 2009 from a Series A Preferred Stockholder that holds approximately 94% of such preferred stock.  The Series A Preferred Stockholder has demanded that the Company immediately redeem 14,025 shares of the Series A Preferred, which constitutes all of the shares of Series A Preferred held by such Series A Preferred Stockholder, at an aggregate price of $15,427,500.  The Series A Preferred Stockholder has also demanded payment of $470,317 as dividends they assert have accrued from January 1, 2009 through April 13, 2009, on their Series A Preferred at the cash

28

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

dividend rate of 12%, as well as $70,000.00 in legal fees and expenses incurred in connection with the negotiations relating to the breach of the Financial Covenants pursuant to the forbearance letter dated February 13, 2009.  Due to restrictions on the payment of dividends under our revolving line of credit with TD Bank, the Company has not paid dividends on the Series A Preferred for 2009.

The Company currently does not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the Series A Preferred Stockholder, and restrictions under the Company’s revolving line of credit would nevertheless prohibit any such redemption.  The Company continues to value the Series A Preferred Stock and Investor Warrants at its fair value as of March 31, 2009 of 11,924,471.

TD Bank

On April 1, 2009, the Company received a Notice of Default from TD Bank (Lender), resulting from the violation of financial covenants.  The Lender has stated that they are not presently taking action to enforce its rights and remedies under the Loan documents, however they are not waiving their rights under any existing or future defaults or events of default.  The Lender will continue to make advances under the Revolving Credit, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice.

The Lender has demanded that the Company provide unaudited consolidated financial statements and a cash flow forecast within 20 days after each month end.  In addition, the Lender further demands that, in accordance with the terms of the loan agreement, the Company shall not make Restricted Payments, including dividends payable on preferred stock.

29

Item 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this report and in our annual report on Form 10-K (SEC No. 001-33888) filed with the Securities and Exchange Commission (or SEC) on April 15, 2009.

Except for statements of historical fact, certain information described in this report contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this report because they involve risks, uncertainties and other factors affecting our operations, market growth, service and products. The factors listed in the section captioned “Risk Factors” within Item 1A, “Description of Business,” in our annual report on Form 10-K filed with the SEC on April 15, 2009, as well as other cautionary language in such Form 10-K, describe such risks, uncertainties and events that may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors could have a material adverse effect on our business, results of operations and financial position.

Overview

        We are a provider of customized transparent and opaque armor solutions for tactical and non-tactical transport vehicles and construction equipment used by the military.

        We also provide physical security products for architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground.

        In 2008, we launched our new live-fire interactive T2 Tactical Training System and have begun active marketing of the system. T2 provides law enforcement officers, SWAT team members, tactical specialists and military operators with the opportunity to hone their firearms and combat skills, with their own weapons and ammunition, in conjunction with realistic video scenarios broadcast on a large screen, incorporating environmental factors such as heat, cold,

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sound and light effects. In addition to installation fees for T2 systems, we anticipate additional revenue opportunities for service and support of T2 facilities once installed, and expect to offer training in the T2 as part of our American Institute for Defense and Tactical Studies.

        Also in 2008, in conjunction with the T2, we began offering courses and seminars through our tactical training institute, the American Institute for Defense and Tactical Studies. Course offerings include training in the fields of Counterterrorism, Fundamentalist Islam and Middle Eastern Mindset, Dignitary Protection, IED Terrorist Tradecraft, Emergency Tactical Medicine, Post Suicide-Bombing Command and Incident Response, Forensics and Hand-to-Hand Combat.

        We focus primarily on research and development, design and engineering, fabrication and providing component integration. Our armor solutions are used in retrofit applications for equipment already in service, and we work with original equipment manufacturers to provide armor solutions for new equipment purchased by the military. Similarly, our architectural hardening and other physical security products are incorporated in new construction, but are more often deployed in existing structures and facilities ranging from secure commercial buildings to military bases and other facilities.

        Our technical expertise is in the development of lightweight composite ballistic, blast and bullet mitigating materials used to fortify and enhance capabilities of existing and in-service equipment and structures. We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense (or DoD) and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

        Our recent historical revenues have been generated primarily from two large contracts and a series of purchase orders from a single customer.  To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

•                  increase exposure to military platforms in the U.S. and internationally;

•                  form strategic partnerships with original equipment manufacturers (OEMs);

•                  develop strategic alliances;

•                  capitalize on increased homeland security requirements and non-military platforms;

•                  increase marketing efforts relating to our new tactical training products and services; and

•                  focus on an advanced research and development program to capitalize on increased demand for new armor materials.

        We are pursuing each of these growth strategies simultaneously, and expect one or more of them to result in additional revenue opportunities within the next 12 months.

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Sources of Revenues

        We derive our revenues by fulfilling orders under master contracts awarded by branches of the United States military, law enforcement and corrections agencies and private companies involved in the defense market and other customer purchase orders. Under these contracts and purchase orders, we provide customized transparent and opaque armor products for transport and construction vehicles used by the military, group protection kits and spare parts. We also derive revenues from sales of our physical security products.

        Our contract backlog as of March 31, 2009 and March 31, 2008 was $60.0 million and $35 million, respectively, and of our $60 million of contract backlog as of March 31, 2009, we estimate that $45.0 million will be filled in 2009. Accordingly, in order to maintain our current revenue levels and to generate revenue growth, we will need to win more contracts with the U.S. government and other commercial entities, achieve significant penetration into critical infrastructure and public safety protection markets, and successfully further develop our relationships with OEM’s and strategic partners. Notwithstanding the possible significant troop reductions in Afghanistan and Iraq, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In addition, we are exploring interest in armored construction equipment in other countries with mine-infested regions.

        We continue to aggressively bid on projects and are in preliminary talks with a number of international firms to pursue long-term government and commercial contracts, including with respect to Homeland Security. While no assurances can be given that we will obtain a sufficient number of contracts or that any contracts we do obtain will be of significant value or duration, we are confident that we will continue to have the opportunity to bid and win contracts as we have in 2007 and 2008.

Cost of Revenues and Operating Expenses

        Cost of Revenues.    Cost of revenues consists of parts, direct labor and overhead expense incurred for the fulfillment of orders under contract. These costs are charged to expense upon completion and acceptance of an order. Costs of revenue also includes the costs of protyping and engineering, which are expensed upon completion of an order as well. These costs are included as costs of revenue because they are incurred to modify products based upon government specifications and are reimbursable costs within the contract. These costs for the production of goods under contract are expensed when they are complete. We allocate overhead expenses such as employee benefits, computer supplies, depreciation for computer equipment and office supplies based on personnel assigned to the job. As a result, indirect overhead expenses are included in cost of revenues and each operating expense category.

        Sales and Marketing.    Expenses related to sales and marketing consist primarily of compensation for our sales and marketing personnel, sales commissions and incentives, trade shows and related travel.

        As our revenues increase, we plan to continue to invest heavily in sales and marketing by increasing the number of direct sales personnel in order to add new customers and increase sales to our existing customers. We also plan to expand our marketing activities in order to build brand

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awareness and generate additional leads for our growing sales personnel. We expect that in 2009, sales and marketing expenses will remain at the same or a slightly higher level in absolute dollars but will decrease as a percentage of revenues.

        Research and Development.    Research and development expenses are incurred as we perform ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. Such expenses typically include compensation and employee benefits of engineering and testing personnel, materials, travel and costs associated with design and required testing procedures associated with our product line. We expect that in 2009, research and development expenses will increase in absolute dollars as we upgrade and extend our service offerings and develop new protections products, but will remain relatively consistent or decrease slightly as a percentage of revenues. Research and development costs are charged to expense as incurred.

        General and Administrative.    General and administrative expenses consist of compensation and related expenses for executive, finance, accounting, administrative, legal, professional fees, other corporate expenses and allocated overhead. We expect that in 2009, general and administrative expenses will remain at the same or a slightly higher level in absolute dollars but decrease as a percentage of revenues.

Critical Accounting Policies

        Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

        We believe that of our significant accounting policies, which are described in Note 1 to the consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

        Revenue and Cost Recognition.    We recognize revenue in accordance with the provisions of the Securities and Exchange Commission (SEC) Staff Accounting Board (SAB) No. 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller’s price to the buyer is fixed and determinable and (d) collectability is reasonably assured. Under this provision, revenue is recognized upon delivery and acceptance of the order.

        We recognize revenue and report profits from purchases orders filled under master contracts under the completed contract method. Purchase orders received under master contracts may extend for periods in excess of one year. Contract costs are accumulated as deferred assets and

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billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of March 31, 2009, there were no such provisions made.

        All costs associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred asset called “Costs in Excess of Billings on Uncompleted Contracts.” Upon completion of a purchase order, such associated costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.

        All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred liability called “Billings in Excess of Costs on Uncompleted Contracts”. Upon completion of a purchase order, all such associated billings would be reclassified from the balance sheet to the statement of operations as revenues. Due to the structure of our contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as deferred liabilities as of March 31, 2009.

        Stock-Based Compensation.    Stock based compensation consists of stock or options issued to employees, directors and contractors for services rendered. We accounted for the stock issued using the estimated current market price per share at the date of issuance. Such cost was recorded as compensation in our statement of operations at the date of issuance.

        In December 2007, we adopted our 2007 Incentive Compensation Plan pursuant to which we have issued and intend to issue stock-based compensation from time to time, in the form of stock, stock options and other equity based awards. Our policy for accounting for such compensation in the form of stock options is as follows:

        We have adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS No. 123R). In accordance with SFAS No. 123R, we will use the Black-Scholes option pricing model to measure the fair value of our option awards granted after June 15, 2005. The Black-Scholes model requires the input of highly subjective assumptions including volatility, expected term, risk-free interest rate and dividend yield. In 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107 (SAB No. 107) which provides supplemental implementation guidance for SFAS No. 123R.

        Because we have only recently become a public entity, we will have a limited trading history. The expected term of an award is based on the “simplified” method allowed by SAB No. 107, whereby the expected term is equal to the midpoint between the vesting date and the end of the contractual term of the award. The risk-free interest rate will be based on the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the awards. We have not paid and do not anticipate paying a dividend on our common stock in the foreseeable future and accordingly, use an expected dividend yield of zero. Changes in these

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assumptions can affect the estimated fair value of options granted and the related compensation expense which may significantly impact our results of operations in future periods.

        Stock-based compensation expense recognized will be based on the estimated portion of the awards that are expected to vest. We will apply estimated forfeiture rates based on analyses of historical data, including termination patterns and other factors.

        We recognized $154,636 and $33,685  in stock compensation expense as of March 31, 2009 and March 31, 2008, respectively.

Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

Series A Convertible Preferred Stock

        The Series A Convertible Preferred Stock (or Series A Preferred) is redeemable on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should we issue future common stock at a lesser price.  As a result, we have elected to record its hybrid instrument, preferred stock and conversion option together, at fair value in accordance with SFAS 133.  Subsequent reporting period changes in fair value are to be reported in the statement of operations.

        The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value.  Therefore, after the initial recording of the Series A Stock based upon net proceeds received, the carrying value of the Series A Preferred must be adjusted to the fair value at the date of issuance, with the difference recorded as a loss.  On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $9,832,497. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $3,626,977.  These liabilities were subsequently adjusted to fair value as of March 31, 2009, which resulted in a net loss of $694,454. As of March 31, 2009, the Series A Preferred liability was $11,809,196.

        Investor Warrants.    The warrants issued with the Series A Preferred (or Investor Warrants) meet the criteria under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. Under SFAS 133, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. On March 7, 2007, the date of initial issuance, we recorded a derivative liability of $1,142,503. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $398,023.  As of December 31, 2008, the Investor Warrant liability was $115,275.  These liabilities were subsequently adjusted to fair value as of March 31, 2009, which resulted in a net gain of $14,054.  The Investor Warrants meet the criteria under EITF 01-6 “The Meaning of Indexed to a Company’s Own Stock”, which provides guidance as to whether a contract is indexed to a company’s own stock. However, since the warrants do not meet the criteria for reporting as an

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equity instruments under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the Investor Warrants is included as a current liability.

        Placement Agent Warrants.    The warrants issued to the Placement Agent with respect to the sale of the Series A Preferred and Investor Warrants (or Placement Agent Warrants) were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants are recorded at fair value at the date of issuance. Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, we satisfy the criteria for classification of the Placement Agent Warrants as equity. We have recorded the corresponding amount recorded as a Deferred Financing Cost. Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as an other asset and is amortized as additional financing costs over the term of the Series A Preferred using the interest method. At the date of each issuance, we recorded $1,033,433 and $868,336 in deferred financing costs and amortized $147,424 as interest expense as of March 31, 2009.

Comparison of the Three Months Ended March 31, 2009 and 2008

Revenues.  Revenues from continuing operations for the three months ended March 31, 2009 was approximately $9.4 million, an increase of approximately $700,000, or 8%, over revenues of approximately $8.7 million in the comparable period in 2008.  This increase was due primarily to increased order fulfillment under our Marine Corp Contract No. M67854-07-D-5023 during the first quarter of 2009 versus the same quarter in 2008, including orders that had been expected in the fourth quarter of 2008 that were delayed into the first quarter of 2009.  The revenue increase also was due to additional sales generated from our physical security product business for the three months ended March 31, 2009 of approximately $963,000, an increase of approximately $800,000 or 490% over revenues of approximately $163,000 for the three months ended March 31, 2008.

Revenues from discontinued operations from the tactical application retail outlet for the three months ended March 31, 2008 was approximately $685,000.  There were no revenues generated from discontinued operations during the three months ended March 31, 2009.

Cost of Revenues.  Cost of revenues for the three months ended March 31, 2009 was approximately $5.4 million, an increase of approximately $100,000, or 2%, over cost of revenue of $5.3 million in the comparable period in 2008.  This increase was related to our increased production costs under the Marine Corp. sales contract mentioned above.  The costs of revenue also increased due to additional costs of sales from our physical security product business, which had just commenced during the first quarter of March 31, 2008.

Cost of revenues from discontinued operations from the tactical application retail outlet for the three months ended March 31, 2008 was approximately $131,000.  There were no costs of revenues generated from discontinued operations for the three months ended March 31, 2009.

Gross profit margin.   The gross profit margin for the three months ended March 31, 2009 and March 31, 2008 were approximately $4 million and $3.4 million, respectively.  The

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gross profit margin percentage was 42.5% and 39% for the three months ended March 31, 2009 and March 31, 2008, respectively. The increase in gross profit margin percentage from continuing operations from 2008 to 2009 resulted primarily from a reduction in overall costs incurred during the three months ended March 31, 2009 that were associated with production on the Marine Corp. sales contract.

Sales and Marketing Expenses.  Sales and marketing expenses for the three months ended March 31, 2009 and March 31, 2008 were approximately $733,000 and $632,000, respectively, representing an increase of $101,000, or 16%.  The increase was due primarily to an increase in trade show expenses and related expenses from marketing T2, along with our current product line for the three months ended March 31, 2009.  We did not offer the T2 during the three months ended March 31, 2008 and, therefore, incurred no marketing expense for its promotion.  There were no sales or marketing expenses for discontinued operations.

Research and Development Expenses.  Research and development expenses for the three months ended March 31, 2009 and March 31, 2008 were approximately $186,000 and $165,000, respectively.  The increase of $21,000 or 12% from 2008 to 2009 was the result of additional testing and improvements of existing products and continued work on our products in development.  There were no research and development expenses for discontinued operations.

General and Administrative Expenses.  General and administrative expenses from continuing operations for the three months ended March 31, 2009 and March 31, 2008 were approximately $2.1 million and $1.4 million, respectively.  The increase of approximately $700,000, or 50%, was primarily due to general increases in expenses, such as general and liability insurance, rent and general supplies, which approximated $190,000.  We also incurred additional general and administrative expenses associated with the facilities for our physical security product business of approximately $60,000.  We also incurred approximately $350,000 in legal expenses associated with ongoing litigation.

General and administrative expenses associated with discontinued operations was approximately $554,000 for the three months ended March 31, 2008.  There were no such expenses incurred during the three months ended March 31, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the three months ended March 31, 2009 and March 31, 2008 were approximately $1.07 million and $1.13 million, respectively.  The net decrease of $60,000, or 5% was due to the decrease in salary expense at the Hicksville facility and the reduction of salary expense associated with the tactical application retail outlet that was discontinued in 2008.  As of March 31, 2009, there were 39 employees that were classified as general and administrative personnel, versus 41 employees as of March 31, 2008.

Depreciation expense.  Depreciation expense was approximately $241,000 and $135,000 for the three months ended March 31, 2009 and March 31, 2008, respectively.  The increase of

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$106,000, or 79%, was the result of our higher property and equipment balance as of March 31, 2009 versus March 31, 2008.  This increase was the result of additional leasehold improvements and equipment associated with the expansion of our facility during 2008, property and equipment purchased 2008 for our physical security product business, and T2 equipment.  This higher capital balance as of March 31, 2009 resulted in higher depreciation expense.

Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and warrants to purchase common stock, we incurred losses which occurred upon the valuation of the stock.  Such valuation took into account the features, rights and obligations of the convertible preferred stock, which ultimately resulted in a higher fair value than the proceeds received.  Since the Series A Convertible Preferred Stock and related Investor Warrants are required to be recorded at fair value, we recorded a loss on such securities.  We experienced a loss on adjustment of fair value with respect to our Series A Convertible Preferred Stock of $694,000 and $1.4 million for the three months ended March 31, 2009 and 2008, respectively.  We also recognized a gain of approximately $81,000 and a loss on the related investor warrants of $107,000 as of March 31, 2009 and 2008, respectively.  In addition, we incurred interest expense associated with the amortization of the deferred financing costs and discount on the Series A Convertible Preferred Stock of $290,320 and $54,752 for the three months ended March 31, 2009 and 2008.  We also incurred interest expense of $375,000 for the three months ended March 31, 2009 associated with dividends accrued on our Series A Convertible Preferred Stock.

Liquidity and Capital Resources

The primary sources of our liquidity during the quarter ended March 31, 2009 have come from operations and to a lesser extent under our bank credit facility.  As of March 31, 2009, our principal sources of liquidity were net accounts receivable of approximately $6.4 million and costs in excess of billings of approximately $6.6 million and borrowings under our revolving credit facility with TD Bank of approximately $591,000.

As of March 31, 2008, our principal sources of liquidity were cash and cash equivalents totaling approximately $9.8 million, net accounts receivable of approximately $4.8 million and costs in excess of billings of approximately $8.7 million.  The primary sources of our liquidity during the three months ended March 31, 2008 came from operations and the proceeds from the sale of our Series A Convertible Preferred Stock.

On March 7, 2008, we entered into an agreement to sell shares of our Series A Convertible Preferred Stock and warrants to purchase our common stock, and to conditionally sell shares of our common stock, to three investors. The aggregate purchase price of the preferred stock and warrants is $15.0 million and the aggregate purchase price of the common stock is $0.5 million.  An initial closing on the sale of the preferred stock and warrants was held on March 7, 2008 in which we received gross proceeds of $10,975,000. A subsequent closing took place on April 4, 2008 in which we received gross proceeds of $4,025,000.

  On April 14, 2009, we received a Notice of Triggering Event Redemption purportedly pursuant to a redemption option provided under the Series A Convertible Preferred Stock Certificate of Designations from the holder of approximately 94% of our Series A Convertible Preferred Stock, resulting from the breach of certain financial covenants and the purported

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occurrence of a Triggering Event (as defined under the Series A Convertible Preferred Stock Certification of Designations) resulting from such breach. The Series A Preferred Stockholder has demanded that we immediately redeem 14,025 shares of our Series A Convertible Preferred Stock, which constitutes all of the shares of such preferred stock held by the stockholder, at an aggregate price of $15,427,500.00. The Series A Preferred Stockholder has also demanded that we pay $470,317.81 as dividends it asserts have accrued from January 1, 2009 through April 13, 2009, on its preferred stock at the cash dividend rate of 12%, as well as $70,000.00 in legal fees and expenses the stockholder states that it has incurred in connection with the negotiations relating to the breach of the financial covenants pursuant to the forbearance letter dated February 13, 2009. Due to restrictions on the payment of dividends under our revolving line of credit with TD Bank, we have not paid dividends on the Series A Preferred for 2009.  We continue to negotiate with the holders of our Series A Convertible Preferred Stock to resolve the foregoing matters.

In May 2007, we entered into a loan agreement with Commerce Bank, N.A. (now known as TD Bank) pursuant to which we have access to a revolving credit facility up to a maximum of $12.0 million depending upon the periodic balance of our qualified accounts receivable.  As of March 31, 2009 and 2008, $591,000 and $0, respectively, was outstanding under the revolving credit facility.  As part of the same loan facility, we borrowed approximately $68,000 under a term loan due July 1, 2010, which is payable in equal monthly installments.  As of March 31, 2009 and March 31, 2008, approximately $68,000 and $120,000 was outstanding under the term loan, respectively.  The credit facility is secured by all of our assets, and bears interest at a variable rate equal to LIBOR plus a margin of between 1.75% and 2.45%.

 On April 1, 2009, we received a Notice of Default from our primary lender, TD Bank, resulting from the violation of certain financial covenants. The bank has stated that it is not presently taking action to enforce its rights and remedies under our existing revolving line of credit with the bank, however they are not waiving their rights under any exiting or future defaults or events of default. The bank has indicated that it will continue to make advances under the credit line, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice. In the event the bank does refuse to make one or more advances, we may unexpectedly be unable to meet our working capital obligations which could harm our reputation and our business. The bank has demanded that we provide unaudited consolidated financial statements and a cash flow forecast within 20 days after each month end. We currently are evaluating alternative financing sources.

Subsequently, on April 27, 2009, we entered into a Forbearance Agreement and Amendment to Loan Agreement with the bank, pursuant to which the bank has agreed to forbear from exercising its default-related rights and remedies with respect to the defaults specified in the Notice of Default, including without limitation acceleration and foreclosure, and continue to provide advances and other financial accommodations under the Loan Agreement until June 15, 2009 (or Forbearance Period) unless such Forbearance Period is earlier terminated as a result of any Forbearance Default (as such term is defined in the Forbearance Agreement).  Notwithstanding the foregoing, the bank will have no obligation to make any advance if, after giving effect thereto, the aggregate principal amount of the Advances plus outstanding letters of audit issued by the lender for the account of our company and subsidiaries would exceed $2,000,000 prior to May 15, 2009 and $1,000,000 as of May 15, 2009 and thereafter.  Under the

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Forbearance Agreement, we have agreed, among other things, (i) not to make any Restricted Payment (as such term is defined in the Loan Agreement), other than a stock dividend payable in our common stock and approved by the Lender in its sole discretion, (ii) to use their best efforts to obtain a refinancing, (iii) to provide certain monthly financial information as set forth in the Forbearance Agreement and (iv) to pay the Advances, the Term Loan (as such term is defined in the Loan Agreement) and all other obligations in full by June 15, 2009.  Our failure to comply with any of the foregoing shall constitute a Forbearance Default under the Forbearance Agreement, which can result in termination of the Forbearance Agreement.

We believe that our current cash, cash equivalents, net accounts receivable and costs in excess of billings together with our expected cash flows from operations will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures for at least the next 12 months, subject to the matters concerning TD Bank and the Series A redemptions.

Cash Flows from Operating Activities. Net cash used in operating activities was approximately $807,000 for the three months ended March 31, 2009 compared to net cash used in operating activities of approximately $2.0 million for the three months ended March 31, 2008.  Net cash used in operating activities in 2009 consisted primarily of changes in our operating assets and liabilities of approximately $400,000, including changes in accounts receivable, cost in excess of billing, prepaid expense, accounts payable and accrued liabilities.  The changes in accounts receivable and costs in excess of billing of $1.5 million and $580,000, respectively, reflects the increases in projects in process as of March 31, 2009.  Our prepaid expenses and other current assets decreased approximately $43,000 due to amounts paid in advance in connection with the prepayment of legal expense and marketing expenses.  Net cash used in operating activities for the three months ended March 31, 2008 consisted primarily of changes in operating assets and liabilities of approximately $1.3 million, including changes in accounts receivable, cost in excess of billing, accounts payable and accrued liabilities.  These changes in accounts receivable and cost in excess of billing resulted from the increase in projects completed and invoiced to customers.  In addition, the changes in accounts payable and accrued liabilities reflect the related increase in expenses incurred, with no funds paid out.

As of March 31, 2009, we had net operating loss carryforwards of approximately $4.6 million available to reduce future taxable income. In the future, we may utilize our net operating loss carryforwards and would begin making cash tax payments at that time. In addition, the limitations on utilizing net operating loss carryforwards and other minimum taxes may also increase our overall tax obligations. We expect that if we generate taxable income and/or we are not allowed to use net operating loss carryforwards, our cash generated from operations will be adequate to meet our income tax obligations.

Net Cash Used In Investing Activities.  Net cash used in investing activities for the three months ended March 31, 2009 and 2008 was approximately $66,000 and $488,000, respectively.  Net cash used in investing activities during these periods consisted primarily of cash paid for the acquisition of equipment and leasehold improvements and cash paid out for the acquisition of assets in excess of cash received.

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Net Cash Provided by Financing Activities.  Net cash provided by financing for the three months ended March 31, 2009 and 2008 was approximately $583,000 and $10.7 million, respectively. Net cash provided by financing activities during 2009 consisted of proceeds from the line of credit of approximately $583,000.  Net cash provided by financing activities during 2008 consisted primarily of proceeds of $11.3 million received from the sale of the Series A Preferred Stock, net of deferred financing costs of $658,500, and approximately $70,000 received from the term loan, offset by repayments of short term financing of approximately $6,300.

Item 4.    Controls and Procedure

Evaluation of Disclosure Controls and Procedures

        An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer determined that a material weakness exists with respect to our reporting of complex and non-routine transactions. As a result of this material weakness, on November 20, 2009 we determined that restatements were required for our financial statements in our Annual Report for the year ended December 31, 2008 and our Quarterly Reports for the quarters ended March 31, 2009 and June 30, 2009.

        To address this material weakness, we have engaged outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

        As a result of the material weakness identified with respect to our reporting of complex transactions, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Changes in Internal Controls

        There were no changes in our internal controls over financial reporting during the quarter ended March 31, 2009 that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

        Our management, including our CEO and CFO, does not expect that our Disclosure Controls and internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, with American Defense Systems have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls.

        The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

PART II

Item 1.  Legal Proceedings

On July 10, 2007, we filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, we filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement,

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restitution with interest, attorney’s fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The discovery process is continuing and oral arguments on motion for summary judgment are scheduled for May 18, 2009.   Trial is currently set for August 25, 2009.

On February 29, 2008, Roy Elfers, a former employee commenced an action against us for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. We filed an answer to the complaint and will be commencing discovery. Meritorious defenses to the claims exist and we intend to vigorously defend this action.

On March 4, 2008, Thomas Cusack, our former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, we filed a response to the charges. We believe the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced a second action against us for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May 7, 2008, we served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock. On October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, we filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud.  The parties have commenced documentary discovery, which will be followed by depositions. Meritorious defenses to the claims exist and we intend to vigorously defend this action.

Item 1A.  Risk Factors

Our business, industry and common stock are subject to numerous risks and uncertainties. The discussion below sets forth all of such risks and uncertainties that are material. Any of the following risks, if realized, could materially and adversely affect our revenues, operating results, profitability, financial condition, prospects for future growth and overall business, as well as the value of our common stock.

Risks Relating to Our Company

We depend on the U.S. Government for a substantial amount of our sales and our growth in the last few years has been attributable in large part to U.S. wartime spending in support of troop deployments in Iraq and Afghanistan. If such troop levels are reduced significantly, our

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business may be harmed; and if we do not continue to experience demand for our products within the U.S. Government, our business may fail.

        We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Customers for our products include the U.S. Department of Defense, including the U.S. Marine Corps and TACOM, and the U.S. Department of Homeland Security. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending.

        U.S. defense spending historically has been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety, such as in Iraq and Afghanistan. As these threats subside, spending on the military tends to decrease. Accordingly, while U.S. Department of Defense funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the war on terror and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, and the new administration has signaled that this pressure will most likely impact the defense budget. A decrease in U.S. government defense spending, including as a result of planned significant U.S. troop level reductions in Iraq or Afghanistan, or changes in spending allocation could result in our government contracts being reduced, delayed or terminated. Reductions in our government contracts, unless offset by other military and commercial opportunities, could adversely affect our ability to sustain and grow our future sales and earnings within the U.S. Department of Defense.

Our revenues in 2008 and the first three months of 2009 have been concentrated in a small number of contracts obtained through the U.S. Department of Defense and the loss of, or reduction in estimated revenue under, any of these contracts, or the inability to contract further with the U.S. Department of Defense could significantly reduce our revenues and harm our business.

        During 2008 and the first three months of 2009, two contracts with the U.S. Department of Defense represented approximately 75% of our revenue. While we believe we have satisfied and continue to satisfy the terms of these contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of these two contracts were canceled, there are significant reductions in expected orders under any of the contracts, or we were unable to contract further with the U.S. Department of Defense, our revenues could significantly decrease and our business could be severely harmed.

We are currently in breach of certain financial covenants relating to our Series A Convertible Preferred Stock, and the holder of approximately 94% of our Series A Convertible Preferred Stock has exercised its right to cause us to redeem such shares of stock, which right purportedly has been triggered because of such breach. If we are required to redeem such

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Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing is prohibitive, our business would be significantly harmed.

        In connection with our application to list shares of our common stock on the American Stock Exchange (now known as the NYSE Amex), we entered into a consent agreement with the holders of our Series A Convertible Preferred Stock. We did not meet the financial performance targets set forth in the consent agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2008. Our breach purportedly gives the holders of the Series A Convertible Preferred Stock the right to require us to redeem all or a portion of their shares of such stock. We have filed Current Reports on Form 8-K with the SEC on February 17, 2009 and March 4, 2009 regarding the foregoing. On April 14, 2009, we received a notice from the holder of approximately 94% of our Series A Convertible Preferred Stock that it is exercising such redemption right. The Series A Convertible Preferred Stockholder has also demanded that we pay them 12% dividends they assert accrued from January 1, 2009 to April 13, 2009, on its Series A Convertible Preferred Stock, in cash, as well as certain of their legal fees in connection with related matters. We currently do not have sufficient surplus as such term is defined under Delaware law to effect the redemption sought by the stockholder described above, and restrictions under our revolving line of credit with our primary lender would nevertheless prohibit any such redemption. Although we continue to negotiate with our Series A Preferred Stockholders to resolve the foregoing, if we are required to redeem such Series A Convertible Preferred Stock, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing were prohibitive, our business would be significantly harmed. See “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information.

We are required to comply with complex procurement laws and regulations, and the cost of compliance with these laws and regulations, and penalties and sanctions for any non-compliance could adversely affect our business.

        We are required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how we do business with our customers and impose added costs on our business. Among the more significant laws and regulations affecting our business are the following:

• The Federal Acquisition Regulations: Along with agency regulations supplemental to the Federal Acquisition Regulations, comprehensively regulate the formation, administration and performance of federal government contracts;

• The Truth in Negotiations Act: Requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

• The Cost Accounting Standards and Cost Principles: Imposes accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and

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• Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

        Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. We also routinely perform internal reviews. As a result of these reviews, we may learn that we are not in compliance with all of the terms of our contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including

• Termination of contracts;

• Forfeiture of profits;

• Cost associated with triggering of price reduction clauses;

• Suspension of payments;

• Fines; and

• Suspension or debarment from doing business with federal government agencies.

        If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition, or operating results could be materially harmed. In addition, we are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized release or access to classified information by foreign nationals.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in the acquisition of commercial contracts.

        A significant portion of our contracts and task orders with the U.S. government is awarded through a competitive bidding process. We expect that much of the business we seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or IDIQ contracts, General Services Administration, or GSA schedule contracts and other government-wide acquisition contracts, or GWACs. These contracts, some of which are awarded to multiple

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contractors, have increased competition and pricing pressure, requiring us to make sustained post-award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

• the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

• the substantial cost and managerial time and effort that we may spend to prepare bids and proposals for contracts that may not be awarded to us;

• the need to estimate accurately the resources and cost structure that will be required to service any contract we award; and

• the expense and delay that may arise if our or our partners’ competitors protest or challenge contract awards made to us or our partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

        If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected, and that could cause our actual results to be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts would cause our actual results to be adversely affected.

The U.S. government may reform its procurement or other practices in a manner adverse to us.

        Because we derive a significant portion of our revenues from contracts with the U.S. government or its agencies, we believe that the success and development of our business will depend on our continued successful participation in federal contracting programs. The current administration has signed a Memorandum for the Heads of Executive Departments and Agencies on Government Contracting, which orders significant changes to government contracting, including the review of existing federal contracts to eliminate waste and the issuance of government-wide guidance to implement reforms aimed at cutting wasteful spending and fraud. The federal procurement reform called for in the Memorandum requires the heads of several federal agencies to develop and issue guidance on review of existing government contracts and authorizes that any contracts identified as wasteful or otherwise inefficient be modified or cancelled. If any of our contracts were to be modified or cancelled, our actual results could be adversely affected and we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any modification or cancellation of our contracts. In addition, there may be substantial costs or management time required to respond to government review of any of our current contracts, which could delay or otherwise adversely affect our ability to compete for or perform contracts. Further, if the ordered reform of the U.S. Government’s procurement practices involves the adoption of new cost-accounting

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standards or the requirement that competitors submit bids or perform work through teaming arrangements, that could be costly to satisfy or could impair our ability to obtain new contracts. The reform may also involve the adoption of new contracting methods to GSA or other government-wide contracts, or new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from other new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair our ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for us to implement and, as a result, could harm our operating results.

Our contracts with the U.S. government and its agencies are subject to audits and cost adjustments.

        U.S. government agencies, including the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. Certain of these agencies, including the DCAA, review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the adequacy of our internal control systems and policies, including our purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these events could cause our actual results to be adversely affected.

A portion of our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or re-bid on certain contracts.

        Obtaining and maintaining personal security clearances (or PCLs) for employees involves a lengthy process, and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could terminate the contract or decide not to exercise available options, or to not renew it. To the extent we are not able to engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect our business.

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        A facility security clearance (or FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. Department of Defense component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain facility security clearances has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information. Our ability to so obtain or maintain any facility security clearance level could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We may not realize the full amount of revenues reflected in our backlog, which could harm our operations and significantly reduce our future revenues.

        There can be no assurances that our backlog estimates will result in actual revenues in any particular fiscal period because our customers may modify or terminate projects and contracts and may decide not to exercise contract options. We define backlog as the future revenue we expect to receive from our contracts. We include potential orders expected to be awarded under IDIQ contracts. Our revenue estimates for a particular contract are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. Our backlog includes estimates of revenues the receipt of which require future government appropriation, option exercise by our clients and/or is subject to contract modification or termination. At March 31, 2009, our backlog was approximately $60 million, of which $45 million is estimated to be realized in 2009. These estimates are based on our experience under such contracts and similar contracts, and we believe such estimates to be reasonable. However, we believe that the receipt of revenues reflected in our backlog estimate for the following twelve months will generally be more certain than our backlog estimate for periods thereafter. If we do not realize a substantial amount of our backlog, our operations could be harmed and our future revenues could be significantly reduced.

We have breached certain financial covenants under our revolving line of credit with TD Bank and the partial or complete loss of such revolving line may impact our ability to timely meet our working capital requirements.

        On April 1, 2009, we received a Notice of Default from our primary lender, TD Bank, resulting from the violation of certain financial covenants under the Loan Agreement, dated May 2, 2007, as amended, and as assumed by one of our subsidiaries. The bank has stated that it is not presently taking action to enforce its rights and remedies under our existing revolving line of credit with the bank, however they are not waiving their rights under any exiting or future defaults or events of default. The bank has indicated that it will continue to make advances under the Loan Agreement, but it has no obligation to do so and may refuse an advance request in its sole discretion without notice.

        Subsequently, on April 27, 2009, we entered into a Forbearance Agreement and Amendment to Loan Agreement with the bank, pursuant to which the bank has agreed to forbear

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from exercising its default-related rights and remedies with respect to the defaults specified in the Notice of Default, including without limitation acceleration and foreclosure, and continue to provide advances and other financial accommodations under the Loan Agreement until June 15, 2009 (or Forbearance Period) unless such Forbearance Period is earlier terminated as a result of any Forbearance Default (as such term is defined in the Forbearance Agreement).  Notwithstanding the foregoing, the bank will have no obligation to make any advance if, after giving effect thereto, the aggregate principal amount of the Advances plus outstanding letters of audit issued by the lender for the account of our company and subsidiaries would exceed $2,000,000 prior to May 15, 2009 and $1,000,000 as of May 15, 2009 and thereafter.  Under the Forbearance Agreement, we have agreed, among other things, (i) not to make any Restricted Payment (as such term is defined in the Loan Agreement), other than a stock dividend payable in our common stock and approved by the Lender in its sole discretion, (ii) to use their best efforts to obtain a refinancing, (iii) to provide certain monthly financial information as set forth in the Forbearance Agreement and (iv) to pay the Advances, the Term Loan (as such term is defined in the Loan Agreement) and all other obligations in full by June 15, 2009.  Our failure to comply with any of the foregoing shall constitute a Forbearance Default under the Forbearance Agreement, which can result in termination of the Forbearance Agreement.  The Forbearance Agreement has been filed as an exhibit to the Form 8-K filed with the SEC on May 1, 2009.

        In the event we violate any covenants in the Loan Agreement or fail to comply with additional covenants set forth in the Forbearance Agreement during the Forbearance Period, the bank can refuse to make one or more advances and terminate the Forbearance Agreement, and we may unexpectedly be unable to meet our working capital obligations which could harm our reputation and our business.

U.S. government contracts often contain provisions that are typically not found in commercial contracts and that are unfavorable to us, which could adversely affect our business.

        U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

• terminate existing contracts for convenience, as well as for default;

• establish limitations on future services that can be offered to prospective customers based on conflict of interest regulations;

• reduce or modify contracts or subcontracts;

• cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

• decline to exercise an option to renew a multi-year contract;

• claim intellectual property rights in products provided by us; and

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• suspend or bar us from doing business with the federal government or with a governmental agency.

The ownership, control or influence of our company by foreigners could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

        We are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive information. If we were to come under foreign ownership, control or influence, our clearances could be revoked and our U.S. government customers could terminate, or decide not to renew, our contracts, and such a situation could also impair our ability to obtain new contracts and subcontracts. Any such actions would reduce our revenues and harm our business.

We depend on our suppliers and three, in particular, currently provide us with approximately 55% to 65% of our supply needs. If we can not obtain certain components for our products or we lost our key supplier, we might have to develop alternative designs that could increase our costs or delay our operations.

        We depend upon a number of suppliers for components of our products. Of these suppliers, Action Group supplies approximately 35% and Standard Bent Glass and Red Dot each supply between 10% and 15% of our overall supply needs. Moreover, Action Group supplies all of our steel pieces and hardware, Standard Bent Glass supplies all of our glass requirements and Red Dot supplies all of our vehicle air conditioning and heating equipment for our CPKs. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised through the loss of, or impairment of the relationship with, any of our three key suppliers or otherwise, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct processes we use to build our transparent and opaque armored products. We may not be able to manufacture one or more of our products for a period of time, which could materially adversely affect our business, results from operations and financial condition.

If we fail to keep pace with the ever-changing market of security-related defense products, our revenues and financial condition will be negatively affected.

        The security-related defense product market is rapidly changing, with evolving industry standards. Our future success will depend in part upon our ability to introduce new products, designs, technologies and features to meet changing customer requirements and emerging industry standards; however, there can be no assurance that we will successfully introduce new products or features to our existing products or develop new products that will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely

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affect our business. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. Should we fail to keep pace with the ever-changing nature of the security-related defense product market, our revenues and financial condition will be negatively affected.

        We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new and adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies. Due to the design complexity of our products, we may in the future experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our offerings will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing technologies which gain market acceptance in advance of our products.

We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

        Our products are used in applications where the failure to use our products properly or their malfunction could result in bodily injury or death. We may be subject to personal liability claims and our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of the products. Any future claim against us for personal injury or property damage could materially adversely affect the business, financial condition, and results of operations and result in negative publicity. We currently maintain insurance for this type of liability as well as seek SAFETY Act certification for our products where we deem appropriate. However, even if we do purchase insurance, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover. Even if we are not found liable, the costs of defending a lawsuit can be high.

We are subject to substantial competition and we must continue research and development to remain competitive.

        We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to win new contracts and we may not be able to compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these

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competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

        We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, discharge and disposal of, hazardous or toxic substances or wastes to manufacture our products. We must comply with certain requirements for the use, management, handling, and disposal of these materials. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. Authorities may also force us to suspend production, alter our manufacturing processes, or stop operations if we do not comply with these laws and regulations.

We may not be able to adequately safeguard our intellectual property rights and trade secrets from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

        We rely on a combination of patents, trade secrets, trademarks, and other intellectual property laws, nondisclosure agreements and other protective measures to preserve our proprietary rights to our products and production processes. We currently have a number of U.S. pending patent applications.

         These measures afford only limited protection and may not preclude competitors from developing products or processes similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

        Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights could be expensive, require management’s attention and might not bring us timely or effective relief.

        Furthermore, third parties may assert that our products or processes infringe their patent rights. Our patents, if granted, may be challenged, invalidated or circumvented. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution

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or sale of allegedly infringing products. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms, if at all.

We depend on management and other key personnel and we may not be able to execute our business plan without their services.

        Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We presently maintain “key man” insurance on Anthony Piscitelli, our President and Chief Executive Officer. We believe that, as our activities increase and change in character, additional experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to attract and retain them.

We depend on the use of our operating facilities, which currently are nearing capacity. To the extent our growth strategy is successful, our operations could require additional space by the end of 2009 which, if not obtained on a cost-effective basis, could adversely affect our results of operations and financial conditions.

        Our success depends on the use of current operating facilities. However, the use of our facilities is quickly becoming maximized. To the extent our growth strategy is successful, we may require the acquisition or lease of additional property by the end of 2009 in order to effectively increase operating capabilities. Obtaining additional space may result in the investment of substantial time and capital and may not prove cost-effective, which could harm our results of operations and financial condition.

We may partner with foreign entities, and domestic entities with foreign contacts, which may affect our business plans.

        We recognize that there may be opportunities for increased product sales in both the domestic and global defense markets. We have recently initiated plans to strategically team with foreign entities as well as domestic entities with foreign business contacts in order to better compete for both domestic and foreign military contracts. In order to implement these plans, we may incur substantial costs which may include additional research and development, prototyping, hiring personnel with specialized skills, implementing and maintaining technology control plans, technical data export licenses, production, product integration, marketing, warehousing, finance charges, licensing, tariffs, transportation and other costs. In the event that working with foreign entities and/or domestic entities with foreign business contacts proves to be unsuccessful, this may ineffectively use our resources which may affect our profitability and the costs associated with such work may preclude us from pursuing alternative opportunities.

        If international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business. International business is sensitive to changes in

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the in the budgets and priorities of international customers, which may be driven by potentially volatile worldwide economic conditions, regional and local economic and political factors, as well as U.S. foreign policy. International sales will also expose us to local government laws, regulations and procurement regimes which may differ from U.S. Government regulation, including import-export control, exchange control, investment and repatriation of earnings, as well as to varying currency and other economic risks. International contracts may also require the use of foreign representatives and consultants or may require us to commit to financial support obligations, known as offsets, and provide for penalties if we fail to meet such requirements. As a result of these and other factors, we could experience award and funding delays on international projects or could incur losses on such projects, which could negatively impact our results of operations and financial condition.

We are presently classified as a small business and the loss of our small business status may adversely affect our ability to compete for government contracts.

        We are presently classified as a small business as determined by the Small Business Administration based upon the North American Industry Classification Systems (NAICS) industry and product specific codes which are regulated in the United States by the Small Business Administration. While we do not presently derive a substantial portion of our business from contracts which are set-aside for small businesses, we are able to bid on small business set-aside contracts as well as contracts which are open to non-small business entities. It is also possible that we may become more reliant upon small business set-aside contracts. Our continuing growth may cause us to lose our designation as a small business, and additionally, as the NAICS codes are periodically revised, it is possible that we may lose our status as a small business and may sustain an adverse impact on our current competitive advantage. The loss of small business status could adversely impact our ability to compete for government contracts, maintain eligibility for special small business programs and limit our ability to partner with other business entities which are seeking to team with small business entities that may be required under a specific contract.

We intend to pursue international sales opportunities which may require export licenses and controls.

        In order to pursue international sales opportunities, we have initiated a program to obtain product classifications, commodity jurisdictions, licenses, technology control plans, technical data export licenses and export related programs. Due to our diverse products, it is possible that some products may be subject to classification under the United States State Department International Traffic in Arms Regulations (ITAR). In the event that a product is classified as an ITAR-controlled item, we will be required to obtain an ITAR export license. While we believe that we will be able to obtain such licenses, the denial of required licenses and/or the delay in obtaining such licenses may have a significant adverse impact on our ability to sell products internationally. Alternatively, our products may be subject to classification under the United States Commerce Department’s Export Administration Regulations (EAR). We also anticipate that we may be required to comply with international regulations, tariffs and controls and we intend to work closely with experienced freight forwarders and advisors. We anticipate that an

54

internal compliance program for international sales will require the commitment of significant resources and capital.

We have made, and expect to continue to make, strategic acquisitions and investments, and these activities involve risks and uncertainties.

        In pursuing our business strategies, we continually review, evaluate and consider potential investments and acquisitions. In evaluating such transactions, we are required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, acquisitions and investments involve certain other risks and uncertainties, including the difficulty in integrating newly-acquired businesses, the challenges in achieving strategic objectives and other benefits expected from acquisitions or investments, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and the potential loss of key employees of the acquired businesses.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position or results of operations.

        We are defendants in a number of litigation matters. These matters may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in the litigation matters to which we have been named a party and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our financial condition, results of operations and liquidity.

Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

        We are subject to income taxes in the United States. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain sales or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Additionally, changes in the geographic mix of our sales could also impact our tax liabilities and affect our income tax expense and profitability.

Risks Relating to Our Common Stock

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

55

        Effective internal controls are necessary for us to provide accurate financial reports. We are beginning to evaluate how to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports.

        There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

        The market price of our common stock could fluctuate significantly as a result of:

• quarterly variations in our operating results;

• cyclical nature of defense spending;

• interest rate changes;

• changes in the market’s expectations about our operating results;

• our operating results failing to meet the expectation of securities analysts or investors in a particular period;

• changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;

• operating and stock price performance of other companies that investors deem comparable to us;

• news reports relating to trends in our markets;

• changes in laws and regulations affecting our business;

• material announcements by us or our competitors;

56

• sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

• general economic and political conditions such as recessions and acts of war or terrorism.

        Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in the company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

        We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, our credit facility restricts our ability to pay cash dividends. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our stock.

        Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

• establish a classified board of directors so that not all members of our board of directors are elected at one time;

• provide that directors may only be removed “for cause” and only with the approval of 66 2/3 percent of our stockholders;

• provide that only our board of directors can fill vacancies on the board of directors;

• require super-majority voting to amend our bylaws or specified provisions in our certificate of incorporation;

• authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

• limit the ability of our stockholders to call special meetings of stockholders;

57

• prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

• provide that the board of directors is expressly authorized to adopt, amend, or repeal our bylaws, subject to the rights of our stockholders to do the same by super-majority vote of stockholders; and

• establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

        In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company.

        These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Item 2.           Unregistered Sales of Equity Securities and Use of Proceeds

On January 12, 2009, we issued options to purchase an aggregate of 100,000 shares of our common stock to consultants for services rendered.  The exercise price for each option is $2.00 per share and each option vested immediately upon the issuance.

The foregoing grants were exempt from registration under the Securities Act, pursuant to Section 4(2) and Rule 506 promulgated thereunder as transactions with accredited investors by an issuer not involving a public offering.

Item 3.           Defaults Upon Senior Securities

               None.

Item 4.           Submission of Matters to a Vote of Security Holders

                None.

Item 5.           Other Information

   None.

58

Item 6.           Exhibits

Exhibit Number	Exhibit

31.1*	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.*
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.*
32.1*	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*      Filed herewith.

59

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.

Date: April 15, 2010	By:	/s/ Gary Sidorsky
Chief Financial Officer

60

Index to Exhibits

Exhibit Number	Exhibit
31.1	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.
32.1	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

61

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Piscitelli, certify that:

     1. I have reviewed this quarterly report on Form 10-Q/A of American Defense Systems, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  April 15, 2010

/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Sidorsky, certify that:

     1. I have reviewed this quarterly report on Form 10-Q/A of American Defense Systems, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

     5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  April 15, 2010

/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of American Defense Systems, Inc. (the “Company”) for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony Piscitelli, Chief Executive Officer, President and Chairman of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010	By:	/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

	By:	/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10-Q/A

(Amendment No. 1)

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarter Ended June 30, 2009

Commission File Number 001-33888

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Duffy Avenue

Hicksville, NY 11801
(516) 390-5300

(Address including zip code, and telephone number, including area code, of principal executive offices)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

As of August 13, 2009, 45,506,457 shares of common stock, par value $0.001 per share, of the registrant were outstanding.

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-Q/A (“Amendment No. 1”) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, initially filed with the Securities and Exchange Commission on August 14, 2009 (the “Original Filing”), is being filed to restate our consolidated financial statements at, and for the three and six month periods ended, June 30, 2009 and the notes related thereto and the related sections of the Management’s Discussion and Analysis of Financial Condition and Results of Operations.  Management, with the concurrence of the Audit Committee of our Board of Directors, has concluded that the financial statements included in the Original Filing should be restated and no longer be relied upon due to (i) incorrect balance sheet classifications of our Series A Convertible Preferred Stock and warrants to purchase our common stock, and related incorrect recording of the changes in fair value of such reclassified warrants, (ii) incorrect recording of the modification to the investor warrants related to the Series A Convertible Preferred Stock as a change in fair value rather than a constructive debt extinguishment, (iii) incorrect recording of the dividends on our Series A Convertible Preferred Stock as dividends rather than as interest expense on our statement of operations, (iv) the capitalization of certain legal expenditures on our balance sheet that should have been expensed on our statement of operations, (v) certain costs relating to the registration and exchange listing of our common stock originally included in additional paid in capital on our balance sheet that should have been expensed on our statement of operations, (vi) incorrect balance sheet classification of our Assets from Discontinued Operations and Liabilities from Discontinued Operations, (vii) stock-based compensation expense with respect to stock option and common stock grants made to an employee and certain directors that should have been added to our statement of operations, and (viii) incorrect balance sheet classification of an asset from a prior asset acquisition.  See Note 2 in the Notes to Consolidated Financial Statements included in this Amendment No. 1 for a discussion of the corrections and a reconciliation of amounts previously reported to those shown herein.

This Amendment No. 1 also reflects the restatement of our consolidated financial statements at, and for the year ended, December 31, 2008 (the “2008 Financial Statements”).  The restatement of the 2008 Financial Statements was made to correct the accounting for (i) incorrect balance sheet classification of our Series A Convertible Preferred Stock and related investor warrants, (ii) incorrect balance sheet classification of our Assets from Discontinued Operations and Liabilities from Discontinued Operations, (iii) incorrect recording of the dividends on our Series A Convertible Preferred Stock as dividends rather than as interest expense on our statement of operations, (iv) the capitalization of certain legal expenditures on our balance sheet that should have been expensed on our statement of operations, (v) certain costs relating to the registration and exchange listing of our common stock originally included in additional paid in capital on our balance sheet that should have been expensed on our statement of operations, and (vi) incorrect balance sheet classification of an asset from a prior asset acquisition. The restatement of the 2008 Financial Statements has been made in an amendment to our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on April 15, 2010 (“Form 10-K/A”).  For more information of the restatement of our 2008 Financial Statements, see Note 2 in the Notes to Consolidated Financial Statements included in this Amendment No. 1 and Note 2 in the Notes to Consolidated Financial Statements included in our Form 10-K/A.

Although this Amendment No. 1 sets forth the Original Filing in its entirety, this Amendment No. 1 only amends and restates Items 1 and 2 of Part I of the Original Filing, in each case, solely as a result of, and to reflect the restatement, and to update our assessment of our internal controls and procedures at June 30, 2009 as set forth in Part I, Item 4 to reflect the effects of the restatement, and Part II, Item 6 to reflect the filing of currently dated certifications of our chief executive officer and chief financial officer.  No other information in the Original Filing is amended hereby.

Except for the foregoing amended and restated information, this Amendment No. 1 continues to describe conditions as of the date of the Original Filing, and we have not updated the disclosures contained herein to reflect events that occurred at a later date.

PART I — FINANCIAL INFORMATION

Item 1.	Condensed Financial Statements
Consolidated Balance Sheets as of December 31, 2008 and June 30, 2009 (unaudited)
Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2009 (unaudited)
Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2009 (unaudited)
Notes to Consolidated Financial Statements
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 3.	Quantitative and Qualitative Disclosure About Market Risk
Item 4.	Controls and Procedures

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings
Item 1A.	Risk Factors
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3.	Defaults Upon Senior Securities
Item 4.	Submission of Matters to a Vote of Security Holders
Item 5.	Other Information
Item 6.	Exhibits

SIGNATURES

PART I

Item 1.    Consolidated Financial Statements

 AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	(Restated)	(Restated)
ASSETS

CURRENT ASSETS
Cash	$348,662	$374,457
Accounts receivable, net	8,610,578	4,981,150
Inventory	837,597	621,048
Prepaid expenses and other current assets	2,666,102	2,088,801
Costs in excess of billings on uncompleted contracts	8,292,995	7,143,089
Deposits	309,685	437,496
Assets of discontinued operations	—	736,613

TOTAL CURRENT ASSETS	21,065,619	16,382,654

PROPERTY and EQUIPMENT, net	3,524,693	3,743,936
DEFERRED FINANCING COSTS, net	2,081,006	1,500,533
NOTES RECEIVABLE	925,000	925,000
INTANGIBLE ASSETS	606,000	606,000
GOODWILL	450,000	450,000
DEFERRED TAX ASSET	1,167,832	1,167,832
OTHER ASSETS	159,560	159,560

TOTAL ASSETS	$29,979,710	$24,935,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,520,627	$2,480,652
Accrued expenses	396,163	755,615
Loan payable	55,490	—
Line of credit	1,429,789	76,832
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	7,500,000	10,981,577
Warrant liabilities	97,435	90,409
Liabilities of discontinued operations	—	736,613

TOTAL CURRENT LIABILITIES	15,999,504	15,121,698

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	4,723,642	—
Warrant liabilities	—	—

TOTAL LIABILITIES	20,723,146	15,121,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, $.001 par value: 100,000,000 shares authorized, 45,506,000 and 39,585,960 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	45,506	39,586
Additional paid in capital	14,184,752	11,096,031
Accumulated deficit	(4,973,694)	(1,321,800)

TOTAL SHAREHOLDERS’ EQUITY	9,256,564	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,979,710	$24,935,515

The accompanying notes are an integral part of these consolidated financial statements

1

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Restated)	(Restated)	(Restated)	(Restated)

CONTRACT REVENUES EARNED	$14,033,575	$9,224,451	$23,523,277	$17,959,361

COST OF REVENUES EARNED	8,659,865	6,009,447	14,112,974	11,344,483

GROSS PROFIT	5,373,710	3,215,004	9,410,303	6,614,878

OPERATING EXPENSES
General and administrative expenses	2,223,336	993,429	4,297,331	2,367,680
General and administrative salaries	1,022,366	1,097,243	2,095,403	2,254,651
Marketing	723,779	727,260	1,457,573	1,359,567
T2 expenses	124,070	—	237,672	—
Research and development	16,841	203,956	203,227	369,152
Settlement of litigation	63,441	—	63,441	57,377
Depreciation	278,083	147,666	519,412	282,435
Total operating expenses	4,451,916	3,169,544	8,874,059	6,690,862

INCOME (LOSS) FROM OPERATIONS	921,794	45,450	536,244	(75,984)

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on adjustment of fair value Series A convertible preferred stock classified as a liability	9,142	2,605,159	(685,312)	1,176,494
Unrealized gain (loss) on warrant liabilities	(107,022)	1,421,432	(26,350)	1,313,843
Loss on deemed extinguishment of debt	(2,613,630)	—	(2,613,630)	—
Other income (expense)	(12,730)	10,159	(12,730)	(3,423)
Interest expense	(438,421)	(244,264)	(781,151)	(310,651)
Interest expense - mandatory redeemable preferred stock	(374,380)	(401,252)	(749,380)	(401,252)
Interest income	10	48,305	8,856	90,081
Total other income (expense)	(3,537,031)	3,439,539	(4,859,697)	1,865,092

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,615,237)	3,484,989	(4,323,453)	1,789,108

INCOME TAX PROVISION (BENEFIT)		—		—

LOSS FROM CONTINUING OPERATIONS	(2,615,237)	3,484,989	(4,323,453)	1,789,108

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
Loss from operations of discontinued division	—	(115,007)	—	(115,496)
Loss from disposal of discontinued division	—	—	—	—
	—	(115,007)	—	(115,496)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,615,237)	$3,369,982	$(4,323,453)	$1,673,612

Weighted Average Shares Outstanding - Basic and Diluted	41,484,307	39,204,753	41,484,307	39,069,337

EARNINGS PER SHARE - Basic and Diluted Income from continuing operations	$(0.06)	$0.09	$(0.10)	$0.03
(Loss) from discontinued operations	$—	$—	$—	$—
Net income (loss)	$(0.06)	$0.09	$(0.10)	$0.03

The accompanying notes are an integral part of these consolidated financial statements

2

AMERICAN DEFENSE SYSTEMS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2009 and 2008

	Six Months Ended June 30,
	2009	2008
	(Restated)

Cash flows from operating activities:
Net income (loss)	$(4,323,453)	$1,210,721

Adjustments to reconcile net loss to net cash used in continuing operating activities:
Change in fair value associated with preferred stock and warrants	711,662	(2,490,337)
Loss on deemed extinguishment of debt	2,613,630	—
Stock based compensation expense	221,692	54,297
Amortization of deferred financing costs	297,916	147,747
Discount on Series A preferred stock	269,104	154,604
Depreciation and amortization	519,412	282,435
Issuance of stock toward payment of accrued interest	1,199,380
Changes in operating assets and liabilities:
Accounts receivable	(3,629,428)	1,219,538
Inventories	(216,549)	(533,907)
Deposits and other assets	127,811	(48,410)
Cost in excess of billing on uncompleted contracts	(1,149,906)	(3,450,334)
Prepaid expenses and other assets	(577,039)	(621,405)
Accounts payable and accrued expenses	3,603,243	(435,184)
Due to related party	—	262,741

Net cash used in continuing operating activities	(332,525)	(4,247,494)

Cash flows from continuing investing activities:
Purchase of equipment	(300,169)	(2,239,575)
Investment in affiliate	—	(1,669,350)
Advances for future acquisitions	—	(387,350)
Cash paid for acquisition in excess of cash received	—	(100,000)

Net cash used in investing activities	(300,169)	(4,396,275)

Cash flows from continuing financing activities:
Proceeds from notes payable	—	62,970
Proceeds from line of credit	1,429,789	—
Proceeds from sale of stock	—	194,000
Repayments of short term financing	55,490	(12,684)
Proceeds from sale of Series A Convertible
Preferred Shares	—	15,000,000
Deferred financing costs	(878,380)	(1,466,886)

Net cash provided by financing activities	606,899	13,777,400

NET INCREASE (DECREASE) IN CASH	(25,795)	5,133,631

CASH AT BEGINNING OF YEAR	374,457	1,479,886

CASH AT END OF PERIOD	$348,662	$6,613,517

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$25,157	$—
Cash paid for taxes	$—	$—

Supplemental disclosure of non-cash financing activities
Stock options issued in lieu of cash for compensation	$214,131	$54,297
Common stock issued in lieu of cash	$156,847	$—
Common stock issued as payment toward accrued and future interest	$1,199,380	$—
Common stock issued in connection with investor warrants	$2,550,000	$—

Assets and liabilities received in acquisition American Anti-Ram, Inc.

Fixed assets	$—	$30,000
Inventory	$—	$120,000
Goodwill	$—	$280,000
Accounts payable and accrued expense	$—	$(30,000)
Notes payable	$—	$—
Shares issuable in connection with acquisition	$—	$(200,000)
Cash paid in connection with acquisition	$—	$(100,000)
Amounts due to American Anti-Ram, Inc.	$—	$(100,000)

The accompanying notes are an integral part of these consolidated financial statements

3

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

1.              NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

American Defense Systems, Inc. (the “Company” or “ADSI”) was incorporated under the laws of the State of Delaware on December 6, 2002.

On May 1, 2003, the stockholder of A.J. Piscitelli & Associates, Inc. (“AJP”) exchanged all of his issued and outstanding shares for shares of American Defense Systems, Inc. The exchange was accounted for as a recapitalization of the Company, wherein the stockholder retained all the outstanding stock of American Defense Systems, Inc. At the time of the acquisition American Defense Systems, Inc. was substantially inactive.

On November 15, 2007, the Company entered into an Asset Purchase Agreement with Tactical Applications Group (“TAG”), a North Carolina based sole proprietorship, and its owner.   TAG has a retail establishment located in Jacksonville, North Carolina that supplies tactical equipment to military and security personnel.  As discussed more fully in Note 7, the operations of TAG were discontinued on January 2, 2009.

In January 2008, American Physical Security Group, LLC (“APSG”) was established as a wholly owned subsidiary of the Company for the purposes of acquiring the assets of American Anti-Ram, Inc., a manufacturer of crash tested vehicle barricades. The acquisition represented a new product line for the Company.  APSG is located in North Carolina.

Interim Review Reporting

The accompanying interim unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months period ended June 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the financial statements and footnotes thereto included in the Company’s Form 10-K/A annual report for the year ended December 31, 2008 filed on April 15, 2010.

Nature of Business

The Company designs and supplies transparent and opaque armor solutions for both military and commercial applications. Its primary customers are United States government agencies and general contractors who have contracts with governmental entities. These products, sold under Vista trademarks, are used in transport and fighting vehicles, construction equipment, sea craft and various fixed structures which require ballistic and blast attenuation.

4

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

The Company also provides engineering and consulting services, develops and installs detention and security hardware, entry control and monitoring systems, intrusion detection systems, and security glass. The Company also supplies vehicle anti-ram barriers.  Its primary customer for these services and products are the detention and security industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Defense Systems, Inc. and its wholly-owned subsidiaries, A.J Piscitelli & Associates, Inc. and American Physical Security Group, LLC. The accounts of TAG have been presented as discontinued operations as discussed more fully in Note 7.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Terms and Definitions

ADSI	American Defense Systems, Inc. (the “Company”)
AJP	A.J. Piscitelli & Associates, Inc., a subsidiary
APB	Accounting Principles Board
ARB	Accounting Review Board
APSG	American Physical Security Group, LLC, a subsidiary
EITF	Emerging Issues Task Force
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
FSP	FASB Staff Position
GAAP	Generally Accepted Accounting Principles
PCAOB	Public Companies Accounting Oversight Board
SAB	Staff Accounting Bulletin
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
TAG	Tactical Applications Group

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for revenue recognition, income taxes and accrued liabilities among others. Actual results could differ materially from those estimates.

Significant estimates for all periods presented include cost in excess of billings, liabilities associated with the Series A Convertible Preferred Stock and Investor Warrants and valuation of deferred tax assets.

5

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Revenue and Cost Recognition

The Company recognizes revenue in accordance with the provisions of SAB 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met:

(a) persuasive evidence of the arrangement exists,

(b) delivery has occurred or services have been rendered,

(c) the seller’s price to the buyer is fixed and determinable and

(d) collectibility is reasonably assured.

Under this provision, revenue is recognized upon satisfactory completion of specified inspection, wherein by contract, customer acceptance and delivery occurs and title passes to the customer.

Contract Revenue

Cost in Excess of Billing

All costs associated with uncompleted customer purchase orders under contract are recorded on the balance sheet as a current asset called “Costs in Excess of Billings on Uncompleted Contracts.”  Such costs include direct material, direct labor, and project-related overhead.  Upon completion of purchase order, costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.  A customer purchase order is considered complete when a satisfactory inspection has occurred, resulting in customer acceptance and delivery.

Billing in Excess of Cost

All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a current liability called “Billings in Excess of Costs on Uncompleted Contracts.”  Upon completion of the purchase order, all such billings are reclassified from the balance sheet to the statement of operations as revenues.  Due to the structure of the Company’s contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as liabilities as of June 30, 2009 or 2008.  Contract retentions are included in accounts receivable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Concentrations

Cash and cash equivalents are maintained in financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

The Company receives certain components from sole suppliers. Additionally, the Company relies on a limited number of contract manufacturers and suppliers to provide manufacturing services for its products. The inability of any contract manufacturer or supplier to fulfill supply requirements of the Company could materially impact future operating results.

For the six months ended June 30, 2009 and 2008, the Company derived 97% and 99% of its revenues from various U.S. government entities.

Inventories

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided using a straight-line method over an estimated useful life of three to five years. Expenditures for repairs and maintenance are charged to expense as incurred.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change, such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS 142, “Goodwill and Other Intangible Assets,” goodwill, represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The Company accounts for business combinations using the purchase method of accounting and accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the acquisition date. The primary driver that generates goodwill is the value of synergies between the acquired entities and the company, which does not qualify as an identifiable intangible asset.  The Company does not amortize the goodwill balance.

The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Advertising Costs

The Company expenses all advertising costs as incurred.

Earnings per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is anti-dilutive. Dilutive potential common shares would primarily consist of employee stock options and restricted common stock.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accrued compensation, and other accrued liabilities approximate cost because of their short maturities.

Fair Value Measurements

The Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in SFAS 157, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, whether using an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques requires significant judgment and are primarily dependent upon the characteristics of the asset or liability, the principal (or most advantageous) market in which participants would transact for the asset or liability and the quality and availability of inputs. Inputs to valuation techniques are classified as either observable or unobservable within the following hierarchy:

Level 1 Inputs

These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Level 2 Inputs

These inputs are other than quoted prices that are observable, for an asset or liability. This includes: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs

These are unobservable inputs for the asset or liability which require the Company’s own assumptions.

Income Taxes

The Company accounts for income taxes according to SFAS 109 “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting for income taxes. Deferred income tax assets and liabilities are computed annually for the difference between the  the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109,” effective January 1, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. FIN 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Adoption of FIN 48 did not have a significant impact on the Company’s financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company has not been subject to U.S. federal income tax examinations by tax authorities nor state authorities since its inception in 2002.

9

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Debt Extinguishment

The Company accounted for the effects of the May 22, 2009 settlement agreements (see Note 7) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments.”  EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt.  EITF 96-19 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

The Company evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument.  The Company determined after giving effect to the  changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, that the Company had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument.  Accordingly, the Company recorded a loss on the extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt.  The debt instrument charge is included in the accompanying statement of operations for the three and six months ended June 30, 2009.

Recent accounting pronouncements

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the FASB issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”).  SFAS No. 168 will become the single source of authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on the Company’s future consolidated financial statements since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

10

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Subsequent Events

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”) This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009.  Although additional disclosures are required, the adoption of SFAS No. 165 is not expected to have a material impact on the Company’s consolidated financial statements.

Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly

In April 2009, the FASB issued FSP FAS No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively.  The implementation of FSP FAS No. 157-4 did not have a material on the Company’s consolidated financial position and results of operations.

Recognition and Presentation of Other-Than-Temporary Impairments

In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments ”. The objective of an other-than-temporary impairment analysis under existing U.S. generally accepted accounting principles (GAAP) is to determine whether the holder of an investment in a debt or equity security for which changes in fair value are not regularly recognized in earnings (such as securities classified as held-to-maturity or available-for-sale) should recognize a loss in earnings when the investment is impaired. An investment is impaired if the fair value of the investment is less than its amortized cost basis. FSP FAS No. 115-2 and FAS No. 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted.  The implementation of FSP FAS No. 115-2 and FAS No. 124-2 did not have a material impact on the Company’s consolidated financial position and results of operations.

Interim Disclosures about Fair Value of Financial Instruments

In April 2009, the FASB issued FSP FAS No. 107-1 and APB No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. This FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial

11

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS No. 107-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The implementation of FSP FAS No. 107-1 did not have a material impact on the Company’s consolidated financial position and results of operations.

Amendments to the Impairment Guidance of EITF Issue No. 99-20

In January 2009, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other than- temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. This Issue is effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective application to a prior interim or annual reporting period is not permitted. The adoption of FSP EITF 99-20-1 did not have a material effect on the Company’s consolidated financial statements.

Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

In June 2009, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 09-1, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”. This Issue is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. Share lending arrangements that have been terminated as a result of counterparty default prior to the effective date of this Issue but for which the entity has not reached a final settlement as of the effective date are within the scope of this Issue. This Issue requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. This Issue is effective for arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Early adoption is not permitted. The Company is currently assessing the impact of FSP EITF 09-1 on its consolidated financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the

12

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock

In June 2008, the FASB issued FSP EITF Issue No. 07-5 (FSP EITF 07-5), “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock”.  FSP EITF 07-5 provides guidance for determining whether and equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock.  FSP EITF 07-5 applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative.  This issue also applies to any freestanding financial instrument that is potentially settled in an entity’s own s tock, regardless of whether the instrument has all the characteristics of a derivative.  FSP EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The adoption of FSP EITF 07-5 had a material impact on the Company’s consolidated financial statements.

Disclosure and Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company was required to adopt SFAS No. 161 on January 1, 2009. The adoption of SFAS No.161 changed the disclosures of derivative instruments held by the Company’s consolidated financial statements.

2.      Restatements

On November 20, 2009, the Company’s management and the Audit Committee of its Board of Directors concluded that the Company’s consolidated financial statements as of and for the year ended December 31, 2008 and the interim periods within the year, as of and for the three months ended March 31, 2009, and as of and for the three and six months ended June 30, 2009 should be restated and should no longer be relied upon as a result of certain errors discovered as described below.

Series A Convertible Preferred Stock:

On April 14, 2009, the Company received a Notice of Triggering Event Redemption from the holder of 94% of the Series A Convertible Preferred Stock. The notice demanded the full redemption of the holders’ shares of Series A Convertible Preferred Stock pursuant to a right to require the Company to redeem shares of Series A Convertible Preferred Stock provided under

13

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock.  The redemption right purportedly was triggered by the Company’s breach of certain covenants under a Consent and Agreement, dated May 23, 2008, between the Company and holders of the Series A Convertible Preferred Stock, which agreement and covenants are discussed in Note 7.  Although such redemption notice had been received, the Series A Convertible Preferred Stock continued to be reflected as a long term liability as of December 31, 2008 and June 30, 2009 due to restrictions that precluded the Company from satisfying such demand.  These restrictions were imposed pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s state of incorporation, which would prohibit the Company from satisfying such redemption demand due to its lack of sufficient surplus, as such term is defined under the DGCL.  In addition, the Company was restricted, under its revolving line of credit with TD Bank, from effecting such a redemption.  Based on these external restrictions, management determined that the Company could not have satisfied the redemption demand without violating Delaware law and its contractual obligations under its credit facility with TD Bank.  In May 2009, the Company and the holders of the Series A Convertible Preferred Stock entered into a Settlement Agreement in respect of the foregoing which provides that $7,500,000 in stated value of December 31, 2009.  See Note 7 for a discussion of the Settlement Agreement.

Management has reconsidered the classification of the Series A Convertible Preferred Stock and determined that, notwithstanding the legal and contractual restrictions to satisfying the demanded redemption, the obligation to redeem such preferred stock purportedly remained outstanding.  Accordingly, management concluded that the Series A Convertible Preferred Stock should be classified as a current liability as of December 31, 2008 and that $7,500,000 in stated value of such preferred stock should be classified as a current liability as of June 30, 2009 rather than a long term liability, in accordance with paragraph 5 of Statement of Financial Accounting Standard 78, which indicates that liabilities due within one year should be presented within the financial statements as current liabilities.

Investor Warrants:

The company has restated its financial statements as of December 31, 2008 and June 30, 2009 to reclassify its derivative warrant liability associated with its warrants issued to the investors in the Series A Convertible Preferred Stock (see Note 7).  The warrants contain features that allow the holder to request that the Company repurchase the warrant upon the occurrence of certain events as defined in the warrant. The Company re-evaluated the classification of this liability and determined that the warrant holders’ right to “put” the warrant to the Company represented the ability to request cash on demand and as such should be classified as a current liability. The Company previously recorded the warrant liability as a long term liability.

Assets from Discontinued Operations and Liabilities from Discontinued Operations:

In order to reflect the nature of the assets and liabilities associated with the Company’s discontinued operations, Management and its Audit Committee have reclassified its balance sheet presentation from long term to short term at December 31, 2008.  This change was made to reflect that such assets and liabilities would be realized within a period of less than one year.

Adoption of EITF 07-5

Effective January 1, 2009, the Company was required to analyze its outstanding financial instruments following the guidance of EITF 07-5: and that pronouncements effect in interpreting Statement of Financial Accounting Standards (“SFAS”) Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). The Company determined that

14

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

certain warrants issued in 2005, 2006 and 2008 contained provisions whereby the exercise price could be adjusted upon certain financing transactions at a lower price per share could no longer be viewed as indexed to the Company’s common stock. As such, the Company should have changed the accounting for this warrant to a “derivative” at fair value under SFAS 133. As a result the Company recorded the warrant liability at the fair value of the warrant of $166,775 as of January 1, 2009 and reclassified its issuance date fair value from additional paid-in-capital. The cumulative effect on adoption of EITF 07-5 as of January 1, 2009 is as follows:

	Additional Paid in Capital	Accumulated Deficit
Balance December 31, 2008	$11,096,031	$(1,321,800)
Cumulative effect of a change in accounting principle	(837, 954)	672,179

Balance — January 1, 2009	$10,258,077	$(649,621)

The derivative warrant liability is recorded at fair value in each subsequent reporting period with changes in fair value recorded in the statement of operations.

Certain legal expenses recorded as current assets:

The Company has restated its financial statements as of December 31, 2008 and for the year then ended and as of June 30, 2009 and for the three and six months then ended to reclassify and expense certain legal fees that were originally capitalized in prepaid expenses and other current assets.  The legal expenses pertained to fees incurred related to a lawsuit and certain costs incurred in connection with the Series A Redeemable Convertible Preferred Stock.  The litigation fees of approximately $227,000, as of December 31, 2008, should have been expensed as incurred and while the Series A Redeemable Convertible Preferred Stock fees of approximately $222,700, as of December 31, 2008, should have been recorded as deferred financing costs rather than as a current asset. This revision was and continues to be immaterial to the statement of operations for the year ended December 31, 2008, however upon a SAB 99 and 108 analysis performed subsequently by management, it was deemed necessary to record this adjustment to keep the 2009 interim period financial statements from being materially misstated.

For the three and six months ended June 30, 2009, litigation fees of approximately $422,000 and $774,000 should have been expensed as incurred.  The Company also incurred costs in connection with its Series A Redeemable Convertible Preferred Stock in the amount of $329,000 and $814,000 for the three and six months ended June 30, 2009.  Such costs should have been recorded as deferred financing costs rather than as a current asset.  Additionally the amortization of these deferred financing costs should been recorded as interest expense during the year ended 2008 and the interim periods in 2009. The company previously recorded this amortization in general and administrative expense.

Dividends Paid:

The company has restated its financial statements for the three and six months ended June 30, 2009 to reclassify on its Statement of Operations its presentation of dividends accrued on its Series A Convertible Preferred Stock.  Under SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the Company is required to present dividends paid to its Preferred Stockholders as interest expense due to the mandatory redemption feature on its Series A Convertible Preferred Stock.  The Company re-evaluated its presentation of Preferred Stock Dividends Accrued on its Statement of Operations and reclassified approximately $375,000 and $750,000 in dividends accrued to interest expense for the three and six months ended June 30, 2009.

Registration Costs:

The Company has restated its financial statements as of December 31, 2008 to reclass approximately $1,561,000 of costs related to the registration of the Company’s common stock with the SEC and listing on the American Stock Exchange.  The $1,561,000 costs were originally booked to the Company’s APIC account and reflected accordingly in the Company’s 2008 financial statements.  Based on additional analyses and research of the $1,561,000 costs, the Company has concluded that a more appropriate and conservative accounting treatment would have been to expense such costs when incurred rather than charged directly to additional paid in capital.  Consequently, the Company has determined it should restate its financial statements and expense the $1,561,000 costs when incurred.  Management also notes there is no affect on total stockholders’ equity as a result of the restatement.  However, the restatement will increase the net loss for the year ended December 31, 2008 and more accurately reflect retained earnings (accumulated deficit) and additional paid in capital and will result in retained earnings being an accumulated deficit.

Deemed Extinguishment of Debt:

As disclosed in Note 1 the Company entered into a settlement agreement with its Series A preferred stock holder on May 22, 2009 which resulted in a loss of $2,613,630 for the three months ended June 30, 2009 on the deemed extinguishment of the debt in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments.” Previously this loss had been reported as part of the unrealized gain (loss) on adjustment of fair value of the Series A preferred stock and warrant liabilities.

Stock based Compensation

The Company, in reviewing its stock based compensation expense, determined that it had not recorded certain expenses totaling $125,442 for the three months ended March 31, 2009 and $41,229 and $166,671 for the three and six months ended June 30, 2009 related to the grant of common stock and stock options to an employee and certain directors.

Management has conducted an additional review of whether the matters discussed above were material under Staff Accounting Bulletin No. 99, “Materiality” and Staff Accounting Bulletin No. 108, “Considering Effects of Prior Misstatements When Quantifying Misstatements in Current Year Financial Statements” for the 2008, 2009 periods. Management determined that the above errors were material for the year ended December 31, 2008 and the three and six months ended June 30, 2009.  Accordingly, management recommended to the Audit Committee that a restatement was required.

The effect of the restatements on specific amounts provided in the condensed consolidated financial statements is as follows:

15

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2009		As of December 31, 2008
	As Previously Recorded	As Restated	As Previously Recorded	As Restated

ASSETS

CURRENT ASSETS
Prepaid expenses and other current assets	$4,933,040	$2,666,102	$3,144,601	$2,088,801
Assets of discontinued operations	—	—	—	736,613

TOTAL CURRENT ASSETS	23,332,557	21,065,619	16,701,841	16,382,654

DEFERRED FINANCING COSTS, net	979,917	2,081,006	1,277,833	1,500,533
INTANGIBLE ASSET	—	606,000	—	606,000
ASSETS OF DISCONTINUED OPERATIONS	—	—	736,613	—

TOTAL ASSETS	$30,539,559	$29,979,710	$25,162,615	$24,935,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	6,519,987	6,520,627	—	—
Accrued expenses	898,163	396,163	—	—
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	—	7,500,000	—	10,981,577
Warrant liabilities	—	97,435	—	90,409
Liabilities of discontinued operations	—	—	—	736,613

TOTAL CURRENT LIABILITIES	8,903,429	15,999,504	3,313,099	15,121,698

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	12,223,642	4,723,642	10,981,577	—
Warrant liabilities	—	—	90,409	—
Liabilities of discontinued operations	—	—	736,613	—

TOTAL LIABILITIES	21,127,071	20,723,146	15,121,698	15,121,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock	45,281	45,506	—	—
Additional paid in capital	12,844,845	14,184,252	9,534,616	11,096,031
Retained earnings (accumulated deficit)	(3,477,638)	(4,973,694)	466,715	(1,321,800)

TOTAL SHAREHOLDERS’ EQUITY	9,412,488	9,256,564	10,040,917	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,539,559	$29,979,710	$25,162,615	$24,935,515

16

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	As Previously Recorded	As Restated	As Previously Recorded	As Restated

OPERATING EXPENSES
General and administrative expenses	1,889,767	2,223,336	3,538,245	4,297,331
Total operating expenses	4,118,347	4,451,916	8,114,973	8,874,059

INCOME FROM OPERATIONS	1,255,363	921,794	1,295,330	536,244

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on adjustment of fair value Series A convertible preferred stock classified as a liability	(278,507)	9,142	(972,961)	(685,312)
Unrealized gain (loss) on warrant liabilities	(2,434,725)	(107,022)	(2,420,671)	(26,350)
Loss on deemed extinguishment of debt	—	(2,613,630)	—	(2,613,630)
Interest expense	(301,857)	(438,421)	(592,177)	(781,151)
Interest expense - mandatory redeemable preferred stock	—	(374,480)	—	(749,380)
Total other income (expense)	(3,027,809)	(3,537,031)	(3,989,683)	(4,859,697)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,772,446)	(2,615,237)	(2,694,353)	(4,323,453)

INCOME TAX PROVISION (BENEFIT)	500,000	—	500,000	—

LOSS FROM CONTINUING OPERATIONS	(2,272,446)	(2,615,237)	(3,194,353)	(4,323,453)

NET LOSS	(2,272,446)	(2,615,237)	(3,194,353)	(4,323,453)

PREFERRED STOCK DIVIDENDS ACCRUED	(375,000)	—	(749,380)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,647,446)	$(2,615,237)	$(3,943,733)	$(4,323,453)

Basic and Fully Diluted Net Income (Loss) Per Share Attributable to Common Shareholders	$(0.06)	$(0.06)	$(0.10)	$(0.10)

Weighted Average Shares Outstanding	41,484,307	41,484,307	41,484,307	41,484,307

EARNINGS PER SHARE - Basic and diluted
Income from continuing operations	$(0.06)	$(0.06)	$(0.10)	$(0.10)
(Loss) from discontinued operations	$—	$—	$—	$—
Net income (loss)	$(0.06)	$(0.06)	$(0.10)	$(0.10)

17

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

3.              COSTS IN EXCESS OF BILLINGS (BILLINGS IN EXCESS OF COSTS) ON UNCOMPLETED CONTRACTS AND ACCOUNTS RECEIVABLE

Costs in Excess of Billings and Billing in Excess of Costs

The cost in excess of billings on uncompleted contracts reflects the accumulated costs incurred on contracts in production but not completed.  Upon completion, inspection and acceptance by the customer, the contract is invoiced and the accumulated costs are charged to statement of operations as costs of revenues.  During the production cycle of the contract, should any progress billings occur or any interim cash payments or advances be received, such billings and/or receipts on uncompleted contracts are accumulated as billings in excess of costs. The Company fully expects to collect net costs incurred in excess of billing and periodically evaluates each contract for potential disputes related to contract overruns and uncollectable amounts.  There was no bad debt expense recorded for the six months ended June 30, 2009 and 2008.

Net costs incurred in excess of billing consisted of the following as of June 30, 2009, and December 31, 2008

	2009	2008

Cost in excess of billings on uncompleted contracts	$8,292,995	$7,143,089
Billings and/or receipts on uncompleted contracts	—	—
Net costs incurred in excess of billing on uncompleted contracts	$8,292,995	$7,143,089

Accounts Receivable

The Company records accounts receivable related to its long-term contracts, based on billings or on amounts due under the contractual terms.  Accounts receivable consist primarily of receivables from completed contracts and progress billings on uncompleted contracts.  Allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Any amounts considered recoverable under the customer’s surety bonds are treated as contingent gains and recognized only when received.

Accounts receivable throughout the year may decrease based on payments received, credits for change orders, or back charges incurred. At June 30, 2009 and December 31, 2008, the Company had $8,610,578 and $4,981,150, respectively, of accounts receivable, of which the Company considers all to be fully collectible.  There was no bad debt expense recorded for the six months ended June 30, 2009 or 2008.

18

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

4.      PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2009 and December 31, 2008 consisted of the following:

	2009	2008
Leasehold improvements	$1,771,402	$1,749,367
General equipment	742,227	666,120
Light vehicles and trailers	221,247	221,247
T2 Demonstration range and firearms	744,454	744,454
Office equipment	1,056,666	855,294
Furniture and fixtures	190,044	163,658
Aircraft	868,750	868,750
	5,594,790	5,268,890
Less: accumulated depreciation and amortization	2,070,097	1,524,954
	$3,524,693	$3,743,936

For the six months ended June 30, 2009 and 2008, the Company recorded $519,412 and $282,435 in depreciation and amortization expense, respectively.

The Company maintains its firearms under the custodianship of an individual in accordance with New York State law. The firearms are used for testing and demonstrating the effectiveness of the Company’s bullet resistant and blast mitigation products.

5.      COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Southern California Gold Products d/b/a Gypsy Rack

On July 10, 2007, the Company filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, the Company filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential

19

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit.  Defendants filed an answer to the amended complaint on April 16, 2008.  Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants made a second motion for summary judgment that was denied in May, 2009. Discovery has continued and expert discovery is in the process of being completed. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties believe they may have reached a settlement in principle. The parties have requested that the Court stay discovery and the trial for a period of sixty (60) days. The parties have proposed to the Court that they will report back to the Court on September 7, 2009 to inform the Court of the results of these settlement discussions and to further discuss whether the parties and the case will proceed to trial.

Breach of Contract

On February 29, 2008, a former employee commenced an action against the Company for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. The Company filed an answer to the complaint and will be commencing discovery.  The Company believes that meritorious defenses to the claims exist and the Company intends to vigorously defend this action.

Breach of Contract

On March 4, 2008, the Company’s former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. The Complaint seeks damages in excess of $3,000,000. The Company believes the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, a second action was commenced against the Company for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County.  On May, 7 2008, the Company served a motion to dismiss the complaint, which is fully submitted to the Court. No amounts have been accrued for damages as the Company believes meritorious defenses to the claims exist.  The Company intends to vigorously defend this action. No further, significant actions have occurred and the matter is still pending resolution at June 30, 2009.

Financing

As of June 30, 2009, the Company had access to a $2.5 million line of credit with TD Bank, f/k/a Commerce Bank.  This line of credit allows the Company to borrow up to the amount specified above, limited to 80% — 85% of the total accounts receivable.  Under the line of credit, the

20

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Company is charged interest at 1.75% over the libor rate.  The line of credit repayment terms are due upon demand.  The balance as of June 30, 2009 was $1,429,789.  See Note 9.

6.      STOCKHOLDERS’ EQUITY

Warrants

2005 Warrants

On June 30, 2005, in connection with the closing of its 2005 private placement offering, the Company issued purchase warrants for up to 555,790 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2005 Warrant”). Subsequent to the issuance of the 2005 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2005 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 611,369 warrants. The following is a summary of the 2005 Warrants outstanding as of June 30, 2009:

	2005 Warrants	Exercise Price
Beginning balance, January 1, 2009	576,587	$1.00
Add: Grants	—	n/a
Less: Exercised	—	n/a
Ending balance, June 30, 2009	576,587	$1.00

2006 Warrants

On October 24, 2006, in accordance with the terms and conditions of the Company’s closing of its 2005 private placement offering, the Company issued purchase warrants for up to 179,175 shares of common stock at the exercise price of $1.10 per share and with the expiration date of June 30, 2010 (the “2006 Warrant”). Subsequent to the issuance of the 2006 Warrant, the Company issued common stock at an effective price per share of $1.00 and, in accordance with the terms of the 2006 Warrants agreement, the exercise price was adjusted to $1.00 per share and resulted in 17,918 warrants. The following is a summary of the 2006 Warrants outstanding as of June 30, 2009:

	2006 Warrants	Exercise Price
Beginning balance, January 1, 2009	197,093	$1.00
Add: Grants	—	—
Less: Exercised	—	n/a
Ending balance, June 30, 2009	197,093	$1.00

Stock Option Plan

The following is a summary of stock options outstanding at June 30, 2009:

Beginning balance — December 31, 2008	1,995,000
Options issued	200,000
Exercised	—
Forfeited or expired	—
Ending balance — June 30, 2009	2,195,000

21

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

On January 12, 2009, the Company issued options to purchase an aggregate of 100,000 shares of our common stock to our consultants for services rendered.  The exercise price for each option is $2.00 per share and each option vested immediately upon the issuance.

The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free	2.99%
Expected volatility	45.00%
Forfeiture rate	10.00%
Expected life	5 Years
Expected dividends	—

Based on the assumptions noted above, the fair market value of the options issued during 2009 was valued at $13,183 as of June 30, 2009.

7.      SERIES A CONVERTIBLE PREFERRED STOCK, INVESTOR WARRANTS AND PLACEMENT WARRANTS

The Company entered into a Securities Purchase Agreement (“Purchase Agreement”) on March 7, 2008 to sell shares of its Series A Convertible Preferred Stock (“Series A Preferred”) and warrants (“Investor Warrants”) to purchase shares of its common stock, and to conditionally sell shares of the Company’s common stock, to three investors (the “Series A Holders”). The investors purchased an aggregate of 15,000 shares of Series A Preferred and Investor Warrants to purchase up to 3,750,000 shares of common stock and to conditionally purchase 100,000 shares of common stock. The aggregate purchase price for the Series A Preferred and Investor Warrants was $15,000,000 and the aggregate purchase price for the common stock was $500,000.  The Company completed the sale of the Series A Preferred and Investor Warrants in March and April 2008, and the Company and investors determined not to complete the conditional sale of the 100,000 shares of common stock.

Settlement Agreements

In connection with a Notice of Triggering Event Redemption received by the Company, on May 22, 2009 the Company entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (the “Settlement Agreement”) pursuant to which, among other things, (i) the Series A Holders waived any breach by the Company of certain financial covenants or its obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the Certificate of Designation otherwise arising from such breaches, (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) the Company issued the Holders an aggregate of 2,000,000 shares of the Company’s common stock (the “Dividend Shares”), in full satisfaction of the Company’s obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and

22

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

September 30, 2009, and (iv) the Company agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009.  The Company agreed that, if it fails to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a “Redemption Failure”), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by the Company will increase by an amount equal to 10% of the stated value, (ii) the Company will use its best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Preferred is convertible), and (iii) the Company will expand the size of its board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use its best efforts to amend the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board. The Company recorded a loss of $2,613,630 as a result of the settlement agreement in accordance with EITF 96-19 (see Note 1).

Because the Settlement Agreement provides that $7,500,000 in stated value of the Series A Preferred is to be redeemed at December 31, 2009, the Company continues to record the $7,500,000 of such Series A Preferred as a current liability and reclassified the remaining fair value of the Series A Preferred of $4,723,642 to a long term liability at June 30, 2009.

Pursuant to the terms of the Settlement Agreement, on May 22, 2009, the Company entered into a Registration Rights Agreement with the Series A Holders pursuant to which, among other things, the Company agreed to file with the Securities and Exchange Commission, by June 1, 2009, a registration statement covering the resale of the Dividend Shares, and to use its best efforts to have such registration statement declared effective as soon as practicable thereafter.  The Company further agreed with Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the Investor Warrants in May and June 2009.  A registration statement was filed, and subsequently declared effective on August 10, 2009.

Also pursuant to the terms of the Settlement Agreement, each of the Company’s directors and executive officers has entered into a Lock-Up Agreement, pursuant to which each such person has agreed that, for so long as any shares of Series A Preferred remain outstanding, he will not sell any shares of the Company’s common stock owned by him as of May 22, 2009.

Also pursuant to the terms of the Settlement Agreement, on May 22, 2009, the Company’s Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (the “Voting Agreement”), pursuant to which the Company’s CEO agreed, among other things, that if a Redemption Failure occurs he will vote all shares of the Company’s voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred from $2.00 to $0.50 and (ii) amending the Company’s certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively, the “Company Actions”).  The Company’s CEO also appointed WCOF as his proxy to vote his shares of the Company’s voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of the Company’s stockholders at which such matters are considered.

23

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Accounting for the Series A Preferred

The Series A Preferred Stock is redeemable with $7,500,000 due on December 31, 2009 and $7,500,00 due on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should the Company issue future common stock at a lesser price.  As a result the Company elected to record the hybrid instrument, preferred stock and conversion option together, at fair value in accordance with SFAS 133. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value.”   Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred was adjusted to the fair value at the date of issuance, with the difference recorded as a loss.

For the six months ended June 30, 2009, the Company has recorded a net loss on adjustment of the Series A Preferred to fair value in the amount of $685,312.

Presentation for the Series A Preferred

The Company presents the Series A Preferred on the balance sheet at its fair value at each reporting period.  Fair value, as defined in SFAS 157, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The change in fair value calculation between reporting periods is directly related to the price of the Company’s common stock. Therefore, an increase in the stock price will result in an unrecognized loss, whereas a decrease in the stock price will result in an unrecognized gain in the Company’s Statement of Operations.

In order to estimate the fair value at each reporting period, the Company uses the Binomial Lattice option pricing with the following assumptions:

Risk-Free Rate	.75
Expected volatility	80.00%
Expected life	1.5 years
Expected dividends	0.00%
Strike price	$2.00
Stock price	$.48
Effective discount rate	33.29%
Debt feature applicable rate	35.00%

24

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Based on the above inputs, the Company calculated fair value for the Series A Preferred as of June 30, 2009 was $12,223,642.  The per share price approximates $815 for each of the 15,000 shares of Series A Preferred outstanding.

Investor Warrants

In connection with the closings under the Purchase Agreement, Investor Warrants to purchase up to 3,750,000 shares of Common Stock at $2.40 per share were issued in addition to the 15,000 shares of Series A Preferred.  The warrant holder has a right based on certain events to “put” the warrant back to the Company and receive cash.  As such the Company has recorded the warrant as a derivative liability at fair value with changes in fair value reported in the statement of operations in accordance with SFAS 133.

In connection with the Settlement Agreement entered into on May 22, 2009, as noted above, the warrants were amended to reduce the exercise price from $2.40 to $.01.  As a result, the warrants were considered exercised as of the date of the agreement.  The Company determined that the fair value of the warrants at the date of the Settlement Agreement was $2,550,683.  This loss from the increase in the fair value of the warrants as of the date of the settlement has been recorded within the Company’s Statement of Operations for the three and six months ended June 30, 2009.  For the three and six months ended June 30, 2009, as part of the loss on deemed extinguishment of debt (see Note 1) the Company has recorded a net loss on adjustment of the investor warrants to fair value in the amount of 107,022 and $26,350 respectively.

Placement Agent Warrants

In connection with the sale of the Series A Preferred and Investor Warrants, the placement agent was entitled to receive warrants (Placement Agent Warrants) to purchase a total of 6% of the number of common stock issued in the financing or 675,000 shares.   The Placement Agent Warrants were accounted for as a transaction cost associated with the issuance of the Series A Preferred.  The Placement Agent Warrants recorded at fair value at the date of issuance.  Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company satisfies the criteria for classification of the Placement Agent Warrants as equity.  The fair value associated with the 675,000 Placement Agent Warrants was $511,742 at the date of issuance.

Deferred Financing Costs

Deferred financing costs include the corresponding amount associated with the Placement Agent Warrants as indicated above, along with all other costs associated with obtaining the Series A Preferred financing.  Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as Other Assets on the balance sheet and is amortized as additional financing costs over the term of the Series A Preferred using the interest method.

Deferred financing costs included the following as of June 30, 2009:

25

AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Placement agent costs	$900,000
Investor expenses	60,000
Legal and other related costs	1,336,437
Fair market value of placement agent warrants	511,742
Less: amortization	(727,173)
Deferred financing costs, net	$2,081,006

Fair Value Reporting

As required by SFAS 157, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company’s financial liabilities carried at fair value as of June 30, 2009 are the Series A Preferred and derivative warrants.  Since the Series A Preferred valuation utilizes certain unobservable inputs that are based upon estimate, including estimates on the initial stock prices, volatility based upon comparable companies and estimation of equity and debt positions, the Company considers this to be a Level III input.  The Company’s derivative Warrants were also carried at fair value and were considered valued using a Level III input, through the date of settlement.

The carrying amounts and fair values of the Company’s financial instruments at June 30, 2009, are as follows:

		Fair Value Measurements at June 30, 2009
	Total	Level 1	Level 2	Level 3
Liabilitites:
Series A Preferred Shares	$12,223,642	$—	$—	$12,223,642
Warrant Derivatives	$97,435	$—	$—	$97,435
Total Liabilities:	$12,321,077	$—	$—	$12,321,077

		Fair Value Measurements at December 31, 2008
	Total	Level 1	Level 2	Level 3
Liabilitites:
Series A Preferred Shares	$10,981,577	$—	$—	$10,981,577
Warrant Derivatives	$90,409	$—	$—	$90,409
Total Liabilities:	$11,071,986	$—	$—	$11,071,986

The following is a reconciliation of the beginning and ending balances for the Company’s assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Description	(Level 3)
Liabilities
Balance at January 1, 2009	$11,071,986
Cumulative effect of the change in accounting principal, January 1, 2009	165,775
Change in fair value included in operations	1,083,316
Balance , June 30, 2009	$12,321,077

8.      DISCONTINUED OPERATIONS

On January 2, 2009, the Company entered into an agreement with the prior owners of TAG to sell the assets and liabilities back to TAG.  TAG was accounted for as a discontinued operation under GAAP, which requires the income statement and cash flow information be reformatted to separate the divested business from the Company’s continuing operations.

The following amounts represent TAG’s operations and have been segregated from continuing operations and reported as discontinued operations for the six months ended June 30, 2008.

2008

Contract Revenues Earned	$596,837
Cost of Revenues Earned	(424,090)
Gross Profit	172,747
Operating Expenses	(288,727)
Other Expenses	484
Net Loss	$(115,496)

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

The following is a summary of assets and liabilities of TAG discontinued operations as of December 31, 2008.

2008

Assets
Cash	$75,103
Inventory	591,688
Prepaid Expenses	174
Property and Equipment, net	69,648
Deferred Financing Costs	—
Total Assets	$736,613

Liabilities
Accounts Payable	$700,287
Short Term Notes	36,326
Total Liabilities	$736,613

In accordance with the terms of the agreement, the original owners of TAG agreed to repay $1,000,000 of the original $2,000,000 in consideration as follows:

2009	$75,000
2010	$100,000
2011	$175,000
2012	$275,000
2013	$375,000
Total	$1,000,000

The Company has included the entire amount as notes receivable on its balance sheet, of which $75,000 is included within other current assets and $925,000 is recorded as a long term notes receivable.  The original owners of TAG have collateralized the note receivable with their personal residence and the 250,000 shares issued to them on the date of acquisition.  These shares are being held by the Company in escrow since January 2009 and will be returned upon final payment toward the note receivable.

9.      SUBSEQUENT EVENTS

Accounts Receivable Purchase Agreement

On July 27, 2009, the Company entered into an Accounts Receivable Purchase Agreement with Republic Capital Access, LLC (“RCA”), as of July 23, 2009 (the “RCA Purchase Agreement”).  Under the RCA Purchase Agreement, the Company can sell eligible accounts receivables to

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AMERICAN DEFENSE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

RCA.  Eligible accounts receivable, subject to the full definition of such term in the RCA Purchase Agreement, generally are our receivables under prime government contracts.

Under the terms of the RCA Purchase Agreement, the Company may offer eligible accounts receivable to RCA and if RCA purchases such receivables, the Company will receive an initial upfront payment equal to 90% of the receivable.  Following RCA’s receipt of payment from customers for such receivables, RCA will pay the remaining 10% of the receivable less its fees.  In addition to the Discount Factor fee and an initial enrollment fee, the Company is required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2,250,000 and RCA’s initial expenses in negotiating the RCA Purchase Agreement and other expenses in certain specified situations.  The RCA Purchase Agreement also provides that in the event, but only to the extent, that the conveyance of receivables by the Company is characterized by a court or other governmental authority as a loan rather than a sale, the Company shall be deemed to have granted RCA effective as of the date of the first purchase under the RCA Purchase Agreement, a security interest in all of the Company’s right, title and interest in, to and under all of the receivables sold by the Company to RCA, whether now or hereafter owned, existing or arising.  The initial term of the RCA Purchase Agreement ends on December 31, 2009.  The Company has not yet sold any receivables to RCA.

TD Bank Loan Repayment

As of July 24, 2009, the Company repaid in full the entire outstanding balance under that certain Loan Agreement, dated as of May 2, 2007, among the Company, its wholly owned subsidiary A.J. Piscitelli & Associates, Inc. (“AJP”) and TD Bank, N.A. (formerly Commerce Bank, N.A., the “Bank”), as assumed by American Physical Security Group, LLC (a wholly owned subsidiary of the Company, “APSG” and together with the Company and AJP, the “Borrowing Companies”), as amended (the “Loan Agreement”), and related agreements, including but not limited to the Revolving Credit Note and the Term Note, each dated May 2, 2007 (collectively, the “Loan Documents”).  As of such date, (i) each of the Loan Documents have automatically terminated, (ii) the Bank’s lien or security interest in the Borrowing Companies’ assets have been terminated, and (iii) all obligations of the Borrowing Companies under the Loan Documents have been satisfied in full.

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Item 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this report and in our annual report on Form 10-K for the year ended December 31, 2008.

Except for statements of historical fact, certain information described in this report contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “project,” “will,” “would” or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this report because they involve risks, uncertainties and other factors affecting our operations, market growth, service and products.  You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly in “Risk Factors” in Item 1A of Part II.

Overview

We are a provider of customized transparent and opaque armor solutions for tactical and non-tactical transport vehicles and construction equipment used by the military.

We also provide physical security products for architectural hardening and perimeter defense, such as bullet and blast resistant transparent armor, walls and doors, as well as vehicle anti-ram barriers such as bollards, steel gates and steel wedges that deploy out of the ground.

In 2008, we launched our new live-fire interactive T2 Tactical Training System and have begun active marketing of the system. T2 provides law enforcement officers, SWAT team members, tactical specialists and military operators with the opportunity to hone their firearms and combat skills, with their own weapons and ammunition, in conjunction with realistic video scenarios broadcast on a large screen, incorporating environmental factors such as heat, cold, sound and light effects. In addition to installation fees for T2 systems, we anticipate additional revenue opportunities for service and support of T2 facilities once installed, and expect to offer training in the T2 as part of our American Institute for Defense and Tactical Studies.

Also in 2008, in conjunction with the T2, we began offering courses and seminars through our tactical training institute, the American Institute for Defense and Tactical Studies. Course offerings include training in the fields of Counterterrorism, Fundamentalist Islam and Middle Eastern Mindset, Dignitary Protection, IED Terrorist Tradecraft, Emergency Tactical Medicine, Post Suicide-Bombing Command and Incident Response, Forensics and Hand-to-Hand Combat.

We focus primarily on research and development, design and engineering, fabrication and providing component integration. Our armor solutions are used in retrofit applications for equipment already in service, and we work with original equipment manufacturers to provide armor solutions for new equipment purchased by the military. Similarly, our architectural hardening and other physical security products are incorporated in new construction, but are more often deployed in existing structures and facilities ranging from secure commercial buildings to military bases and other facilities.

Our technical expertise is in the development of lightweight composite ballistic, blast and bullet mitigating materials used to fortify and enhance capabilities of existing and in-service equipment and structures. We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Our customers include various branches of the U.S. military through the U.S. Department of Defense (or DoD) and to a much lesser extent other U.S. government, law enforcement and correctional agencies as well as private sector customers.

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Our recent historical revenues have been generated primarily from two large contracts and a series of purchase orders from a single customer.  To continue expanding our business, we are seeking to broaden our customer base and to diversify our product and service offerings. Our strategy to increase our revenue, grow our company and increase stockholder value involves the following key elements:

•                  increase exposure to military platforms in the U.S. and internationally;

•                  form strategic partnerships with original equipment manufacturers (OEMs);

•                  develop strategic alliances;

•                  capitalize on increased homeland security requirements and non-military platforms;

•                  increase marketing efforts relating to our new tactical training products and services; and

•                  focus on an advanced research and development program to capitalize on increased demand for new armor materials.

We are pursuing each of these growth strategies simultaneously, and expect one or more of them to result in additional revenue opportunities within the next 12 months.

Sources of Revenues

We derive our revenues by fulfilling orders under master contracts awarded by branches of the United States military, law enforcement and corrections agencies and private companies involved in the defense market and other customer purchase orders. Under these contracts and purchase orders, we provide customized transparent and opaque armor products for transport and construction vehicles used by the military, group protection kits and spare parts. We also derive revenues from sales of our physical security products.

Our contract backlog as of June 30, 2009 and June 30, 2008 was $48.0 million and $45.0 million, respectively, and of our $48.0 million of contract backlog as of June 30, 2009, we estimate that $28.0 million will be filled in 2009. Accordingly, in order to maintain our current revenue levels and to generate revenue growth, we will need to win more contracts with the U.S. government and other commercial entities, achieve significant penetration into critical infrastructure and public safety protection markets, and successfully further develop our relationships with OEM’s and strategic partners.  Notwithstanding the possible significant troop reductions in Afghanistan and Iraq, we expect that demand in those countries for armored military construction vehicles will continue in order to repair significant war damage and for nation-building purposes. In addition, we are exploring interest in armored construction equipment in other countries with mine-infested regions.

We continue to aggressively bid on projects and are in preliminary talks with a number of international firms to pursue long-term government and commercial contracts, including with respect to Homeland Security. While no assurances can be given that we will obtain a sufficient number of contracts or that any contracts we do obtain will be of significant value or duration, we are confident that we will continue to have the opportunity to bid and win contracts as we have in 2007 and 2008.

Cost of Revenues and Operating Expenses

Cost of Revenues.    Cost of revenues consists of parts, direct labor and overhead expense incurred for the fulfillment of orders under contract. These costs are charged to expense upon completion and acceptance of an order. Costs of revenue also includes the costs of protyping and engineering, which are expensed upon completion of an order as well. These costs are included as costs of revenue because they are incurred to modify products based upon government specifications and are reimbursable costs within the contract. These costs for the production of goods under contract are expensed when they are complete. We allocate overhead expenses such as employee benefits, computer supplies, depreciation for computer equipment and office supplies based on personnel assigned to the job. As a result, indirect overhead expenses are included in cost of revenues and each operating expense category.

Sales and Marketing.    Expenses related to sales and marketing consist primarily of compensation for our sales and marketing personnel, sales commissions and incentives, trade shows and related travel.

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As our revenues increase, we plan to continue to invest heavily in sales and marketing by increasing the number of direct sales personnel in order to add new customers and increase sales to our existing customers. We also plan to expand our marketing activities in order to build brand awareness and generate additional leads for our growing sales personnel. We expect that in 2009, sales and marketing expenses will remain at the same or a slightly higher level in absolute dollars but will decrease as a percentage of revenues.

Research and Development.    Research and development expenses are incurred as we perform ongoing evaluations of materials and processes for existing products, as well as the development of new products and processes. Such expenses typically include compensation and employee benefits of engineering and testing personnel, materials, travel and costs associated with design and required testing procedures associated with our product line. We expect that in 2009, research and development expenses will increase in absolute dollars as we upgrade and extend our service offerings and develop new protections products, but will remain relatively consistent or decrease slightly as a percentage of revenues. Research and development costs are charged to expense as incurred.

General and Administrative.    General and administrative expenses consist of compensation and related expenses for executive, finance, accounting, administrative, legal, professional fees, other corporate expenses and allocated overhead. We expect that in 2009, general and administrative expenses will remain at the same or a slightly higher level in absolute dollars but decrease as a percentage of revenues.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that of our significant accounting policies, which are described in Note 1 to the consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue and Cost Recognition.    We recognize revenue in accordance with the provisions of the Securities and Exchange Commission (SEC) Staff Accounting Board (SAB) No. 104, “Revenue Recognition”, which states that revenue is realized and earned when all of the following criteria are met: (a) persuasive evidence of the arrangement exists, (b) delivery has occurred or services have been rendered, (c) the seller’s price to the buyer is fixed and determinable and (d) collectability is reasonably assured. Under this provision, revenue is recognized upon delivery and acceptance of the order.

We recognize revenue and report profits from purchases orders filled under master contracts under the completed contract method. Purchase orders received under master contracts may extend for periods in excess of one year. Contract costs are accumulated as deferred assets and billings and/or cash received are charged to a deferred revenue account during the periods of construction. However, no revenues, costs or profits are recognized in operations until the period upon completion of the order. An order is considered complete when all costs, except insignificant items, have been incurred and, the installation or product is operating according to specification or the shipment has been accepted by the customer. Provisions for estimated contract losses are made in the period that such losses are determined. As of June 30, 2009, there were no such provisions made.

All costs associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred asset called “Costs in Excess of Billings on Uncompleted Contracts.” Upon completion of a purchase order, such associated costs are then reclassified from the balance sheet to the statement of operations as costs of revenue.

All billings associated with uncompleted purchase orders under contract are recorded on the balance sheet as a deferred liability called “Billings in Excess of Costs on Uncompleted Contracts”. Upon completion of a purchase

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order, all such associated billings would be reclassified from the balance sheet to the statement of operations as revenues. Due to the structure of our contracts, billing is not done until the purchase order is complete, therefore there are no amounts recorded as deferred liabilities as of June 30, 2009.

Stock-Based Compensation.    Stock based compensation consists of stock or options issued to employees, directors and contractors for services rendered. We accounted for the stock issued using the estimated current market price per share at the date of issuance. Such cost was recorded as compensation in our statement of operations at the date of issuance.

In December 2007, we adopted our 2007 Incentive Compensation Plan pursuant to which we have issued and intend to issue stock-based compensation from time to time, in the form of stock, stock options and other equity based awards. Our policy for accounting for such compensation in the form of stock options is as follows:

We have adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (SFAS No. 123R). In accordance with SFAS No. 123R, we will use the Black-Scholes option pricing model to measure the fair value of our option awards granted after June 15, 2005. The Black-Scholes model requires the input of highly subjective assumptions including volatility, expected term, risk-free interest rate and dividend yield. In 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107 (SAB No. 107) which provides supplemental implementation guidance for SFAS No. 123R.

Because we have only recently become a public entity, we will have a limited trading history.  The expected term of an award is based on the “simplified” method allowed by SAB No. 107, whereby the expected term is equal to the midpoint between the vesting date and the end of the contractual term of the award. The risk-free interest rate will be based on the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the awards. We have not paid and do not anticipate paying a dividend on our common stock in the foreseeable future and accordingly, use an expected dividend yield of zero. Changes in these assumptions can affect the estimated fair value of options granted and the related compensation expense which may significantly impact our results of operations in future periods.

Stock-based compensation expense recognized will be based on the estimated portion of the awards that are expected to vest. We will apply estimated forfeiture rates based on analyses of historical data, including termination patterns and other factors.

We recognized $211,692 and $54,297 in stock compensation expense for the six months ended June 30, 2009 and 2008, respectively.

Fair Value Measurements

We have adopted the provisions of Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS No. 157).   SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments. SFAS No. 157 was effective for financial assets and liabilities on January 1, 2008. The statement deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009.

Fair value, as defined in SFAS 157, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, whether using an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques requires significant judgment and are primarily dependent upon the characteristics of the asset or liability, the principal (or most advantageous) market in which participants would transact for the asset or liability and the quality and availability of inputs. Inputs

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to valuation techniques are classified as either observable or unobservable within the following hierarchy:

•                  Level 1 Inputs:  These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•                  Level 2 Inputs:  These inputs are other than quoted prices that are observable, for an asset or liability. This includes: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•                  Level 3 Inputs:  These are unobservable inputs for the asset or liability which require the company’s own assumptions.

Series A Convertible Preferred Stock, Investor Warrants and Placement Agent Warrants

The Series A Convertible Preferred Stock (or Series A Preferred) is redeemable with $7,500,000 due on December 31, 2009 and $7,500,00 due on December 31, 2010 and convertible into shares of common stock at $2.00 subject to adjustment should we issue future common stock at a lesser price. As a result, we have elected to record the hybrid instrument, preferred stock and conversion option together, at fair value in accordance with SFAS 133. Subsequent reporting period changes in fair value are to be reported in the statement of operations.

The proceeds from the issuance of the Series A Preferred and accompanying common stock warrants, net of direct costs including the fair value of warrants issued to placement agent in connection with the transaction, must be allocated to the instruments based upon relative fair value upon issuance and must be measured initially at fair value. Therefore, after the initial recording of the Series A Preferred based upon net proceeds received, the carrying value of the Series A Preferred was adjusted to the fair value at the date of issuance, with the difference recorded as a loss. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $9,832,497. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $3,626,977.  These liabilities were subsequently adjusted to fair value as of June 30, 2009, which resulted in a net loss of $972,961. As of June 30, 2009, the Series A Preferred liability was $12,223,642.

Investor Warrants.    The warrants issued with the Series A Preferred (or Investor Warrants) meet the criteria under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities”. Under SFAS 133, the warrants are recorded at fair value upon the date of issuance, with changes in the value fair value recognized as a gain or loss as they occur. On March 7, 2008, the date of initial issuance, we recorded a derivative liability of $1,142,503. On April 4, 2008, the date of the second issuance, we recorded a derivative liability of $398,023.  As of December 31, 2008, the Investor Warrant liability was $115,275.   The Investor Warrants met the criteria under EITF 01-6 “The Meaning of Indexed to a Company’s Own Stock”, which provides guidance as to whether a contract is indexed to a company’s own stock. However, since the warrants do not meet the criteria for reporting as an equity instruments under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the fair value of the Investor Warrants is included as a noncurrent liability as of December 31, 2008.

On May 22, 2009 we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share.  The warrants were exercised in full during May and June, 2009 and the Investor Warrant liability was accordingly reclassified to Additional Paid in Capital.

For additional information, see “Liquidity and Capital Resources - Series A Convertible Preferred Stock” below.

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Placement Agent Warrants.    The warrants issued to the Placement Agent with respect to the sale of the Series A Preferred and Investor Warrants (or Placement Agent Warrants) were accounted for as a transaction cost associated with the issuance of the Series A Preferred. The Placement Agent Warrants are recorded at fair value at the date of issuance. Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, we satisfy the criteria for classification of the Placement Agent Warrants as equity. We have recorded the corresponding amount recorded as a Deferred Financing Cost. Since the Series A Preferred and Investor Warrants are classified as liabilities, the carrying value of the Placement Agent Warrants has been recorded as an other asset and is amortized as additional financing costs over the term of the Series A Preferred using the interest method. At the date of each issuance, we recorded $1,033,433 and $418,559 in deferred financing costs and amortized $297,916 as interest expense as of June 30, 2009.

2005 Warrants and 2006 Warrants

Upon issuance, the 2005 Warrants and 2006 Warrants met the requirements for equity classification set forth in EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock”, and SFAS No. 133. However, effective January 1, 2009, we were required to analyze these instruments in accordance with EITF 07-5. Based on our analysis, the 2005 Warrants and 2006 Warrants include price protection provisions whereby the exercise price could be adjusted upon certain financing transaction at a lower price per share and could no longer be viewed as indexed to our common stock. As a result, the 2005 Warrants and 2006 Warrants were accounted for as “derivatives” and recorded as liabilities at fair value on January 1, 2009 of $74,032. The fair value of these warrants was $97,435 as of June 30, 2009 and we recorded loss of $1,722 and $68,340 on the changes in fair value in the statement of operations for the three and six months ended June 30, 2009.

Debt Extinguishment

We accounted for the effects of the May 22, 2009 Settlement Agreement (see Note 7 of the accompanying condensed consolidated financial statements) in accordance with the guidelines enumerated in EITF Issue No. 96-19 “ Debtor’s Accounting for a Modification of Exchange of Debt Instruments.”  EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. EITF 96-19 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modifications.

We evaluated the modification of the payment terms and the related adjustment to financial instruments to determine whether these modifications resulted in the issuance of a substantially different instrument. We determined after giving effect to the changes in the due dates of payments and the consideration paid to the debt holders, in the form of reduced conversion and exercise prices, we had issued substantially different debt instruments, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, we recorded a loss on the extinguishment of debt in the amount of $2,613,630 which represented the difference in the carrying value of the old debt and fair value of the new debt. The debt instrument charge is included in the accompanying statement of operations for the six months ended June 30, 2009.

Comparison of the Three Months Ended June 30, 2009 and 2008

Revenues.  Revenues from continuing operations for the three months ended June 30, 2009 were approximately $14 million, an increase of approximately $4.8 million, or 52%, over revenues of approximately $9.2 million in the comparable period in 2008.  This increase was due primarily to increased order fulfillment under our Marine Corps Contract No. M67854-07-D-5023 during the second quarter of 2009 versus the same quarter in 2008, including orders that had been expected in the fourth quarter of 2008 that were delayed into the first and second quarters of 2009.  The revenue increase also was due to additional sales generated from our physical security product business for the three months ended June 30, 2009 of approximately $1.1 million, an increase of approximately $655,000 or 147% over revenues of approximately $445,000 for the three months ended June 30, 2008.

On January 2, 2009, we discontinued the operations of our Tactical Application Group, a tactical equipment supply business.  Revenues from our discontinued operations for the three months ended June 30, 2008 was approximately $597,000.  There were no revenues generated from discontinued operations during the three months ended June 30, 2009.

Cost of Revenues.  Cost of revenues for the three months ended June 30, 2009 was approximately $8.7 million, an increase of approximately $2.7 million, or 45%, over cost of revenue of $6.0 million in the comparable period in 2008.  This increase was related to our increased production costs under the Marine Corps sales contract mentioned above.  The costs of revenue also increased due to additional costs of sales from our physical security product business during the quarter ended June 30, 2009.

Cost of revenues from discontinued operations for the three months ended June 30, 2008 was approximately $424,000.  There were no costs of revenues generated from discontinued operations for the three months ended June 30, 2009.

Gross profit margin.   The gross profit margin for the three months ended June 30, 2009 and June 30, 2008 were approximately $5.37 million and $3.21 million, respectively.  The gross profit margin percentage was 38.2% and 34.8% for the three months ended June 30, 2009 and June 30, 2008, respectively. The increase in gross profit margin percentage from continuing operations from 2008 to 2009 resulted primarily from a reduction in overall costs incurred during the three months ended June 30, 2009 that were associated with production on the Marine Corps sales contract.

Sales and Marketing Expenses.  Sales and marketing expenses for the three months ended June 30, 2009 and June 30, 2008 were approximately $724,000 and $727,000, respectively, representing a decrease of $3,000, or 0.4%.  The increase was due primarily to an increase in trade show expenses and related expenses from marketing T2, along with our current product line, for the three months ended June 30, 2009.  We did not offer the T2 during the three months ended June 30, 2008 and, therefore, incurred no marketing expense for its promotion.  There were no sales or marketing expenses for discontinued operations during the quarters ended June 30, 2009 and 2008.

Research and Development Expenses.  Research and development expenses for the three months ended June 30, 2009 and June 30, 2008 were approximately $17,000 and $204,000, respectively.  The decrease of $187,000 or 92% from 2008 to 2009 was the result of additional testing and improvements of existing products and

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continued work on our products in development during the three months ended June 30, 2008.  There were no research and development expenses for discontinued operations.

General and Administrative Expenses.  General and administrative expenses from continuing operations for the three months ended June 30, 2009 and June 30, 2008 were approximately $2.2 million and $1.0 million, respectively.  The increase of approximately $1.2 million, or 120%, was primarily due to general increases in expenses of approximately $700,000 relating to board of director compensation, general and liability insurance, rent and general supplies, as well as additional general and administrative expenses associated with the facilities for our physical security product business of approximately $100,000. We also incurred approximately $400,000 in legal expenses associated with ongoing litigation.

General and administrative expenses associated with discontinued operations was approximately $60,000 for the three months ended June 30, 2008.  There were no such expenses incurred during the three months ended June 30, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the three months ended June 30, 2009 and June 30, 2008 were approximately $1.0 million and $1.1  million, respectively.  The net decrease of $100,000, or 9% was due in part to the decrease in salary expense at the Hicksville facility.  In addition, we incurred no salary expense with regard to our discontinued operations, which were approximately $106,500 during the quarter ended June 30, 2008.  As of June 30, 2009, there were 39 employees that were classified as general and administrative personnel, versus 41 employees as of June 30, 2008.

Depreciation expense.  Depreciation expense was approximately $278,000 and $147,000 for the three months ended June 30, 2009 and June 30, 2008, respectively.  The increase of $131,000, or 89%, was the result of our higher property and equipment balance as of June 30, 2009 versus June 30, 2008.  This increase was the result of additional leasehold improvements and equipment associated with the expansion of our facility during 2008, property and equipment purchased in 2008 and 2009 for our Hicksville facility and physical security product business, and T2 equipment.  This higher capital balance as of June 30, 2009 resulted in higher depreciation expense.

Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and related warrants to purchase common stock (or investor warrants), we incurred gains which occurred upon the valuation of the Series A Convertible Preferred Stock.  Such valuation took into account the features, rights and obligations of the Series A Convertible Preferred Stock, which ultimately resulted in a lower fair value than the proceeds received.  Since the Series A Convertible Preferred Stock is required to be recorded at fair value, we recorded a gain on such securities.  We experienced a gain on adjustment of fair value with respect to our Series A Convertible Preferred Stock of $9,142 and $2,605,159 for the three months ended June 30, 2009 and 2008, respectively.

Prior to entering into the May 22, 2009 Settlement Agreement, we recognized a loss on the derivative and investor warrants of $107,022 and $26,350 for the three months ended June 30, 2009 and 2008.  As a result of the extinguishment of debt associated with the Settlement Agreement, we recorded a loss on extinguishment of debt, which represented the difference in the carrying value of the old debt and the fair value of the new debt, in the amount of $2,613,630 for the three months ended June 30, 2009.  The investor warrants were exercised in full during the three months ended June 30, 2009.

In addition, we incurred interest expense associated with the amortization of the deferred financing costs and discount on the Series A Convertible Preferred Stock of $266,700 and $249,599 for the three months ended June 30, 2009 and 2008, respectively. We also incurred $374,380 and $401,252 in interest expense related to the dividends paid on our Series A Convertible Preferred Stock for the three months ended June 30, 2009 and 2008, respectively.

Comparison of the Six Months Ended June 30, 2009 and 2008

Revenues.  Revenues from continuing operations for the six months ended June 30, 2008 were approximately $23.5 million, an increase of approximately $5.6 million, or 31%, over revenues of approximately $17.9 million in the comparable period in 2008.  This increase was due primarily to increased order fulfillment under our Marine Corp Contract No. M67854-07-D-5023 during the six months ended June 30, 2009 versus the same period in 2008, including orders that had been expected in the fourth quarter of 2008 that were delayed into the first and second quarters of 2009.  The revenue increase also was due to additional sales generated from our physical security product business for the six months ended June 30, 2009 of approximately $2,100,000, an increase of approximately $1,500,000 or 250% over revenues of approximately $600,000 for the six months ended June 30, 2008.

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Revenues from our discontinued operations for the six months ended June 30, 2008 was approximately $775,000.  There were no revenues generated from discontinued operations during the six months ended June 30, 2009.

Cost of Revenues.  Cost of revenues for the six months ended June 30, 2009 was approximately $14.1 million, an increase of approximately $2.8 million, or 25%, over cost of revenue of $11.3 million in the comparable period in 2008.  This increase was related to our increased production costs under the Marine Corps sales contract mentioned above.

Cost of revenues from discontinued operations for the six months ended June 30, 2008 was approximately $600,000.  There were no costs of revenues generated from discontinued operations for the six months ended June 30, 2009.

Gross profit margin.   The gross profit margin for the six months ended June 30, 2009 and June 30, 2008 were approximately $9.4 million and $6.6 million, respectively.  The gross profit margin percentage was 40% and 37% for the six months ended June 30, 2009 and June 30, 2008, respectively. The increase in gross profit margin percentage from continuing operations from 2008 to 2009 resulted primarily from a reduction in overall costs incurred during the six months ended June 30, 2009 that were associated with production on the Marine Corps sales contract.

Sales and Marketing Expenses.  Sales and marketing expenses for the six months ended June 30, 2009 and June 30, 2008 were approximately $1.46 million and $1.36 million, respectively, representing an increase of $100,000, or 7%.  The increase was due primarily to an increase in trade show expenses and related expenses from marketing T2, along with our current product line for the six months ended June 30, 2009.  We did not offer the T2 during the six months ended June 30, 2008 and, therefore, incurred no marketing expense for its promotion.  There were no sales or marketing expenses for discontinued operations.

Research and Development Expenses.  Research and development expenses for the six months ended June 30, 2009 and June 30, 2008 were approximately $203,000 and $369,000, respectively.  The decrease of $166,000 or 45% from 2008 to 2009 was the result of additional testing and improvements of existing products and continued work on our products in development during the six months ended June 30, 2008. There were no research and development expenses for discontinued operations.

General and Administrative Expenses.  General and administrative expenses from continuing operations for the six months ended June 30, 2009 and June 30, 2008 were approximately $4.3 million and $2.37 million, respectively.  The increase of approximately $1.93 million, or 81%, was primarily due to general increases in expenses of approximately $980,000 relating to professional fees, board of director compensation, general and liability insurance, rent and general supplies, as well as additional general and administrative expenses associated with the facilities for our physical security product business of approximately $190,000.  We also incurred approximately $750,000 in professional fees associated with ongoing litigation.

General and administrative expenses associated with discontinued operations was approximately $200,000 for the six months ended June 30, 2008.  There were no such expenses incurred during the six months ended June 30, 2009.

General and Administrative Salaries Expense.  General and administrative salaries expense for the six months ended June 30, 2009 and June 30, 2008 were approximately $2.1 million and $2.25 million, respectively.  The net decrease of $150,000, or 7% was due to the decrease in salary expense at the Hicksville facility and the reduction of salary expense with regard to our discontinued operations, which were approximately $195,900 during the six months ended June 30, 2008.  As of June 30, 2009, there were 39 employees that were classified as general and administrative personnel, versus 41 employees as of June 30, 2008.

Depreciation expense.  Depreciation expense was approximately $519,000 and $282,000 for the six months ended June 30, 2009 and June 30, 2008, respectively.  The increase of $237,000, or 84%, was the result of our higher property and equipment balance as of June 30, 2009 versus June 30, 2008.  This increase was the result of additional leasehold improvements and equipment associated with the expansion of our facility during 2008, property and equipment purchased in 2008 and 2009 for our Hicksville facility and physical security product

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business, and T2 equipment.  This higher capital balance as of June 30, 2009 resulted in higher depreciation expense.

Other (income) and expense.  As a result of our agreement to sell our Series A Convertible Preferred Stock and related warrants to purchase common stock (or investor warrants), we incurred gains and losses which occurred upon the valuation of the Series A Convertible Preferred Stock.  Such valuation took into account the features, rights and obligations of the Series A Convertible Preferred Stock.   Since the Series A Convertible Preferred Stock is required to be recorded at fair value, we recorded gains or losses on such securities.  We experienced a loss on adjustment of fair value with respect to our Series A Convertible Preferred Stock of $685,312 and a gain on adjustment of fair value of $1,176,494 for the six months ended June 30, 2009 and 2008, respectively.

We recognized a loss of $26,350 and a gain of $1,313,843 on the derivative warrants for the six months ended June 30, 2009 and 2008.  As a result of the extinguishment of debt associated with the Settlement Agreement, the Company recorded a loss on extinguishment of debt, which represented the difference in the carrying value of the old debt and the fair value of the new debt, in the amount of $2,613,630 for the six months ended June 30, 2009.  The investor warrants were exercised in full during the six months ended June 30, 2009.

In addition, we incurred interest expense associated with the amortization of the deferred financing costs and discount on the Series A Convertible Preferred Stock of $567,020 and $304,351 for the six months ended June 30, 2009 and 2008, respectively.  We also incurred $749,830 and $401,252 in interest expense related to the dividends paid on our Series A Convertible Preferred Stock for the six months ended June 30, 2009 and 2008.

Liquidity and Capital Resources

The primary sources of our liquidity during the six months ended June 30, 2009 have come from operations and to a lesser extent under our bank credit facility.  As of June 30, 2009, our principal sources of liquidity were net accounts receivable of approximately $8.6 million and costs in excess of billings of approximately $8.3 million and borrowings under our revolving credit facility with TD Bank of approximately $1.43 million.

As of June 30, 2008, our principal sources of liquidity were cash and cash equivalents totaling approximately $6.6 million, net accounts receivable of approximately $5.5 million and costs in excess of billings of approximately $8.5 million.  The primary sources of our liquidity during the six months ended June 30, 2008 came from operations and the proceeds from the sale of our Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

In March and April 2008, we sold shares of our Series A Convertible Preferred Stock (which we also refer to as Series A Preferred Stock) and warrants to purchase our common stock (also referred to as the Investor Warrants).  We received aggregate gross proceeds of $15,000,000, before fees and expenses of the placement agent in the transaction and other expenses.

During the first several months of 2009, we held discussions and negotiations with the holders of our Series A Preferred Stock (or Series A Holders) to resolve our purported breach of certain financial covenants and dividend requirements relating to the Series A Preferred Stock.  In April 2009, the Series A Holder holding a majority of our Series A Preferred Stock demanded redemption of its shares of Series A Preferred.

On May 22, 2009 we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, (i) the Series A Holders waived any breach by us of such financial covenants or our obligation to timely pay dividends on the Series A Preferred Stock for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the certificate of designations of the Series A Preferred Stock (or Certificate of Designations) otherwise arising from such breaches,  (ii) the Investor Warrants were amended to reduce their exercise price from $2.40 per share to $0.01 per share, (iii) we issued the Series A Holders an aggregate of 2,000,000 shares of our common stock (or Dividend Shares), in full satisfaction of our obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) we agreed to redeem $7,500,000 in stated value of the Series A Preferred Stock by December 31, 2009.  We agreed that, if we fail to so redeem $7,500,000 in stated value of the Series A Preferred Stock by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value, (ii) we will use our best efforts to obtain stockholder approval to reduce the conversion price of the Series A Preferred Stock from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Preferred Stock is convertible), and

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(iii) we will expand the size of our board of directors by two, will appoint two persons designated by the Series A Holders to fill the two newly-created vacancies, and will use our best efforts to amend our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board.  See “Item 1A.  Risk Factors.  We have entered into a Settlement Agreement, Waiver and Amendment with holders of our Series A Convertible Preferred Stock, pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009, in addition to our prior obligation to redeem any such Preferred Stock outstanding as of December 31, 2010.  If we fail to redeem such Series A Convertible Preferred Stock, our business could be significantly harmed.”

Pursuant to the terms of the Settlement Agreement, we also entered into a Registration Rights Agreement with the Series A Holders, in which we agreed to file with the Securities and Exchange Commission, by June 1, 2009, a registration statement covering the resale of the Dividend Shares, and to use our best efforts to have such registration statement declared effective as soon as practicable thereafter.  We further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the Investor Warrants in May and June 2009.  A registration statement was filed, and subsequently declared effective on August 10, 2009.

Also pursuant to the terms of the Settlement Agreement, each of our directors and executive officers entered into a Lock-Up Agreement, pursuant to which each such person agreed that, for so long as any shares of Series A Preferred Stock remain outstanding, he will not sell any shares of our common stock owned by him as of May 22, 2009.

Also pursuant to the terms of the Settlement Agreement, on May 22, 2009 our Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders, pursuant to which he agreed, among other things, that if a Redemption Failure occurs he will vote all shares of voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred Stock from $2.00 to $0.50 and (ii) amending our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the board of directors (collectively referred to as the Company Actions).   Our CEO also appointed one of the Series A Holders as his proxy to vote his shares of voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered.

Bank Facility

In May 2007, we entered into a loan agreement with TD Bank (formerly known as Commerce Bank, N.A) pursuant to which we had access to a revolving credit facility up to a maximum of $12.0 million depending upon the periodic balance of our qualified accounts receivable.  As of June 30, 2009 and 2008, approximately $1.43 million and $0, respectively, was outstanding under the revolving credit facility.  As part of the same loan facility, we borrowed approximately $55,000 and $120,000 as of June 30, 2009 and 2008, respectively, under a term loan due July 1, 2010, which was payable in equal monthly installments.  The credit facility was secured by all of our assets, and bore interest at a variable rate equal to LIBOR plus a margin of between 1.75% and 2.45%.  As of July 24, 2009, we repaid in full the entire outstanding balance under the loan agreement with TD Bank, following the events described below with the bank.

On April 1, 2009, we received a Notice of Default from TD Bank resulting from the violation of certain financial covenants. The bank stated that it was not presently taking action to enforce its rights and remedies under our existing revolving line of credit, however they were not waiving their rights under any exiting or future defaults or events of default. The bank indicated it would continue to make advances under the credit line, but it had no obligation to do so and would refuse an advance request in its sole discretion without notice.  The bank also demanded that we provide unaudited consolidated financial statements and a cash flow forecast within 20 days after each month end.

On April 27, 2009, we entered into a Forbearance Agreement and Amendment to Loan Agreement with TD Bank, pursuant to which the bank agreed to forbear from exercising its default-related rights and remedies with respect to the defaults specified in the Notice of Default, including without limitation acceleration and foreclosure, and continue to provide advances and other financial accommodations under our loan agreement with the bank until

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June 15, 2009 unless such forbearance period was earlier terminated as a result of any Forbearance Default (as defined in the Forbearance Agreement).  Notwithstanding the foregoing, the bank would have no obligation to make any advance if, after giving effect thereto, the aggregate principal amount of the advances plus outstanding letters of credit issued by the bank for our account would exceed $2,000,000 prior to May 15, 2009 and $1,000,000 as of May 15, 2009 and thereafter.  Under the Forbearance Agreement, we agreed, among other things, (i) not to make any Restricted Payment (as defined in the Loan Agreement), other than a stock dividend payable in our common stock and approved by the bank in its sole discretion, (ii) to use our best efforts to obtain a refinancing, (iii) to provide certain monthly financial information as set forth in the Forbearance Agreement and (iv) to pay the advances, the term loan and all other obligations in full by June 15, 2009.  Our failure to comply with any of the foregoing would constitute a Forbearance Default under the Forbearance Agreement, which would have resulted in termination of the Forbearance Agreement.

On May 27, 2009, we entered into an Amendment to the Forbearance Agreement with the bank pursuant to which the bank increased the credit cap referenced above from $1,000,000 to $2,500,000.  Subsequently, on June 15, 2009, we entered into a  Second Amendment to the Forbearance Agreement, pursuant to which the parties agreed to extend the Forbearance Period to the earlier to occur of the termination of the Forbearance Period as a result of any Forbearance Default (as defined in the Forbearance Agreement) and July 15, 2009.

Thereafter, we requested extensions relating to the forbearance period and the maturity date in order to allow us to complete the negotiation of an Accounts Receivable Purchase Agreement (discussed below).  The bank informally extended such forbearance period and maturity date.  On July 24, 2009, we repaid the remaining term loan balance, and repaid and terminated the credit facility.

Accounts Receivable Purchase Agreement

On July 27, 2009, we entered into an accounts receivable purchase agreement with Republic Capital Access, LLC (or RCA), as of July 23, 2009.  Under the purchase agreement, we can sell eligible accounts receivables to RCA.  Eligible accounts receivable, subject to the full definition of such term in the purchase agreement, generally are our receivables under prime government contracts.

Under the terms of the purchase agreement, we may offer eligible accounts receivable to RCA and if RCA purchases such receivables, we will receive an initial upfront payment equal to 90% of the receivable.  Following RCA’s receipt of payment from our customer for such receivable, they will pay to us the remaining 10% of the receivable less its fees.  In addition to a Discount Factor fee and an initial enrollment fee, we are required to pay RCA a program access fee equal to a stated percentage of the sold receivable, a quarterly program access fee if the average daily amount of the sold receivables is less than $2,250,000 and RCA’s initial expenses in negotiating the purchase agreement and other expenses in certain specified situations.  The purchase agreement also provides that in the event, but only to the extent, that the conveyance of receivables by us is characterized by a court or other governmental authority as a loan rather than a sale, we shall be deemed to have granted RCA effective as of the date of the first purchase under the Purchase Agreement, a security interest in all of our right, title and interest in, to and under all of the receivables sold by us to RCA, whether now or hereafter owned, existing or arising.  The initial term of the purchase agreement ends on December 31, 2009.  We have not yet sold any receivables to RCA.

We believe that our current cash, cash equivalents, net accounts receivable and costs in excess of billings together with our expected cash flows from operations and ability to sell accounts receivable will be sufficient to meet our anticipated cash requirements for working capital and capital expenditures for at least the next 12 months, subject to the matters concerning the Series A Preferred Stock redemptions.  We currently are seeking to obtain additional financing to fund the Series A Preferred Stock redemptions.  However, there is no assurance that we would be able to obtain such financing on commercially reasonable terms, or at all.  For additional information, please see “Liquidity and Capital Resources - Series A Convertible Preferred Stock” above.

Cash Flows from Operating Activities.  Net cash used in operating activities was approximately $333,000 for the six months ended June 30, 2009 compared to net cash used in operating activities of approximately $4.2 million for the six months ended June 30, 2008.  Net cash used in operating activities during the six months ended June 30, 2009 consisted primarily of changes in our operating assets and liabilities of approximately $1.8 million, including changes in accounts receivable, cost in excess of billing, prepaid expense, accounts payable and accrued liabilities.  The changes in

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accounts receivable and costs in excess of billing of $3.6 million and $1.1 million, respectively, reflects the increases in receivables from completed projects and costs incurred on projects in process as of June 30, 2009.  Our prepaid expenses and other current assets increased approximately $577,000 due to amounts paid in advance in connection with prepayment of legal expense and insurance.  As of June 30, 2008, we experienced a reduction in accounts receivable of $1.2 million, due to increased collections during the six month period.  The increase in its costs in excess of billings of $3.5 million as of June 30, 2008, reflects increases in projects in process as of June 30, 2008.  Our prepaid expenses increased approximately $621,000 due to amounts paid in advance in connection with our intent to enter the public market and obtain outside financing.  In addition, the changes in accounts payable and accrued liabilities reflect the related increase in expenses incurred, with no funds paid out.

As of June 30, 2009, we had net operating loss carryforwards of approximately $4.6 million available to reduce future taxable income. In the future, we may utilize our net operating loss carryforwards and would begin making cash tax payments at that time. In addition, the limitations on utilizing net operating loss carryforwards and other minimum taxes may also increase our overall tax obligations. We expect that if we generate taxable income and/or we are not allowed to use net operating loss carryforwards, our cash generated from operations will be adequate to meet our income tax obligations.

Net Cash Used In Investing Activities.  Net cash used in investing activities for the six months ended June 30, 2009 and 2008 was approximately $300,000 and $4.4 million, respectively.  Net cash used in investing activities for the six months ended June 30, 2009 consisted of amounts paid out for the general and computer equipment and miscellaneous leasehold improvements.  Net cash used in investing activities for the six months ended June 30, 2008 consisted primarily of cash paid for the acquisition of equipment for the T2 facility and general shop equipment and machinery.  During the six months ended June 30, 2008, we also paid out cash associated with leasehold improvements and office equipment and furniture for the expansion of our Hicksville corporate offices and warehouse.

Net Cash Provided by Financing Activities.  Net cash provided by financing for the six months ended June 30, 2009 and 2008 was approximately $607,000 and $13.7 million, respectively. Net cash provided by financing activities during 2009 consisted of proceeds from the line of credit of approximately $1.4 million and proceeds from a short term loan payable of approximately $55,000 offset by approximately $879,000 paid for deferred financing costs.  Net cash provided by financing activities during 2008 consisted primarily of proceeds of $15 million received from the sale of the Series A Preferred Stock offset by approximately $1.4 million paid in deferred financing costs.  In addition, the Company received  approximately $194,000 of proceeds from the sale of common stock and $62,000 from the term loan with TD Bank, offset by repayments of short term financing of approximately $12,000.

Item 3.    Quantitative and Qualitative Disclosure About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this Item 3.

Item 4.    Controls and Procedure

Evaluation of Disclosure Controls and Procedures

An evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer determined that a material weakness exists with respect to our reporting of complex and non-routine transactions.  As a result of this material weakness, on November 20, 2009 we determined that restatements were required for our financial statements in our Annual Report for the year ended December 31, 2008 and our Quarterly Reports for the quarters ended March 31, 2009 and June 30, 2009.

To address this material weakness, we have engaged outside experts to provide counsel and guidance in areas where we cannot economically maintain the required expertise internally (e.g., with the appropriate classifications and treatments of complex and non-routine transactions).

As a result of the material weakness identified with respect to our reporting of complex transactions, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective to ensure that the information required to be disclosed by us in the reports that we file or submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

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Changes in Internal Controls

There were no changes in our internal controls over financial reporting during the quarter ended June 30, 2009 that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Limitations on the Effectiveness of Controls

Our management, including our CEO and CFO, does not expect that our Disclosure Controls and internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, with American Defense Systems have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls.

The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

PART II

Item 1.    Legal Proceedings

On July 10, 2007, we filed a lawsuit against a former subcontractor, Southern California Gold Products d/b/a Gypsy Rack, the subcontractor’s President and owner, Glenn Harris, and a designer, James McAvoy in the United States District Court, Eastern District of New York. Defendants moved to change venue to the Central District of California based upon insufficient contacts to the State of New York and on October 12, 2007 the matter was transferred to the United States District Court for the Central District of California, Case Number 07-CV-02779. On February 21, 2008, pursuant to the court’s order, we filed an amended complaint. The amended complaint names only Southern California Gold Products and James McAvoy as defendants and asserts six counts as follows: misappropriation of trade secrets and confidential information; breach of contract; unfair competition; conversion; violation of the Lanham Act; and interference with prospective economic advantage. The amended complaint seeks to enjoin the defendants from misappropriating, disclosing, or using our confidential information and trade secrets, and recall and surrender all products and trade secrets wrongfully misappropriated or converted by the defendants. It also seeks compensatory damages in an amount to be established at trial together with prejudgment and post judgment interest, exemplary damages, disgorgement, restitution with interest, attorney’s fees and the costs of suit. Defendants filed an answer to the amended complaint on April 16, 2008. Shortly after the filing of the amended answer, defendants made a motion for summary judgment on, among others, the grounds of collateral estoppel and res judicata. We filed opposition to the motion. The defendants motion and a subsequent application for an immediate interlocutory appeal were denied. A mediation settlement conference was held on October 31, 2008, which was unsuccessful. The defendants made a second motion for summary judgment that was denied in May 2009. Discovery has continued and expert discovery is in the process of being completed. A second mediation settlement conference was held in July 2009. As a result of that conference, the parties believe they may have reached a settlement in principle.   The parties have requested that the Court stay discovery and the trial for a period of sixty (60) days.  The parties have proposed to the Court that they will report back to the Court on September 7, 2009 to inform the Court of the results of these settlement discussions and to further discuss whether the parties and the case will proceed to trial.

On February 29, 2008, Roy Elfers, a former employee commenced an action against us for breach of contract arising from his termination of employment in the Supreme Court of the State of New York, Nassau County. The Complaint seeks damages of approximately $87,000. We filed an answer to the complaint and will be commencing discovery.  We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

On March 4, 2008, Thomas Cusack, our former General Counsel, commenced an action with the United States Department of Labor, Occupational Safety and Health and Safety Administration, alleging retaliation in contravention of the Sarbanes-Oxley Act. Mr. Cusack seeks damages in excess of $3,000,000. On April 2, 2008, we filed a response to the charges. We believe the allegations to be without merit and intend to vigorously defend against the action. On March 7, 2008, Mr. Cusack also commenced a second action against us for breach of contract and related issues arising from his termination of employment in New York State Supreme Court, Nassau County. On May 7, 2008, we served a motion to dismiss the complaint, and on or about September 26, 2008, the Court dismissed several claims (tortious interference with a contract, tortious interference with economic opportunity, fraudulent inducement to enter into a contract and breach of good faith and fair dealing). The remaining claims are Mr. Cusack’s breach of contract claims and claims seeking the lifting of the transfer restrictions on his stock. On October 13, 2008, Mr. Cusack filed an amended complaint as to the remaining claims, and on November 5, 2008, we filed an answer to the complaint and filed counterclaims against Mr. Cusack for fraud.  The parties have commenced documentary discovery, and depositions are scheduled to occur in August and September 2009.  We believe meritorious defenses to the claims exist and we intend to vigorously defend this action.

Item 1A.  Risk Factors

Our business, industry and common stock are subject to numerous risks and uncertainties. The discussion below sets forth all of such risks and uncertainties that are material. Any of the following risks, if realized, could

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materially and adversely affect our revenues, operating results, profitability, financial condition, prospects for future growth and overall business, as well as the value of our common stock.

Risks Relating to Our Company

We depend on the U.S. Government for a substantial amount of our sales and our growth in the last few years has been attributable in large part to U.S. wartime spending in support of troop deployments in Iraq and Afghanistan. If such troop levels are reduced significantly, our business may be harmed; and if we do not continue to experience demand for our products within the U.S. Government, our business may fail.

We serve primarily the defense market and our sales are highly concentrated within the U.S. government. Customers for our products include the U.S. Department of Defense, including the U.S. Marine Corps and TACOM, and the U.S. Department of Homeland Security. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending.

U.S. defense spending historically has been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety, such as in Iraq and Afghanistan. As these threats subside, spending on the military tends to decrease. Accordingly, while U.S. Department of Defense funding has grown rapidly over the past few years, there is no assurance that this trend will continue. Rising budget deficits, the cost of the war on terror and increasing costs for domestic programs continue to put pressure on all areas of discretionary spending, and the new administration has signaled that this pressure will most likely impact the defense budget. A decrease in U.S. government defense spending, including as a result of planned significant U.S. troop level reductions in Iraq or Afghanistan, or changes in spending allocation could result in our government contracts being reduced, delayed or terminated. Reductions in our government contracts, unless offset by other military and commercial opportunities, could adversely affect our ability to sustain and grow our future sales and earnings within the U.S. Department of Defense.

Our revenues in 2008 and the first six months of 2009 have been concentrated in a small number of contracts obtained through the U.S. Department of Defense and the loss of, or reduction in estimated revenue under, any of these contracts, or the inability to contract further with the U.S. Department of Defense could significantly reduce our revenues and harm our business.

During 2008 and the first six months of 2009, two contracts with the U.S. Department of Defense represented approximately 75% of our revenue. While we believe we have satisfied and continue to satisfy the terms of these contracts, there can be no assurance that we will continue to receive orders under such contracts. Our government customers generally have the right to cancel any contract, or ongoing or planned orders under any contract, at any time. If any of these two contracts were canceled, there are significant reductions in expected orders under any of the contracts, or we were unable to contract further with the U.S. Department of Defense, our revenues could significantly decrease and our business could be severely harmed.

We have entered into a Settlement Agreement, Waiver and Amendment with holders of our Series A Convertible Preferred Stock, pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009, in addition to our prior obligation to redeem any such Preferred Stock outstanding as of December 31, 2010.  If we fail to redeem such Series A Convertible Preferred Stock, our business could be significantly harmed.

In connection with our application to list shares of our common stock on the American Stock Exchange (now known as the NYSE Amex), we entered into a consent agreement with the holders of our Series A Convertible Preferred Stock (the “Series A Preferred”). We did not meet the financial performance targets set forth in the consent agreement, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2008. Our breach purportedly gave the holders of the Series A Preferred the right to require us to redeem all or a portion of their shares of such stock. We filed Current Reports on Form 8-K with the SEC on February 17, 2009 and March 4, 2009 regarding the foregoing. On April 14, 2009, we received a notice from the holder of approximately

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94% of the Series A Preferred that it was exercising such redemption right. The Series A Preferred Stockholder also demanded that we pay them 12% dividends they assert accrued from January 1, 2009 to April 13, 2009, on our Series A Convertible Preferred Stock, in cash, as well as certain of their legal fees in connection with related matters. On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the holders of our Series A Preferred (the “Settlement Agreement”) pursuant to which, among other things, we have agreed to redeem $7,500,000 in stated value of Series A Preferred by December 31, 2009. We filed a Current Report on Form 8-K with the SEC on May 26, 2009, regarding the foregoing. In addition, pursuant to the original terms of the Series A Preferred, we are required to redeem in full any remaining outstanding shares of Series A Preferred on December 31, 2010. We expect that, in order to satisfy these redemption obligations, we will need to secure additional financing. If we are unable to obtain such financing or the cost of obtaining such financing were prohibitive and, as a consequence, we are unable to redeem such shares, our business could be significantly harmed.  For additional information, see Part I, Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Series A Convertible Preferred Stock.

We are required to comply with complex procurement laws and regulations, and the cost of compliance with these laws and regulations, and penalties and sanctions for any non-compliance could adversely affect our business.

We are required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how we do business with our customers and impose added costs on our business. Among the more significant laws and regulations affecting our business are the following:

•   The Federal Acquisition Regulations: Along with agency regulations supplemental to the Federal Acquisition Regulations, comprehensively regulate the formation, administration and performance of federal government contracts;

•   The Truth in Negotiations Act: Requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

•   The Cost Accounting Standards and Cost Principles: Imposes accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts; and

•   Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products and technical data. We engage in international work falling under the jurisdiction of U.S. export control laws. Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. We also routinely perform internal reviews. As a result of these reviews, we may learn that we are not in compliance with all of the terms of our contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including:

•   Termination of contracts;

•   Forfeiture of profits;

•   Cost associated with triggering of price reduction clauses;

•   Suspension of payments;

•   Fines; and

•   Suspension or debarment from doing business with federal government agencies.

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If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition, or operating results could be materially harmed. In addition, we are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized release or access to classified information by foreign nationals.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in the acquisition of commercial contracts.

A significant portion of our contracts and task orders with the U.S. government is awarded through a competitive bidding process. We expect that much of the business we seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government customers to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or IDIQ contracts, General Services Administration, or GSA schedule contracts and other government-wide acquisition contracts, or GWACs. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring us to make sustained post-award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

•   the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•   the substantial cost and managerial time and effort that we may spend to prepare bids and proposals for contracts that may not be awarded to us;

•   the need to estimate accurately the resources and cost structure that will be required to service any contract we award; and

•   the expense and delay that may arise if our or our partners’ competitors protest or challenge contract awards made to us or our partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract.

If we are unable to consistently win new contract awards over any extended period, our business and prospects will be adversely affected, and that could cause our actual results to be adversely affected. In addition, upon the expiration of a contract, if the customer requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts would cause our actual results to be adversely affected.

The U.S. government may reform its procurement or other practices in a manner adverse to us.

Because we derive a significant portion of our revenues from contracts with the U.S. government or its agencies, we believe that the success and development of our business will depend on our continued successful participation in federal contracting programs. The current administration has signed a Memorandum for the Heads of Executive Departments and Agencies on Government Contracting, which orders significant changes to government contracting, including the review of existing federal contracts to eliminate waste and the issuance of government-wide guidance to implement reforms aimed at cutting wasteful spending and fraud. The federal procurement reform called for in the Memorandum requires the heads of several federal agencies to develop and issue guidance on review of existing government contracts and authorizes that any contracts identified as wasteful or otherwise inefficient be modified or cancelled. If any of our contracts were to be modified or cancelled, our actual results could be adversely affected and we can give no assurance that we would be able to procure new U.S. Government contracts to offset the revenues lost as a result of any modification or cancellation of our contracts. In addition, there may be substantial costs or management time required to respond to government review of any of our current contracts, which could delay or otherwise adversely affect our ability to compete for or perform contracts.

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Further, if the ordered reform of the U.S. Government’s procurement practices involves the adoption of new cost-accounting standards or the requirement that competitors submit bids or perform work through teaming arrangements, that could be costly to satisfy or could impair our ability to obtain new contracts. The reform may also involve the adoption of new contracting methods to GSA or other government-wide contracts, or new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from other new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair our ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for us to implement and, as a result, could harm our operating results.

Our contracts with the U.S. government and its agencies are subject to audits and cost adjustments.

U.S. government agencies, including the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. Certain of these agencies, including the DCAA, review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the adequacy of our internal control systems and policies, including our purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, we may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome of an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these events could cause our actual results to be adversely affected.

A portion of our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or re-bid on certain contracts.

Obtaining and maintaining personal security clearances (or PCLs) for employees involves a lengthy process, and it can be difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if such employees who hold security clearances terminate their employment with us, the customer whose work requires cleared employees could terminate the contract or decide not to exercise available options, or to not renew it. To the extent we are not able to engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect our business.

A facility security clearance (or FCL) is an administrative determination by the Defense Security Service (DSS), a U.S. Department of Defense component, that a particular contractor facility has the requisite level of security, procedures, and safeguards to handle classified information requirements for access to classified information. Our ability to obtain and maintain facility security clearances has a direct impact on our ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information. Our ability to so obtain or maintain any facility security clearance level could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We may not realize the full amount of revenues reflected in our backlog, which could harm our operations and significantly reduce our future revenues.

There can be no assurances that our backlog estimates will result in actual revenues in any particular fiscal period because our customers may modify or terminate projects and contracts and may decide not to exercise contract options. We define backlog as the future revenue we expect to receive from our contracts. We include

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potential orders expected to be awarded under IDIQ contracts. Our revenue estimates for a particular contract are based, to a large extent, on the amount of revenue we have recently recognized on that contract, our experience in utilizing capacity on similar types of contracts, and our professional judgment. Our revenue estimate for a contract included in backlog can be lower than the revenue that would result from our customers utilizing all remaining contract capacity. Our backlog includes estimates of revenues the receipt of which require future government appropriation, option exercise by our clients and/or is subject to contract modification or termination. At June 30, 2009, our backlog was approximately $48 million, of which $28 million is estimated to be realized in 2009. These estimates are based on our experience under such contracts and similar contracts, and we believe such estimates to be reasonable. However, we believe that the receipt of revenues reflected in our backlog estimate for the following twelve months will generally be more certain than our backlog estimate for periods thereafter. If we do not realize a substantial amount of our backlog, our operations could be harmed and our future revenues could be significantly reduced.

U.S. government contracts often contain provisions that are typically not found in commercial contracts and that are unfavorable to us, which could adversely affect our business.

U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

•   terminate existing contracts for convenience, as well as for default;

•   establish limitations on future services that can be offered to prospective customers based on conflict of interest regulations;

•   reduce or modify contracts or subcontracts;

•   cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•   decline to exercise an option to renew a multi-year contract;

•   claim intellectual property rights in products provided by us; and

•   suspend or bar us from doing business with the federal government or with a governmental agency.

The ownership, control or influence of our company by foreigners could result in the termination, non-renewal or our inability to obtain certain U.S. government contracts, which would reduce our revenues and harm our business.

We are subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive information. If we were to come under foreign ownership, control or influence, our clearances could be revoked and our U.S. government customers could terminate, or decide not to renew, our contracts, and such a situation could also impair our ability to obtain new contracts and subcontracts. Any such actions would reduce our revenues and harm our business.

We depend on our suppliers and three, in particular, currently provide us with approximately 55% to 65% of our supply needs. If we can not obtain certain components for our products or we lost our key supplier, we might have to develop alternative designs that could increase our costs or delay our operations.

We depend upon a number of suppliers for components of our products. Of these suppliers, Action Group supplies approximately 35% and Standard Bent Glass and Red Dot each supplies between 10% and 15% of our overall supply needs. Moreover, Action Group supplies all of our steel pieces and hardware, Standard Bent Glass supplies all of our glass requirements and Red Dot supplies all of our vehicle air conditioning and heating equipment

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for our CPKs.  There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised through the loss of, or impairment of the relationship with, any of our three key suppliers or otherwise, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, we may need to select new suppliers, redesign or reconstruct processes we use to build our transparent and opaque armored products. We may not be able to manufacture one or more of our products for a period of time, which could materially adversely affect our business, results from operations and financial condition.

If we fail to keep pace with the ever-changing market of security-related defense products, our revenues and financial condition will be negatively affected.

The security-related defense product market is rapidly changing, with evolving industry standards. Our future success will depend in part upon our ability to introduce new products, designs, technologies and features to meet changing customer requirements and emerging industry standards; however, there can be no assurance that we will successfully introduce new products or features to our existing products or develop new products that will achieve market acceptance. Any delay or failure of these products to achieve market acceptance would adversely affect our business. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete. Should we fail to keep pace with the ever-changing nature of the security-related defense product market, our revenues and financial condition will be negatively affected.

We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new and adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies. Due to the design complexity of our products, we may in the future experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our offerings will develop or continue to expand as we currently anticipate. The failure of our technology to gain market acceptance could significantly reduce our revenues and harm our business. Furthermore, we cannot be sure that our competitors will not develop competing technologies which gain market acceptance in advance of our products.

We may be subject to personal liability claims for our products and if our insurance is not sufficient to cover such claims, our expenses may increase substantially.

Our products are used in applications where the failure to use our products properly or their malfunction could result in bodily injury or death. We may be subject to personal liability claims and our insurance may not be adequate to cover such claims. As a result, a significant lawsuit could adversely affect our business. We may be exposed to liability for personal injury or property damage claims relating to the use of the products. Any future claim against us for personal injury or property damage could materially adversely affect the business, financial condition, and results of operations and result in negative publicity. We currently maintain insurance for this type of liability as well as seek SAFETY Act certification for our products where we deem appropriate. However, even if we do purchase insurance, we may experience legal claims outside of our insurance coverage, or in excess of our insurance coverage, or that insurance will not cover. Even if we are not found liable, the costs of defending a lawsuit can be high.

We are subject to substantial competition and we must continue research and development to remain competitive.

We are subject to significant competition that could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational, defense and aerospace firms. Most of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to win new contracts and we may not be able to

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compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs.

We are subject to federal, state, local and foreign laws, and regulations regarding protection of the environment, including air, water, and soil. Our manufacturing business involves the use, handling, storage, discharge and disposal of, hazardous or toxic substances or wastes to manufacture our products. We must comply with certain requirements for the use, management, handling, and disposal of these materials. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged, and later found not responsible, for such contamination or clean up, the cost of defending the charges could be high. Authorities may also force us to suspend production, alter our manufacturing processes, or stop operations if we do not comply with these laws and regulations.

We may not be able to adequately safeguard our intellectual property rights and trade secrets from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of patents, trade secrets, trademarks, and other intellectual property laws, nondisclosure agreements and other protective measures to preserve our proprietary rights to our products and production processes. We currently have a number of U.S. pending patent applications.

These measures afford only limited protection and may not preclude competitors from developing products or processes similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we implement protective measures and intend to defend our proprietary rights, these efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights could be expensive, require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe their patent rights. Our patents, if granted, may be challenged, invalidated or circumvented. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief, which could effectively block the distribution or sale of allegedly infringing products. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms, if at all.

We depend on management and other key personnel and we may not be able to execute our business plan without their services.

Our success and our business strategy depend in large part on our ability to attract and retain key management and operating personnel. Such individuals are in high demand and are often subject to competing employment offers. We depend to a large extent on the abilities and continued participation of our executive officers and other key employees. We presently maintain “key man” insurance on Anthony Piscitelli, our President and Chief Executive Officer. We believe that, as our activities increase and change in character, additional experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to hire them when required, or have the ability to attract and retain them.

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We depend on the use of our operating facilities, which currently are nearing capacity. To the extent our growth strategy is successful, our operations could require additional space by the end of 2009 which, if not obtained on a cost-effective basis, could adversely affect our results of operations and financial conditions.

Our success depends on the use of current operating facilities. However, the use of our facilities is quickly becoming maximized. To the extent our growth strategy is successful, we may require the acquisition or lease of additional property by the end of 2009 in order to effectively increase operating capabilities. Obtaining additional space may result in the investment of substantial time and capital and may not prove cost-effective, which could harm our results of operations and financial condition.

We may partner with foreign entities, and domestic entities with foreign contacts, which may affect our business plans.

We recognize that there may be opportunities for increased product sales in both the domestic and global defense markets. We have recently initiated plans to strategically team with foreign entities as well as domestic entities with foreign business contacts in order to better compete for both domestic and foreign military contracts. In order to implement these plans, we may incur substantial costs which may include additional research and development, prototyping, hiring personnel with specialized skills, implementing and maintaining technology control plans, technical data export licenses, production, product integration, marketing, warehousing, finance charges, licensing, tariffs, transportation and other costs. In the event that working with foreign entities and/or domestic entities with foreign business contacts proves to be unsuccessful, this may ineffectively use our resources which may affect our profitability and the costs associated with such work may preclude us from pursuing alternative opportunities.

If international sales grow, we may be exposed to certain unique and potentially greater risks than are presented in our domestic business. International business is sensitive to changes in the in the budgets and priorities of international customers, which may be driven by potentially volatile worldwide economic conditions, regional and local economic and political factors, as well as U.S. foreign policy. International sales will also expose us to local government laws, regulations and procurement regimes which may differ from U.S. Government regulation, including import-export control, exchange control, investment and repatriation of earnings, as well as to varying currency and other economic risks. International contracts may also require the use of foreign representatives and consultants or may require us to commit to financial support obligations, known as offsets, and provide for penalties if we fail to meet such requirements. As a result of these and other factors, we could experience award and funding delays on international projects or could incur losses on such projects, which could negatively impact our results of operations and financial condition.

We are presently classified as a small business and the loss of our small business status may adversely affect our ability to compete for government contracts.

We are presently classified as a small business as determined by the Small Business Administration based upon the North American Industry Classification Systems (NAICS) industry and product specific codes which are regulated in the United States by the Small Business Administration. While we do not presently derive a substantial portion of our business from contracts which are set-aside for small businesses, we are able to bid on small business set-aside contracts as well as contracts which are open to non-small business entities. It is also possible that we may become more reliant upon small business set-aside contracts. Our continuing growth may cause us to lose our designation as a small business, and additionally, as the NAICS codes are periodically revised, it is possible that we may lose our status as a small business and may sustain an adverse impact on our current competitive advantage. The loss of small business status could adversely impact our ability to compete for government contracts, maintain eligibility for special small business programs and limit our ability to partner with other business entities which are seeking to team with small business entities that may be required under a specific contract.

We intend to pursue international sales opportunities which may require export licenses and controls.

In order to pursue international sales opportunities, we have initiated a program to obtain product classifications, commodity jurisdictions, licenses, technology control plans, technical data export licenses and export related programs. Due to our diverse products, it is possible that some products may be subject to classification

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under the United States State Department International Traffic in Arms Regulations (ITAR). In the event that a product is classified as an ITAR-controlled item, we will be required to obtain an ITAR export license. While we believe that we will be able to obtain such licenses, the denial of required licenses and/or the delay in obtaining such licenses may have a significant adverse impact on our ability to sell products internationally. Alternatively, our products may be subject to classification under the United States Commerce Department’s Export Administration Regulations (EAR). We also anticipate that we may be required to comply with international regulations, tariffs and controls and we intend to work closely with experienced freight forwarders and advisors. We anticipate that an internal compliance program for international sales will require the commitment of significant resources and capital.

We have made, and expect to continue to make, strategic acquisitions and investments, and these activities involve risks and uncertainties.

In pursuing our business strategies, we continually review, evaluate and consider potential investments and acquisitions. In evaluating such transactions, we are required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, acquisitions and investments involve certain other risks and uncertainties, including the difficulty in integrating newly-acquired businesses, the challenges in achieving strategic objectives and other benefits expected from acquisitions or investments, the diversion of our attention and resources from our operations and other initiatives, the potential impairment of acquired assets and the potential loss of key employees of the acquired businesses.

The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial position or results of operations.

We are defendants in a number of litigation matters. These matters may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in the litigation matters to which we have been named a party and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution or outcome of any of these lawsuits, claims, demands or investigations could have a negative impact on our financial condition, results of operations and liquidity.

Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes in the United States. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Furthermore, changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain sales or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Additionally, changes in the geographic mix of our sales could also impact our tax liabilities and affect our income tax expense and profitability.

Risks Relating to Our Common Stock

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We are beginning to evaluate how to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports.

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There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•   quarterly variations in our operating results;

•   cyclical nature of defense spending;

•   interest rate changes;

•   changes in the market’s expectations about our operating results;

•   our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•   changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;

•   operating and stock price performance of other companies that investors deem comparable to us;

•   news reports relating to trends in our markets;

•   changes in laws and regulations affecting our business;

•   material announcements by us or our competitors;

•   sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•   general economic and political conditions such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in our company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.  Agreements governing future indebtedness will likely contain restrictions on our ability to pay cash dividends. Consequently, your only opportunity to achieve a return on your investment in the common stock of our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

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Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•   establish a classified board of directors so that not all members of our board of directors are elected at one time;

•   provide that directors may be removed only “for cause” and only with the approval of 66 2/3 percent of our stockholders;

•   provide that only our board of directors can fill vacancies on the board of directors;

•   require super-majority voting to amend our bylaws or specified provisions in our certificate of incorporation;

•   authorize the issuance of “blank check” preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•   limit the ability of our stockholders to call special meetings of stockholders;

•   prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•   provide that the board of directors is expressly authorized to adopt, amend, or repeal our bylaws, subject to the rights of our stockholders to do the same by super-majority vote of stockholders; and

•   establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company.

These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Future Sales, or the availability for sale, of our common stock may cause our stock price to decline.

We have registered shares of our common stock that are subject to outstanding stock options, or reserved for issuance under our stock option plan, which shares can generally be freely sold in the public market upon issuance.  Pursuant to a settlement with the holders of our Series A Convertible Preferred Stock in May 2009, we have also registered the resale of up to 5,695,505 shares of our common stock held by such preferred stockholders.  Sales, or the availability for sale, of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could materially impair our future ability to raise capital through offerings of our common stock.

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Item 2.           Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.           Defaults Upon Senior Securities

None.

Item 4.           Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held on May 15, 2009.  We solicited proxies for the meeting pursuant to Regulation 14 under the Exchange Act; there was no solicitation in opposition to management’s nominees as listed in the proxy statements and all such nominees were elected. The continuing directors whose terms expire in 2010 are Gary Sidorsky, Richard P. Torykian and Victor F. Trizzino. The continuing directors whose terms expire in 2011 are Anthony J. Piscitelli, Fergal Foley and Stephen R. Seiter. At the meeting, the matters listed below were submitted to a vote of our stockholders.

Proposal One: The election of three directors to serve until the 2012 Annual Meeting of Stockholders. The vote with respect to each nominee was as follows:

(1) 30,228,701 votes were cast for the election of Alfred M. Gary as a director, and 7,836,597 votes were withheld; and

(2) 30,215,301 votes were cast for the election of Christopher D. Brady as a director, and 7,849,997 votes were withheld.

(3) 30,191,087 votes were cast for the election of Pasquale J. D’Amuro as a director, and 7,874,211 votes were withheld.

Proposal Two: Ratification of independent registered public accounting firm for 2009. The vote with respect to Jewett, Schwartz, Wolfe & Associates was as follows:

37,086,568 votes were cast for the ratification of to Jewett, Schwartz, Wolfe & Associates as our independent registered accounting firm, 903,500 against, and 75,230 abstentions.

Item 5.           Other Information

None.

Item 6.           Exhibits

Exhibit Number	Exhibit
3.1 (1)	Third Amended and Restated Certificate of Incorporation
3.2 (2)	Amended and Restated Bylaws
10.1 (3)	Contract No. M67854-D-5069 between the Company and the U.S. Marine Corps Systems Command, effective as of March 27, 2009
10.2 (4)	Settlement Agreement, Agreement and Waiver by and among the Company and the Series A Holders, dated May 22, 2009
10.3 (4)	Registration Rights Agreement by and among the Company and the Series A Holders, dated May 22, 2009
10.4 (4)	Form of Lock-Up Agreement executed by each of the directors and executive officers of the Company
10.5 (4)	Irrevocable Proxy and Voting Agreement by and among Anthony Piscitelli and the Series A Holders, dated May 22, 2009
10.6 (4)	Contract No. M67854-09-D-5038 between the Company and the U.S. Marine Corps Systems Command, effective as of May 20, 2009
10.7 (5)	Waiver Agreement by and among American Defense Systems, Inc. and the stockholders parties

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thereto, dated June 8, 2009.
10.8 (5)	Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated May 27, 2009.
10.9 (5)	Second Amendment to Forbearance Agreement by and among the Company, A. J. Piscitelli & Associates, Inc., American Physical Security Group, LLC and TD Bank, N.A., dated June 15, 2009.
10.10 (6)	Accounts Receivable Purchase Agreement, dated July 23, 2009, between American Defense Systems, Inc. and Republic Capital Access, LLC
31.1*	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.*
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.*
32.1*	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

*      Filed herewith.

(1)  Previously filed as an Exhibit to Amendment No. 3 to the Form 10, filed on April 22, 2008.

(2)  Previously filed as an Exhibit to Amendment No.1 to the Form 10, filed on March 21, 2008.

(3)  Previously filed as an Exhibit to the Form 8-K, filed on May 20, 2009.

(4)  Previously filed as an Exhibit to the Form 8-K, filed on May 26, 2009.

(5)  Previously filed as an Exhibit to the Form 8-K, filed on June 17, 2009.

(6)  Previously filed as an Exhibit to the Form 8-K, filed on July 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN DEFENSE SYSTEMS, INC.

Date: April 15, 2010	By:	/s/ Gary Sidorsky
Chief Financial Officer

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Index to Exhibits

Exhibit Number	Exhibit
31.1	Certification of Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Exchange Act of 1934, as amended.
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a), promulgated under the Securities Act of 1934, as amended.
32.1	Certification of Chairman and Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Piscitelli, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of American Defense Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  April 15, 2010

/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary Sidorsky, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of American Defense Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  April 15, 2010

/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer

Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of American Defense Systems, Inc. (the “Company”) for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony Piscitelli, Chief Executive Officer, President and Chairman of the Company and Gary Sidorsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010	By:	/s/ Anthony Piscitelli
Anthony Piscitelli
Chief Executive Officer, President and Chairman

By:	/s/ Gary Sidorsky
Gary Sidorsky
Chief Financial Officer